UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Kenneth Cole Productions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Class A Common Stock, par value $0.01 per share

(2)	Aggregate number of securities to which transaction applies:

9,987,974 shares of Class A Common Stock, certain stock-based awards that represent the right to receive 409,149 shares of Class A Common Stock and 1,031,067 shares of Class A Common Stock underlying outstanding options with an exercise price of $15.25 or less

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Exchange Act Rule 0-11(c), the filing fee of $18,372.70 was determined by multiplying 0.00011460 by the aggregate merger consideration of $160,320,229.48. The aggregate merger consideration was calculated based on the sum of (i) 9,987,974 outstanding shares of Class A Common Stock as of June 25, 2012 to be acquired pursuant to the merger multiplied by the merger consideration of $15.25 per share, (ii) 409,149 shares of Class A Common Stock underlying certain stock-based awards (other than options to purchase shares of Class A Common Stock) outstanding as of June 25, 2012 to be cancelled pursuant to the merger in exchange for the right to receive cash payments in an aggregate amount equal to 409,149 multiplied by the merger consideration of $15.25 per share and (iii) (A) 1,031,067 outstanding shares of Class A Common Stock underlying outstanding options as of June 25, 2012 to be acquired pursuant to the merger with an exercise price of $15.25 or less multiplied by (B) the excess of the merger consideration of $15.25 per share over the weighted average exercise price of $12.06

(4)	Proposed maximum aggregate value of transaction: $160,320,229.48

(5)	Total fee paid: $18,372.70

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Filing Party:

(5)	Date Filed:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

August 24, 2012

Dear Shareholder of Kenneth Cole Productions, Inc.:

You are cordially invited to attend a special meeting of the shareholders of Kenneth Cole Productions, Inc., a New York corporation (the “Company”, “we”, “our” or “us”), which we will hold at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094, on September 24, 2012, at 10:00 a.m. local time.

At the special meeting, holders of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and our Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), voting as one class, will be asked to consider and vote upon a proposal to adopt and approve an Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 6, 2012, by and among the Company, KCP Holdco, Inc., a Delaware corporation (“Parent”), and KCP MergerCo, Inc., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the merger and will continue to be a New York corporation after the merger.

At the special meeting, you will also be asked to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers in connection with the merger.

Parent and Merger Sub are beneficially owned by Mr. Cole, who also beneficially owns approximately 46% of the total number of outstanding shares of the Common Stock (excluding options and other stock-based awards), representing approximately 89% of the total voting power of the outstanding Common Stock.

If the merger is completed, then each share of Class A Common Stock will be converted into the right to receive $15.25 in cash (other than shares held by Mr. Cole and certain related entities and trusts for the benefit of Mr. Cole’s family members (collectively, the “Family Stockholders”), and shares held by Parent, the Company or any wholly owned subsidiary of the Company or held in the Company’s treasury). Immediately prior to the merger, the Family Stockholders will cause all of their shares of Common Stock to be contributed to Parent in exchange for equity interests in Parent. As a result of the merger, the Company will be privately owned and will be controlled by Mr. Cole and the other Family Stockholders through their beneficial ownership of Parent.

To assist in evaluating the fairness of the merger to our shareholders, our board of directors (the “Board”) formed a special committee consisting entirely of independent directors to consider and negotiate the terms and conditions of the merger and to make a recommendation to the Board.

The Board (other than Mr. Cole who abstained and recused himself from all discussions relating to the merger), after receiving the recommendation of the special committee, has adopted and approved the Merger Agreement and determined that the merger is fair, advisable, and in the best interest of the Company and its shareholders (other than Mr. Cole and the other Family Stockholders and their respective affiliates and associates). The Board unanimously (other than Mr. Cole) recommends that the shareholders of the Company vote “FOR” the proposal to adopt and approve the Merger Agreement, and “FOR” the non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the merger. In arriving at its recommendation of the Merger Agreement, the Board and its special committee carefully considered a number of factors that are described in the enclosed proxy statement.

The enclosed proxy statement describes the Merger Agreement, the merger and related agreements and provides specific information concerning the special meeting. In addition, you may obtain information about us from documents filed with the Securities and Exchange Commission. We urge you to, and you should, read the entire proxy statement carefully, including the appendices, as well as the Schedule 13E-3, including the exhibits attached thereto, filed with the Securities and Exchange Commission, as they set forth the details of the Merger Agreement and other important information related to the merger.

Your vote is very important. The merger cannot be completed unless holders of two-thirds of the aggregate voting power of the outstanding shares of Common Stock vote in favor of approving the merger and adopting the Merger Agreement. In addition, the Merger Agreement contains a non-waivable condition to the consummation of the merger requiring that a majority of the outstanding shares of Class A Common Stock, excluding shares beneficially owned by Mr. Cole and the other Family Stockholders, and their respective affiliates and associates, vote in favor of approving the merger and adopting the Merger Agreement. Holders of Class A Common Stock as of the record date have one vote for each share of Class A Common Stock owned by such shareholder as of the close of business on the record date. Holders of Class B Common Stock as of the record date have ten votes for each share of Class B Common Stock owned by such shareholder as of the close of business on the record date.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger and adoption of the Merger Agreement, the approval of the non-binding, advisory proposal regarding compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) to solicit additional proxies, if necessary. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the approval of the merger and the adoption of the Merger Agreement, but will not affect the vote regarding the adjournment of the special meeting to solicit additional proxies, if necessary.

While shareholders may exercise their right to vote their shares in person, we recognize that many shareholders may not be able to attend the special meeting. Accordingly, we have enclosed a proxy that will enable your shares to be voted on the matters to be considered at the special meeting even if you are unable to attend. If you desire your shares to be voted in accordance with the Board’s recommendation, you need only sign, date and return the proxy in the enclosed postage-paid envelope. Otherwise, please mark the proxy to indicate your voting instructions; date and sign the proxy; and return it in the enclosed postage-paid envelope. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

Submitting a proxy will not prevent you from voting your shares in person if you subsequently choose to attend the special meeting.

Sincerely,

Paul Blum

Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the merger, passed upon the merits or fairness of the merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This proxy statement is dated August 24, 2012

and is first being mailed to shareholders on or about August 24, 2012.

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Kenneth Cole Productions, Inc.:

NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Kenneth Cole Productions, Inc. (the “Company”, “we”, “our” or “us”) will be held at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094, at 10:00 a.m. local time on September 24, 2012, for the following purposes:

1.	to consider and vote on a proposal to approve the merger and adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated as of June 6, 2012, by and among the Company, KCP Holdco, Inc., a Delaware corporation (“Parent”), and KCP MergerCo, Inc., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”);

2.	to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger and adopt the Merger Agreement;

3.	to approve, by non-binding, advisory vote, compensation that may become payable to the Company’s named executive officers, in connection with the merger; and

4.	to act upon other business as may properly come before the special meeting (provided the Company does not know, at a reasonable time before the special meeting, that such matters are to be presented at the meeting) or any adjournment or postponement thereof.

The holders of record of our Class A Common Stock, par value $0.01 per share (“Class A Common Stock”), and our Class B Common Stock, par value $0.01 per share (“Class B Common Stock” and, together with the Class A Common Stock, “Common Stock”), voting as a class, at the close of business on August 23, 2012, are entitled to notice of and to vote at the special meeting or at any adjournment thereof. All shareholders of record are cordially invited to attend the special meeting in person. A list of our shareholders will be available at our headquarters located at 603 West 50th Street, New York, NY 10019, during ordinary business hours for ten days prior to the special meeting.

Parent and Merger Sub are beneficially owned by Mr. Cole, who also beneficially owns approximately 46% of the total number of outstanding shares of the Common Stock (excluding options and other stock-based awards), representing approximately 89% of the total voting power of the outstanding Common Stock. Immediately prior to the merger, Mr. Cole and certain related entities and trusts for the benefit of Mr. Cole’s family members (collectively, the “Family Stockholders”) will cause all of their shares of Common Stock to be contributed to Parent in exchange for equity interests in Parent. As a result of the merger, the Company will be privately owned and will be controlled by Mr. Cole and the other Family Stockholders through their beneficial ownership of Parent.

We have described the Merger Agreement and the merger in the accompanying proxy statement, which you should read in its entirety before voting. A copy of the Merger Agreement is attached as Annex A to the proxy statement.

To assist in evaluating the fairness of the merger to our shareholders, our board of directors (the “Board”) formed a special committee consisting entirely of independent directors, to consider and negotiate the terms and conditions of the merger and to make a recommendation to the Board. The Board (other than Mr. Cole who abstained and recused himself from all discussions relating to the merger), after receiving the recommendation of the special committee, has adopted and approved the Merger Agreement and determined that the merger is fair, advisable, and in the best interest of the Company and its shareholders (other than Kenneth D. Cole and the other Family Stockholders and their respective affiliates and associates). The Board unanimously (other than Mr. Cole) recommends that the shareholders of the Company vote “FOR” the proposal to adopt and approve the Merger Agreement and “FOR” the non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the merger. In arriving at its recommendation of the Merger Agreement, the Board and its special committee carefully considered a number of factors which are described in the accompanying proxy statement.

Your vote is important, regardless of the number of shares of Common Stock you own. The approval of the merger and the adoption of the Merger Agreement requires, under New York law, the affirmative vote of holders of two-thirds of the aggregate voting power of outstanding shares of Common Stock. In addition, the Merger Agreement contains a non-waivable condition to the consummation of the merger requiring that a majority of the outstanding shares of Class A Common Stock, excluding shares beneficially owned by Mr. Cole and the other Family Stockholders, and their respective affiliates and associates, vote in favor of approving the merger and adopting the Merger Agreement. The proposal to adjourn the special meeting to solicit additional proxies, if necessary, and the non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the merger, require the affirmative vote of holders of a majority of the voting power present in person or by proxy and entitled to vote thereon. Holders of Class A Common Stock as of the record date have one vote for each share of Class A Common Stock owned by such shareholder as of the close of business on the record date. Holders of Class B Common Stock as of the record date have ten votes for each share of Class B Common Stock owned by such shareholder as of the close of business on the record date. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy and thus ensure that your shares will be represented at the special meeting if you are unable to attend.

You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the merger and adoption of the Merger Agreement, the non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the merger and the proposal to adjourn the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) to solicit additional proxies, if necessary. If you fail to vote or submit your proxy, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote against the approval of the merger and the adoption of the Merger Agreement, but will not affect the vote regarding the non-binding, advisory proposal to approve compensation that may become payable to the Company’s named executive officers in connection with the merger or the adjournment of the special meeting to solicit additional proxies, if necessary.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement. If you are a shareholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Michael F. Colosi

Secretary

Dated August 24, 2012

New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders To be Held on September 24, 2012

This Notice of Special Meeting of Shareholders and the accompanying Proxy Statement may be viewed, printed and downloaded free of charge from the Internet at www.kennethcole.com.

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the special meeting, please complete, sign, date and return the enclosed proxy. You also may submit a proxy by using a toll-free telephone number or the Internet. We have provided instructions on the proxy card for using these convenient services. Remember, if you do not return your proxy card or vote by proxy via telephone or the Internet or if you abstain from voting, that will have the same effect as a vote “against” approval of the merger and adoption of the Merger Agreement. If you are a shareholder of record, attend the special meeting and wish to vote in person, you may revoke your proxy and vote in person.

If you have any questions or need assistance in voting your shares of Common Stock, then please call Georgeson Inc., which is assisting the Company, toll-free at 1-800-509-1312.

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SUMMARY TERM SHEET

This Summary Term Sheet discusses selected information contained in this proxy statement including with respect to the Merger Agreement, as defined below, and the Merger, as defined below, and may not contain all the information about the Merger that is important to you. We encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this proxy statement.

The Parties to the Merger Agreement

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Tel: (201) 864-8080

Kenneth Cole Productions, Inc., referred to as the “Company”, “we”, “our” or “us”, is a New York corporation. The Company designs, sources and markets a broad range of fashion footwear, handbags and apparel and, through license agreements, designs and markets apparel and accessories under its Kenneth Cole New York, Kenneth Cole Reaction, Unlisted and Le Tigre brand names, as well as footwear under the proprietary trademark Gentle Souls. In addition, the Company designs, develops and sources private label footwear and handbags for selected retailers. The Company’s products are targeted to appeal to modern fashion conscious consumers who seek accessible designer fashion that reflects a metropolitan lifestyle. These products include core basics that generally remain in demand from season to season and fashion products that are designed to establish or capitalize on market trends. The combination of core products and fashion styles provides freshness in assortments and maintains a fashion-forward image, while a multiple brand strategy helps diversify business risk. See “Important Information Concerning the Company—Company Background” beginning on page 91.

Additional information about the Company is contained in its public filings, which are incorporated by reference herein. See “Where You Can Find Additional Information” beginning on page 103.

KCP Holdco, Inc.

c/o Kenneth D. Cole

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Tel: (201) 864-8080

KCP Holdco, Inc., referred to as “Parent”, is a Delaware corporation. Currently, the capital stock of Parent is 100% owned by Cole Family Holdco, LLC, a Delaware limited liability company, referred to as “Family LLC”. Family LLC is an entity formed and currently owned by Kenneth D. Cole, the Chairman of our Board of Directors and our Chief Creative Officer. Mr. Cole, together with certain related entities and trusts for the benefit of Mr. Cole’s family members set forth in Exhibit A to the Merger Agreement (as defined below), collectively referred to as the “Family Stockholders”, beneficially own approximately 46% of the Company’s outstanding shares of common stock (excluding options and other stock-based awards), referred to as the “Common Stock”, including approximately 6.0% of the Company’s outstanding shares of Common Stock designated as Class A common stock, par value $0.01 per share, referred to as “Class A Common Stock”, and 100% of the Company’s outstanding Common Stock designated as Class B common stock, par value $0.01 per share, referred to as “Class B Common Stock”; such ownership interests represent in the aggregate approximately 89% of the total voting power of the outstanding Common Stock. Immediately prior to the effective time of the Merger, the Family Stockholders will cause all of their shares of Common Stock to be contributed to Family LLC, which will in turn contribute the shares to Parent in exchange for equity interests in Parent. Neither Parent nor Family LLC has engaged in any business other than in connection with the Merger and other related transactions. See “Special Factors—The Parties to the Merger—Parent” beginning on page 17.

KCP MergerCo, Inc.

c/o Kenneth D. Cole

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Tel: (201) 864-8080

KCP MergerCo, Inc., referred to as “Merger Sub”, is a New York corporation. Merger Sub is an indirect wholly owned subsidiary of Parent and was formed solely for the purpose of engaging in the Merger and other related transactions. KCP Acquisitions, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent, referred to as “Intermediate Holdco”, owns 100% of the capital stock of Merger Sub. Merger Sub and Intermediate Holdco have not engaged in any business other than in connection with the Merger and other related transactions. See “Special Factors—The Parties to the Merger—Merger Sub” beginning on page 17.

The Merger Proposal (Page 72 and Annex A)

You will be asked to consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of June 6, 2012, by and among the Company, Parent and Merger Sub, which, as it may be amended from time to time, is referred to as the “Merger Agreement” and is attached to this proxy statement as Annex A, and approve the merger contemplated thereby, which we refer to as the “Merger”. The Merger Agreement provides that Merger Sub will be merged with and into the Company, and each outstanding share of Class A Common Stock, other than Excluded Shares, as defined below, will be converted into the right to receive $15.25 in cash, without interest and less any required withholding taxes.

“Excluded Shares” are shares of Common Stock held by the Family Stockholders, Family LLC, any subsidiary of Family LLC (including Parent), the Company or any wholly owned subsidiary of the Company or held in the Company’s treasury.

The terms of the Merger, including the amount of the merger consideration, were the result of extensive negotiations between the Special Committee (as defined below) of the Company’s Board of Directors and the Family Stockholders during which the Special Committee was deliberate in its process, taking over three months to analyze and evaluate Mr. Cole’s initial proposal and to negotiate with Mr. Cole the terms of the proposed Merger. As such, the merger consideration represents a negotiated amount for the acquisition of the Common Stock not already owned by the Family Stockholders through the proposed Merger.

The Special Meeting (Page 68)

A special meeting, referred to as the “Special Meeting”, will be held at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094, on September 24, 2012, at 10:00 a.m. local time.

Record Date and Quorum (Page 68)

The holders of record of the Common Stock as of the close of business on August 23, 2012, the record date for determination of shareholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting.

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting.

Required Vote (Page 68)

For the Company to complete the Merger, under New York law, shareholders holding at least two-thirds of the aggregate voting power of the Common Stock outstanding at the close of business on the record date must vote “FOR” the approval of the Merger and adoption of the Merger Agreement, referred to as the “Shareholder Approval”. Subject to the terms of a Voting Agreement, the Family Stockholders have agreed to vote all shares of Common Stock they beneficially own in favor of approving the Merger and adopting the Merger Agreement. See “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Voting Agreement” beginning on page 89. The Family Stockholders beneficially hold approximately 89% of the total voting power of the outstanding Common Stock.

In addition, the Merger Agreement contains a non-waivable condition to the consummation of the Merger requiring that a majority of the outstanding shares of Class A Common Stock not beneficially owned by the Family Stockholders or any of their affiliates or associates vote “FOR” the approval of the Merger and the adoption of Merger Agreement, referred to as the “Minority Approval”. Holders of Class A Common Stock as of the record date have one vote for each share of Class A Common Stock owned by such shareholder as of the close of business on the record date.

As of the record date, there were 10,706,723 shares of Class A Common Stock outstanding, of which the Family Stockholders may be deemed to beneficially own 636,653 shares (which includes 133,000 shares of Class A Common Stock owned by the Kenneth Cole Foundation that may be deemed beneficially owned by the Family Stockholders as a result of the Voting Agreement), representing in the aggregate approximately 6.0% of the outstanding shares of Class A Common Stock as of the record date. As of the record date, there were 7,890,497 shares of Class B Common Stock outstanding, 100% of which the Family Stockholders may be deemed to own beneficially.

Because the Family Stockholders and their affiliates and associates may be deemed to own beneficially 636,653 shares of outstanding Class A Common Stock, an additional approximately 5,035,036 shares of Class A Common Stock (representing a majority of the outstanding shares of Class A Common Stock held by all other shareholders), or approximately 47% of the outstanding shares of Class A Common Stock, must vote in favor of the Merger Agreement to satisfy the required vote under the Merger Agreement.

Except in their capacities as members of our board of directors and/or the special committee of independent, non-employee directors of our board of directors formed after Mr. Cole’s offer to acquire the Company, as applicable, no officer or director of the Company, nor any of the Family Stockholders, has made any recommendation either in support of or in opposition to the Merger or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement. Our board of directors is referred to as the “Board of Directors” and the special committee of the Board of Directors formed after Mr. Cole’s offer to acquire the Company is referred to as the “Special Committee”. All references to the Board of Directors in this proxy statement relating to the Board of Directors’ consideration, discussion, evaluation, recommendation and/or approval of the Merger and the adoption of the Merger Agreement exclude Mr. Cole, who abstained and recused himself from all discussions relating to the Merger.

Shareholders holding at least a majority of the aggregate voting power of the Common Stock present in person or by proxy at the Special Meeting and entitled to vote thereon must vote “FOR” the non-binding, advisory proposal regarding compensation that may become payable to the Company’s named executive officers in connection with the merger (as described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Interests of Named Executive Officers” section starting on page 56), referred to as the “Non-Binding Merger-Related Compensation Proposal”, in order for such proposal to be approved. Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to the completion of the Merger, and the vote with respect to the Non-Binding Merger-Related Compensation Proposal is advisory only and will not be binding on the Parent or the Company.

Providing Voting Instructions by Proxy

If you are a shareholder of record, you may provide voting instructions by (i) submitting a proxy by telephone or via the Internet or (ii) submitting the proxy card attached to this proxy statement.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Merger and adoption of the Merger Agreement, the approval of the Non-Binding Merger-Related Compensation Proposal and the proposal to adjourn the special meeting, if necessary, to solicit additional proxies. If you fail to vote or return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the special meeting (unless you are a record holder as of the record date and attend the special meeting in person) and will have the same effect as a vote against the approval of the Merger and adoption of the Merger Agreement, but will not affect the vote regarding the Non-Binding Merger-Related Compensation Proposal or the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. If your shares are held by a bank, broker or other nominee on your behalf in “street name”, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. In accordance with the rules of the New York Stock Exchange, referred to as the “NYSE”, banks, brokers and other nominees who hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the Merger and adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger and adoption of the Merger Agreement. Under such circumstance, a “broker non vote” would arise. Broker non votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the Non-Binding Merger-Related Compensation Proposal. For shares of Common Stock held in “street name”, only shares of Common Stock affirmatively voted “FOR” approval of the Merger and adoption of the Merger Agreement will be counted as a favorable vote for such proposals.

Abstentions

Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to approve the Merger and adopt the Merger Agreement, “AGAINST” the Non-Binding Merger-Related Compensation Proposal and “AGAINST” an adjournment proposal .

Certain Effects of the Merger (Page 45)

If the Shareholder Approval and Minority Approval are obtained and the other conditions to the closing of the Merger, referred to as the “Closing”, are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation. Upon completion of the Merger, shares of Class A Common Stock, other than Excluded Shares, will be converted into the right to receive $15.25 per share, without interest and less any required withholding taxes. Following the completion of the Merger, the Class A Common Stock will no longer be publicly traded, and you will cease to have any ownership interest in the Company.

Treatment of Company Awards (Page 73)

Each Company stock option that is outstanding immediately prior to the effective time of the Merger (other than those held by Mr. Cole), whether or not vested or exercisable, will, as of the effective time of the Merger, referred to as the “Effective Time”, be cancelled and will entitle each holder thereof to receive a payment, if any, in cash from the Company (less any applicable withholding taxes) promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option. Each Company stock-based award that represents the right to receive a fixed number of shares of Class A Common Stock (other than those held by Mr. Cole or a non-employee director) will be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such stock-based award otherwise becomes vested and no longer subject to a substantial risk of forfeiture, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock that would have been issuable upon such vesting date or for which restrictions would have lapsed upon such vesting date. Each Company stock-based award that represents the right to receive a fixed number of shares of Class A Common Stock held by a non-employee director of the Company shall be amended to entitle the holder thereof, in settlement therefor, to receive a payment in cash from the Company promptly following the Effective Time equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock underlying such stock-based award.

Each Company stock option held by Mr. Cole that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle Mr. Cole to receive a number of shares of Class A Common Stock determined by dividing (a) the product of (i) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, and (ii) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable), by (b) $15.25 per share (less an amount of shares to satisfy withholding tax obligations) and any such shares of Class A Common Stock delivered to Mr. Cole will cease to be outstanding, automatically be cancelled and cease to exist. The Company will provide for the lapsing of any restrictions in respect of any other stock-based awards held by Mr. Cole that are outstanding immediately prior to the Effective Time, whether or not then vested and the amount of shares of Class A Common Stock that will as a result be delivered to Mr. Cole will be reduced to account for withholding tax obligations and will cease to be outstanding, automatically be cancelled and cease to exist.

Conditions to the Merger (Page 84)

The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver, at or prior to the date of the Closing, referred to as the “Closing Date”, of the following mutual conditions:

•	the Shareholder Approval shall have been obtained;

•	the Minority Approval shall have been obtained; and

•

no court or U.S. governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•

each of the representations and warranties of the Company set forth in the Merger Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation or warranty speaks as of another date), except where the failure of any such representation or warranty to be true and correct as so made, individually or in the aggregate with all other such failures, has not had and could not reasonably be expected to have a material adverse effect, provided that the representations and warranties of the Company pertaining to corporate organization, capitalization, brokers and authority to enter into the Merger Agreement and the Ancillary Agreements (as defined below) to which the Company is a party shall be true and correct in all material respects (provided, further, that with respect to the representations and warranties concerning capitalization, any inaccuracy that would require the amount to be paid by Parent and

Merger Sub to effect the Merger to increase by $1,000,000 or more shall be deemed material) and that the representations and warranties of the Company pertaining to absence of changes or events that would reasonably be expected to have a material adverse effect, rights agreements and anti-takeover provisions shall be true and correct in all respects;

•

the Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date and Parent shall have received a certificate from the Company to such effect;

•

since the execution of the Merger Agreement, there shall not have been any, or a worsening of any, state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect; and

•

Parent shall have received a certification from the Company to the effect that the Company is not (and was not at any time during the five-year period ending on the Closing Date) a “United States real property holding corporation” within the meaning of the Internal Revenue Code.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•

each of the representations and warranties of Merger Sub and Parent set forth in the Merger Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty speaks as of another date), except where the failure of any such representation and warranty to be true and correct as so made, individually or in the aggregate with all such failures, has not had and could not reasonably be expected to have a material adverse effect to Parent, provided that the representations and warranties of Parent with respect to organization, authority to enter into the Merger Agreement and Ancillary Agreements and the validity of the Ancillary Agreements shall be true and correct in all material respects, and the Company shall have received a certificate from Parent to such effect;

•

each of Merger Sub and Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement and the Ancillary Agreements at or prior to the Closing Date and the Company shall have received a certificate from Parent to such effect; and

•	each of the Ancillary Agreements shall have been executed and delivered by each party thereto (other than the Company) and shall be in full force and effect.

For the purposes of this proxy statement, “Ancillary Agreements” refers collectively to the Limited Guarantee, as described in the “The Limited Guarantee” section beginning on page 88, and the Voting Agreement, the Rollover Agreement and the Exchange Agreement, as each is described in the “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock” section beginning on page 89.

When the Merger Will be Completed

We anticipate completing the Merger during the third quarter of 2012 subject to receipt of the Shareholder Approval and Minority Approval and the satisfaction of the other conditions to Closing.

Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger (Page 28)

The Board of Directors, after receiving the recommendation of the Special Committee, unanimously (other than Mr. Cole) recommends that the shareholders of the Company vote “FOR” the proposal to approve the

Merger and adopt the Merger Agreement. For a description of the reasons considered by the Special Committee and the Board of Directors, see “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger” beginning on page 28.

Opinion of the Special Committee’s Financial Advisor (Page 35 and Annex B)

In connection with the Merger, the Special Committee’s financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, referred to as BofA Merrill Lynch, delivered a written opinion, dated June 5, 2012, to the Special Committee as to the fairness, from a financial point of view and as of such date, of the $15.25 per share merger consideration to be received by holders of Class A Common Stock (other than Parent, Merger Sub and holders, including the Family Stockholders, who enter into rollover agreements, voting agreements or other arrangements with Parent or its affiliates or otherwise participate in the financing for the Merger, referred to as “Excluded Holders”, and their respective affiliates and associates). The full text of BofA Merrill Lynch’s written opinion, dated June 5, 2012, to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

Purpose and Reasons of Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders for the Merger (Page 41)

Mr. Cole decided to pursue the Merger because he believes that the Company can be operated more effectively as a privately-owned company. Recent market challenges have created a sharply competitive landscape and Mr. Cole believes, at this point in time in the Company’s operating history, it is now more important than ever to embrace a more entrepreneurial perspective where the Company and its stakeholders are incentivized to grow and develop the Company’s products, brand and business with a longer term perspective. For a full description of the purpose and reasons of Family LLC, Intermediate Holdco, Merger Sub and the Family Stockholders, see “Special Factors—Purpose and Reasons of Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders for the Merger” beginning on page 41.

Positions of Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders as to the Fairness of the Merger (Page 42)

Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders believe that the Merger is substantively and procedurally fair to the Company’s shareholders (other than the Family Stockholders and their affiliates and associates). See “Special Factors—Positions of the Family Stockholders as to the Fairness of the Merger” beginning on page 42 and “Special Factors—Positions of Family LLC, Parent, Intermediate Holdco and Merger Sub as to the Fairness of the Merger” beginning on page 45.

Financing (Page 50)

The Company and Parent estimate that the total amount of funds (including rollover equity) required to complete the Merger and related transactions and pay related fees and expenses will be approximately $315,000,000. Parent expects this amount to be provided through a combination of the proceeds of (i) the rollover of Class A Common Stock and Class B Common Stock by the Family Stockholders, (ii) a cash equity investment by Family LLC and Mr. Cole, or their permitted assignees or designees, in the amount of $15,000,000, (iii) a cash equity investment by Marlin Equities VII, LLC, referred to herein as “Marlin Equities,” an entity that is controlled by Martin E. Franklin, a former director of the Company who resigned on

December 31, 2011, in the amount of $20,001,000, which commitment is personally guaranteed by Mr. Franklin, (iv) debt financing (up to $115,000,000 of which may be used for the Merger), and (v) cash of the Company at the Closing (estimated to be approximately $45,000,000 at the Closing).

Limited Guarantee (Page 88)

In connection with the Merger, the Company and Mr. Cole entered into a limited guarantee, referred to as the “Limited Guarantee”, through which Mr. Cole (and his successors) has personally guaranteed the obligations of Parent and Merger Sub to reimburse the Company’s expenses, to pay the Financing Failure Termination Fee or the Reverse Termination Fee (as such terms are defined in the “The Merger Agreement—Fees and Expenses” section beginning on page 86) and to pay damages in the event of any breach by Parent or Merger Sub of the Merger Agreement, in each case if, as and when such obligation becomes payable under the terms and conditions of the Merger Agreement.

Interests of the Company’s Directors and Executive Officers in the Merger (Page 53)

In considering the recommendation of the Special Committee and the Board of Directors with respect to the Merger Agreement, you should be aware that some of the Company’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally. These interests include, among others:

•

if the Merger is completed, the Company will be 100% beneficially owned, as of the Closing, by Mr. Cole, Chairman of the Board of Directors and Chief Creative Officer of the Company, the other Family Stockholders and Marlin Equities, and any permitted assignee or designee of the foregoing;

•	Mr. Cole will control the surviving corporation following the Merger;

•

the treatment of Company equity awards in the Merger, including cash payments with respect to stock options (other than those held by Mr. Cole) that have an exercise price of less than $15.25 and certain other stock-based awards;

•	indemnification and insurance arrangements with officers and directors following the Effective Time; and

•	other interests discussed in the section entitled “Special Factors—Interests of Company’s Directors and Executive Officers in the Merger” beginning on page 53.

The Special Committee and the Board of Directors were aware of the different or additional interests set forth herein and considered such interests along with other matters in approving the Merger Agreement and the transactions contemplated thereby, including the Merger.

Material United States Federal Income Tax Considerations (Page 62)

The receipt of cash in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. If you are a U.S. holder for U.S. federal income tax purposes, your receipt of cash in exchange for your shares of Class A Common Stock will generally cause you to recognize a gain or loss in an amount equal to the difference, if any, between the cash you receive in the Merger and your adjusted basis in your shares. If you are a non-U.S. holder, you generally will not be subject to United States federal income tax unless you have certain connections to the United States. You should consult your tax advisor for a full understanding of the tax consequences of the Merger in your particular circumstances.

Anticipated Accounting Treatment of the Merger (Page 65)

The Company, as the surviving corporation, will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed following FASB Accounting Standards Codification Topic 805, Business Combinations.

Litigation (Page 65)

Within five days of the Company’s February 24, 2012 announcement that it had received Mr. Cole’s non-binding proposal to acquire all shares of Class A Common Stock that he did not already own or control, four purported shareholders of the Company filed putative class actions in New York state court against the Company, Mr. Cole and the members of the Board of Directors. These actions are Astor BK Realty Trust v. Cole et al., Index No. 650521/2012 (N.Y. Sup. Ct. Feb. 24, 2012), Israni v. Cole et al., Index No. 650526/2012 (N.Y. Sup. Ct. Feb. 24, 2012), Feinstein v. Kenneth Cole Productions, Inc. et al., No. 650571/2012 (N.Y. Sup. Ct. Feb. 28, 2012), and Erie County Employees Retirement System v. Cole et al., Index No. 650585/2012 (N.Y. Sup. Ct. Feb. 29, 2012). On April 27, 2012, the plaintiff in Erie County filed a motion for partial summary judgment seeking to remove Messrs. Grayson and Kelly from the Special Committee. The court has not yet issued a decision on the motion. Within two weeks of the Company’s June 6, 2012 announcement that it had entered into the Merger Agreement, two more purported shareholders of the Company filed putative class actions in New York state court against the Company, Mr. Cole, the members of the Company’s Board of Directors, Parent and Merger Sub. These two actions are KBC Asset Management NV v. Cole et al., Index No. 652085/2012 (N.Y. Sup. Ct. June 14, 2012), and Lawrence v. Kenneth Cole Productions, Inc. et al., Index No. 652111/2012 (N.Y. Sup. Ct. June 18, 2012). On July 9, 2012, the court consolidated all six actions into a single action captioned In re Kenneth Cole Productions, Inc. Shareholder Litigation, Index No. 650571/2012, and appointed the plaintiff in the Erie County action as lead plaintiff and its counsel as lead counsel. On July 11, 2012, the plaintiffs filed a consolidated amended complaint against the Company, Mr. Cole, the members of the Company’s Board of Directors, Parent, Merger Sub and Marlin Equities VII, LLC.

The consolidated amended complaint alleges that Mr. Cole and the members of the Board of Directors breached their fiduciary duties to the Company’s Public Stockholders by approving the Merger Agreement at an inadequate price, that Mr. Cole, as the Company’s controlling shareholder, breached his fiduciary duties to the Public Stockholders in negotiating and entering into the Merger Agreement, and that Parent, Merger Sub and Marlin Equities VII, LLC aided and abetted the Board of Directors members’ or Mr. Cole’s alleged breaches of fiduciary duties. The consolidated amended complaint also alleges that the Special Committee was not composed of independent directors sufficiently empowered to negotiate with Mr. Cole at arm’s length, alleging, among other things, that Messrs. Kelly and Grayson, two of the members of the Special Committee, could not properly serve on the Special Committee or represent the Public Stockholders in negotiations with Mr. Cole because Mr. Cole’s voting power ensured that they would be elected to the Board of Directors. The consolidated amended complaint also alleges, among other things, that (i) the Special Committee and the Board of Directors approved a change to Mr. Cole’s deferred compensation plan so as to lessen the likelihood that a competing bid for the Company would emerge; (ii) Mr. Cole obtained financing from the Company’s largest unaffiliated shareholder, Wells Fargo & Company, in order to undercut the Public Stockholder vote by ensuring that Wells Fargo & Company would vote its shares in favor of the Merger Agreement; and (iii) the Company’s public disclosures contain materially deficient information concerning the background and negotiation of the Merger Agreement, the formation and work of the Special Committee, potential strategic alternatives, the bases of the financial analyses provided by BofA Merrill Lynch to the Special Committee, and remedies available to the Public Stockholders. The plaintiffs seek, among other things, an order enjoining the consummation of the Merger Agreement as well as damages, attorneys’ fees and costs. On July 18, 2012, the Company, Mr. Cole, the members of the Board of Directors, Parent, and Merger Sub filed notices with the court stating that they intend to file motions to dismiss the consolidated amended complaint in its entirety. On July 24, 2012, Marlin Equities VII, LLC also filed a notice with the court stating that it intends to file a motion to dismiss all claims against it in the consolidated amended complaint. The defendants believe that the plaintiffs’ claims are without merit and intend to vigorously defend against the allegations.

“Public Stockholders” are the Company’s shareholders other than the Family Stockholders and their affiliates and associates.

No Dissenters’ Rights (Page 99)

Pursuant to Section 910 of the New York Business Corporation Law, which we refer to as the NYBCL, the right to receive payment of the fair value of shares in connection with a merger is not available to a shareholder for any class or series of shares that, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote on such merger, were listed on a national securities exchange. As of August 23, 2012, the record date for the Special Meeting, shares of our Class A Common Stock were listed on the NYSE. Accordingly, no appraisal rights will be available to our Class A Common Stock shareholders in connection with the Merger.

No Solicitation (Page 81)

The Company will, and will direct each of its subsidiaries and each of its and their representatives to, immediately cease any discussions, negotiations, or communications with any party with respect to any Takeover Proposal (as such term is defined in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81). The Company shall not, nor shall it authorize or permit any of its subsidiaries or its and their representatives to (and shall use its reasonable best efforts to cause such persons not to), among other things, directly or indirectly:

•

initiate, induce, solicit, knowingly facilitate or encourage any inquiry or the making, submission or announcement of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal;

•

approve, adopt or recommend (or propose to do so) any Takeover Proposal or enter into any letter of intent, memorandum of understanding, agreement, arrangement or understanding relating to, or that could reasonably be expected to lead to, any Takeover Proposal;

•

enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing;

•	fail to enforce, or grant any waiver under, any standstill or similar agreement with any person; or

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information or data with respect to the Company in connection with or in response to, or otherwise cooperate with or take any other action to facilitate any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement.

However, prior to the receipt of the Shareholder Approval and Minority Approval, the Company may, in response to a bona fide written Takeover Proposal that did not result from a breach of the above paragraph, and subject to compliance with the provisions outlined in subsequent paragraphs below:

•	contact the party that submitted such Takeover Proposal to clarify the terms and conditions thereof;

•

furnish information or data with respect to the Company or any of its subsidiaries to the person making such Takeover Proposal and its representatives pursuant to a confidentiality agreement, provided that all such information provided has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such person and that the Special Committee determines in good faith that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81), and the Company notifies Parent within two business days of such determination; and

•	participate in discussions or negotiations with such person or its representatives regarding such Takeover Proposal.

Within two business days of the receipt by the Company of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, the Company will provide notice to Parent of such Takeover Proposal or inquiry, the identity of the person making such Takeover Proposal or inquiry, and the material terms and conditions of such Takeover Proposal or inquiry. The Company will keep Parent reasonably informed on a current basis of the status of any such Takeover Proposal, including any material changes to the terms and conditions thereof, and provide Parent, within two business days after the receipt thereof, with copies of all written communications and other written materials, and summaries of all other communications, sent or provided to or by the Company and its representatives in connection with any Takeover Proposal.

The Special Committee will promptly consider in good faith any alteration of the terms of the Merger Agreement or the Merger proposed by Parent in response to any Takeover Proposal.

At any time prior to the Shareholder Approval and Minority Approval having been obtained, but not after, the Special Committee may, in response to a Superior Proposal or an Intervening Event (as such term is defined in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81), effect a change in the Company’s recommendation that the shareholders approve the Merger, referred to as a “Change in the Company Recommendation”, provided that the Special Committee determines in good faith that the failure to do so would constitute a breach of its fiduciary duties to the shareholders of the Company. In addition, the Special Committee can take any action required to comply with applicable law (including fiduciary duties), which would permit a Change in the Company Recommendation if fiduciary duties so required. At least three business days prior to effecting a Change in the Company Recommendation, the Special Committee will provide written notice to Parent of its intention to make such Change in the Company Recommendation, and in doing so shall include the reasonable details regarding the cause for, and nature of, the Change in the Company Recommendation.

Nothing described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81 will prohibit the Company, the Board of Directors or the Special Committee from complying with securities laws in respect of any Takeover Proposal, including making any disclosure to the shareholders of the Company. However, any public disclosure by the Company relating to a Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors expressly publicly reaffirms its approval or recommendation of the Merger Agreement and the Merger in such disclosure, or in the case of a “stop, look and listen” or similar communication, in a subsequent disclosure.

Other than as otherwise described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81, neither the Board of Directors nor any committee thereof will, directly or indirectly, effect a Change in the Company Recommendation, take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication or approve any agreement, arrangement or understanding relating to, or that may reasonably be expected to lead to, any Takeover Proposal.

Termination (Page 85)

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether prior to or after receipt of the Shareholder Approval:

•	by mutual written consent of Parent and the Company (acting at the direction of the Special Committee);

•	by either Parent or the Company (with the prior approval of the Special Committee), if:

•	the Merger shall not have been consummated by December 3, 2012, referred to as the “Termination Date”, provided that the right to terminate the Merger Agreement pursuant to this provision is not available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

•

a governmental entity of competent jurisdiction takes any action (which the party seeking to terminate the Merger Agreement shall have used its reasonable best efforts to resist, resolve, annul, quash or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the Merger and such action shall have become final and non-appealable, provided that the right to terminate the Merger Agreement pursuant to this provision shall not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of any such action; or

•	the Shareholder Approval and the Minority Approval shall not have been obtained at the Special Meeting or any adjournment or postponement thereof;

•	by Parent, if:

•

the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform is incapable of being cured by the Company prior to the Termination Date or if capable of being cured, is not cured within 30 days following receipt by the Company of written notice from Parent, and which would result in a failure of any Parent and Merger Sub condition to effect the Merger, as described in the “The Merger Agreement—Conditions to the Merger” section beginning on page 84, provided that Parent’s right to terminate the Merger Agreement pursuant to this provision shall not be available if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	a Change in the Company Recommendation shall have occurred;

•	by the Company (with the prior approval of the Special Committee), if:

•

Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform is incapable of being cured by Parent or Merger Sub prior to the Termination Date or if capable of being cured, is not cured within 30 days following receipt by Parent of written notice from the Company, and which would result in a failure of any Company condition to effect the Merger, as described in the “The Merger Agreement—Conditions to the Merger” section beginning on page 84, provided that the Company’s right to terminate the Merger Agreement pursuant to this provision shall not be available if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	a Change in the Company Recommendation shall have occurred.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers address briefly some questions you may have regarding the Special Meeting, the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a shareholder of the Company. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	What is the proposed transaction?

A:	The proposed transaction is the merger of Merger Sub with and into the Company pursuant to the Merger Agreement, with the Company continuing as the surviving corporation as a wholly owned subsidiary of Parent. Parent is an entity formed and controlled by Kenneth D. Cole, the Company’s Chairman and Chief Creative Officer. Following the Effective Time, the Company would be privately held and will be controlled by Mr. Cole and the other Family Stockholders. See “The Merger Agreement” beginning on page 72.

Q:	What will I receive in the Merger?

A:	If the Merger is completed, you will be entitled to receive $15.25 in cash, without interest and less any required withholding taxes, for each share of Common Stock that you own. For example, if you own 100 shares of Common Stock, you will be entitled to receive $1,525 in cash in exchange for your shares of Common Stock, less any required withholding taxes. You will not be entitled to receive shares in the surviving corporation.

Q:	Where and when is the Special Meeting?

A:	The Special Meeting will take place on September 24, 2012, starting at 10:00 a.m. local time at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094.

Q:	What matters will be voted on at the Special Meeting?

A:	You will be asked to consider and vote on the following proposals:

•	to approve the Merger and adopt the Merger Agreement;

•

to approve the adjournment of the Special Meeting to solicit additional proxies, if necessary, if there are insufficient votes at the time of the Special Meeting to approve the Merger and adopt the Merger Agreement, referred to as the “adjournment proposal”;

•	to approve the Non-Binding Merger-Related Compensation Proposal; and

•

to act upon other business that may properly come before the Special Meeting (provided the Company does not know, at a reasonable time before the Special Meeting, that such matters are to be presented at the meeting) or any adjournment or postponement thereof.

Q:	What vote of our shareholders is required to approve the Merger and adopt the Merger Agreement?

A:	For the Company to complete the Merger, under New York law, shareholders holding at least two-thirds of the aggregate voting power of the Common Stock outstanding at the close of business on the record date must vote “FOR” the approval of the Merger and adoption of the Merger Agreement. Subject to the terms of a Voting Agreement described in this proxy statement, the Family Stockholders have agreed to vote all shares of Common Stock they beneficially own in favor of approving the Merger and adopting the Merger Agreement. The Family Stockholders beneficially hold approximately 89% of the total voting power of the outstanding Common Stock.

In addition, it is a non-waivable condition to the consummation of the Merger that the majority of the outstanding shares of Class A Common Stock not beneficially owned by the Family Stockholders or any of their affiliates or associates vote “FOR” the approval of the Merger and adoption of the Merger Agreement. Holders of Class A Common Stock as of the record date have one vote for each share of Class A Common Stock owned by such shareholder as of the close of business on the record date.

Except in their capacities as members of the Special Committee and/or the Board of Directors, as applicable, no officer or director of the Company, nor any of the Family Stockholders, has made any recommendation either in support of or in opposition to the Merger or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement.

See “The Special Meeting—Required Vote” beginning on page 68.

Q:	What vote of our shareholders is required to approve the adjournment proposal?

A:	Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of the voting power of the Common Stock present or represented by proxy and entitled to vote at the Special Meeting and entitled to vote thereon. Because the Family Stockholders beneficially hold approximately 89% of the total voting power of the outstanding Common Stock, they can approve or disapprove the adjournment proposal regardless of how any other shareholder votes.

Q:	With respect to the Non-Binding Merger-Related Compensation Proposal, why am I being asked to cast a non-binding advisory vote to approve compensation that may become payable to the Company’s named executive officers in connection with the Merger?

A:	SEC rules require us to seek a non-binding, advisory vote with respect to certain categories of compensation that may be provided to named executive officers in connection with a merger transaction.

Q:	What will happen if shareholders do not approve the Non-Binding Merger-Related Compensation Proposal?

A:	Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to Non-Binding Merger-Related Compensation Proposal is an advisory vote and will not be binding on the Company.

Therefore, if the Shareholder Approval and the Minority Approval are each obtained and the Merger is completed, the payments that are the subject of the Non-Binding Merger-Related Compensation Proposal may become payable to the named executive officers regardless of the outcome of the vote on the Non-Binding Merger-Related Compensation Proposal.

Q:	What vote of our shareholders is required to approve the Non-Binding Merger-Related Compensation Proposal?

A:	Shareholders holding at least a majority of the aggregate voting power of the Common Stock outstanding present in person or by proxy at the Special Meeting and entitled to vote thereon must vote “FOR” the Non-Binding Merger-Related Compensation Proposal in order for such proposal to be approved. Because the Family Stockholders beneficially hold approximately 89% of the total voting power of the outstanding Common Stock, they can approve or disapprove the Non-Binding Merger-Related Compensation Proposal regardless of how any other shareholder votes.

Q:	How does the Board of Directors recommend that I vote?

A:	The Board of Directors (other than Mr. Cole who abstained and recused himself from all discussions relating to the Merger), acting upon the unanimous recommendation of the Special Committee,

unanimously recommends that our shareholders vote “FOR” the approval of the Merger and adoption of the Merger Agreement and “FOR” the Non-Binding Merger-Related Compensation Proposal. You should read “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger” beginning on page 28 for a discussion of the factors that the Board of Directors considered in deciding to recommend the approval of the Merger and adoption of the Merger Agreement. See also “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53.

Q:	What effects will the Merger have on the Company?

A:	The Class A Common Stock is currently registered under the Securities Exchange Act of 1934, as amended, referred to as the “Exchange Act”, and is quoted on the NYSE under the symbol “KCP”. As a result of the Merger, the Company will cease to be a publicly traded company and will be wholly owned by Parent. Following the consummation of the Merger, the registration of the Class A Common Stock and our reporting obligations under the Exchange Act will be terminated upon application to the SEC. In addition, upon the consummation of the Merger, the Class A Common Stock will no longer be listed on any stock exchange or quotation system, including the NYSE. See “Special Factors—Plans for the Company after the Merger” beginning on page 45.

Q:	What happens if the Merger is not consummated?

A:	If the Shareholder Approval and Minority Approval are not obtained or if the Merger is not consummated for any other reason, the Merger will not be effected and the Company’s shareholders will not receive any payment for their shares. Instead, the Company will remain a public company and shares of Class A Common Stock will continue to be listed and traded on the NYSE. Under specified circumstances, the Company may be required to reimburse Parent and Merger Sub for their costs and expenses. See “The Merger Agreement—Termination” beginning on page 85 and “The Merger Agreement—Fees and Expenses” beginning on page 86.

Q:	What do I need to do now?

A:	We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement as well as the Schedule 13E-3, including the exhibits attached thereto, filed with the Securities and Exchange Commission, and to consider how the Merger affects you. If you are a shareholder of record, you can ensure that your shares are voted at the Special Meeting by submitting your proxy via:

•	telephone, using the toll-free number listed on each proxy card;

•	the Internet, at the address provided on each proxy card; or

•	mail, by completing, signing, dating and mailing each proxy card and returning it in the envelope provided.

If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the directions provided by your broker, bank or other nominee regarding how to instruct your broker, bank or other nominee to vote your shares. Without those instructions, your shares will not be voted, which will have the same effect as voting against the approval of the Merger and adoption of the Merger Agreement.

Q:	Should I send in my stock certificates or other evidence of ownership now?

A:

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your shares of Common Stock for the merger consideration. If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	Can I revoke my voting instructions?

A:	Yes, you can revoke your voting instructions at any time before your proxy is voted at the Special Meeting. If you are a shareholder of record, you may revoke your proxy by notifying the Company’s Corporate Secretary in writing at Kenneth Cole Productions, Inc., Attn: Secretary, 603 West 50th Street, New York, NY 10019, or by submitting a new proxy by telephone, the Internet or mail, in each case, dated after the date of the proxy being revoked. In addition, you may revoke your proxy by attending the Special Meeting and voting in person (simply attending the Special Meeting will not cause your proxy to be revoked). Please note that if you hold your shares in “street name” and you have instructed a broker, bank or other nominee to vote your shares, the above-described options for revoking your voting instructions do not apply, and instead you must follow the instructions received from your broker, bank or other nominee to revoke your voting instructions. See “The Special Meeting—Voting; Proxies; Revocation—Revocation of Proxies” beginning on page 70.

Q:	What does it mean if I get more than one proxy card or voting instruction card?

A:	If your shares are registered differently or are held in more than one account, you will receive more than one proxy or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies by telephone or the Internet, if available to you) to ensure that all of your shares are voted.

Q:	Who will count the votes?

A:	A representative of our transfer agent, Computershare, will count the votes and act as an inspector of election.

Q:	Who can help answer my other questions?

A:	If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the proxy statement or the enclosed proxy card, please contact Georgeson Inc. at 1-800-509-1312. If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

SPECIAL FACTORS

The Parties to the Merger

The parties to the Merger Agreement are the Company, Parent and Merger Sub.

The Company

For information regarding the Company, see “Important Information Concerning the Company—Company Background” beginning on page 91.

Parent

Parent is a newly formed Delaware corporation. Parent was formed solely for the purpose of engaging in the Merger and other related transactions. Currently, the capital stock of Parent is 100% owned by Family LLC, a Delaware limited liability company. Family LLC is an entity formed and owned by Mr. Cole. As of the date hereof Mr. Cole owns, and, as of the Closing, the Family Stockholders will own, all of the membership interests of Family LLC. The Family Stockholders own approximately 46% of the Company’s outstanding shares of Common Stock (including 100% of the Company’s outstanding Class B Common Stock), which represents approximately 89% of the total voting power of the outstanding Common Stock. Mr. Cole is the sole director and officer of Parent. Parent has not engaged in any business other than in connection with the Merger and other related transactions. If the Merger occurs, the commitment letter entered into between Parent and Marlin Equities provides that Marlin Equities will purchase an ownership interest in Parent immediately prior to the Effective Time.

Merger Sub

Merger Sub is a newly formed New York corporation. Merger Sub is a wholly owned subsidiary of Intermediate Holdco, which is a wholly owned subsidiary of Parent. Both Merger Sub and Intermediate Holdco were formed solely for the purpose of engaging in the Merger and other related transactions. Mr. Cole is the sole director and officer of Merger Sub. Merger Sub has not engaged in any business other than in connection with the Merger and other related transactions.

Background of the Merger

The Company’s Board of Directors and its senior management periodically review the Company’s long-term strategic plan and have also periodically considered strategic alternatives. In December 2009, after a discussion between the Board of Directors and management regarding ways to create value for the Company through licensing, Peter J. Solomon Company, referred to as “PJSC”, was engaged as financial advisor to assist the Company in evaluating and negotiating a transaction or transactions in which one or more third parties would acquire the right to use or exploit the assets of the Company related to the Company’s branded wholesale footwear division. The engagement contemplated the possibility that, in the course of PJSC’s assignment, a third party might propose to acquire the Company.

On July 14, 2010, PJSC received a letter from Company X, one of the parties previously contacted by PJSC, proposing to acquire all outstanding shares of Class A Common Stock and Class B Common Stock at a price of $18-19 per share, subject to due diligence and various other material conditions, including the execution of a licensing agreement with Company Y and a designer and services agreement with Mr. Cole. The Board of Directors established a committee of independent directors to review the proposed transaction and gave the committee broad authority to reject the proposal, to negotiate the terms of a transaction with Company X or to consider alternative transactions, if it deemed appropriate. The committee chose Sidley Austin LLP, referred to as “Sidley”, as its legal advisor and engaged PJSC as its financial advisor. Because Company X’s proposed agreement with Mr. Cole would also name him co-chairman of the combined company, the committee engaged

Pearl Meyer & Partners, a firm specializing in executive compensation, to advise it on the terms of any such employment agreement. In October 2010, however, the parties mutually agreed to discontinue negotiations because, after three months of discussions, the Company concluded that reaching mutually acceptable terms was unlikely.

Following the end of negotiations with Company X, the Company began discussions with Company Y, which had been a partner of Company X in the prior failed negotiations. The Company discussed with Company Y a licensing arrangement for the Company’s branded products, but the discussions contemplated that the Company would remain a public company operating retail stores and outlets. The discussions with Company Y were terminated in December 2010 because the Company concluded that reaching mutually acceptable terms was unlikely.

At the beginning of February 2012, Mr. Cole had preliminary exploratory discussions with PJSC and Martin Franklin, a former director of the Company who had resigned on December 31, 2011, regarding a possible transaction to take the Company private.

On February 2, 2012, Mr. Cole informed Mr. Blum, the Company’s Chief Executive Officer, Mr. Edelman, the Company’s Chief Financial Officer, and Mr. Colosi, the Company’s General Counsel, that he was considering whether to make a proposal to acquire the outstanding shares of Class A Common Stock that he did not own, but had not reached any decision. Between February 4 and February 16, Mr. Cole separately contacted Michael Blitzer, Philip Peller and Denis Kelly, independent members of the Board of Directors, to inform them that he was considering such an offer. During this time, Mr. Cole also had preliminary exploratory discussions with Mr. Franklin regarding potential financing for the potential transaction; Mr. Cole also engaged Willkie Farr & Gallagher LLP, referred to as “Willkie”, as his legal advisor in connection with the potential transaction.

On February 15, Mr. Cole advised Messrs. Blum, Edelman and Colosi that he was considering how he would finance any offer he might decide to make. During the week of February 20, Mr. Cole had preliminary discussions with SunTrust Robinson Humphrey, Inc., referred to as “SunTrust Bank”, regarding potential debt financing for a potential transaction. Messrs. Blum, Edelman and Colosi were present for some of these discussions.

At a regularly scheduled meeting of the Board of Directors on the morning of February 23, Mr. Cole notified the Board of Directors that he intended to submit a proposal to acquire the outstanding shares of Class A Common Stock that he did not own, and that such a proposal might be submitted later that day. At that point, the Board of Directors excused Mr. Cole from the meeting and established the Special Committee, consisting of Messers. Blitzer, Grayson, Kelly and Peller, to review any such proposal. These individuals were chosen because they possessed the independence, experience, and qualifications necessary to be members of the Special Committee. These individuals also had served as members of the special committee in connection with the potential transactions referenced above in 2010. The resolution of the Board of Directors establishing the Special Committee gave the Special Committee the authority to, among other things, review and evaluate Mr. Cole’s proposal, reject the proposal, negotiate a transaction with Mr. Cole, seek an alternative proposal from third parties if it deemed appropriate and make recommendations to the Board of Directors. Messrs. Kelly and Grayson most recently were elected to the Board of Directors by the holders of Class A Common Stock and Class B Common Stock. Messrs. Blitzer and Peller most recently were elected to the Board of Directors by the holders of Class A Common Stock. The Special Committee met immediately following the Board of Directors meeting and determined to appoint Mr. Kelly as Chairman of the Special Committee and to retain Sidley as legal advisor to the Special Committee.

During the period from February 23, 2012, when the Special Committee was formed, through June 6, 2012, when the execution of the Merger Agreement was announced, the Special Committee met eleven times either telephonically or in person, and all members of the Special Committee were present at each such meeting. With the exception of its first meeting, the Special Committee meetings were all attended by Sidley and, after its financial advisor was selected, most of its meetings also were attended by its financial advisor. Beginning in March 2012 and continuing through the execution of the Merger Agreement on June 6, 2012, the Company maintained a data room with information available for review by any party interested in pursuing a potential transaction and willing to execute a confidentiality agreement. During the period from the public announcement of Mr. Cole’s proposal on February 24, 2012 through the execution of the Merger Agreement, none of the Company, the Special Committee or the Special Committee’s legal or financial advisors were contacted by any party that expressed possible interest in any potential transaction, other than Mr. Cole.

During the evening of February 23, Mr. Cole delivered to the Board of Directors a non-binding, written proposal to acquire all the outstanding shares of the Company’s Class A Common Stock that he did not directly or indirectly own at a price of $15.00 per share. In his letter, Mr. Cole stated that his proposal was not conditioned on obtaining financing, and made it clear that he would not move forward with his proposal unless it was approved by any Special Committee formed for the purpose of reviewing his proposal. Mr. Cole also stated that any transaction would be subject to a non-waivable condition requiring the approval of a majority of the shares that were not directly or indirectly owned by Mr. Cole. Mr. Cole further made it clear that, in his capacity as a shareholder of the Company, Mr. Cole was interested only in acquiring the shares of the Company that he did not currently own, and that in such capacity he had no interest in a disposition or sale of his interest in the Company, nor was it Mr. Cole’s intention, in his capacity as a shareholder, to vote in favor of any alternative sale, merger or similar transaction involving the Company. Mr. Cole also stated that if the Special Committee did not recommend or the public shareholders of the Company did not approve the proposed transaction, such a determination would not adversely affect his future relationship with the Company.

On the morning of February 24, prior to opening of trading on the New York Stock Exchange, Mr. Cole issued a press release announcing his proposal and filed an amendment to his Schedule 13D with the SEC reflecting his proposal and attaching a copy of the non-binding proposal delivered to the Board of Directors the prior evening. Later that morning, the Company issued a press release announcing that Mr. Cole’s proposal had been received.

Later on February 24, the Special Committee met in person with Sidley and Mr. Colosi to discuss the proposal, as well as potential conflicts and cooperation insofar as Mr. Cole’s proposal was concerned, and the internal procedures that the Special Committee would establish and direct the Company’s management to follow. Such procedures agreed upon included (i) that communications with Mr. Cole would be led by Mr. Kelly, (ii) that communications with Mr. Cole’s legal advisor would be led by the Special Committee’s legal advisor and (iii) that employees of the Company should not engage in any communication about any possible transaction with Mr. Cole or his advisors or with any third parties (including responding to requests for any due diligence information), and that any such communication should be directed to Mr. Kelly and Sidley. The Special Committee appointed Michael J. Blitzer as Vice Chair of the Special Committee to serve as its liaison to the executive officers of the Company. Sidley addressed the fiduciary duties and responsibilities of directors and members of special committees of boards of directors when overseeing a potential acquisition similar to the transaction that Mr. Cole was proposing. Sidley also discussed what expectations the Special Committee should have about how any possible transaction might progress and explained what steps might be involved in the process. The members of the Special Committee discussed and confirmed their independence from Mr. Cole and management.

The Special Committee next discussed potential strategies for responding to Mr. Cole’s proposal. It was agreed that it would be prudent to wait until the Special Committee had retained its own financial advisor before formally responding. The Special Committee discussed the Company’s previous engagement of PJSC for financial advisory services, including as described above in connection with the 2010 proposal from Company X, and considered whether it would be suitable to consider again retaining PJSC as financial advisor to the Special Committee for any possible transaction. In light of the prior preliminary discussions between Mr. Cole and PJSC relating to a possible transaction beginning in early February 2012, the Special Committee concluded, however, that, it would be in the best interest of the Company and its shareholders to engage a different financial advisor in order to ensure both the fact and perception of the financial advisor’s independence.

Mr. Kelly then told the Special Committee that he had been contacted by multiple financial advisory firms seeking to be retained as financial advisor to the Special Committee with respect to any possible transaction. Other Special Committee members also mentioned that they had been similarly contacted, and it was agreed that all such contacts should be directed to Mr. Kelly. It was agreed that a financial advisor should be retained by the end of the week beginning February 27.

Following the submission of his non-binding written proposal on February 23 and through May 2012, Mr. Cole and his advisors continued to engage in discussions with various potential financing sources. Members of the Company’s management participated in some of these discussions.

The Special Committee met again in person on February 26 with Sidley in attendance. Sidley informed the Special Committee of the several lawsuits that had been filed against the Company and its directors since the announcement of Mr. Cole’s proposal. Sidley noted that the complaints alleged, among other things, that Mr. Cole and the directors had breached their fiduciary duties. The Special Committee then discussed the candidates to serve as financial advisor to the Special Committee, the role of such an advisor and the necessary qualifications, including: independence, experience with dual class companies, experience with management buyout transactions, knowledge of the industry, high quality reputation, and availability of dedicated senior personnel.

The Special Committee next discussed the communication it planned to deliver to Mr. Cole at a meeting expected to be held on Monday, February 27 between Mr. Cole and Mr. Kelly. The Special Committee determined to ask Mr. Cole to reconsider his decision not to consider any alternative transaction, to remind Mr. Cole of the proprietary nature of the Company’s material nonpublic information and to advise Mr. Cole of the procedures employees of the Company would be required to follow with respect to requests for information regarding Mr. Cole’s proposed transaction and any other alternative transaction that may be proposed. Mr. Kelly met with Mr. Cole on February 27 and delivered a letter to Mr. Cole on behalf of the Special Committee in which he requested that Mr. Cole reconsider his position as to alternative proposals that may be available to the Company.

On February 28, the Special Committee interviewed five different investment banking firms in order to choose a financial advisor it considered independent. Mr. Kelly and Mr. Armbrust of Sidley were present for all of the interviews, Mr. Peller and Mr. Blitzer were present for four of the interviews in person and Mr. Grayson participated by conference call in one of the interviews and joined the Special Committee for a discussion of the candidates following the interviews.

On February 29, the Special Committee met by telephone conference with Sidley participating. The Special Committee discussed a recent request received by SunTrust Bank for certain financial projections from the Company as part of its diligence review pertaining to its negotiations with Mr. Cole in connection with potential financing for Mr. Cole’s proposed transaction. The Special Committee determined that the Company would need a confidentiality agreement from Mr. Cole and his financial advisors and potential financing sources before disclosing any confidential information to them. The members of the Special Committee further agreed that they would need to see reasonable financial projections from the Company and be comfortable with those projections before disclosing them to Mr. Cole’s financial advisor and potential financing sources. Mr. Peller mentioned that Mr. Edelman had informed him that, with respect to 2012, no financial projections for the Company had been prepared beyond the budget for 2012 that was presented by the Company’s management to the Board of Directors in December 2011, and that financial projections for 2013 and 2014 did not exist. The members of the Special Committee agreed that the Company’s management should review again the 2012 budget in light of the Company’s recent performance and factors currently affecting its business operations. The Special Committee also stated that, in order to discharge their duties and assess Mr. Cole’s proposal, they wanted the most up-to-date and accurate picture of the Company’s financial condition. With this in mind, the Special Committee requested that the Company prepare, under the supervision of Mr. Edelman and Mr. Blum, financial projections for 2012 as well as projections for 2013 and 2014. Mr. Kelly noted that the Company had generally not prepared financial projections beyond one year and that even the one-year budgets and financial projections had nearly always proven to be overoptimistic as the Company continually underperformed as compared to the financial projections. The Special Committee agreed that, at such time as the projections were prepared, the Special Committee and its legal and financial advisors should then review them prior to any distribution to Mr. Cole’s advisors and potential financing sources, including SunTrust Bank or any other third party with respect to the proposed transaction or any alternative transaction.

The Special Committee next reviewed the potential candidates to serve as financial advisor to the Special Committee with respect to any possible transaction. The Special Committee then decided that, based on its depth of knowledge and experience, BofA Merrill Lynch would be selected as the financial advisor to the Special Committee with respect to any possible transaction. In so deciding, the Special Committee considered, with the participation of its legal advisor, that BofA Merrill Lynch, together with its affiliates, as part of a full service securities firm and commercial bank, had provided investment banking, commercial banking and other financial services to the Company and certain of its affiliates, including its participation in the Company’s existing credit facility. The Special Committee concluded that these prior services did not present a conflict of interest that would disqualify BofA Merrill Lynch from serving as financial advisor. The Special Committee also considered the fee structure proposed by BofA Merrill Lynch and concluded that a modified fee structure proposed by the Special Committee that included monthly fees payable during the course of BofA Merrill Lynch’s engagement rather than the entire fee payable contingent upon closing of a transaction would better serve the interests of the shareholders of the Company whether or not a transaction were completed.

By letter dated March 2, Mr. Cole responded to the Special Committee’s letter of February 27, reiterating that, as a shareholder of the Company, he had no interest in a disposition or sale of his interest in the Company, and that he did not intend, in his capacity as a shareholder, to vote in favor of any alternative sale, merger or similar transaction involving the Company. In the letter, Mr. Cole also confirmed that if the Special Committee did not recommend or the public shareholders of the Company did not approve the proposed transaction, such a determination would not adversely affect Mr. Cole’s future relationship with the Company.

During the following week, Sidley exchanged drafts of a confidentiality agreement with Willkie. A confidentiality agreement with Mr. Cole was executed on March 9.

On March 16, Mr. Cole and Parent entered into a formal engagement letter with PJSC to retain PJSC as their financial advisor in connection with the potential transaction.

Beginning the week of March 26, the Company granted data room access to Mr. Cole and his representatives, as well as potential financing sources that had executed a joinder to Mr. Cole’s confidentiality agreement. During the period between March 26 through the execution of the Merger Agreement on June 6, Mr. Cole and his representatives and potential financing sources conducted extensive legal and business due diligence of the Company.

A meeting of the Special Committee was next held on March 27; Mr. Blitzer attended by teleconference. Also present were Mr. Blum, Mr. Colosi and Mr. Edelman and representatives of Sidley, BofA Merrill Lynch and Ernst & Young LLP, referred to as “E&Y”, which had been engaged by the Special Committee’s legal advisor to assist in the Special Committee’s evaluation of the 2012, 2013 and 2014 financial projections recently prepared by the Company’s management at the request of the Special Committee after the February 29 meeting, referred to as the “March 2012 Projections”. Immediately prior to the meeting, Mr. Kelly, Mr. Peller and a representative of Sidley met with E&Y to discuss the procedures performed by E&Y and their observations regarding the March 2012 Projections. E&Y provided Sidley and the Special Committee with a report regarding their review of the key assumptions driving the March 2012 Projections.

Mr. Blum, with the assistance of Mr. Edelman and Mr. Colosi, provided an overview of the March 2012 Projections and explained how they were prepared. Mr. Blum noted that Mr. Cole had no involvement in the preparation of the March 2012 Projections and had not yet seen them. Mr. Blum explained that the March 2012

Projections had been prepared through a “bottom-up” approach utilizing input from the management teams in each of the Company’s business units. Mr. Blum differentiated the March 2012 Projections from a plan, referred to as the “Transformational Plan”, that had been prepared in the summer of 2011 in connection with the adoption of a new long-term incentive plan, referred to as the “Long-Term Incentive Plan”. The Transformational Plan had stated financial goals on which certain performance awards for senior management were based that were higher than the financial results forecast by the March 2012 Projections. Mr. Blum noted that the Transformational Plan, in contrast to the March 2012 Projections, had utilized a “top-down” approach, that it had been prepared by senior management (under the direction of Mr. Blum and Mr. Cole) and that it had been conceptualized as aspirational and motivational in purpose and did not express probable or expected results. The Special Committee and its advisors further discussed with Messrs. Blum, Edelman and Colosi the March 2012 Projections, the Transformational Plan and general financial matters pertaining to the Company. The Special Committee discussed with its advisors the differences between the Company’s budgets and its historical financial results. Mr. Kelly noted that, historically, the Company had been required to modify its forecasted results as a consequence of identifying significant factors that negatively impacted financial results during the course of a fiscal year, and that initial budgets had rarely been accurate in forecasting actual annual financial results. Expected results for the current quarter were also discussed.

After the representatives of BofA Merrill Lynch and E&Y were excused from the meeting, the members of the Special Committee discussed with management the appraisals of inventory, intellectual property and real estate being prepared for, and at the expense of, Mr. Cole by independent appraisers to facilitate his financing and the Special Committee requested copies of such appraisals. Mr. Colosi and Mr. Edelman noted that in past years the Company prepared only a one-year budget, not three-year financial projections, and that the actual financial performance of the Company had repeatedly fallen short of the one-year budget. Mr. Blum stated that senior management was aware, when preparing the Transformational Plan, that the targets in that plan were such that it was highly unlikely they would receive any performance awards in 2012 under the Company’s Long-Term Incentive Plan.

Mr. Kelly then individually asked both Mr. Blum and Mr. Edelman if they had discussed with Mr. Cole any role that they would play in the Company if Mr. Cole’s proposed acquisition of the Company were consummated. Both Mr. Blum and Mr. Edelman stated that they had not had any such discussions with Mr. Cole and confirmed that they would not have any such discussions with Mr. Cole, or any other potential acquirer, until and unless there was a definitive agreement in place to effect the proposed transaction or any alternative transaction. Messrs. Blum, Edelman and Colosi were then excused from the meeting.

The members of the Special Committee then discussed their impressions of the March 2012 Projections. Each member expressed his views based on reviewing the March 2012 Projections and the information gleaned from discussions before and during the meeting. The Special Committee concluded that the March 2012 Projections had been prepared in good faith by management, without influence from Mr. Cole, and that the March 2012 Projections were reasonable, though likely optimistic in light of the Company’s past performance, anticipated performance in the current fiscal quarter and the current market for the Company’s branded products. After discussion, the members of the Special Committee approved the March 2012 Projections and authorized the release of the projections to Mr. Cole and his advisors and representatives.

The Special Committee next met on April 24, together with Mr, Edelman and representatives of Sidley and BofA Merrill Lynch. Mr. Kelly expressed concern about the status of the financing for Mr. Cole’s proposal and asked Mr. Edelman to provide the Special Committee with an update of his conversations and meetings with various prospective lenders in connection with the proposed acquisition by Mr. Cole. Mr. Edelman first stated that CBRE, a commercial real estate services firm, had appraised the principal real estate asset of the Company and had provided a valuation of approximately $42,000,000 for such asset. Mr. Edelman said that this valuation was within the range that he had anticipated and that the Company was currently carrying such real estate asset on its books at about $33,000,000 after depreciation. Mr. Edelman stated that he had met with several potential lenders to Mr. Cole and discussed the various financing packages that he understood were being proposed to

Mr. Cole in connection with the proposed transaction by various lenders, including Wells Fargo Bank, National Association, referred to as “Wells Fargo Bank”, and the fact that the Company had approximately $40,000,000 in excess cash that would be available.

Mr. Edelman then reviewed the operational and financial results of the Company during the first quarter of 2012. Mr. Edelman stated that he believed the Company would miss the quarterly revenue forecasted in the March 2012 Projections. Actual results for the first quarter resulted in revenues approximately $5,000,000 less than had been projected, or approximately 4.1% lower, which resulted in a net loss for the quarter of $1,880,000. After concluding his discussion of the Company’s financial performance, Mr. Edelman was excused from the meeting. After further discussion, and in light of the recent performance of the Company, the Special Committee determined that it should request revised projections for 2012, 2013 and 2014 from the Company. The Special Committee communicated this request to management that day.

The Special Committee then discussed with BofA Merrill Lynch the additional diligence items it required and the next steps to be taken in the evaluation of Mr. Cole’s proposal. BofA Merrill Lynch informed the Special Committee that PJSC had stated that the prospective lenders that had been contacted by Mr. Cole to finance the proposed transaction were far along in their respective processes, but that PJSC had not made any mention in their conversation of price. After discussion, the representatives of BofA Merrill Lynch were excused from the meeting.

Mr. Kelly then reported to the Special Committee on his conversations the prior day with representatives of PJSC regarding the proposed transaction. PJSC had told Mr. Kelly that Willkie would be providing a draft merger agreement sometime over the coming weekend. In addition, in response to Mr. Kelly’s comment that Mr. Cole’s proposed offer was low, PJSC said that the market price for the Company’s stock would affect any offer that Mr. Cole might make. In addition, Mr. Kelly reported that he had been told that Mr. Cole would have equity co-investors that would provide up to $35,000,000 of additional capital to the Company if the proposed transaction were consummated. The members of the Special Committee noted that, to date, no other expressions of interest in acquiring the Company had been received by any member of the Special Committee.

On April 27, Willkie sent a draft merger agreement to Sidley.

On May 4, the Company reported its first quarter 2012 earnings, including a net loss for the first quarter of $(1,880,000) or $(0.10) per share.

The Special Committee met again on May 10, 2012 with Messrs. Blum, Edelman and Colosi and representatives of Sidley and BofA Merrill Lynch. The meeting began with a presentation of a revised 2012 forecast and a revised three-year financial projection from Mr. Edelman and the other members of Company management, referred to as the “May 2012 Projections”. The May 2012 Projections had been prepared by management, at the request of the Special Committee, following the April 24 meeting. The members of the Special Committee asked Mr. Edelman and Mr. Blum various questions to understand the changes made in the May 2012 Projections and the events that led to the revisions being made. Mr. Blum and Mr. Edelman confirmed that they remained of the opinion that the March 2012 Projections that had been prepared at the request of the Special Committee and reviewed at the March 27 Special Committee meeting were reasonable based on all information available to the Company at the time that the March 2012 Projections were prepared, but that operating results and events at certain of the Company’s business units, including reduced orders from Target and Costco, obligated Company management to revise its projections. The Special Committee noted that the Company’s historical inability to achieve its financial projections would necessarily affect the Special Committee’s views regarding the achievability of the May 2012 Projections.

Mr. Kelly asked Mr. Blum for his current view of the state of the business of the Company. Mr. Blum reconfirmed his views previously given to the Company’s Board of Directors and to the Special Committee that the Kenneth Cole brand was in worse condition than he had thought at the time he had returned to the Company in June 2011 and that customers had become accustomed to buying the Company’s branded products at significant discounts, which was making it difficult to increase revenue. Mr. Blum expressed his view that the Company was one fiscal quarter into a three-year plan to turn around certain aspects of the Company’s business, with a particular focus on the newly integrated women’s sportswear division and a restructuring of the consumer direct division under a new team.

Mr. Kelly then again asked both Mr. Blum and Mr. Edelman if they had had any communication with Mr. Cole regarding their possible employment with the Company after the completion of his proposed transaction, if such a transaction were to be completed. Both Mr. Blum and Mr. Edelman confirmed that they had had no such communication with Mr. Cole, any representatives of Mr. Cole or any of Mr. Cole’s potential financing sources.

The Special Committee then instructed Mr. Edelman to release the May 2012 Projections to Mr. Cole and his representatives. The Company representatives were then excused from the meeting.

At the request of the Special Committee, BofA Merrill Lynch generally discussed the financial metrics it expected to review in connection with its financial analysis of the consideration payable in a potential transaction. The Special Committee also discussed with its advisors potential strategies for negotiations with Mr. Cole and his representatives and the process through which any such negotiations would likely ensue. The Special Committee then discussed with its advisors whether an effort should be made to solicit potential buyers other than Mr. Cole, including Company X because Company X previously had been in negotiations to acquire the Company in 2010. The Special Committee considered the fact that (i) Mr. Cole’s bid had been public knowledge for over two months and at that point no third parties had approached the Company, the Special Committee, or the Special Committee’s advisors indicating any interest in an alternative transaction, and (ii) Mr. Cole, who controls a majority of the voting power of Company shareholders, had declared publicly that, in his capacity as a shareholder of the Company, he had no intention of approving any alternative transaction and had rejected a request from the Special Committee that he reconsider this position. Given the foregoing, the Special Committee concluded that such discussions would likely be futile and that the Special Committee should seek a higher price from Mr. Cole. BofA Merrill Lynch was then excused from the meeting.

Sidley then reviewed with the Special Committee its fiduciary duties and how to satisfy those duties with respect to negotiating or rejecting a transaction with Mr. Cole and related issues. Sidley then discussed the draft merger agreement that had been received from Willkie on April 27, and described the principal issues raised by the draft. The Special Committee instructed Sidley to prepare a revised draft of the merger agreement in accordance with the discussion and to send the revised draft to Mr. Cole’s legal advisor, which Sidley did on May 16. Sidley also advised the Special Committee on the status of the litigation brought against Mr. Cole, the Company and the directors in connection with the proposed transaction. Sidley noted that one of the plaintiffs was alleging that Mr. Kelly and Mr. Grayson were not independent directors because they were members of the class of directors for which Mr. Cole was able to vote his shares of Class B Common Stock. Sidley informed the Special Committee of the substance of the response it would be filing.

On May 17, Sidley and Willkie had a telephone call to discuss the merger agreement and related ancillary agreements, drafts of which ancillary agreements Willkie delivered beginning on May 15. The parties discussed various issues, including:

•	those relating to the guarantee of the obligations of Parent and Merger Sub;

•	the scope of the Company’s representations and warranties;

•	Parent’s financing covenants;

•	the circumstances under which the Special Committee would be deemed to change its recommendation in response to an unsolicited proposal; and

•

the termination provisions, including the reimbursement of Parent’s expenses if the Merger Agreement were terminated other than as a result of a breach by Parent or Merger Sub, including due to the failure to obtain the Minority Approval.

The Special Committee met again on May 22. Sidley summarized the latest revised draft of the merger agreement that had been received from Willkie on May 18 following the May 17 telephone call. The Special Committee discussed such issues as those noted above, the representations of the parties to the agreement, the conditions to Closing, Mr. Cole’s financing commitments, the no-shop provision, the ability of the Special Committee to satisfy its fiduciary duties, the Company’s status as a third party beneficiary under certain ancillary agreements, and the remedies for breach and obligations of the parties to pay or reimburse fees and expenses in the event of termination. The Special Committee discussed with its advisors the differences between its positions on these and other topics and the positions taken by Willkie and strategies for responding to Mr. Cole with respect to these differences.

The Special Committee also reviewed with its financial advisor certain financial matters relating to the proposed purchase price of $15.00 per share, including preliminary financial analyses of the Company based on the May 2012 Projections and publicly available information. The preliminary financial analyses reviewed included analyses of selected public companies, and selected precedent transactions involving companies, in the apparel, footwear and accessories and brand management industries and a discounted cash flow analysis based on the May 2012 Projections. These preliminary financial analyses were substantially similar to the financial analyses described below under the caption “Opinion of the Special Committee’s Financial Advisor”, except that the preliminary financial analyses were based on market data and other public information available as of May 21, 2012. In addition to these preliminary financial analyses, the Special Committee also reviewed, for negotiation purposes, certain additional financial perspectives, including illustrative implied multiples of the Company based on various metrics and hypothetical share prices, illustrative present values of hypothetical future share prices of the Company, selected royalty-based precedent transactions in the retail industry and an illustrative leveraged buyout reflecting a range of theoretical purchase prices that could be paid by a hypothetical financial buyer in an acquisition of the Company assuming certain exit multiples and internal rates of return for such financial buyer.

Recognizing that Mr. Cole now appeared to have the requisite financing commitments, the Special Committee members unanimously agreed that it was in the best interests of the Public Stockholders to commence negotiations with Mr. Cole and his representatives regarding pricing. The Special Committee instructed BofA Merrill Lynch to contact PJSC and state that a price higher than the offered price of $15.00 per share would be required. On the morning of May 23, in accordance with the Special Committee’s directions, BofA Merrill Lynch informed PJSC of the Special Committee’s position on Mr. Cole’s offer and discussed related issues regarding the terms of the merger agreement. PJSC responded later that day that Mr. Cole would increase his offer to $15.50 per share, but said that Mr. Cole had “nothing left to give.” BofA Merrill Lynch promptly conveyed the revised proposal to Mr. Kelly.

The Special Committee met telephonically with Sidley in the afternoon of May 23. The meeting was convened by Mr. Kelly to relay to the Special Committee that Mr. Cole would be willing to offer $15.50 per share and repeated PJSC’s statement that Mr. Cole had “nothing left to give”. The Special Committee discussed the implications of this new information and potential strategies moving forward. All members of the Special Committee agreed that, in light of the Company’s significant performance issues and the lack of any actual or potential competing bidder, it was in the best interests of the shareholders of the Company (other than Mr. Cole and his group) to continue negotiations with respect to entering into a transaction with Mr. Cole and to continue to pursue a higher purchase price.

Later on May 23, Mr. Cole telephoned Mr. Kelly to request an update on the status of the Special Committee’s review of his proposal. Mr. Kelly agreed to speak with Mr. Cole on the following morning, May 24. Mr. Cole called Mr. Kelly on May 24 and Mr. Kelly told Mr. Cole that the Special Committee was willing to consider the proposed transaction if the price offered were higher than the current proposal of $15.50. Mr. Kelly and Mr. Cole discussed the probable negative effect on the Company’s stock price and on its shareholders, including Mr. Cole, if a transaction were not to occur. Mr. Kelly told Mr. Cole that BofA Merrill Lynch would speak to PJSC again to explain further the Special Committee’s views on appropriate pricing.

On the afternoon of Friday, May 25, representatives of Sidley met at Sidley’s offices with representatives of Willkie to discuss the merger agreement. At that meeting, Willkie advised Sidley that the Special Committee could expect to receive Mr. Cole’s final proposal to resolve the issues on the transaction, including price, as soon as that evening.

On Saturday, May 26, Mr. Kelly received a call from Mr. Cole, who had just returned from overseas. Mr. Cole asked if Mr. Kelly would be available to receive a call the following day when Mr. Cole would convey his response to the Special Committee’s positions on price, the merger agreement and related matters.

On Sunday, May 27, BofA Merrill Lynch received a call from PJSC in which PJSC stated that Mr. Cole’s “best and final” offer would be $16.00 per share and that his proposal with respect to the outstanding issues in the merger agreement, principally relating to fees and expenses payable on termination, would be conveyed by Willkie. Mr. Cole’s position on the merger agreement issues was received by Sidley from Willkie at about the same time.

On Tuesday, May 29, the Special Committee met with Sidley and BofA Merrill Lynch to discuss the status of the negotiations. BofA Merrill Lynch informed the Special Committee that PJSC had stated that Mr. Cole’s “best and final” offer was $16.00 per share, conditioned upon agreement on certain issues in the merger agreement relating primarily to termination provisions and the fees and expenses payable in the event of a termination of the merger agreement. The Special Committee reviewed with Sidley the issues in the most recent drafts of the merger agreement and related documents and discussed with BofA Merrill Lynch Mr. Cole’s revised purchase price. After discussion, the Special Committee gave directions to Sidley on the positions it should take on the merger documents and instructed BofA Merrill Lynch to convey to PJSC a counteroffer of $16.50 per share.

In accordance with the Special Committee’s directives, BofA Merrill Lynch spoke to PJSC on Thursday, May 31, to discuss the draft merger agreement and Mr. Cole’s revised purchase price. PJSC informed BofA Merrill Lynch that $16.00 per share was Mr. Cole’s best and final offer and stated Mr. Cole’s position on the remaining issues on the documents. BofA Merrill Lynch conveyed the substance of the conversation to Mr. Kelly that afternoon.

On Friday, June 1, Mr. Cole called Mr. Blitzer to discuss the interpretation of certain provisions in Mr. Blum’s employment agreement and inquired about the Special Committee’s schedule. In that conversation, Mr. Cole indicated that an equity investor had concerns regarding the $16.00 per share price being offered and that Mr. Cole was uncertain about going forward with his offer.

On Monday, June 4, Mr. Kelly called Mr. Cole to advise him that the Special Committee would be meeting the next day, at which meeting the Special Committee would be determining whether to proceed with the transaction. Mr. Cole stated that he and an equity investor were reconsidering whether to proceed with the transaction but had not yet reached any conclusion. Mr. Kelly asked Mr. Cole to let him know his decision before the next day’s meeting. PJSC called BofA Merrill Lynch later that day to report that Mr. Cole was still reconsidering about proceeding with his offer and, as communicated to Mr. Kelly earlier in the day, had not yet reached any conclusions. A short time later, PJSC called BofA Merrill Lynch again to say that Mr. Cole was reducing his offer to $15.00 per share. BofA Merrill Lynch urged PJSC to advise Mr. Cole to reconsider, and PJSC responded that Mr. Kelly should call Mr. Cole if the Special Committee wanted to discuss the matter further. Mr. Kelly spoke with Mr. Cole later that afternoon to understand the reasons for the change in the offer price. Mr. Cole stated that the slowdown in the Company’s operations, the problems in the European economy that, in Mr. Cole’s view, threatened to spread to the United States, the disappointing report on unemployment and job growth issued by the U.S. government on the prior Friday, and the significant decline in the U.S. stock market in the prior week had all combined to cause him and an equity investor to be undecided about proceeding with any offer. Mr. Cole said, however, that he had determined to go forward but that $15.00 per share was the highest price he could offer. Mr. Kelly stated that it would be important for Mr. Cole to raise his offer above $15.00 per share and asked Mr. Cole to reconsider and call Mr. Kelly with his decision.

On Tuesday morning, June 5, Mr. Cole called Mr. Kelly and stated that his final offer was $15.25 per share. Mr. Kelly advised the other members of the Special Committee of this latest revised offer before the scheduled meeting of the Special Committee commenced. The Special Committee met in person with Sidley later on Tuesday morning. The meeting began with Sidley outlining again the fiduciary duties of the members of the Special Committee generally as well as specifically with respect to the current offer by Mr. Cole and certain of his affiliates and associates. The members of the Special Committee then discussed, among other things, their efforts to obtain the best price reasonably available, the nature of the “fiduciary outs” contained in the draft merger agreement, financial advice the Special Committee would seek from its financial advisor and the effects of the non-waivable “majority-of-the-minority” shareholder approval condition in the draft merger agreement.

Mr. Kelly recounted the conversations between him and Mr. Cole and between the respective financial advisors on the previous day as well as the conversation that had occurred between him and Mr. Cole shortly before the meeting that morning. All members of the Special Committee expressed disappointment about the changes in Mr. Cole’s offer. Nevertheless, all the members of the Special Committee agreed that, despite the recent events, there was no superior alternative available for the Public Stockholders superior to Mr. Cole’s current bid at a price of $15.25 per share. The Special Committee members reiterated their concerns about the prospects of the Company absent a transaction, based upon the Company’s past and current performance, the Company’s chronic inability to meet performance targets, the Special Committee’s continued lack of confidence that a plan was in place to improve performance, and the Special Committee’s lack of confidence that a management team was in place that could turn the Company’s performance around in the near future. The concept of selling assets or leveraging the Company to enable a one-time dividend was discussed and dismissed because neither step was viewed as solving the Company’s underlying issues with its brand, its management and its operating results. Mr. Kelly noted that the recent series of senior management changes that had occurred and the issues with the women’s sportswear division and the consumer direct division, among other problems, demonstrated that the Company needed to effect significant changes in its operations. The members of the Special Committee agreed that it was uncertain that the Company could successfully implement such changes. The Special Committee then discussed the many challenges involved in improving the Company’s performance if the Company were to continue to operate as a public company, in addition to the risks already facing the Company and its shareholders as described in the Company’s filings with the SEC. These challenges are discussed in the “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger” section beginning on page 28. The Special Committee concluded, after discussion, that it would not be prudent to reject the proposal at that time, and that the Public Stockholders, through the non-waivable “majority-of-the-minority” voting condition, should have the opportunity to vote on the proposal given the significant challenges facing the Company and the lack of an available alternative.

The representatives of BofA Merrill Lynch were then invited to join the meeting. Mr. Kelly informed BofA Merrill Lynch of Mr. Cole’s revised final bid of $15.25 per share.

The Special Committee then discussed with its advisors the possible impact on the Company’s share price in the event that the Company announced that no acquisition agreement could be reached between the Company and Mr. Cole. After such discussion with its advisors, and based on continued poor financial performance by the Company and on the stock performance of peer companies during the period since the announcement of Mr. Cole’s proposal, it was the Special Committee’s conclusion that the share price could decline significantly.

At this point Mr. Colosi and Mr. Blum joined the meeting. Sidley then updated the Special Committee on revisions that had been made to the draft merger agreement since the previous meeting of the Special Committee.

The Special Committee then noted that neither it nor its advisors had received any inquiries from any third parties with respect to acquiring the Company or entering into any other fundamental transaction with the Company. The Special Committee then discussed with its advisors the terms of the financing commitments Mr. Cole’s group has received in draft form. The Special Committee concluded the commitments contained all of the important aspects that would typically be required. At the request of the Special Committee, BofA Merrill

Lynch then reviewed with the Special Committee its financial analysis and delivered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated June 5, 2012, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the $15.25 per share merger consideration to be received by holders of Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) was fair, from a financial point of view, to such holders. The representatives of BofA Merrill Lynch then were excused from the meeting.

After discussion, the Special Committee unanimously adopted resolutions declaring the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable, and fair to and in the best interests of the Public Stockholders and recommended that the Board of Directors approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

Immediately thereafter, a meeting of the Board of Directors was convened with all directors present other than Mr. Cole. The Board of Directors, with the unanimous vote of all present, adopted resolutions declaring the Merger Agreement and the transactions contemplated thereby, including the Merger, to be advisable, and fair to and in the best interests of the Public Stockholders; approving and adopting the Merger Agreement; and authorizing certain Company officers to take necessary actions to effect the transactions contemplated by the Merger Agreement, including the preparation of this proxy statement, solicitation of shareholder approval of the Merger Agreement, holding a special meeting of shareholders for such purpose, and preparing and filing documents required by applicable law.

The parties executed the definitive documents later in the morning of June 6, at which time the Company issued a press release announcing the transaction.

On June 7, Mr. Cole filed an amendment to his Schedule 13D with the SEC reflecting the transaction and attaching a copy of the Merger Agreement and the Ancillary Agreements.

Reasons for the Merger; Recommendation of the Special Committee and of the Board of Directors; Fairness of the Merger

As described above, the Board of Directors established the Special Committee of independent directors and empowered it with exclusive authority to review, evaluate, reject, negotiate and, if appropriate, make a recommendation to the Board of Directors regarding the proposal from Mr. Cole or any alternative thereto. The Special Committee evaluated, with the assistance of its legal and financial advisors, the Merger Agreement and the Merger and, on June 5, 2012, unanimously determined that the transactions contemplated by the Merger Agreement and the Ancillary Agreements, including the Merger:

•	are advisable, and fair to, and in the best interests of, the unaffiliated shareholders; and

•

serve valid corporate business purposes independent of the personal interests of Mr. Cole and the other Family Stockholders, in that, among other things, private ownership of the Company should be conducive to a more entrepreneurial perspective better capable of focusing on long-term performance.

The Special Committee engaged its own legal and financial advisors and received advice throughout the negotiations from such advisors. Since the members of the Special Committee are independent non-employee directors, the Special Committee believed that it could effectively represent the unaffiliated shareholders in negotiating the terms of the Merger and did not believe it necessary to retain a separate unaffiliated representative to act solely on behalf of unaffiliated shareholders for the purposes of negotiating the Merger.

The Special Committee also unanimously recommended to the Board of Directors that the Board of Directors:

•

determine that the Merger Agreement and the Ancillary Agreements and the transactions contemplated thereby, including the Merger, are advisable, and fair to and in the best interests of the unaffiliated shareholders;

•	approve the Merger and adopt the Merger Agreement and the Ancillary Agreements and the transactions contemplated thereby, including the Merger;

•

subject to the provisions of the Merger Agreement permitting a change in recommendation in certain circumstances, resolve to recommend approval of the Merger and adoption of the Merger Agreement by the shareholders of the Company and direct that the Merger and the Merger Agreement be submitted to the shareholders of the Company for their approval and adoption; and

•

duly and validly approve and take all corporate action required to be taken, under the Company’s articles of incorporation and bylaws and pursuant to applicable law, including the New York Business Corporation Law, by the Board of Directors to authorize the consummation of the transactions contemplated by the Merger Agreement and the Ancillary Agreements, including the Merger.

In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following positive factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby, each of which the Special Committee believed supported its decision:

•

that the Special Committee believed the merger consideration of $15.25 per share was more favorable to the unaffiliated shareholders than the potential value that might result from other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company, and other strategic or recapitalization strategies that might be undertaken as a stand-alone public company, in light of a number of factors, including the risks and uncertainty associated with those alternatives;

•

the current and historical market prices of the Class A Common Stock, including the market performance of the Class A Common Stock relative to that of other participants in the Company’s industry and general market indices, and the fact that the merger consideration of $15.25 per share represented a premium of 17% to the closing price of the Company’s shares on February 23, 2012, the last trading day before the announcement by Mr. Cole of his initial proposal, and a premium of 28% over the average closing price of the Company’s Class A Common Stock for the 45 trading days prior to that date, and the fact that during the period since Mr. Cole publicly announced his bid, share prices dropped for publicly traded apparel and footwear companies that are deemed industry comparables to the Company;

•

that, subsequent to the Company’s announcement on February 24, 2012 of its receipt of Mr. Cole’s initial proposal to acquire the Company, no third party approached the Company, any member of the Special Committee or the Special Committee’s advisors regarding a potential transaction;

•

the fact that Mr. Cole indicated in his February 24 letter that he has no interest in a disposition or sale of his interest in the Company, and that he does not intend, in his capacity as a shareholder, to vote in favor of any alternative sale, merger or similar transaction involving the Company;

•	the fact that Mr. Cole reiterated his unwillingness to consider alternative transactions in response to a request from the Special Committee that he reconsider his position;

•

the Special Committee’s understanding of the Company’s business, assets, financial condition and results of operations, its competitive position and historical and projected financial performance, and the nature of the industry in which the Company competes;

•	the uncertainty that the Company will be able to effect the changes to its operations necessary to improve its profitability;

•

the Special Committee’s belief that the $15.25 per share merger consideration represented the highest per-share consideration that could be obtained at that time in light of the factors described in the “Special Factors—Background of the Merger” section beginning on page 17;

•

the efforts made by the Special Committee and its advisors to negotiate and execute a Merger Agreement favorable to the Company and the unaffiliated shareholders under the circumstances, and the fact that extensive negotiations regarding the Merger Agreement were held between the Special Committee and its advisors and Mr. Cole and his advisors;

•

that the proposed merger consideration is all cash, so that the transaction allows the unaffiliated shareholders to realize a fair value, in cash, for their investment and provides such shareholders certainty of value for their shares, especially when viewed against the risks confronting the Company’s business, including the following:

•

risks associated with implementing the Company’s long-term strategic plan, particularly in light of the Company’s disappointing performance in the first quarter of 2012 and management’s downward revision of its March 2012 Projections;

•	the risk of loss of any of the Company’s largest customers, such as the recently reduced orders from Target and Costco;

•	the Company’s heavy dependence on Mr. Cole as Chairman and Chief Creative Officer and consequent vulnerability to any adverse event affecting Mr. Cole;

•	the effects of general economic cycles and the current economic situation on the Company’s sales and its ability to collect receivables;

•	changes in domestic economic conditions or in political, economic or other conditions affecting foreign operations and sourcing, demand and competition for the Company’s products;

•	changes in customer or consumer preferences on fashion trends, and the risk that the Company may not be able to respond to changing fashion and consumer demands in a timely manner;

•

challenges in maintaining the value of the Company’s brands, including potential non-compliance by licensees with quality standards and other requirements, potential inability to renew licensing arrangements on terms favorable to the Company and potential loss or infringement of the Company’s trademarks and other proprietary rights;

•	the possibility of continued contraction in the Company’s primary distribution channels;

•	potential reduction in the volume of traffic to the Company’s stores, which could significantly reduce sales and leave the Company with unsold inventory;

•	the risk that increased competition in the footwear, apparel and accessory industries could result in reduced sales or margins; and

•

risks of doing business abroad, such as fluctuations in currency exchange rates, local market conditions, labor unrest, failures of suppliers to use acceptable labor practices, political instability, actions of a public enemy, military or other government intervention, priorities, restrictions or allocations and the imposition of additional regulations relating to imports, including quotas, duties or taxes and other charges on imports;

•

that the Special Committee believed the merger consideration was fair in light of the Company’s business, operations, financial condition, strategy and prospects, as well as the Company’s historical and projected financial performance;

•	the absence of material regulatory approvals or third party consents required to consummate the Merger;

•

the Special Committee’s consideration of alternative types of transactions, including dispositions of certain assets, which the Special Committee concluded were unlikely to provide a superior alternative to the Merger;

•	the opinion and financial presentation of BofA Merrill Lynch, dated June 5, 2012, to the Special Committee as to the fairness, from a financial point of view and as of such date, to holders of Class A

Common Stock (other than Excluded Holders and their respective affiliates and associates) of the $15.25 per share merger consideration to be received by such holders, which opinion was based on and subject to the assumptions made, procedures followed, factors considered and limitations on the review undertaken as more fully described in the section entitled “Special Factors—Opinion of the Special Committee’s Financial Advisor” beginning on page 35;

•	the terms and conditions of the Merger Agreement, including:

•	the non-waivable requirement that the Merger Agreement be adopted by a majority vote of the outstanding shares of Class A Common Stock owned by Public Stockholders;

•

the provision of the Merger Agreement allowing the Board of Directors (acting through the Special Committee) to withdraw or change its recommendation of the Merger Agreement, and to terminate the Merger Agreement, in response to a Superior Proposal (as such term is defined in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81) or Intervening Event (as such term is defined in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81) or as otherwise required under applicable law (including their fiduciary duties thereunder), subject to payment of a $3,000,000 termination fee;

•

that the Company would receive a financing failure termination fee of $3,000,000, plus reimbursement of its expenses, if the Merger Agreement is terminated because of a debt financing failure not resulting from an intentional breach by Parent of the financing covenants in the Merger Agreement or a material breach by Parent, Intermediate Holdco, Merger Sub, any equity financing source or any of the Family Stockholders of any Ancillary Agreement or commitment letter;

•

that the Company would receive the greater of a reverse termination fee of $15,000,000 or a reimbursement of its expenses if the Merger Agreement is terminated as a result of an intentional breach by Parent or Merger Sub of the Merger Agreement; and

•	the Company’s ability, under certain circumstances, to seek specific performance to prevent breaches of the Merger Agreement and to enforce specifically the terms of the Merger Agreement;

•

that Mr. Cole has entered into the Limited Guarantee, through which Mr. Cole (and his successors) has personally guaranteed the obligations of Parent and Merger Sub to reimburse the Company’s expenses, to pay the Financing Failure Termination Fee or the Reverse Termination Fee (as such terms are defined in the “The Merger Agreement—Fees and Expenses” section beginning on page 86) and to pay damages in the event of any breach by Parent or Merger Sub of the Merger Agreement, in each case if, as and when such obligation becomes payable under the terms and conditions of the Merger Agreement;

•

the Special Committee’s belief that it was fully informed about the extent to which the interests of Mr. Cole and other members of management in the Merger differed from those of the Company’s other shareholders; and

•

the fact that, in the absence of the Merger, the Company would continue to incur significant expenses by remaining a public company, including the legal, accounting, transfer agent, printing and filing fees and that those expenses could adversely affect the Company’s financial performance and the value of the Class A Common Stock.

In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee also considered the following factors relating to the procedural safeguards that the Special Committee believes were and are present to ensure the fairness of the Merger and to permit the Special Committee to represent the Company’s unaffiliated shareholders, each of which safeguards the Special Committee believed supported its decision and provided assurance of the fairness of the Merger to the Company’s unaffiliated shareholders:

•

the existence of a “majority-of-the-minority” voting requirement pursuant to which the consummation of the Merger is subject to the non-waivable requirement that the Merger Agreement be adopted by a majority vote of the outstanding shares of Class A Common Stock excluding shares owned by the Family Stockholders and their affiliates and associates;

•

that Parent had in place committed equity and debt financing, including personal guarantees of the equity financing from Mr. Cole and Martin E. Franklin, a former director of the Company who resigned effective as of December 31, 2011;

•	that the Special Committee consists of four independent directors who are not officers or controlling shareholders of the Company, or affiliated with any of the Family Stockholders;

•

that the members of the Special Committee were adequately compensated for their services and that their compensation was in no way contingent on their approving the Merger Agreement and taking the other actions described in this proxy statement;

•	that the members of the Special Committee will not personally benefit from the completion of the Merger in a manner materially different from the Company’s unaffiliated shareholders;

•	that the Special Committee retained and was advised by its own legal and financial advisors;

•

that the Special Committee was involved in extensive deliberations over a period of over three and a half months regarding Mr. Cole’s proposal to acquire the Company, and was provided with full access to the Company’s management in connection with its due diligence;

•

that the Special Committee had ultimate authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Board of Directors’ approval of the Merger Agreement, as required by New York law;

•	that the Special Committee was aware that it had no obligation to recommend any transaction, including the proposal put forth by Mr. Cole;

•

that the Special Committee had the authority to take such actions as the Special Committee deemed necessary or appropriate in connection with anti-takeover provisions, including, without limitation, actions with respect to the adoption, amendment or redemption of a shareholder rights plan;

•

that the Company is permitted under certain circumstances to respond to inquiries regarding acquisition proposals and, upon payment of a $3,000,000 termination fee to Parent, to terminate the Merger Agreement to accept a Superior Proposal (as such term is defined in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section beginning on page 81);

•

that the Special Committee made its evaluation of the Merger Agreement and the Merger based upon the factors discussed in this proxy statement, independent of members of management, including Mr. Cole, and with knowledge of the interests of management in the Merger.

In the course of reaching the determinations and decisions, and making the recommendation, described above, the Special Committee considered the following risks and potentially negative factors relating to the Merger Agreement, the Merger and the other transactions contemplated thereby:

•

that the unaffiliated shareholders will have no ongoing equity participation in the Company following the Merger, and that such shareholders will cease to participate in the Company’s future earnings or growth, if any, or to benefit from increases, if any, in the value of the Class A Common Stock, and will not participate in any potential future sale of the Company to a third party;

•	the participation in the Merger by Mr. Cole and the fact that his interests and the interests of the Family Stockholders in the transaction differ from those of our unaffiliated shareholders;

•

the possibility that Mr. Cole could, at a later date, engage in unspecified transactions including a restructuring effort or the sale of some or all of the surviving corporation or its assets to one or more purchasers that could conceivably produce a higher aggregate value than that available to shareholders in the Merger;

•

that Mr. Cole’s majority ownership of the Company and his expressed unwillingness to consider alternative transactions effectively discouraged third parties from making offers that were competitive with Mr. Cole’s;

•	the risk of incurring substantial expenses related to the Merger, including in connection with the litigation that resulted and any litigation that may result;

•

the fact that there can be no assurance that all conditions to the parties’ obligations to complete the Merger will be satisfied and that, as a result, it is possible that the Merger may not be completed even if the Merger Agreement is adopted and the Shareholder Approval and Minority Approval are each obtained;

•

the Merger Agreement’s restrictions on the conduct of the Company’s business prior to the completion of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the Merger;

•

the risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships;

•	that the receipt of cash in exchange for shares of Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes;

•	the possibility that, under certain circumstances under the Merger Agreement, the Company may be required to reimburse Parent’s expenses and/or pay a termination fee to Parent; and

•

although a binding debt commitment letter has been obtained by Mr. Cole, the possibility that the debt financing necessary for the Merger will not be funded at the time required by the Merger Agreement.

In the course of reaching its decision to recommend to the Board of Directors that the Board of Directors approve the Merger Agreement, the Special Committee did not consider the liquidation value of the Company because it considered the Company to be a viable going concern and therefore did not consider liquidation value to be a relevant methodology. In its evaluation of the transaction, while the Special Committee did not believe that there was a single method for determining “going concern value,” the Special Committee believed that the future financial results reflected in management’s projections for the Company and the related additional factors considered by the Special Committee provided an indication of the Company’s going concern value. In addition, the Special Committee did not consider net book value, which is an accounting concept, as a factor because it believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs. The Company’s net book value per share as of March 31, 2012 was approximately $7.93, or approximately 52% lower than the $15.25 per share cash merger consideration.

The Special Committee did not view the prices paid by the Company for the open market repurchases of shares of Class A Common Stock in 2011 detailed in the “Important Information Concerning the Company—Transactions in Common Stock” section beginning on page 99 as relevant beyond indicating the trading price of Class A Common Stock during such periods. Further, since the Company has not received any firm offers concerning a potential acquisition of the Company or similar fundamental transaction during the past two years from any party (other than the offer from Mr. Cole that led to the Merger Agreement), the consideration of any alternative or recent firm offers was not a factor available for the Special Committee to consider.

The foregoing discussion of the information and factors considered by the Special Committee includes the material factors considered by the Special Committee. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee recommended the Merger Agreement and the Merger based upon the totality of the information it considered.

The Board of Directors

The Board of Directors consists of six directors, one of whom, Mr. Cole, has interests in the Merger different from the interests of the Company’s unaffiliated shareholders generally. The Board of Directors established the Special Committee of independent, non-employee directors and empowered it with exclusive authority to review, evaluate, reject, negotiate and, if appropriate, make a recommendation to the Board of Directors regarding the proposal from Mr. Cole or any alternative thereto. On June 5, 2012, on the basis of the Special Committee’s recommendation and the other factors described below, the Board of Directors unanimously (with Mr. Cole abstaining from the vote and recusing himself from the discussion because Mr. Cole has interests in the Merger different from the interests of the Company’s unaffiliated shareholders generally, as described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Interests of Named Executive Officers” section beginning on page 54):

•

determined that the Merger Agreement and the Ancillary Agreements and the transactions contemplated thereby, including the Merger, are advisable, and fair to and in the best interests of the unaffiliated shareholders;

•	approved and adopted the Merger Agreement and the Ancillary Agreements and the transactions contemplated thereby, including the Merger;

•

subject to the provisions of the Merger Agreement permitting a change in recommendation in certain circumstances, resolved to recommend approval of the Merger and adoption of the Merger Agreement by the shareholders of the Company and direct that the Merger and the Merger Agreement be submitted to the shareholders of the Company for their approval and adoption; and

•

resolved to duly and validly approve and take all corporate action required to be taken, under the Company’s articles of incorporation and bylaws and pursuant to applicable law, including the New York Business Corporation Law, by the Board of Directors to authorize the consummation of the transactions contemplated by the Agreements, including the Merger.

In determining that the Merger Agreement is advisable, and fair to and in the best interests of the unaffiliated shareholders of the Company, and approving the Merger Agreement, the Merger and the other transactions contemplated thereby, and recommending that the Company’s shareholders vote for the adoption of the Merger Agreement, the Board of Directors, which, with Mr. Cole abstaining and excusing himself from all discussions concerning the Merger Agreement, the Merger and the other transactions contemplated thereby because Mr. Cole has interests in the Merger different from the interests of the Company’s unaffiliated shareholders generally, as described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Interests of Named Executive Officers” section beginning on page 54, consisted of all the members of the Special Committee and Mr. Blum, expressly and unanimously adopted the analysis of the Special Committee, which is discussed above.

The foregoing discussion of the information and factors considered by the Board of Directors includes the material factors considered by the Board of Directors. In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Board of Directors approved and recommends the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

The Board of Directors recommends that you vote FOR the adoption of the Merger Agreement.

Opinion of the Special Committee’s Financial Advisor

The Special Committee has retained BofA Merrill Lynch to act as its financial advisor in connection with the Merger. On June 5, 2012, at a meeting of the Special Committee held to evaluate the Merger, BofA Merrill Lynch delivered to the Special Committee an oral opinion, confirmed by delivery of a written opinion dated June 5, 2012, to the effect that, as of such date and based on and subject to various assumptions and limitations described in its opinion, the $15.25 per share merger consideration to be received by holders of Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion, dated June 5, 2012, to the Special Committee, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Special Committee for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion did not address any other aspect of the Merger and no opinion or view was expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. BofA Merrill Lynch also expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

In connection with its opinion, BofA Merrill Lynch, among other things:

•	reviewed certain publicly available business and financial information relating to the Company;

•

reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with BofA Merrill Lynch by the Company’s management, including certain financial forecasts relating to the Company prepared by the Company’s management and approved by the Special Committee, such as the May 2012 Projections;

•

discussed the past and current business, operations, financial condition and prospects of the Company with members of the Company’s senior management, including, without limitation, such management’s plan to continue operating the Company’s business consistent with the operating model reflected in the May 2012 Projections;

•	reviewed the trading history for Class A Common Stock and a comparison of that trading history with the trading histories of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial and stock market information of the Company with similar information of other companies BofA Merrill Lynch deemed relevant;

•	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions BofA Merrill Lynch deemed relevant;

•

considered the fact that the Company had publicly announced receipt of an acquisition proposal from Mr. Cole and that Mr. Cole stated that, in his capacity as a shareholder of the Company, he was not interested in a disposition or sale of his interests in the Company or voting in favor of any alternative sale, merger or similar transaction involving the Company;

•	reviewed an execution version, provided on June 5, 2012, of the Merger Agreement; and

•	performed such other analyses and studies and considered such other information and factors as BofA Merrill Lynch deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with it and relied upon the assurances of the Company’s management that it was not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the May 2012 Projections, BofA Merrill Lynch was advised by the Company, and assumed, at the Special Committee’s direction, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the Company’s management as to the future financial performance of the Company. In addition, at Special Committee’s direction, BofA Merrill Lynch relied upon the assessments of the Company’s management that the Company would continue operating its business consistent with the operating model reflected in the May 2012 Projections and that there would be no developments with respect to such operations that would be material to BofA Merrill Lynch’s analysis or opinion. BofA Merrill Lynch did not make and was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company (other than certain appraisals and reports prepared by independent consultants to Mr. Cole relating to certain assets and liabilities of the Company), nor did BofA Merrill Lynch make any physical inspection of the properties or assets of the Company. BofA Merrill Lynch did not evaluate the solvency or fair value of the Company, Parent or any of their respective affiliates or other entities under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the Special Committee’s direction, that the Merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on the Company or the Merger. BofA Merrill Lynch also assumed, at the Special Committee’s direction, that the final executed Merger Agreement would not differ in any material respect from the execution version of the Merger Agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects or implications of the Merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any rollover agreement, voting agreement or other arrangements, agreements or understandings entered into in connection with the Merger or otherwise. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) and no opinion or view was expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities (including, without limitation, the holders of Class B Common Stock), creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the merger consideration or otherwise.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. The credit, financial and stock markets have been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on the Company, Parent, its affiliates or the Merger. It should be understood that subsequent developments may affect BofA Merrill Lynch’s opinion, and BofA Merrill Lynch does not have any obligation to update, revise, or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee. Except as described in this summary, the Special Committee imposed no other instructions or limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

The following represents a brief summary of the material financial analyses performed by BofA Merrill Lynch in connection with its opinion, dated June 5, 2012, to the Special Committee. The summary below is qualified by reference to BofA Merrill Lynch’s written presentation, dated June 5, 2012, provided to the Special Committee, a copy of which has been filed as Exhibit (c)(3) to the Rule 13e-3 Transaction Statement on Schedule 13E-3 filed with the Securities and Exchange Commission in connection with the Merger and a copy of which will also be available for inspection and copying at the Company’s principal executive offices during its regular business hours. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Selected Public Companies Analysis. BofA Merrill Lynch reviewed financial and stock market information of the Company and the following 12 publicly traded companies, which companies were selected because, as is the case with the Company, they have operations primarily in the retail, apparel, footwear and accessories, and brand management industries:

•	Cherokee Inc.

•	Deckers Outdoor Corporation

•	Fifth & Pacific Companies, Inc.

•	Fossil, Inc.

•	Genesco Inc.

•	Iconix Brand Group, Inc.

•	Oxford Industries, Inc.

•	Perry Ellis International, Inc.

•	Steve Madden, Ltd.

•	The Jones Group Inc.

•	True Religion Apparel, Inc.

•	Wolverine World Wide, Inc.

BofA Merrill Lynch reviewed enterprise values of the selected companies calculated as equity values based on closing stock prices on June 4, 2012 plus net debt, as a multiple of calendar year 2012 estimated earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. The overall low to high calendar year 2012 estimated EBITDA multiples observed for the selected companies were 5.1x to 10.1x (excluding multiples for Cherokee Inc., which multiple was not publicly available, and Fifth & Pacific Companies, Inc., which multiple was considered not meaningful due to depressed levels of EBITDA). Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected companies, BofA Merrill Lynch applied a selected range of calendar year 2012 estimated EBITDA multiples of 6.0x to 8.0x derived from the selected companies to the Company’s calendar year 2012 estimated EBITDA burdened for stock-based compensation and adjusted for one-time expenses and impairments, referred to as adjusted EBITDA. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the May 2012 Projections. This analysis indicated the following approximate implied per share equity value reference range (rounded to the nearest $0.05) for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range:	Merger Consideration
$9.40 - $11.60	$15.25

No company used in this analysis is identical to the Company. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which the Company was compared.

Selected Precedent Transactions Analysis. BofA Merrill Lynch reviewed publicly available financial information relating to the following 12 selected transactions announced between January 1, 1999 and June 5, 2012, which transactions generally were selected because, as is the case with the Merger, they involved apparel and footwear and accessories companies:

Announcement Date	Acquiror	Target

May 2012	• Wolverine World Wide, Inc., Blum Capital Partners and Golden Gate Capital	• Collective Brands, Inc.

June 2011	• VF Corporation	• The Timberland Company

March 2010	• Phillips-Van Heusen Corporation	• Tommy Hilfiger B.V.

September 2007	• Sun Capital Securities Group, LLC	• Kellwood Company

May 2007	• Payless ShoeSource, Inc.	• The Stride Rite Corporation

December 2005	• Apax Partners	• Tommy Hilfiger Corporation

June 2004	• Jones Apparel Group, Inc.	• Maxwell Shoe Company Inc.

February 2004	• Genesco Inc.	• Hat World Corporation

July 2003	• NIKE, Inc.	• Converse, Inc.

July 2003	• VF Corporation	• Nautica Enterprises, Inc.

April 2003	• Oxford Industries, Inc.	• Tommy Bahama Group, Inc.

March 1999	• Jones Apparel Group, Inc.	• Nine West Group Inc.

BofA Merrill Lynch reviewed transaction values of the selected transactions calculated as the purchase price paid for the target company plus net debt, as a multiple of the target company’s latest 12 months EBITDA. The overall low to high latest 12 months EBITDA multiples observed for the selected transactions were 6.0x to 12.6x. Based on its professional judgment and after taking into consideration, among other things, the observed data for the selected transactions, BofA Merrill Lynch applied a selected range of latest 12 months EBITDA multiples of 7.0x to 9.0x derived from the selected transactions to the Company’s latest 12 months (as of March 31, 2012) adjusted EBITDA. Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company were based on the May 2012 Projections and the Company’s public filings. This analysis indicated the following approximate implied per share equity value reference range (rounded to the nearest $0.05) for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$11.55 - $14.00	$15.25

No company, business or transaction used in this analysis is identical to the Company or the Merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which the Company and the Merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of the Company by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate during the second half of the fiscal year ending December 31, 2012 through the full fiscal year ending December 31, 2014 based on the May 2012 Projections. BofA Merrill Lynch calculated terminal values for the Company by applying to the Company’s fiscal year 2014 projected unlevered free cash flows (adjusted to reflect normalized levels of depreciation and amortization, taxes and changes in operating assets and liabilities) a range of perpetuity growth rates of 2.5% to 3.5%, which range was selected based on BofA Merrill Lynch’s professional judgment and after taking into consideration, among other things, the growth of the overall economy and the Company’s performance. The cash flows and terminal values were then discounted to present value as of June 30, 2012 using discount rates ranging from 11% to 13%, which range was selected based on BofA Merrill Lynch’s professional judgment and after taking into consideration, among other things, a weighted average cost of capital calculation. This analysis indicated the following approximate implied per share equity value reference range (rounded to the nearest $0.05) for the Company, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$13.65 - $17.30	$15.25

BofA Merrill Lynch also reviewed the Company’s potential tax benefits, including from deferred tax assets and net operating loss carryforwards expected to be utilized by the Company’s management to reduce future federal taxes, discounted to present value as of June 30, 2012 using discount rates ranging from 8% to 12% (which range was selected based on BofA Merrill Lynch’s professional judgment and after taking into consideration, among other things, the Company’s cost of debt and a weighted average cost of capital calculation), which implied an approximate net present value range (rounded to the nearest $0.05) for such potential tax benefits of $1.40 to $1.55 per share. BofA Merrill Lynch noted that the midpoint of such range (rounded to the nearest $0.05) would increase the high-end of the implied reference range for the Company derived from the discounted cash flow analysis described above to $18.80 per share.

Other Factors. BofA Merrill Lynch also noted certain additional factors that were not considered part of BofA Merrill Lynch’s financial analyses with respect to its opinion but were referenced for informational purposes, including, among other things, the following:

•

closing prices of Class A Common Stock during the 52-week period ended February 23, 2012, the last trading day prior to announcement that Mr. Cole submitted an initial offer to acquire the Company for $15.00 per share, noting that during such period the Company’s closing stock prices ranged from $10.15 to $13.98 per share; and

•

one-year forward stock price target for the Company in a publicly available Wall Street research analyst report, noting that such one-year forward stock price target for the Company, discounted to present value utilizing a discount rate equivalent to the Company’s cost of equity of 13.5%, was $15.85 per share.

Miscellaneous

BofA Merrill Lynch has acted as financial advisor to the Special Committee in connection with the Merger and the Company has agreed to pay BofA Merrill Lynch for such services an aggregate fee currently estimated to be approximately $2,250,000, portions of which were payable during BofA Merrill Lynch’s engagement and upon the rendering of its opinion and approximately $1,500,000 of which is contingent upon consummation of the Merger. The Company also has agreed to reimburse BofA Merrill Lynch for expenses incurred by BofA Merrill Lynch in performing its services, including fees and expenses of its legal counsel, and to indemnify BofA Merrill Lynch and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement.

As noted above, the discussion set forth above is a summary of the material financial analyses performed by BofA Merrill Lynch in connection with its opinion to the Special Committee and is not a comprehensive description of all analyses undertaken or factors considered by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that the analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses considered or focusing on information presented in tabular format, without considering all analyses or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The estimates of the future performance of the Company in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Special Committee in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or acquired or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual value of the Company.

The type and amount of consideration payable in the Merger was determined by the Special Committee and Mr. Cole, rather than by any financial advisor, and was approved by the Special Committee and the Board of Directors (other than Mr. Cole who abstained and recused himself from all discussions relating to the Merger). The decision to enter into the Merger Agreement was solely that of the Special Committee and the Board of Directors. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the Merger and should not be viewed as determinative of the views of the Special Committee, the Board of Directors or management with respect to the Merger or the merger consideration.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of its businesses, BofA Merrill Lynch and its affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Parent and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to the Company and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or currently acting as joint lead arranger or co-syndication agent for, and/or as a lender under, certain credit facilities, loans, letters of credit and leasing facilities of the Company and certain of its affiliates and (ii) having provided or providing certain treasury and management services and products to the Company and certain of its affiliates. From January 1, 2010 through May 31, 2012, BofA Merrill Lynch and its affiliates received aggregate revenues from the Company and its affiliates for corporate, commercial and investment banking services unrelated to the Merger of less than $1 million.

BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in providing financial advisory services in connection with mergers and acquisitions. The Special Committee selected BofA Merrill Lynch to act as the its financial advisor in connection with the Merger on the basis of BofA Merrill Lynch’s experience in similar transactions, its reputation in the investment community and its familiarity with the Company.

Purpose and Reasons of Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders for the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders may be deemed to be affiliates of the Company and, therefore, required to express their purpose and reasons for the Merger to the unaffiliated shareholders of the Company, as defined in Rule 13e-3 of the Exchange Act. Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

For Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders, the purpose of the Merger is to enable Parent to acquire control of the Company, in a transaction in which the unaffiliated shareholders of the Company will be cashed out for $15.25 per share of Class A Common Stock, so Parent will bear the rewards and risks of the ownership of the Company after shares of Class A Common Stock cease to be publicly traded. In addition, the Merger will (i) allow the Family Stockholders to maintain a significant portion of their investment in the Company through their obligations to make an equity investment in Parent via the rollover of their existing holdings of Class A Common Stock and Class B Common Stock as described in the “Special Factors—Financing of the Merger—Rollover Financing” section beginning on page 50, and, in the case of Mr. Cole and Family LLC, via a cash equity investment in Parent in the amount of $15,000,000 as described in the “Special Factors—Financing of the Merger—Cole Equity Financing” and “Special Factors—Financing of the Merger—Marlin Equities Equity Financing” sections beginning on page 51, and (ii) enable Mr. Cole to maintain a leadership role with the surviving corporation. As stated in his initial proposal letter for the Merger, Mr. Cole decided to pursue the Merger because he believes that the Company can be operated more effectively as a privately-owned company. Recent market challenges have created a sharply competitive landscape and Mr. Cole believes, at this point in time in the Company’s operating history, it is now more important than ever to embrace a more entrepreneurial perspective where the Company and its stakeholders are incentivized to grow and develop the Company’s products, brand and business with a longer term perspective. Mr. Cole believes it is increasingly difficult to develop this type of culture in a public company context, where the public markets are increasingly focused on short-term results. As a privately-owned company, the Company would have increased flexibility to make decisions that may negatively affect quarterly results but that may, over the long-term, increase the Company’s value. In contrast, as a publicly-traded company, the Company currently faces public shareholder and investment analyst pressure to make decisions that may produce better short-term results, but which may over the long-term lead to a reduction in the per share price of its publicly-traded equity securities. As a privately-owned company, the Company would also be relieved of many of the other burdens and constraints imposed on public companies. The need for management to be responsive to public shareholder concerns and to engage in an ongoing dialogue with public shareholders may at times distract management’s time and attention from the effective operation and improvement of the business. For these reasons, Family LLC, Parent, Intermediate Holdco, Merger Sub and the Family Stockholders believe that private ownership is in the best interests of the business and the organization and that the Merger is in the best interests of the Company’s shareholders.

Positions of the Family Stockholders as to the Fairness of the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of the Family Stockholders may be deemed to be affiliates of the Company and, therefore, required to express their beliefs as to the substantial and procedural fairness of the Merger to the unaffiliated shareholders of the Company. The Family Stockholders are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

As described below, the Family Stockholders believe that the Merger is fair to the unaffiliated shareholders of the Company on the basis of (i) the factors as described in the “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” section beginning on page 28, which factors the Family Stockholders agree with and adopt, and (ii) the additional factors described below. In this section and the “Special Factors—Positions of Family LLC, Parent, Intermediate Holdco and Merger Sub as to the Fairness of the Merger” section beginning on page 45, we refer to the “Board” to mean the “Board of Directors other than Mr. Cole (who abstained and recused himself from all discussions relating to the Merger)”.

None of the Family Stockholders participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company’s legal advisor or the Special Committee’s legal or financial advisors as to, the fairness of the Merger. As described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” section beginning on page 53, the Family Stockholders have interests in the Merger different from those of the unaffiliated shareholders of the Company by virtue of the Family Stockholders’ obligation to make an equity investment in Parent via the rollover of their existing holdings of Class A Common Stock and Class B Common Stock, and, in the case of Mr. Cole and Family LLC, via a cash equity investment in Parent in the amount of $15,000,000, and Mr. Cole’s expectation of a continuing leadership role in the surviving corporation.

The unaffiliated shareholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement, with the assistance of the Special Committee’s legal and financial advisors. The Family Stockholders have not performed, nor engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the unaffiliated shareholders of the Company. Parent engaged PJSC as a financial advisor in connection with negotiating the terms of the Merger and the financing for the Merger. However, PJSC did not provide an opinion with respect to the fairness of the merger consideration to the unaffiliated shareholders of the Company or the Family Stockholders.

Based on the Family Stockholders’ knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee described in the “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” section beginning on page 28 (including, without limitation, the Board’s and Special Committee’s analysis with respect to the Company’s going concern value), with which the Family Stockholders agree and which analysis and resulting conclusions the Family Stockholders adopt, the Family Stockholders believe that the Merger is substantively fair to the unaffiliated shareholders of the Company. In particular, the Family Stockholders considered the following:

•

other than their receipt of Board and Special Committee fees (which are not contingent upon the consummation of the Merger or the Special Committee’s or the Board’s recommendation or approval of the Merger) and their interests described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” section beginning on page 53, no member of the Special Committee has a financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated shareholders generally, although the Merger Agreement does include customary provisions for indemnity and the continuation of liability insurance for the Company’s officers and directors;

•

the Board determined, by the unanimous vote of all members of the Board, based on the unanimous recommendation of the Special Committee, that the Merger is fair to, and in the best interests of, the Company and its unaffiliated shareholders;

•

the per share merger consideration of $15.25 represents a 17% premium to the closing price of the Company’s Class A Common Stock on February 23, 2012, the last trading day before the announcement by Mr. Cole of his initial proposal;

•

the per share merger consideration of $15.25 represents a 28% premium over the average closing price of the Company’s Class A Common Stock for the 45 trading days prior to February 23, 2012, the last trading day before the announcement by Mr. Cole of his initial proposal;

•	the per share price of $15.25 represents a valuation of the Company at a 9.3x multiple to the Company’s EBITDA for the period from April 1, 2011 through March 31, 2012;

•

the Merger will provide consideration to the unaffiliated shareholders of the Company entirely in cash, allowing the unaffiliated shareholders of the Company to immediately realize a certain and fair value for their shares of Class A Common Stock and eliminating any uncertainty in valuing the consideration to be received by such shareholders; and

•

the fact that there are no unusual requirements or conditions to the Merger, and the fact that Merger Sub has received a Debt Commitment Letter and Parent has received Equity Commitment Letters, as described in the “Special Factors—Financing of the Merger” section beginning on page 50, to provide the financing necessary to consummate the Merger expeditiously, each increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the unaffiliated shareholders of the Company in the Merger will be received.

The Family Stockholders did not establish, and did not consider, a pre-Merger public company going concern value of Class A Common Stock for the purposes of determining the per share merger consideration or the fairness of the per share merger consideration to the unaffiliated shareholders of the Company because, following the Merger, the Company will have a significantly different capital structure. However, to the extent the pre-Merger going concern value was reflected in the pre-announcement per share price of Class A Common Stock, the per share merger consideration of $15.25 represented a premium to the going concern value of the Company. In addition, the Family Stockholders did not consider net book value of Class A Common Stock because they believe that net book value, which is an accounting concept, does not reflect, or have any meaningful impact on, either the market trading prices of Class A Common Stock or the Company’s value as a going concern. The Family Stockholders did not consider liquidation value in determining the fairness of the Merger to the unaffiliated shareholders of the Company because of their belief that liquidation sales generally result in proceeds substantially less than sales of a going concern, because of the impracticability of determining a liquidation value given the significant execution risk involved in any breakup, because they considered the Company to be a viable, going concern and because the Company will continue to operate its business following the Merger.

The Family Stockholders believe that the Merger is procedurally fair to the unaffiliated shareholders of the Company based upon the following:

•

other than their receipt of Board of Directors and Special Committee fees (which are not contingent upon the consummation of the Merger or the Special Committee’s or the Board’s recommendation or approval of the Merger) and their interests described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” section beginning on page 53, the Special Committee, consisting solely of directors who are not officers or employees of the Company and who are not affiliated with the Family Stockholders, Family LLC, Parent, Intermediate Holdco or Merger Sub, and who have no financial interest in the Merger that is different from, or in addition to, the interests of the unaffiliated shareholders generally, was given exclusive authority to, among other things, review, evaluate and negotiate the terms of the proposed Merger, to decide not to engage in the Merger and to consider alternatives to the Merger;

•	the Special Committee retained its own internationally recognized legal and financial advisors;

•

the Special Committee and its advisors conducted an extensive due diligence investigation of the Company before commencing negotiations, which the Family Stockholders believe provided the Special Committee with the information necessary to effectively represent the interests of the unaffiliated shareholders;

•

the per share merger consideration of $15.25, and the other terms and conditions of the Merger Agreement, resulted from extensive negotiations between Parent and its advisors, on the one hand, and the Special Committee and its advisors, on the other hand;

•

the Special Committee was deliberate in its process, taking approximately three and a half months to analyze and evaluate Mr. Cole’s initial proposal and to negotiate with Mr. Cole the terms of the proposed Merger, ultimately resulting in a $0.25 per share increase in the merger consideration to be paid in connection with the Merger over that initially proposed by Mr. Cole;

•

the Special Committee received an opinion, dated June 5, 2012, of its financial advisor as to the fairness, from a financial point of view and as of such date, to holders of Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) of the $15.25 per share merger consideration to be received by such holders;

•	the Merger was approved by the unanimous vote of the Board, based on the unanimous recommendation of the Special Committee;

•

the Merger is subject to a non-waivable condition requiring an affirmative vote of at least a majority of all outstanding shares of Class A Common Stock held by shareholders other than Mr. Cole and the other Family Stockholders and their respective affiliates and associates; and

•

the Company’s ability to terminate the Merger Agreement if the Minority Approval is not obtained, with each party generally bearing its own expenses in such circumstances as described in the “The Merger Agreement—Termination” section beginning on page 85.

While Mr. Cole is an officer and director of the Company, because of his participation in the transaction as described in the “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” section beginning on page 53, he did not serve on the Special Committee, nor did he participate in, or vote in connection with, the Special Committee’s evaluation or recommendation of the Merger Agreement and the Merger or the Board’s evaluation or approval of the Merger Agreement and the Merger. For these reasons, Mr. Cole does not believe that his or any other Family Stockholders’ interests in the Merger influenced the decision of the Special Committee or the Board with respect to the Merger Agreement or the Merger. Mr. Cole has stated, including in his initial proposal letter for the Merger, that the failure of the Special Committee to recommend, or the unaffiliated shareholders to approve, the Merger would not adversely affect Mr. Cole’s future relationship with the Company.

The foregoing discussion of the information and factors considered and given weight by the Family Stockholders in connection with the fairness of the Merger Agreement and the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Family Stockholders did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger Agreement and the Merger. Rather, the Family Stockholders made the fairness determinations after considering all of the foregoing as a whole. The Family Stockholders believe these factors provide a reasonable basis upon which to form their belief that the Merger is fair to the unaffiliated shareholders of the Company. This belief should not, however, be construed as a recommendation to any Company shareholder to approve the Merger or adopt the Merger Agreement. The Family Stockholders do not make any recommendation as to how shareholders of the Company should vote their shares of Class A Common Stock relating to the Merger.

Positions of Family LLC, Parent, Intermediate Holdco and Merger Sub as to the Fairness of the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of Family LLC, Parent, Intermediate Holdco and Merger Sub may be deemed to be affiliates of the Company and, therefore, required to express their beliefs as to the fairness of the Merger to the unaffiliated shareholders of the Company. Family LLC, Parent, Intermediate Holdco and Merger Sub are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.

None of Family LLC, Parent, Intermediate Holdco or Merger Sub participated in the deliberations of the Special Committee or the Board regarding, or received advice from the Company’s legal advisor or the Special Committee’s legal or financial advisors as to, the fairness of the Merger to the Company’s unaffiliated shareholders. As entities beneficially owned by Mr. Cole and/or the other Family Stockholders, Family LLC, Parent, Intermediate Holdco and Merger Sub considered the same factors considered by, and adopted the analysis and resulting conclusions of, the Family Stockholders, as described in the “Special Factors—Positions of the Family Stockholders as to the Fairness of the Merger” section beginning on page 42. Based on the information and factors set forth in the foregoing discussion, as well as Family LLC, Parent, Intermediate Holdco and Merger Sub’s knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Board and the Special Committee described in the “Special Factors—Reasons for the Merger; Recommendation of the Special Committee and the Board of Directors; Fairness of the Merger” section beginning on page 28 (including, without limitation, the Board’s and Special Committee’s analysis with respect to the Company’s going concern value), with which Family LLC, Parent, Intermediate Holdco and Merger Sub agree and which analysis and resulting conclusions Family LLC, Parent, Intermediate Holdco and Merger Sub adopt, Family LLC, Parent, Intermediate Holdco and Merger Sub believe that the Merger is fair to the unaffiliated shareholders of the Company.

Family LLC, Parent, Intermediate Holdco and Merger Sub believe that the foregoing information and factors provide a reasonable basis for their belief that the Merger is fair to the unaffiliated shareholders of the Company. This belief should not, however, be construed as a recommendation to any Company shareholder to approve the Merger or adopt the Merger Agreement. Family LLC, Parent, Intermediate Holdco and Merger Sub do not make any recommendation as to how shareholders of the Company should vote their shares of Class A Common Stock relating to the Merger.

Plans for the Company after the Merger

After the Effective Time, Parent anticipates that the Company will continue its current operations, except that it will (i) cease to be an independent public company and will instead be a wholly owned subsidiary of Parent and (ii) have substantially more debt than it currently has. There are no current plans to repay the debt taken out to finance the Merger. If the Merger is consummated, the Class A Common Stock will be delisted from the NYSE and will cease to be registered under the Exchange Act (via termination of registration pursuant to Section 12(g) of the Exchange Act). After the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will become the directors of the Company, and the officers of the Company immediately prior to the Effective Time will remain the officers of the Company, in each case until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

Certain Effects of the Merger

If the Shareholder Approval and Minority Approval are obtained and the other conditions to the Closing are either satisfied or waived, Merger Sub will be merged with and into the Company with the Company being the surviving corporation. If the Merger is completed, all of our equity interests will be owned by Parent. Except for the Family Stockholders and any other person who may have a beneficial ownership interest in the Company as of the Closing, through their interest in Parent, none of our current shareholders will have any ownership interest in, or be a shareholder of, the Company after the completion of the Merger. As a result, our current shareholders (other than the Family Stockholders and any other person who may have an ownership interest in Parent) will no longer benefit from any increase in our value, nor will they bear the risk of any decrease in our value. Following the Merger, Parent will benefit from any increase in our value and also will bear the risk of any decrease in our value.

Upon the consummation of the Merger:

•

each issued and outstanding share of Class A Common Stock held by Public Stockholders immediately prior to the Effective Time will be converted automatically into and will represent the right to receive $15.25 in cash, without interest, referred to as the “merger consideration”, and each such share shall otherwise cease to be outstanding and shall otherwise automatically be cancelled and cease to exist;

•

each issued and outstanding share of Common Stock that is owned by the Family Stockholders (all of which such stock shall, immediately prior to the Effective Time, be held indirectly by Parent pursuant to the terms of the Rollover Agreement and the Exchange Agreement, as each is described in the “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock” section beginning on page 89) immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and shall cease to exist;

•

other than each Company stock option held by Mr. Cole, each Company stock option that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle each holder thereof to receive a payment, if any, in cash from the Company (less any applicable withholding taxes) promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option;

•

other than those other stock-based awards then held by Mr. Cole or by a non-employee director, each stock-based award (including each share of restricted stock, restricted stock unit, performance share and stock equivalent) will be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such stock-based award otherwise becomes vested and no longer subject to a substantial risk of forfeiture, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock that would have been issuable upon such vesting date or for which restrictions would have lapsed upon such vesting date;

•

each other stock-based award then held by a non-employee director shall be amended to entitle the holder thereof, in settlement therefor, to receive a payment in cash from the Company promptly following the Effective Time equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock underlying such stock-based award;

•

each Company stock option held by Mr. Cole that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle Mr. Cole to receive a number of shares of Class A Common Stock determined by dividing (a) the product of (i) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, and (ii) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable), by (b) $15.25 per share (less an amount of shares to satisfy withholding tax obligations) and any such shares of Class A Common Stock delivered to Mr. Cole will immediately cease to be outstanding, automatically be cancelled and cease to exist; and

•

the Company will provide for the lapsing of any restrictions in respect of any other stock-based awards held by Mr. Cole that are outstanding immediately prior to the Effective Time, whether or not then vested and the amount of shares of Class A Common Stock that will as a result be delivered to Mr. Cole will be reduced to account for withholding tax obligations and will cease to be outstanding, automatically be cancelled and cease to exist.

Furthermore, the Company’s Employee Stock Purchase Plan, referred to as the “ESPP”, was cancelled promptly after the execution of the Merger Agreement as agreed to in the Merger Agreement. The rights of participants in the ESPP with respect to any offering period underway under the ESPP at the time of the execution of the Merger Agreement were determined by ceasing payroll deductions with respect to the ESPP as of the first payroll period beginning on or after the date of such execution and by making such other pro-rata adjustments as were necessary to reflect the shortened offering period, but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP.

Following the Merger, the entire equity in the surviving corporation will ultimately be owned by Parent. If the Merger is completed, Mr. Cole and the other beneficial owners of Parent will be the sole beneficiaries of our future earnings and growth, if any, and will be entitled to vote on corporate matters affecting the Company following the Merger. Similarly, Mr. Cole and the other shareholders of Parent will also bear the risks of ongoing operations, including the risks of any decrease in our value after the Merger and the operational and other risks related to the incurrence by the surviving corporation of significant additional debt as described below under “Special Factors—Financing of the Merger” beginning on page 50.

If the Merger is completed, the Company’s shareholders other than the Family Stockholders and any other person who may have a beneficial ownership interest in Parent will have no interest in the Company’s net book value or net earnings.

As a result and upon consummation of the Merger, the Company will be 100% owned by Parent and its wholly owned subsidiary Intermediate Holdco. Following the Merger, Mr. Cole and the other Family Stockholders will hold their interests in the Company indirectly through Family LLC, which, as described in the table below, will own 90.1% of Parent (and thereby indirectly 90.1% of the Company) following the Merger. The following table sets forth, among other things, the percentage ownership of the Company by Family LLC and each of the Family Stockholders pre-and post-Merger, as well as the interest in the net book value and net earnings of the Company of Family LLC and each of the Family Stockholders pre-and post-Merger.

	Number of Shares pre-Merger		% Holding pre-Merger (1)		% Holding post-Merger (2)		Interest in Net Book Value (3) (in 000’s)		Interest in Net Income (Loss) (4) (in 000’s)
							Pre-Merger	Post-Merger	Pre-Merger	Post-Merger
Kenneth D. Cole	8,527,150	(5)	45.85175	(5)	90.10000	(6)	$65,965	$129,623	$(1,336)	$(2,626)
Cole Family Holdco, LLC (7)	0		0		90.10000		$0	$129,623	$0	$(2,626)
KMC Partners L.P.	187,500		1.00822		0.90841		$1,450	$1,307	$(29)	$(26)
2010 Kenneth D. Cole Grantor Retained Annuity Trust	132,021		0.70990		0.63962		$1,021	$920	$(21)	$(19)
July 2010 Kenneth D. Cole Grantor Retained Annuity Trust	204,852		1.10152		0.99247		$1,585	$1,428	$(32)	$(29)
2009 Kenneth D. Cole Grantor Retained Annuity Trust	470,666		2.53084		2.28029		$3,641	$3,281	$(74)	$(66)
2009 Kenneth D. Cole Family Grantor Retained Annuity Trust	470,666		2.53084		2.28029		$3,641	$3,281	$(74)	$(66)
Kenneth Cole 1994 Charitable Remainder Trust	150,000		0.80657		0.72672		$1,160	$1,046	$(24)	$(21)
Kenneth Cole Foundation	133,000		0.71516		0		$1,029	$0	$(21)	$0

(1)	Based on 10,706,723 shares of Class A Common Stock and 7,890,497 shares of Class B Common Stock outstanding as of August 23, 2012.
(2)	Calculated on an as-converted basis (assuming the conversion of preferred stock of Parent into common stock of Parent), and assuming the issuance of (i) $20,001,000 of shares of preferred stock in Parent pursuant to and in accordance with the Marlin Equity Commitment Letter and (ii) $15,000,000 of shares of common stock in Parent to Family LLC pursuant to and in accordance with the Family Equity Commitment Letter.
(3)	Based on Net Book Value as of December 31, 2011 of $143,866,136, and using the percentages set forth under the column headings “% Holding pre-Merger” and “% Holding post-Merger.”
(4)	Based on Net Loss as of December 31, 2011 of $(2,914,497), and using the percentages set forth under the column headings “% Holding pre-Merger” and “% Holding post-Merger.”
(5)	Excludes options and restricted stock and assumes that Mr. Cole, as a member of a “group” with the other Family Stockholders, may be deemed to beneficially own the shares held by the other Family Stockholders as shown elsewhere in this table. See Schedule 13D/A filed by Mr. Cole and the other Family Stockholders on June 7, 2012 for further information.
(6)	Assumes that, following the Merger, Mr. Cole may be deemed to beneficially own the shares held by Family LLC.
(7)	Mr. Cole and the other Family Stockholders will own 100% of Family LLC.

As of the consummation of the Merger, the Family Stockholders and Marlin Equities, and any permitted assignee or designee thereof, will have an indirect interest in our net book value and earnings as a result of their beneficial ownership of all the equity interests in Parent.

A primary benefit of the Merger to the Public Stockholders will be the right of such shareholders to receive a cash payment of $15.25, without interest, for each share of Class A Common Stock held by such shareholders as described above, representing a premium of approximately 17% to the closing price of the Class A Common Stock on

February 23, 2012, the last trading day before the announcement by Mr. Cole of his proposal to acquire all outstanding shares of Class A Common Stock not owned by him, as well as a premium of approximately 28% over the average closing price of the Company’s Class A Common Stock for the 45 trading days prior to that date.

The primary detriments of the Merger to such shareholders include the lack of interest of such shareholders in our potential future earnings, growth or value. Additionally, the receipt of cash in exchange for shares of Class A Common Stock pursuant to the Merger will generally be a taxable sale transaction for U.S. federal income tax purposes to our shareholders who surrender shares of our Class A Common Stock in the Merger.

In connection with the Merger, the Family Stockholders and Marlin Equities, and any permitted assignee or designee of the foregoing, will receive benefits and be subject to obligations that are different from, or in addition to, the benefits received by our shareholders generally. The primary benefits of the Merger to the Family Stockholders and Marlin Equities, based on their ownership of all the equity interests in Parent, include their interest in our potential future earnings and growth which, if they successfully execute their business strategies, could be substantial. Additionally, following the Merger, we will be a private company, and as such will be relieved of the burdens imposed on companies with publicly traded equity, including the requirements and restrictions on trading that our directors, officers and beneficial owners of more than 10% of the shares of our Class A Common Stock face as a result of the provisions of Section 16 of the Exchange Act and the requirement of furnishing a proxy statement in connection with shareholders’ meetings pursuant to Section 14(a) of the Exchange Act. Termination of registration of our stock under the Exchange Act will also substantially reduce the information required to be furnished by the Company to our shareholders and the SEC. It is estimated that the Company will save approximately $1,600,000 per year as a result of no longer being a publicly traded company. Additionally, following the Merger, Mr. Cole will control the surviving corporation. Additional anticipated benefits to Mr. Cole include receiving tax-free treatment with respect to the contribution of shares of Common Stock in the transaction pursuant to the Rollover Agreement discussed under “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Rollover Agreement” beginning on page 89. As a result of the Merger, Mr. Cole and the other Family Stockholders may also become the beneficiaries of the Company’s future use of net operating loss carryforwards, which, as of June 30, 2012, equaled approximately $16,700,000, although ownership changes, as defined in Section 382 of the Code, may potentially limit the amount of net operating loss carryforwards that may be utilized annually to offset future taxable income (which income may be higher following the Merger due in part to the cost savings noted above relating to the Company’s avoidance of costs associated with being a publicly traded company).

The primary detriments of the Merger to the Family Stockholders and Marlin Equities include the fact that all of the risk of any possible decrease in our earnings, growth or value, and all of the risks related to our additional leverage, following the Merger will be borne by Parent. Additionally, the investment by Mr. Cole and the other investors in Parent and the Company will not be liquid, with no public trading market for such securities, and the equity securities of Parent and the Company may be subject to contractual restrictions on transfer, including, in the case of our securities, liens to the extent provided under the terms of our debt financing.

In connection with the Merger, certain members of the Company’s management will receive benefits and be subject to obligations that are different from, or in addition to, the benefits and obligations of the Company’s shareholders generally, as described in more detail under “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 53. Such incremental benefits are expected to include, among others, certain executive officers continuing as executive officers of the surviving corporation.

The Class A Common Stock is currently registered under the Exchange Act and is quoted on the NYSE under the symbol “KCP”. As a result of the Merger, the Company will be a privately held corporation and there will be no public market for its stock. After the Merger, the Class A Common Stock will cease to be quoted on the NYSE and price quotations with respect to sales of Class A Common Stock in the public market will no longer be available. In addition, registration of the Class A Common Stock under the Exchange Act will be terminated.

The certificate of incorporation and the by-laws of the Company will be amended in the Merger to read in their entirety in the form of Exhibit D to the Merger Agreement (in the case of the certificate of incorporation) and Exhibit E to the Merger Agreement (in the case of the by-laws), and, as so amended, will be the certificate of incorporation and by-laws of the Company following the Merger until thereafter amended in accordance with their respective terms and the NYBCL.

Financing of the Merger

The Company and Parent estimate that the total amount of funds (including rollover equity) required to complete the Merger and related transactions and pay related fees and expenses will be approximately $315,000,000. Parent expects this amount to be provided through a combination of the proceeds of:

•

the rollover of Class A Common Stock and Class B Common Stock by the Family Stockholders immediately prior to the Merger (representing 8,394,150 shares, the equivalent of an approximately $128,000,000 investment based upon the per share merger consideration of $15.25), which is described in the “Special Factors—Financing of the Merger— Rollover Financing” section beginning on page 50;

•

cash equity investments by Family LLC and Mr. Cole, jointly and severally, in the amount of $15,000,000 (or such investors together with their respective co-investors and assignees), which are described in the “Special Factors—Financing of the Merger—Cole Equity Financing” section beginning on page 51;

•

cash equity investments by Marlin Equities, in the amount of $20,001,000 (or such investor together with its assignees), which are described in the “Special Factors—Financing of the Merger—Marlin Equities Equity Financing” section beginning on page 51;

•	debt financing (up to $115,000,000 of which may be used for the Merger), which is described in the “Special Factors—Financing of the Merger—Debt Financing” section beginning on page 52; and

•	cash of the Company at the Closing (estimated to be approximately $45,000,000 at the Closing).

Rollover Financing

On June 6, 2012, the Family Stockholders entered into the Rollover Agreement with Family LLC pursuant to which the Family Stockholders collectively committed to contribute, immediately prior to the consummation of the Merger, an aggregate amount of 8,394,150 shares of Class A Common Stock and Class B Common Stock to Family LLC (the equivalent of a $128,000,000 investment based on the per share merger consideration of $15.25) in exchange for certain equity securities of Family LLC. In addition, on June 6, 2012, Family LLC entered into the Exchange Agreement with Parent and Intermediate Holdco pursuant to which Family LLC agreed to contribute the shares described above to Parent, in exchange for equity securities of Parent, which agreed to contribute, in turn, such shares to Intermediate Holdco. The obligations of the Family Stockholders, Family LLC, Parent and Intermediate Holdco, pursuant to such agreements described above, are conditioned upon the satisfaction or waiver of the conditions to the obligations of Parent to complete the Merger contained in the Merger Agreement and the conditions set forth in the Equity Commitment Letter among the Family Stockholders, Family LLC and Parent described in the “Special Factors—Financing of the Merger—Cole Equity Financing” section beginning on page 51. The Company is an express third-party beneficiary of each of the Rollover Agreement and Exchange Agreement and has the right to seek specific performance of each agreement under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Family LLC, Parent and Intermediate Holdco, as applicable, to enforce the applicable agreement.

The Rollover Agreement and Exchange Agreement are further described in “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock” beginning on page 89.

Cole Equity Financing

On June 6, 2012, Family LLC and the Family Stockholders entered into an Equity Commitment Letter, referred to as the “Family Equity Commitment Letter”, with Parent pursuant to which Family LLC and Mr. Cole committed to purchase, jointly and severally, immediately prior to the consummation of the Merger, $15,000,000 of certain equity securities of Parent. Under the terms of the Family Equity Commitment Letter, Family LLC and Mr. Cole may assign or transfer a portion of their commitment to unaffiliated third parties, provided that no such assignment or transfer shall reduce their commitment or relieve Family LLC and Mr. Cole of their obligations under the Family Equity Commitment Letter. The Family Equity Commitment Letter also requires each Family Stockholder to consummate the transactions contemplated by the Rollover Agreement, as described in the “Special Factors—Financing of the Merger—Rollover Financing” section beginning on page 50. The equity commitment described above is conditioned upon the substantially concurrent funding of the debt financing described below, the satisfaction or waiver of the conditions to the obligations of Parent to complete the Merger contained in the Merger Agreement and the substantially concurrent consummation of the Merger. The equity commitment will expire upon the earliest to occur of (a) consummation of the Merger, (b) valid termination of the Merger Agreement and (c) assertion by the Company or any of its affiliates, or any person authorized by the Company or any of its affiliates, of any claim against certain non-recourse parties, other than claims expressly permitted under the Limited Guarantee. The Company is an express third-party beneficiary of the Family Equity Commitment Letter solely with respect to a right to seek specific performance of the Family Equity Commitment Letter under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent to enforce the equity commitments.

Marlin Equities Equity Financing

On June 6, 2012, Marlin Equities entered into an Equity Commitment Letter, referred to as the “Marlin Equity Commitment Letter”, with Parent pursuant to which Marlin Equities committed to purchase, immediately prior to the consummation of the Merger, $20,001,000 of certain preferred equity securities of Parent. The obligations of Marlin under the Marlin Equity Commitment Letter to purchase equity securities of Parent is guaranteed pursuant to a limited guarantee contained therein by Martin E. Franklin, a former director of the Company who resigned effective December 31, 2011. The equity commitment described above is conditioned upon the substantially concurrent funding of the debt financing described below, the substantially concurrent purchase of equity securities of Parent pursuant to the Family Equity Commitment Letter described above, the satisfaction or waiver of the conditions to the obligations of Parent to complete the Merger contained in the Merger Agreement, and the substantially concurrent consummation of the Merger. The equity commitment will expire upon the earliest to occur of (a) consummation of the Merger, (b) valid termination of the Merger Agreement and (c) assertion by the Company or any of its affiliates, or any person authorized by the Company or any of its affiliates, of any claim against certain non-recourse parties, other than claims expressly permitted under the Marlin Equity Commitment Letter. The Company is an express third-party beneficiary of the Marlin Equity Commitment Letter solely with respect to a right to seek specific performance of the Marlin Equity Commitment Letter under the circumstances in which the Company would be permitted by the Merger Agreement to obtain specific performance requiring Parent to enforce the equity commitments.

The Family Equity Commitment Letter and the Marlin Equity Commitment Letter, referred to as the “Equity Commitment Letters”, are attached as Exhibits 10.2 and 10.3 to the Current Reports on Form 8-K filed by the Company with the SEC on June 7, 2012 and are incorporated by reference in this proxy statement.

Debt Financing

In connection with Parent’s entry into the Merger Agreement, Parent received a debt commitment letter, referred to as the “Debt Commitment Letter”, dated June 6, 2012, from Wells Fargo Capital Finance, LLC, as sole lead arranger, Wells Fargo Bank, National Association, as agent, Revolving Commitment Party and Term Commitment Party, 1903 Onshore Funding, LLC and Special Value Continuation Partners, LP, each as Term Commitment Party, referred to, together, as the “Debt Commitment Parties”. The Debt Commitment Letter provides an aggregate of $165,000,000 in debt financing to Merger Sub, consisting of a $55,000,000 senior secured term loan facility (all of which is expected to be used for the Merger), and a $110,000,000 senior secured revolving credit facility (up to $60,000,000 of which may be used for the Merger), referred to, together, as the “Senior Secured Facilities”.

The Debt Commitment Parties may invite other financial institutions to participate in the debt financing described in the Debt Commitment Letter and to undertake a portion of the commitments to provide such debt financing.

Interest under the senior secured revolving credit facility will be payable, at the option of borrower, either at LIBOR plus an applicable margin rate of up to 2.25% or at a base rate (based on the higher of the prime rate, the Federal Funds rate plus 0.50% and LIBOR for an interest period of 1 month plus 1.00%) plus an applicable margin rate of up to 1.25%. Interest under the senior secured term loan facility will be payable, at the option of borrower, either at LIBOR (subject to a floor of 1.00%) plus 8.50% or at a base rate (based on the higher of the prime rate, the Federal Funds rate plus 0.50% and LIBOR (subject to a floor of 1.00%) for an interest period of 1 month plus 1.00%) plus 7.50%. Interest at the Base rate shall be payable monthly. Interest at the LIBOR rate will be payable at the end of each interest period set forth in the credit agreement (but at least every three months).

The borrower under the Senior Secured Facilities will be Merger Sub, and upon consummation of the Merger, the rights and obligations under the Senior Secured Facilities will be assumed by the Company and certain of its subsidiaries. The Senior Secured Facilities will be guaranteed on a joint and several basis by Intermediate Holdco and all of the existing and future direct and indirect domestic subsidiaries of Merger Sub (which will include, after the Merger, all of the existing and future direct and indirect domestic subsidiaries of the Company). The Senior Secured Facilities will be secured by a first-priority security interest, subject to permitted liens and other agreed upon exceptions, by substantially all the assets of Intermediate Holdco, Merger Sub and each subsidiary guarantor, including a first-priority mortgage on the Company’s headquarters at 603 West 50th Street, New York, New York.

The Senior Secured Facilities are subject to certain closing conditions, including, without limitation:

•	the execution and delivery of definitive documentation with respect to the Senior Secured Facilities consistent with the Debt Commitment Letter;

•	the consummation of the equity contribution by the Family Stockholders substantially concurrently with the initial borrowing under the Senior Secured Facilities;

•

execution and delivery of definitive loan documentation, which may be completed pursuant to an amendment and restatement of the Company’s existing Credit Agreement, dated as of August 12, 2011, among the Company, as the lead borrower for the borrowers named therein, the guarantors named therein, Wells Fargo Bank, National Association, as administrative agent, collateral agent, and swing line lender, and the other lenders party thereto, or the repayment thereof;

•

after giving effect to the Merger and the first funding of the Senior Secured Facilities, excess availability under the Senior Secured Facilities shall not be less than $33,000,000 for a Closing Date on or before September 10, 2012 or $35,000,000 for a Closing Date on or after September 11, 2012;

•

the consummation of the Merger (without waiver or amendment thereof or any consent thereunder materially adverse to the Debt Commitment Parties, unless consented to by the agent and term loan agent (such consent not to be unreasonably withheld, delayed or conditioned)) substantially concurrently with the initial borrowing under the Senior Secured Facilities;

•

the delivery of certain customary closing documents (including, among others, legal opinions, certificates, evidence of insurance and customary lien searches), documentation required under anti-money laundering laws and the taking of certain actions necessary to establish and perfect a security interest in certain items of collateral;

•	the delivery of certain surveys, title documents, certificates and insurance policies with respect to the Company’s headquarters; and

•	the payment of applicable fees and expenses.

The final termination date for the Debt Commitment Letter is the earliest of (a) the date on which the Merger is consummated, (b) the date on which the Merger Agreement is validly terminated in accordance with its terms, (c) the date on which Parent or the Company accepts a commitment for any debt financing in lieu of the Senior Secured Facilities in any transaction for the acquisition of the Company other than a transaction led or arranged by Wells Fargo Capital Finance, LLC or its affiliates and (d) December 3, 2012.

Although the debt financing described in this proxy statement is not subject to due diligence or a “market out” provision, which allows lenders not to fund their commitments if certain conditions in the financial markets prevail, there is still a risk that such debt financing may not be funded when required. As of the date of this proxy statement, no alternative financing arrangements or alternative financing plans have been made in the event the debt financing described in this proxy statement is not available as anticipated.

Subject to the terms and conditions of the Merger Agreement, each of Parent and Merger Sub shall use its reasonable best efforts to obtain the Financing (as defined in the Merger Agreement) on the terms and conditions described in the Commitment Letters (as defined in the Merger Agreement) and shall not permit any amendment or modification to be made to, or any waiver of any provision under, the Commitment Letters without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed) if such proposed amendment, modification or waiver (a) materially reduces the aggregate amount of the Financing to be funded at the Closing Date which has not otherwise been replaced to the reasonable acceptance of the Company, or (b) imposes new or additional conditions or otherwise expands, amends or modifies any of the conditions to the Financing in a manner that would reasonably be expected to, in any material respect, (i) prevent, hinder or delay the Closing Date or (ii) adversely impact the ability of Parent, Merger Sub or the Company, as applicable, to enforce its rights against the other parties to the Commitment Letters.

According to the most recent disclosure to the SEC by Wells Fargo & Company, the parent company of Wells Fargo Bank, N.A. (one of the debt financing sources under the Debt Commitment Letter), on January 20, 2012, affiliates of Wells Fargo Bank, N.A. have voting power over 835,252 shares of Class A Common Stock as at that date, of which Wells Capital Management Inc., an investment manager for institutional clients, has voting power over 779,468 shares.

The Debt Commitment Letter is attached as Exhibit 10.1 to the Current Reports on Form 8-K filed by the Company with the SEC June 7, 2012 and is incorporated by reference in this proxy statement.

Interests of the Company’s Directors and Executive Officers in the Merger

When considering the recommendation of the Board of Directors, you should be aware that the members of the Board of Directors and our executive officers have interests in the Merger other than their interests as shareholders generally, including those described below. These interests may be different from, or in conflict with, your interests as a shareholder of the Company. The members of the Board of Directors and Special Committee were aware of these additional interests, and considered them, when they approved the Merger Agreement and recommended that shareholders vote in favor of approving the Merger and adopting the Merger Agreement.

At the Effective Time, shares of Class A Common Stock held by the members of the Board of Directors and our executive officers (in each case, other than Mr. Cole) will be converted into the right to receive the merger consideration in the same manner as all outstanding shares of Class A Common Stock held by Public Stockholders, as described in the “Special Factors—Certain Effects of the Merger” section beginning on page 45.

Interests of the Non-Employee Directors

Each Company stock option that is held by a non-employee director and that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle each holder thereof to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option.

As of the Effective Time, each other stock-based award then held by a non-employee director shall be amended to entitle the holder thereof, in settlement therefor, to receive a payment in cash from the Company, promptly following the Effective Time, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock underlying such stock-based award.

For a description of the treatment of stock options and other stock-based awards following the Merger, see “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page 73.

Interests of Named Executive Officers

If the Merger is completed, each Company stock option held by Mr. Cole that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle Mr. Cole to receive a number of shares of Class A Common Stock, as of the Effective Time, determined by dividing (a) the product of (i) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, and (ii) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable), by (b) $15.25 per share (less an amount of shares to satisfy withholding tax obligations). In addition, the Company will provide for the lapsing of any restrictions in respect of any other stock-based awards held by Mr. Cole that are outstanding immediately prior to the Effective Time, whether or not then vested. The amount of shares of Class A Common Stock that shall as a result be delivered to Mr. Cole will be reduced to account for withholding tax obligations. At the Effective Time, all Common Stock owned by Mr. Cole will thereupon be cancelled without consideration. As of the Closing, the Company will be 100% beneficially owned by Mr. Cole, Chairman of the Board of Directors and Chief Creative Officer of the Company, the Family Stockholders and Marlin Equities, and any permitted assignee or designee thereof. For a description of the treatment of the Common Stock beneficially owned by Mr. Cole in the Merger and a discussion of Mr. Cole’s continuing interest in the Company, see “Special Factors—Certain Effects of the Merger” beginning on page 45. At the Effective Time, Mr. Cole will control the surviving corporation.

The Company has amended the Company’s Deferred Compensation Plan covering amounts deferred prior to October 5, 2004 (and the related Non-Qualified Deferred Compensation Plan Trust Agreement that it originally adopted for Mr. Cole on October 25, 1994) to ensure that the Merger will not constitute a change of control for purposes of such plan. Under the plan as amended, Mr. Cole is required to be paid 50% of his deferred compensation balance on December 1, 2012, 50% of the remainder of such deferred compensation balance (as adjusted for notional investment gains and losses) on December 1, 2017, and 100% of the remainder of such deferred compensation balance (as adjusted for notional investment gains and losses) on December 1, 2022, in each case regardless of whether the Merger occurs. However, any unpaid portion of such deferred compensation balance will be paid in a lump sum following the earliest to occur of Mr. Cole’s death, disability or separation from service or a change in control event with respect to the Company or its successors (as such term is defined for purposes of applicable Internal Revenue Service regulations, which definition would not include the Merger).

Each Company stock option that is held by a named executive officer (or any other holder) other than Mr. Cole and that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle each such holder thereof to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option.

Other than those other stock-based awards then held by Mr. Cole or by a non-employee director, as of the Effective Time, each other stock-based award (including each share of restricted stock, restricted stock unit, performance share and stock equivalent held by a named executive officer other than Mr. Cole) will be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such stock-based award becomes vested in accordance with the same vesting schedule that was applicable to such other stock-based award prior to the Effective Time, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock that would have vested on such vesting date.

The payments to our named executive officers in connection with the Merger are considered “golden parachute” compensation under Item 402(t) of Regulation S-K of the Exchange Act, although, for the purposes of Item 402(t) of Regulation S-K, the only material enhancements with respect to the interests of our named executive officers as a result of the Merger will be (i) with respect to Mr. Cole, the conversion of stock options and other stock-based awards, whether or not vested, into shares of Class A Common Stock (subject to tax withholding), which such shares will be cancelled at the Merger and (ii) with respect to all other named executive officers, the early vesting of previously granted stock options and the conversion of stock options and other stock-based awards into cash-based options and awards of equivalent value. Pursuant to such regulation, the chart below outlines the “golden parachute” compensation that the named executive officers will receive as a result of the Merger.

Named Executive Officer Merger-Related Compensation

The descriptions immediately above and the quantifications of the payments in the table below are intended to comply with Item 402(t) of Regulation S-K of the Exchange Act, which requires disclosure of information about compensation and benefits that each of the Company’s named executive officers will or may receive in connection with the Merger. This compensation is referred to as “golden parachute” compensation by applicable SEC disclosure rules, and such compensation is subject to a non-binding, advisory vote of the Company’s shareholders, as described below in the section “Advisory Vote Regarding Non-Binding Merger-Related Compensation Proposal.”

		Equity ($)					Pension / Non-qualified Deferred Compensation Benefit ($)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Named Executive Officer	Cash ($)	Value of Unvested Stock Options to be Cashed Out	Value of Vested Stock Options to be Cashed Out	Value of Stock Options and Awards Converted into Class A Common Stock (subject to tax withholding) and Cancelled	Total
Kenneth D. Cole	0	0	0	3,097,429	3,097,429	(1)	0	0	0	0	3,097,429
Paul Blum (3)	0	663,750	73,750	0	737,500	(2)	0	0	0	0	737,500
David P. Edelman (3)	0	34,500	247,200	0	281,700	(2)	0	0	0	0	281,700
Carol Massoni (3)	0	11,100	3,700	0	14,800	(2)	0	0	0	0	14,800
Jill Granoff	0	0	0	0	0	(2)	0	0	0	0	0

(1)	Includes (I) each Company stock option that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, which will, as of the Effective Time, be cancelled and entitle Mr. Cole to receive a number of shares of Class A Common Stock, as of the Effective Time, determined by dividing (a) the product of (i) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, and (ii) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable), by (b) $15.25 per share (less an amount of shares to satisfy withholding tax obligations), and (II) the lapsing of any restrictions in respect of any other stock-based awards that are outstanding immediately prior to the Effective Time, whether or not then vested, with the amount of shares of Class A Common Stock that shall as a result be delivered to Mr. Cole reduced to account for withholding tax obligations. At the Effective Time, the Common Stock owned by Mr. Cole will thereupon be cancelled without consideration from the Company.
(2)	Includes each Company stock option that is held immediately prior to the Effective Time, whether or not vested or exercisable, which will, as of the Effective Time, be cancelled and will entitle the holder to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option.
(3)	In addition to the amounts set forth on this table, each stock-based award (other than options) then held by Messrs. Blum and Edelman and Ms. Massoni will be amended to entitle the holder thereof to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such stock-based award otherwise becomes vested and no longer subject to a substantial risk of forfeiture, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock that would have been issuable upon such vesting date or for which restrictions would have lapsed upon such vesting date. The aggregate amounts payable to Messrs. Blum and Edelman and Ms. Massoni upon, and subject to vesting, are $1,658,026, $239,989, and $994,803 respectively.

Additional plans and agreements contain change-of-control provisions that will not be triggered by the completion of the Merger because the Merger does not meet the standard for a change-of-control in such plans and agreements.

Employment with the Surviving Corporation Post Merger

It is expected that, immediately following the Effective Time, the executive officers of the Company immediately prior to the Effective Time will remain executive officers of the surviving corporation. In his letter dated February 23, 2012, whereby Mr. Cole delivered to the Board of Directors a non-binding, written proposal to acquire all the outstanding shares of the Class A Common Stock, Mr. Cole stated that he “would expect that the Company’s management team would remain in place” following the Merger. Any executive officers of the Company who remain executive officers of the surviving corporation may also receive rights to purchase or participate in the equity of the surviving corporation. As of the date of this proxy statement, none of our executive officers, other than Mr. Cole, has entered into any new employment agreements with us or our subsidiaries in anticipation of the Merger, nor has any executive officer entered into any new agreement, arrangement or understanding with Parent regarding employment with, or any agreement, arrangement or understanding granting a right to purchase or participate in the equity of, the surviving corporation.

Equity Compensation

For a description of the treatment of stock options and other stock-based awards following the Merger, see “The Merger Agreement—Treatment of Stock Options and Other Stock-Based Awards” beginning on page 73.

Compensation of the Special Committee

At a meeting of the Board of Directors on May 2, 2012, the Board of Directors adopted the recommendation of the compensation committee of the Board of Directors for the following compensation package for the Special Committee:

•	A one-time fee of $20,000 for the Chair of the Special Committee (Mr. Kelly).

•	A one-time fee of $5,000 for the Vice Chair (Mr. Blitzer).

•	A per-meeting fee of $5,000 for each member of the Special Committee.

•

A $2,000 fee per-day (or part thereof) for each member of the Special Committee in the event of his participation in any litigation stemming from his duties as a member of the Special Committee or from the acquisition of the Company proposed by Mr. Cole or any alternative transaction that may be considered by the Special Committee.

The Special Committee consists of four independent directors of the Board of Directors, Messrs. Blitzer, Grayson, Kelly and Peller. In recommending and approving the compensation package, the Board of Directors considered, among other things, the size of the proposed transaction, the complexities added to the transaction by the involvement of Mr. Cole, the time expected to be required by the Special Committee members and Chairman, the need for the Special Committee to evaluate matters in addition to Mr. Cole’s proposal, the litigation already pending in response to the proposal and the publicly-reported compensation of the special committees of the boards of other companies.

Indemnification of Directors and Officers

For a description of the indemnification of directors and officers by the Company following the Merger, see “The Merger Agreement—Other Covenants and Agreements—Indemnification; Directors’ and Officers’ Insurance” beginning on page 79.

Projected Financial Information

As part of its annual financial planning process, the Company prepares a budget for its upcoming fiscal year, which the Company then updates from time to time. In connection with its consideration of Mr. Cole’s proposal, the Special Committee was provided on March 27, 2012 with the Company’s then-current 2012 budget and three-year (2012-2014) projections, referred to as the “March 2012 Projections”. The Company subsequently provided the Special Committee with an updated budget for 2012 and an updated three-year projection as of May 10, 2012, referred to as the “May 2012 Projections”. The preparation of the May 2012 Projections was requested by the Special Committee when the Special Committee determined that the March 2012 Projections would need to be revised due to operating results and events at certain of the Company’s business units that made it clear that the Company would miss the quarterly revenue forecast for the quarter ending March 31, 2012. The Company in fact missed the revenue projected by the March 2012 Projections for such quarter by approximately $5,000,000, or approximately 4.1% lower. See “Special Factors—Background of the Merger”, beginning on page 17. Both the March 2012 Projections and the May 2012 Projections also were provided to the Special Committee’s financial advisor. The Company does not, as a matter of course, publicly disclose projected financial information.

We have included these projections solely for the purpose of giving our shareholders access to certain nonpublic information considered by the Special Committee in evaluating the Merger. The projections are, in general, prepared solely for internal use in assessing strategic direction, related capital and resource needs and allocations and other management decisions. Projections of this type are based on estimates and assumptions that, in many cases, reflect subjective judgment, and which are subject to significant uncertainties and contingencies, including apparel industry performance, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition and results of operations of the Company. These factors, which may prevent the financial projections or underlying assumptions from being realized, are difficult to predict, and many of them are beyond the Company’s control. Therefore, the projections are forward-looking statements and should be read with caution. See “Cautionary Statement Concerning Forward-Looking Information,” beginning on page 67.

Because the projections cover multiple years, such information is necessarily less predictive with each successive year. Consequently, there can be no assurance that the underlying assumptions will prove to be accurate, that the projected results will be realized or that actual results will not be significantly different than projected. These projections were prepared solely for internal use and not for publication or with a view toward complying with the published guidelines of the SEC regarding projections or with guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Our independent registered public accounting firm has not examined, compiled or otherwise applied procedures to the financial projections presented herein and, accordingly, has not, and does not, express an opinion or any other form of assurance with respect to them. The Merger Agreement includes no representations by the Company or its management as to this projected financial information. In light of the uncertainties inherent in projections of this type, neither the Company nor any other person has expressed any opinion or assurance to shareholders on this information or its achievability, and the inclusion of this information should not be regarded as an indication that the Company, the Special Committee, the Family Stockholders, any of their representatives or anyone who received this information then considered, or now considers, it to be necessarily predictive of actual future events.

The projections do not reflect any impact of the Merger, nor do they take into account the effect of any failure of the Merger to occur. None of the Company, the Special Committee, the Family Stockholders or any of their representatives intends to update or revise the summary projected financial information set forth below to reflect circumstances existing after the date when made, except as may be required by applicable securities laws.

Summary Projected Financial Data—March 2012 Projections (Provided March 27, 2012)

	2012 Est.	2013 Est.	2014 Est.	2012 % Rev	2013 % Rev	2014 % Rev
Wholesale Sales	$291.5	$320.2	$353.8	57.5%	57.6%	57.4%
Consumer Direct Sales	171.3	188.8	211.0	33.8%	34.0%	34.2%
Royalty Income	44.0	46.5	51.4	8.7%	8.4%	8.3%

Net Revenues	506.8	555.5	616.2	100.0%	100.0%	100.0%
Gross Profit	201.2	221.7	248.1	39.7%	39.9%	40.3%
SG&A Expenses	186.1	199.8	215.8	36.7%	36.0%	35.0%
Operating Income	15.1	21.9	32.3	3.0%	3.9%	5.2%
Interest Income	0.1	0.1	0.1	0.0%	0.0%	0.0%
Impairments & One-time Charges	—	—	—	0.0%	0.0%	0.0%

Income before Taxes	15.2	22.1	32.4	3.0%	4.0%	5.3%
Income Taxes	(40.0)	1.0	12.6	-7.9%	0.2%	2.1%

Net Income (loss)	$55.2	$21.1	$19.8	10.9%	3.8%	3.2%

EBITDA CONSOLIDATED	28.8	36.7	47.8

EPS (excluding one-times + normalized taxes)	$0.50	$0.70	$1.00

Summary Projected Financial Data—May 2012 Projections (Provided May 10, 2012)

	2012 Est.	2013 Est.	2014 Est.	2012 % Rev	2013 % Rev	2014 % Rev
Wholesale Sales	$274.1	$310.5	$344.7	56.3%	57.1%	56.9%
Consumer Direct Sales	168.5	186.4	208.8	34.6%	34.3%	34.5%
Royalty Income	44.4	46.7	51.9	9.1%	8.6%	8.6%

Net Revenues	487.1	543.6	605.4	100.0%	100.0%	100.0%
Gross Profit	193.8	217.9	244.6	39.8%	40.1%	40.4%
SG&A Expenses	181.8	199.2	214.2	37.3%	36.6%	35.4%
Operating Income	12.0	18.7	30.4	2.5%	3.4%	5.0%
Interest Income	0.2	0.1	0.1	0.0%	0.0%	0.0%
Impairments & One-time Charges	(1.0)	—	—	-0.2%	0.0%	0.0%

Income before Taxes	11.1	18.8	30.5	2.3%	3.5%	5.0%
Income Taxes	(40.3)	1.0	11.9	-8.3%	0.2%	2.0%

Net Income (loss)	$51.4	$17.8	$18.6	10.6%	3.3%	3.1%

EBITDA CONSOLIDATED	25.3	34.0	46.5

EPS (excluding one-times + normalized taxes)	$0.40	$0.60	$0.95

The March 2012 Projections and the May 2012 Projections are subject to the assumption that the Company would remain a public company and engage in the ordinary course of business consistent with past practice, with no change in capital structure and no significant acquisition or disposition occurring.

The Company prepared projected monthly cash flow statements for each month of 2012, 2013 and 2014 in connection with its preparations of both the March 2012 Projections and the May 2012 Projections, copies of which were provided to the Special Committee’s financial advisor. Such monthly cash flow statements are attached as Annex G to this proxy statement.

Supplemental Disclosures Regarding Non-GAAP Financial Information.

The above projections set forth, among other measures, our projected EPS (excluding one-times + normalized taxes) and EBITDA Consolidated for fiscal years 2012, 2013 and 2014 that were made available to the Special Committee and Mr. Cole and their respective financial and legal advisors. These measures were thought to be useful for evaluating, on a prospective basis, the Company’s potential operating performance. The Company defines EPS (excluding one-times + normalized taxes) as Adjusted Net Income divided by weighted-average shares of Common Stock outstanding. The Company defines Adjusted Net Income as net income in accordance with GAAP adjusted to reflect a normalized effective tax rate of 39% and, with respect to the projection for 2012 in the May 2012 Projections, one-time costs associated with switching to a new warehouse service provider. The Company defines EBITDA Consolidated as net income in accordance with GAAP adjusted to exclude interest, taxes, depreciation and stock-based compensation.

Because EPS (excluding one-times + normalized taxes) and EBITDA Consolidated as calculated by the Company are non-GAAP financial measures, these measures should not be considered in isolation from, nor as a substitute for, EPS and net income as calculated in accordance with GAAP. EPS (excluding one-times + normalized taxes) and EBITDA Consolidated, as calculated by the Company, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily measures of the Company’s ability to fund the Company’s cash needs. As EPS (excluding one-times + normalized taxes) and EBITDA Consolidated, respectively, exclude certain financial information compared to EPS and net income (in each case in accordance with GAAP), the most directly comparable GAAP financial measures, shareholders should consider the types of events and transactions that are excluded when reviewing this financial information.

As required by the SEC in accordance with Regulation G, we provide in the tables below a reconciliation of EPS (as calculated in accordance with GAAP) to EPS (excluding one-times + normalized taxes) and of net income (as calculated in accordance with GAAP) to EBITDA Consolidated.

March 2012 Projections—EPS (excluding one-times + normalized taxes) Reconciliation

                ($ in millions)

	2012		2013	2014
Net Income (GAAP)	55.2		21.1	19.8
Plus:
One-time costs	—		—	—
Tax Adjustment	(45.9	)(2)	(7.6)	—

Adjusted Net Income	9.3		13.5	19.8

EPS (GAAP)	2.95		1.10	1.00
EPS (excluding one-times + normalized taxes)	0.50		0.70	1.00

May 2012 Projections—EPS (excluding one-times + normalized taxes) Reconciliation

                ($ in millions)

	2012		2013	2014
Net Income (GAAP)	51.4		17.8	18.6
Plus:
One-time costs	0.60	(1)	—	—
Tax Adjustment	(44.6	)(2)	(6.3)	—

Adjusted Net Income	7.4		11.5	18.6

EPS (GAAP)	2.77		0.94	0.95
EPS (excluding one-times + normalized taxes)	0.40		0.60	0.95

(1)	Reflects one-time costs associated with switching to a new warehouse service provider due to previous service provider’s bankruptcy.
(2)	To reflect a normalized tax rate of 39%.

March 2012 Projections—EBITDA Consolidated Reconciliation

                ($ in millions)

	2012	2013	2014
Net Income	55.2	21.1	19.8
Plus:
Taxes	(40.0)	1.0	12.6
Interest	(0.1)	(0.1)	(0.1)
Depreciation	10.6	11.6	11.6
Stock Compensation	3.1	3.1	4.0

EBITDA CONSOLIDATED	28.8	36.7	47.8

May 2012 Projections—EBITDA Consolidated Reconciliation

                ($ in millions)

	2012	2013	2014
Net Income	51.4	17.8	18.6
Plus:
Taxes	(40.3)	1.0	11.9
Interest	(0.2)	(0.1)	(0.1)
Depreciation	10.6	11.5	11.5
Stock Compensation	3.7	3.7	4.6

EBITDA CONSOLIDATED	25.3	34.0	46.5

Because of the forward-looking nature of the projections, actual quantification of the amounts needed to reconcile the non-GAAP financial measures to the associated GAAP financial measures involved substantial hypothetical and unverifiable assumptions. The reconciliation above was not provided to, reviewed by or relied on by the Company, the Special Committee, the Family Stockholders or any of their representatives or advisors and is only being provided in this proxy statement to comply with SEC disclosure requirements.

Transformational Plan

Prior to and separate from the preparation of the March 2012 Projections and the May 2012 Projections, the Transformational Plan was prepared in the summer of 2011 in connection with the adoption of the Long-Term Incentive Plan. The Transformational Plan, in contrast to the March 2012 Projections and May 2012 Projections, was prepared by senior management utilizing a “top-down” approach (under the direction of Mr. Blum and Mr. Cole) and was conceptualized as aspirational and motivational in purpose. The Transformational Plan was not intended to, and does not, express probable or expected results. Therefore, while the Special Committee did discuss the Transformational Plan with its advisors in the context of due diligence, it did not place any significance on the Transformational Plan in its assessment of the value of the Company. A summary of the Transformational Plan is presented in the table below:

	2012 Est.	2013 Est.	2014 Goal	2012 % Rev	2013 % Rev	2014 % Rev
Wholesale Sales	$306.7	$364.3	$446.5	56.1%	57.4%	59.5%
Consumer Direct Sales	192.9	218.1	244.4	35.3%	34.4%	32.6%
Royalty Income	47.5	51.8	59.2	8.7%	8.2%	7.9%

Net Revenues	547.0	634.2	750.1	100.0%	100.0%	100.0%
Gross Profit	224.7	259.5	304.5	41.1%	40.9%	40.6%
SG&A Expenses	205.5	225.8	252.5	37.6%	35.6%	33.7%
Operating Income	19.2	33.7	52.0	3.5%	5.3%	6.9%
Interest Income	0.3	0.5	0.6	0.1%	0.1%	0.1%
Impairments & One-time Charges	—	—	—	0.0%	0.0%	0.0%

Income before Taxes	19.5	34.2	52.6	3.6%	5.4%	7.0%
Income Taxes	7.3	11.8	20.4	1.3%	1.9%	2.7%

Net Income (loss)	$12.2	$22.4	$32.2	2.2%	3.5%	4.3%

EPS (GAAP)	$0.60	$0.95	$1.60
EPS (excluding one-times + normalized taxes)	$0.60	$0.95	$1.60

Stock Compensation Expense	3.1	3.1	3.1
Revised EPS	$0.50	$0.85	$1.50

Material United States Federal Income Tax Considerations

The following is a general discussion of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of Common Stock whose shares are converted into the right to receive the merger consideration. We base this summary on the provisions of the Internal Revenue Code of 1986, as amended, referred to as the “Code”, applicable U.S. Treasury Regulations, judicial authority, and administrative rulings and practice, all of which are subject to change, possibly on a retroactive basis. This discussion is not binding on the Internal Revenue Service or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the Internal Revenue Service with respect to the Merger.

This discussion assumes that each shareholder holds its shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income tax that may be relevant to a shareholder in light of its particular circumstances, or that may apply to a shareholder that is subject to special treatment under the U.S. federal income tax laws (including, for example, insurance companies, dealers in securities or foreign currencies, traders in securities who elect the mark-to-market method of accounting for their securities, shareholders subject to the alternative minimum tax, persons that have a functional currency other than the U.S. dollar, tax-exempt organizations, financial institutions, mutual funds, certain expatriates, corporations that accumulate earnings to avoid U.S. federal income tax, shareholders who hold shares of Common Stock as part of a hedge, straddle, constructive sale or conversion transaction, shareholders who will hold, directly, indirectly or constructively, an equity interest in the surviving corporation or U.S. holders who acquired their shares of Common Stock through the exercise of employee stock options or other compensation arrangements). In addition, the discussion does not address any tax considerations under state, local or foreign laws or U.S. federal laws other than those pertaining to the U.S. federal income tax that may apply to shareholders. You are urged to consult your own tax advisors to determine the tax consequences in you particular circumstances, including the application and effect of any state, local or foreign income and other tax laws, of the receipt of cash in exchange for Class A Common Stock pursuant to the Merger.

If a partnership holds Class A Common Stock, the tax treatment of a partner will generally depend on the status of the partners and the activities of the partnership. If you are a partner of a partnership holding Class A Common Stock, you should consult your tax advisor.

U.S. Holders

For purposes of this discussion, we use the term “U.S. holder” to mean a beneficial owner of Class A Common Stock that is for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or any state or the District of Columbia;

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

The receipt of cash in the Merger by U.S. holders of Class A Common Stock will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder of Class A Common Stock will recognize gain or loss in an amount equal to the difference between:

•	the amount of cash received in exchange for the Class A Common Stock; and

•	the U.S. holder’s adjusted tax basis in the Class A Common Stock.

Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holding period in the Class A Common Stock surrendered in the Merger is greater than one year as of the date of the Merger. Long-term capital gains of non-corporate holders, including individuals, are generally eligible for reduced rates of taxation. The deductibility of a capital loss recognized on the exchange is subject to limitations. If a U.S. holder acquired different blocks of Class A Common Stock at different times and different prices, such holder must determine its adjusted tax basis and holding period separately with respect to each block of Class A Common Stock.

A U.S. holder of Class A Common Stock may be subject, under certain circumstances, to information reporting on the cash received in the Merger unless such U.S. holder is a corporation or other exempt recipient. Backup withholding may also apply (currently at a rate of 28%) with respect to the amount of cash received, unless a U.S. holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

Family Stockholders

Parent, the Company and the Family Stockholders expect to take the position that the Family Stockholders will generally not recognize gain or loss with respect to their contribution of Class A Common Stock and Class B Common Stock, referred to as the “Family Shares”, to Family LLC and, in turn, to Parent. Assuming this position is correct, Family LLC’s tax basis in their Parent shares (and the Family Stockholders’ tax basis in their membership interest in Family LLC) will generally equal their tax basis in the Family Shares contributed to Parent and their holding period in the Parent shares received by Family LLC (and membership interest in Family LLC received by the Family Stockholders) will generally include the holding period of the Family Shares. Alternative tax treatments to the Family Stockholders are possible, which may in part depend on the particular circumstances of the Family Stockholders, and there can be no assurance that the Internal Revenue Service will agree with the expected treatment described above.

Non-U.S. Holders

For the purposes of this discussion, we use the term “non-U.S. holder” to mean a beneficial owner of Class A Common Stock (other than an entity that is classified as a partnership) that is not a U.S. holder.

Any gain realized upon the exchange of Class A Common Stock for cash pursuant to the Merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder or, in the case of an individual non-U.S. holder, a fixed base of business by the non-U.S. holder;

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•

we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger and such non-U.S. holder’s holding period in such shares of our Class A Common Stock, and either (i) the non-U.S. holder beneficially owns, or has owned, more than 5% of the total fair market value of our Class A Common Stock at any time during the shorter of the five-year period ending on the date of the Merger or such non-U.S. holder’s holding period in such shares of our Class A Common Stock or (ii) our Class A Common Stock is not considered to be regularly traded on an established securities market at any time during the calendar year in which the Merger occurs.

We believe that we are not and have not been a “United States real property holding corporation” for U.S. federal income tax purposes during the relevant period.

An individual non-U.S. holder described in the first bullet point immediately above will be subject to U.S. federal income tax on the net gain derived from the disposition under applicable graduated U.S. federal income tax rates. An individual non-U.S. holder described in the second bullet point immediately above will be subject to U.S. federal income tax at a 30% gross rate, subject to any reduction or reduced rate under an applicable income tax treaty, on the net gain derived from the disposition, which may be offset by U.S. source capital losses. If a non-U.S. holder that is a foreign corporation falls under the first bullet point immediately above, it will be subject to U.S. federal income tax on its net gain in the same manner as if it were a United States person (as defined under the Code) and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits, subject to any exemption or lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder is subject to the backup withholding requirements (described above for U.S. holders). In order for a non-U.S. holder to qualify as an exempt recipient, that non-U.S. holder must submit an appropriate IRS Form W-8 or Substitute Form W-8.

Regulatory Approvals

Parent has represented to the Company that the filing of notification and report forms under the Hart-Scott-Rodino Act (or other antitrust laws) will not be necessary to complete the Merger because Mr. Cole will retain sole control over the Company after the Merger for purposes of the Hart-Scott-Rodino Act (and other antitrust laws). However, at any time before or after the Merger, the Antitrust Division, the FTC, a state attorney general, or a foreign competition authority could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Merger or seeking divestiture of substantial assets of the Company or Merger Sub or their subsidiaries. Private parties may also bring legal actions under the antitrust laws under certain circumstances.

Anticipated Accounting Treatment of the Merger

The Company, as the surviving corporation, will account for the Merger as a business combination using the acquisition method of accounting for financial accounting purposes, whereby the consideration transferred will be allocated to the identifiable assets acquired and liabilities assumed following FASB Accounting Standards Codification Topic 805, Business Combinations.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred in connection with the Merger are as follows:

Description	Amount
Financial advisory fees	$2,250,000
Legal fees and expenses	$1,600,000
Proxy solicitation expenses	$17,000
SEC filing fees	$18,373
Printing and mailing costs	$112,000
Paying agent fees	$13,500
Total	$4,010,873

In addition, it is expected that Parent will incur approximately $8 million of expenses, including financing costs, and legal and other advisory fees (excluding in all cases the expenses of the Company set forth above).

Except as described in the “The Merger Agreement—Fees and Expenses” section beginning on page 86, all costs and expenses incurred in connection with the Merger, the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring or required to incur such expenses.

Litigation

Within five days of the Company’s February 24, 2012 announcement that it had received Mr. Cole’s non-binding proposal to acquire all shares of Class A Common Stock that he did not already own or control, four purported shareholders of the Company filed putative class actions in New York state court against the Company, Mr. Cole and the members of the Board of Directors. These actions are Astor BK Realty Trust v. Cole et al., Index No. 650521/2012 (N.Y. Sup. Ct. Feb. 24, 2012), Israni v. Cole et al., Index No. 650526/2012 (N.Y. Sup. Ct. Feb. 24, 2012), Feinstein v. Kenneth Cole Productions, Inc. et al., No. 650571/2012 (N.Y. Sup. Ct. Feb. 28, 2012), and Erie County Employees Retirement System v. Cole et al., Index No. 650585/2012 (N.Y. Sup. Ct. Feb. 29, 2012). On April 27, 2012, the plaintiff in Erie County filed a motion for partial summary judgment seeking to remove Messrs. Grayson and Kelly from the Special Committee. The parties have fully briefed the motion but adjourned the return date by stipulation to July 13, 2012. The court has not yet issued a decision on the motion. Within two weeks of the Company’s June 6, 2012 announcement that it had entered into the Merger Agreement, two more purported shareholders of the Company filed putative class actions in New York state court against the Company, Mr. Cole, the members of the Company’s Board of Directors, Parent and Merger Sub. These two actions are KBC Asset Management NV v. Cole et al., Index No. 652085/2012 (N.Y. Sup. Ct. June 14, 2012), and Lawrence v. Kenneth Cole Productions, Inc. et al., Index No. 652111/2012 (N.Y. Sup. Ct. June 18, 2012). On July 9, 2012, the court consolidated all six actions into a single action captioned In re Kenneth Cole Productions, Inc. Shareholder Litigation, Index No. 650571/2012, and appointed the plaintiff in the Erie County action as lead plaintiff and its counsel as lead counsel. On July 11, 2012, the plaintiffs filed a consolidated amended complaint against the Company, Mr. Cole, the members of the Company’s Board of Directors, Parent, Merger Sub and Marlin Equities VII, LLC.

The consolidated amended complaint alleges that Mr. Cole and the members of the Board of Directors breached their fiduciary duties to the Company’s Public Stockholders by approving the Merger Agreement at an inadequate price, that Mr. Cole, as the Company’s controlling shareholder, breached his fiduciary duties to the Public Stockholders in negotiating and entering into the Merger Agreement, and that Parent, Merger Sub and Marlin Equities VII, LLC aided and abetted the Board of Directors members’ or Mr. Cole’s alleged breaches of fiduciary duties. The consolidated amended complaint also alleges that the Special Committee was not composed of independent directors sufficiently empowered to negotiate with Mr. Cole at arm’s length, alleging, among other things, that Messrs. Kelly and Grayson, two of the members of the Special Committee, could not properly serve on the Special Committee or represent the Public Stockholders in negotiations with Mr. Cole because Mr. Cole’s voting power ensured that they would be elected to the Board of Directors. The consolidated amended complaint also alleges, among other things, that (i) the Special Committee and the Board of Directors approved a change to Mr. Cole’s deferred compensation plan so as to lessen the likelihood that a competing bid for the Company would emerge; (ii) Mr. Cole obtained financing from the Company’s largest unaffiliated shareholder, Wells Fargo & Company, in order to undercut the Public Stockholder vote by ensuring that Wells Fargo & Company would vote its shares in favor of the Merger Agreement; and (iii) the Company’s public disclosures contain materially deficient information concerning the background and negotiation of the Merger Agreement, the formation and work of the Special Committee, potential strategic alternatives, the bases of the financial analyses provided by BofA Merrill Lynch to the Special Committee, and remedies available to the Public Stockholders. The plaintiffs seek, among other things, an order enjoining the consummation of the Merger Agreement as well as damages, attorneys’ fees and costs. On July 18, 2012, the Company, Mr. Cole, the members of the Board of Directors, Parent, and Merger Sub filed notices with the court stating that they intend to file motions to dismiss the consolidated amended complaint in its entirety. On July 24, 2012, Marlin Equities VII, LLC also filed a notice with the court stating that it intends to file a motion to dismiss all claims against it in the consolidated amended complaint. The defendants believe that the plaintiffs’ claims are without merit and intend to vigorously defend against the allegations.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement, and the documents incorporated by reference in this proxy statement, include “forward-looking statements” that reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. These statements can be identified by the fact that they do not relate strictly to historical or current facts. There are forward-looking statements throughout this proxy statement, including, among others, under the headings “Summary Term Sheet”, “Questions and Answers About the Special Meeting and the Merger”, “The Special Meeting”, “Special Factors”, and “Important Information Concerning the Company”, and in statements containing the words “aim”, “anticipate”, “are confident”, “estimate”, “expect”, “will be”, “will continue”, “will likely result”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events. You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. These forward-looking statements speak only as of the date on which the statements were made and we undertake no obligation to update or revise any forward-looking statements made in this proxy statement or elsewhere as a result of new information, future events or otherwise, except as required by law. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:

•	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and others relating to the Merger Agreement;

•	the inability to complete the Merger due to the failure to obtain the Minority Approval or the failure to satisfy other conditions to consummation of the Merger;

•	the failure of the Merger to close for any other reason;

•	the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;

•

the fact that directors and officers of the Company have interests in the Merger that are different from, or in addition to, the interests of the Company’s shareholders generally in recommending that the Company’s shareholders vote to approve the Merger and adopt the Merger Agreement;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally;

•	the amount of the costs, fees, expenses and charges related to the Merger;

and other risks detailed in our filings with the SEC, including our most recent filings on Forms 10-Q and 10-K. See the “Where You Can Find Additional Information” section beginning on page 103. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements.

THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our shareholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on September 24, 2012, starting at 10:00 a.m. local time at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094, or at any adjournment or postponement thereof.

The purpose of the Special Meeting is for our shareholders to consider and vote upon the approval of the Merger and adoption of the Merger Agreement. Our shareholders must approve the Merger and adopt the Merger Agreement for the Merger to occur. If our shareholders fail to approve the Merger and adopt the Merger Agreement, including through the Minority Approval, the Merger will not occur. A copy of the Merger Agreement is attached to this proxy statement as Annex A. This proxy statement and the enclosed form of proxy are first being mailed to our shareholders on or about August 24, 2012.

Record Date and Quorum

The holders of record of Common Stock as of the close of business on August 23, 2012, the record date for the determination of shareholders entitled to notice of and to vote at the Special Meeting, are entitled to receive notice of and to vote at the Special Meeting. On the record date, 10,706,723 shares of Class A Common Stock were outstanding and 7,890,497 shares of Class B Common Stock were outstanding.

The presence at the Special Meeting, in person or by proxy, of the holders of a majority of shares of Common Stock outstanding on the record date will constitute a quorum, permitting the Company to conduct its business at the Special Meeting. Any shares of Common Stock held in treasury by the Company or by any of our subsidiaries are not considered to be outstanding for purposes of determining a quorum. Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, then a new quorum will have to be established. Proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the Special Meeting. Broker non-votes, as described in “The Special Meeting—Voting; Proxies; Revocation—Providing Voting Instructions by Proxy”, beginning on page 69, will not be considered to be present.

Required Vote

For the Company to complete the Merger, under New York law, shareholders holding at least two-thirds of the aggregate voting power of the Common Stock outstanding at the close of business on the record date must vote “FOR” the approval of the Merger and adoption of the Merger Agreement. Subject to the terms of the Voting Agreement, the Family Stockholders have agreed to vote all shares of Common Stock they beneficially own in favor of approving the Merger and adopting the Merger Agreement. See “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Voting Agreement” beginning on page 89. The Family Stockholders beneficially hold approximately 89% of the total voting power of the outstanding Common Stock.

In addition, under the Merger Agreement it is a non-waivable condition to the consummation of the Merger that the majority of the outstanding shares of Class A Common Stock not beneficially owned by the Family Stockholders or any of their affiliates or associates vote “FOR” the approval of the Merger and the adoption of Merger Agreement. Holders of Class A Common Stock as of the record date have one vote for each share of Class A Common Stock owned by such shareholder as of the close of business on the record date.

As of the record date, there were 10,706,723 shares of Class A Common Stock outstanding, of which the Family Stockholders may be deemed to beneficially own 636,653 shares (which includes 133,000 shares of Class A Common Stock owned by the Kenneth Cole Foundation that may be deemed beneficially owned by the

Family Stockholders as a result of the Voting Agreement), representing in the aggregate approximately 6.0% of the outstanding shares of Class A Common Stock as of the record date. As of the record date, there were 7,890,497 shares of Class B Common Stock outstanding, 100% of which the Family Stockholders may be deemed to own beneficially.

Because the Family Stockholders and their affiliates and associates may be deemed to own beneficially approximately 636,653 shares of outstanding Class A Common Stock, an additional approximately 5,035,036 shares of Class A Common Stock (representing a majority of the outstanding shares of Class A Common Stock held by all other shareholders), or approximately 47% of the outstanding shares of Class A Common Stock, must vote in favor of the Merger Agreement to satisfy the required vote under the Merger Agreement.

Except in their capacities as members of our Board of Directors and/or the Special Committee, as applicable, no officer or director of the Company, nor any of the Family Stockholders, has made any recommendation either in support of or in opposition to the Merger or the Merger Agreement. The directors and current executive officers of the Company have informed the Company that as of date of this proxy statement, they intend to vote in favor of the adoption of the Merger Agreement.

Shareholders holding at least a majority of the aggregate voting power of the Common Stock outstanding at the close of business on the record date must vote “FOR” the Non-Binding Merger-Related Compensation Proposal, in order for such proposal to be approved. However, such approval is not required for, and does not have any impact on, the treatment of the Company stock options and other stock-based awards held by our named executive officers or the completion of the Merger.

Voting; Proxies; Revocation

Attendance

All holders of shares of Common Stock as of the close of business on August 23, 2012, the record date for voting at the Special Meeting, including shareholders of record and beneficial owners of Common Stock registered in the “street name” of a bank, broker or other nominee, are invited to attend the Special Meeting. If you are a shareholder of record, please be prepared to provide proper identification, such as a driver’s license. If you hold your shares in “street name”, you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with proper identification.

Voting in Person

Shareholders of record as of the record date will be able to vote in person at the Special Meeting. If you are not a shareholder of record as of the record date, but instead hold your shares in “street name” through a bank, broker or other nominee, you must provide a proxy executed in your favor from your bank, broker or other nominee in order to be able to vote in person at the Special Meeting.

Providing Voting Instructions by Proxy

To ensure that your shares are represented at the Special Meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the Special Meeting in person.

If you are a shareholder of record, you may provide voting instructions by proxy using one of the methods described below.

Submit a Proxy by Telephone or via the Internet. This proxy statement is accompanied by a proxy card with instructions for submitting voting instructions. You may vote by telephone by calling the toll-free number or via the Internet by accessing the Internet address as specified on the enclosed proxy card. Your shares will be voted as you direct in the same manner as if you had completed, signed, dated and returned your proxy card, as described below.

Submit a Proxy Card. If you complete, sign, date and return the enclosed proxy card by mail so that it is received before the Special Meeting, your shares will be voted in the manner directed by you on your proxy card.

If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of the approval of the Merger and adoption of the Merger Agreement, the Non-Binding Merger-Related Compensation Proposal and the proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies. If you fail to vote or return your proxy card, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting (unless you are a record holder as of the record date and attend the Special Meeting in person) and will have the same effect as a vote against the approval of the Merger and adoption of the Merger Agreement, but will not affect the vote regarding the Non-Binding Merger-Related Compensation Proposal or the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies.

If your shares are held by a bank, broker or other nominee on your behalf in “street name”, your bank, broker or other nominee will send you instructions as to how to provide voting instructions for your shares by proxy. Many banks and brokerage firms have a process for their customers to provide voting instructions by telephone or via the Internet, in addition to providing voting instructions by proxy card.

In accordance with the rules of the NYSE, banks, brokers and other nominees who hold shares of Common Stock in “street name” for their customers do not have discretionary authority to vote the shares with respect to the approval of the Merger and adoption of the Merger Agreement. Accordingly, if banks, brokers or other nominees do not receive specific voting instructions from the beneficial owner of such shares they may not vote such shares with respect to the approval of the Merger and adoption of the Merger Agreement. Under such circumstance, a “broker non-vote” would arise. Broker non-votes, if any, will not be counted for purposes of determining whether a quorum is present at the Special Meeting and will have the same effect as a vote “AGAINST” the approval of the Merger and adoption of the Merger Agreement, but will have no effect on the adjournment proposal or the Non-Binding Merger-Related Compensation Proposal. For shares of Common Stock held in “street name”, only shares of Common Stock affirmatively voted “FOR” approval of the Merger and adoption of the Merger Agreement will be counted as a favorable vote for such proposal.

Revocation of Proxies

Your proxy is revocable. If you are a shareholder of record, you may revoke your proxy at any time before the vote is taken at the Special Meeting by:

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submitting a new proxy with a later date, by using the telephone or Internet proxy submission procedures described above, or by completing, signing, dating and returning a new proxy card by mail to the Company;

•	attending the Special Meeting and voting in person; or

•	sending written notice of revocation to the Corporate Secretary of the Company at Kenneth Cole Productions, Inc., Attn: Secretary, Michael Colosi.

Attending the Special Meeting without taking one of the actions described above will not in itself revoke your proxy. Please note that if you want to revoke your proxy by mailing a new proxy card to the Company or by sending a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company before the day of the Special Meeting.

If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee in order to revoke your proxy or submit new voting instructions.

Abstentions

Abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the proposal to approve the Merger and adopt the Merger Agreement, “AGAINST” the Non-Binding Merger-Related Compensation Proposal and “AGAINST” an adjournment proposal.

Adjournments and Postponements

Although it is not currently expected, the Special Meeting may be adjourned or postponed for the purpose of soliciting additional proxies. In the event that there is present, in person or by proxy, sufficient favorable voting power to secure the vote of the shareholders of the Company necessary to approve the Merger and adopt the Merger Agreement, the Company does not anticipate that it will adjourn or postpone the Special Meeting unless it is advised by counsel that failure to do so could reasonably be expected to result in a violation of applicable law. Any signed proxies received by the Company in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies will allow the Company’s shareholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.

Solicitation of Proxies

We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, e-mail, telephone, or via the Internet. The Company has retained Georgeson Inc., a proxy solicitation firm, to assist it in the solicitation of proxies for the Special Meeting and will pay a customary fee, plus reimbursement of out-of-pocket expenses.

THE MERGER AGREEMENT

The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement

The following summary of the Merger Agreement, and the copy of the Merger Agreement attached hereto as Annex A to this proxy statement, are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement contains representations and warranties by the Company, Parent and Merger Sub which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the Merger Agreement were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts; and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Moreover, the description of the Merger Agreement below does not purport to describe all of the terms of such agreement, and is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference.

Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information” beginning on page 103.

Structure of the Merger

At the Closing of the Merger, Merger Sub will merge with and into the Company and the separate corporate existence of Merger Sub will cease. The Company will be the surviving corporation in the Merger and will continue to be a New York corporation after the Merger. At the Closing of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, will be amended in accordance with applicable law to reflect the form of certificate of incorporation attached as an exhibit to the Merger Agreement. At the Closing of the Merger, the bylaws of the Company, as in effect immediately prior to the Effective Time, will be amended in accordance with applicable law to reflect the form of bylaws attached as an exhibit to the Merger Agreement. Subject to applicable law, the directors of Merger Sub immediately prior to the Effective Time will from and after the Effective Time be the initial directors of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal. The officers of the Company immediately prior to the Effective Time will from and after the Effective Time be the initial officers of the surviving corporation and will hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

When the Merger Becomes Effective

The Closing of the Merger will take place on a date to be specified by the parties, which shall be the third business day after the satisfaction or waiver of the conditions to Closing stated in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or at such other time as the parties may agree in writing. The Merger will become effective at the time, which we refer to as the Effective Time, when the Company files a certificate of Merger with the Department of State of the State of New York or at such later date or time as Parent and the Company agree in writing and specify in the certificate of Merger.

Effect of the Merger on the Common Stock

At the Effective Time, each issued and outstanding share of Class A Common Stock held by Public Stockholders immediately prior to the Effective Time will be converted automatically into and will represent the right to receive $15.25 in cash, without interest, and each such share shall otherwise cease to be outstanding and shall otherwise automatically be cancelled and cease to exist.

At the Effective Time, each issued and outstanding share of Common Stock that is owned by Mr. Cole or any of the other Family Stockholders (all of which such stock shall, immediately prior to the Effective Time, be held indirectly by Parent pursuant to the terms of the Rollover Agreement and the Exchange Agreement) immediately prior to the Effective Time shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

At the Effective Time, each share of common stock of Merger Sub shall be converted into one share of newly issued common stock of the Company as the surviving corporation of the Merger.

Treatment of Stock Options and Other Stock-Based Awards

Other than each Company stock option held by Mr. Cole, each Company stock option that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle each holder thereof to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (a) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, multiplied by (b) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option.

Other than those other stock-based awards then held by Mr. Cole or by a non-employee director, as of the Effective Time, each other stock-based award (including each share of restricted stock, restricted stock unit, performance share and stock equivalent) shall be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such stock-based award otherwise becomes vested and no longer subject to a substantial risk of forfeiture, equal to (a) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock that would have been issuable upon such vesting date or for which restrictions would have lapsed upon such vesting date.

As of the Effective Time, each stock-based award that represents the right to receive a fixed number of shares of Class A Common Stock then held by a non-employee director shall be amended to entitle the holder thereof, in settlement therefor, to receive a payment in cash from the Company, promptly following the Effective Time, equal to (i) $15.25 per share, multiplied by (b) the total number of shares of Class A Common Stock underlying such stock-based award.

Each Company stock option held by Mr. Cole that is outstanding immediately prior to the Effective Time, whether or not vested or exercisable, will, as of the Effective Time, be cancelled and will entitle Mr. Cole to receive a number of shares of Class A Common Stock, as of the Effective Time, determined by dividing (a) the product of (i) the amount, if any, by which $15.25 exceeds the exercise price per share with respect to such stock option, and (ii) the total number of shares of Class A Common Stock then issuable upon the exercise of such stock option (whether or not then vested or exercisable), by (b) $15.25 per share (less an amount of shares to satisfy withholding tax obligations). At the Effective Time, any shares of Class A Common Stock delivered to Mr. Cole as described in this paragraph shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

The Company shall provide for the lapsing of any restrictions in respect of any other stock-based awards held by Mr. Cole that are outstanding immediately prior to the Effective Time, whether or not then vested. The amount of shares of Class A Common Stock that shall as a result be delivered to Mr. Cole shall be reduced to account for withholding tax obligations. At the Effective Time, any shares of Class A Common Stock delivered to Mr. Cole in respect of such stock-based awards as described in this paragraph shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

With respect to the Company’s Employee Stock Purchase Plan, referred to as the “ESPP”, such plan was cancelled promptly after the execution of the Merger Agreement as agreed to in the Merger Agreement. The rights of participants in the ESPP with respect to any offering period underway under the ESPP at the time of the execution of the Merger Agreement were determined by ceasing payroll deductions with respect to the ESPP as of the first payroll period beginning on or after the date of such execution and by making such other pro-rata adjustments as were necessary to reflect the shortened offering period, but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP.

Payment for the Common Stock in the Merger

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with a bank or trust company that will be appointed by Parent (and reasonably acceptable to the Company), as the paying agent, in trust for the benefit of the Public Stockholders, and certain holders of stock options (other than Mr. Cole) described above, sufficient cash to pay to the Public Stockholders the merger consideration of $15.25 per share of Class A Common Stock and to make the payments described above with respect to stock options and with respect to other stock-based awards to non-employee directors. As soon as reasonably practicable following the Effective Time, the surviving corporation will instruct the paying agent to mail to each Public Stockholder record holder of shares of Class A Common Stock that were converted into the merger consideration a letter of transmittal and instructions for use in effecting the surrender of certificates that formerly represented shares of the Class A Common Stock or non-certificated shares represented by book-entry in exchange for the merger consideration.

Representations and Warranties

The Merger Agreement contains representations and warranties of the Company as to, among other things:

•	corporate organization, existence and good standing, including with respect to its subsidiaries;

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the capitalization of the Company and the absence of certain rights to purchase or acquire equity securities of the Company of any of its subsidiaries, the absence of any bonds or other obligations allowing holders the right to vote with shareholders of the Company and the absence of shareholder agreements or voting trusts to which the Company or any of its subsidiaries is a party;

•	the Company’s subsidiaries;

•	corporate power and authority to enter into the Merger Agreement and the Ancillary Agreements and in each case to consummate the transactions contemplated thereby;

•	required regulatory filings and authorizations, consents or approvals of governmental entities and consents or approvals required of other third parties;

•	the accuracy of the Company’s and its subsidiaries’ filings with the SEC and of financial statements included in the SEC filings;

•	the absence of certain events or changes since December 31, 2011;

•	matters relating to information to be included in required filings with the SEC in connection with the Merger;

•	the absence of certain suits, actions, proceedings, claims, reviews, investigations, orders, writs or injunctions related to the Company and its subsidiaries;

•	compliance with laws and possession of necessary permits and authorizations by the Company and its subsidiaries;

•	the payment of taxes, the filing of tax returns and other tax matters related to the Company and its subsidiaries;

•	matters relating to the top wholesale customers and licensees by revenue and top suppliers or vendors by volume of purchases;

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the good, valid and marketable title the Company holds with respect to the property known as 601 and 615 West 50th Street, New York, New York, the validity of certain leases for property leased by the Company and other matters pertaining to real property;

•	the Company’s employee benefit plans;

•	labor matters related to the Company and its subsidiaries;

•	rights to intellectual property held by the Company and its subsidiaries;

•	material contracts of the Company and its subsidiaries;

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the absence of certain violations or defaults under certain contracts, including arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Merger Agreement;

•	environmental matters and compliance with environmental laws by the Company and its subsidiaries;

•	insurance policies of the Company and its subsidiaries;

•	the absence of any right agreements or applicability of any anti-takeover statue to the Merger;

•	the absence of certain undisclosed liabilities for the Company and its subsidiaries;

•	the shareholder votes required to approve the Merger and adopt the Merger Agreement;

•	the receipt by the Special Committee of an opinion of its financial advisor;

•	the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement; and

•	the Company and it subsidiaries are not required to be registered as investment companies under the Investment Company Act of 1940.

The Merger Agreement also contains representations and warranties of Parent and Merger Sub as to, among other things:

•	corporate organization, existence and good standing;

•	corporate power and authority to enter into the Merger Agreement and the Ancillary Agreements and in each case to consummate the transactions contemplated thereby;

•	required regulatory filings and authorizations, consents or approvals of governmental entities and consents or approvals required of other third parties;

•	matters relating to information to be included in required filings with the SEC in connection with the Merger;

•	the absence of any fees owed to investment bankers or brokers in connection with the Merger, other than those specified in the Merger Agreement;

•	the ownership and absence of past conduct unrelated to the Merger of Parent, Merger Sub, Family LLC and Intermediate Holdco;

•	the Kenneth Cole Foundation not being an affiliate or associate of Mr. Cole, any other Family Stockholder, Parent or Merger Sub;

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the valid and binding nature of the Debt Commitment Letter and the Equity Commitment Letters, referred to collectively as the “Commitment Letters”, and other matters pertaining to the Commitment Letters;

•	the valid and binding nature of the Rollover Agreement, the Exchange Agreement and the Limited Guarantee;

•	the absence of certain suits, actions, proceedings, claims, reviews, investigations, orders, writs or injunctions related to Parent, Merger Sub or Intermediate Holdco;

•	the solvency of Family LLC, Parent, Intermediate Holdco and the surviving corporation as of the Effective Time and immediately after the consummation of the Merger;

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the absence of arrangements between the Family Stockholders, Parent, Merger Sub or any of their respective affiliates and any member of the Company’s management or any of the Company’s directors related to the Company or the Merger;

•	the absence of arrangements through which any Public Stockholder would be entitled to receive consideration different than the $15.25 per share of Class A Common Stock merger consideration;

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the absence of arrangements, other than as provided in the Voting Agreement, through which any Company shareholder agrees to vote to adopt the Merger Agreement or the Merger or to vote against any superior proposal;

•	the limitation of the Company’s representations and warranties to those set forth in the Merger Agreement;

•	the uncertainties inherent in Company estimates, projections and forecasts regarding the Company and its business and operations; and

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the absence of agreements, arrangements or understandings with any third parties concerning the sale of the surviving corporation or all or substantially all of its assets to a third party after the Merger has been consummated.

Some of the representations and warranties in the Merger Agreement are qualified by materiality qualifications or a “material adverse effect” clause.

For purposes of the Merger Agreement, a “material adverse effect” with respect to the Company and its subsidiaries means any effect that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company or would reasonably be expected to materially impair the Company’s ability to perform its obligations under the Merger Agreement; provided, however, that none of the following shall be deemed to constitute or contribute to a material adverse effect: (a) any adverse effect that results from general economic or market conditions (including changes in financial, securities or currency markets, changes in prevailing interest rates or exchange rates), (b) any adverse effect generally affecting the industry or industry sectors in which the Company or any of the Company’s subsidiaries operates that does not disproportionately affect the Company or any of the Company’s subsidiaries relative to the other participants in the industry or industry sectors in which the Company or any such subsidiary operates, (c) changes, after the date of the Merger Agreement, in Law or applicable accounting regulations (including Generally Accepted Accounted Principles, referred to as “GAAP” or principles or interpretations thereof, or political, legislative or business conditions in the countries in which the Company or any of its subsidiaries operate, (d) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity (whether natural or man-made) or any material worsening of such conditions threatened or existing as of the date of the Merger Agreement, (e) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, (f) any change in the Company’s stock price or trading volume or in the Company’s credit rating or in any analyst’s recommendation with respect to the Company or any failure by the Company to meet internal or published projections, forecasts or estimates of revenue, earnings or other financial or operating metrics (but not any event, condition, fact, change, occurrence or effect underlying such change or failure that is not otherwise excepted), (g) the negotiation, announcement, execution, delivery, consummation or pendency of the Merger Agreement or of the transactions contemplated thereby or (h) actions taken or not taken by the Company at the written request of Parent.

For the purpose of the Merger Agreement, a “material adverse effect”, with respect to Parent or Merger Sub, means circumstances that would, or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by each of Parent, Merger Sub or Intermediate Holdco of any of its obligations under the Merger Agreement or the Ancillary Agreements to which it is a party or the consummation of any of the transactions contemplated by the Merger Agreement or the Ancillary Agreements.

Conduct of Business Pending the Merger

The Merger Agreement provides that, subject to certain exceptions or as consented to in writing by Parent, during the period from the signing of the Merger Agreement to the Effective Time, the Company, among other things, will, and will cause its subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and shall use its reasonable best efforts to preserve intact its business organization, assets and goodwill and beneficial relationships with customers, suppliers and others having business dealings with it and to keep available the services of its officers and key employees on terms and conditions substantially comparable to those in effect prior to the signing of the Merger Agreement and maintain its rights and franchises, in each case, consistent with past practice. In addition, subject to certain exceptions or as consented to in writing by Parent, the Company shall not, and shall not permit any of its subsidiaries to, among other things:

•	adopt or propose changes to its organizational documents;

•	declare, set aside, make or pay any dividend or other distribution in respect of any of its capital stock;

•	split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities;

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repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other equity interests or any rights, warrants or options to acquire any such interest;

•	issue, sell , grant, pledge or otherwise encumber any shares of its capital stock or other securities subject to certain exemptions;

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merge or consolidate with any other person or acquire an amount of assets or equity of any other person (exclusive of goods purchased in the ordinary course of business consistent with past practice) in excess of $2,500,000;

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sell, lease, license, subject to a lien, encumber or otherwise dispose of any assets, property or rights in excess of $2,500,000 except in the ordinary course of business consistent with past practice or pursuant to previously disclosed existing commitments;

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make any loans, advances or capital contributions to, or investments in, any other person, subject to certain exemptions, or create, incur, guarantee or assume any indebtedness (other than already in existence at the signing of the Merger Agreement or borrowings in the ordinary course of business consistent with past practice);

•	enter into any derivatives transaction other than in the ordinary course of business;

•	make or commit to make any capital expenditures in excess of $1,000,000 individually or $2,500,000 in the aggregate;

•	increase the compensation or benefits payable or to become payable to the directors, officers, consultants or employees of the Company or any of its subsidiaries; establish, adopt, enter into or amend any benefit plan except as otherwise provided in the Merger Agreement or to the extent required by law; increase the benefits payable under any existing severance or termination pay policies or employment agreements; take any affirmative action to accelerate the vesting of any stock-based compensation, except as contemplated by the Merger Agreement; grant any awards under any bonus, incentive, performance or other compensation arrangement or Company benefit plan, other than as required by such plans in existence and consistent with past practice; take any action to fund or in any other way secure the payment of compensation or benefits under any Company benefit plan; make any material determinations not in the ordinary course of business consistent with past practice under any Company benefit plan; grant or promise any tax offset payment award under any Company benefit plan; hire or terminate the employment of any employee at the level of senior vice president or above; or adopt or implement any shareholder rights plan or similar arrangement that is applicable to the Merger;

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settle or compromise any claim, action or proceeding or enter into any consent, decree or injunction material to the business of the Company, other than in the ordinary course of business consistent with past practice;

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make or rescind any material election relating to taxes or consent to any extension of the limitations period applicable to any material tax claim or assessment; settle or compromise any proceeding relating to a material tax claim, enter into a closing or similar agreement with any taxing authority relating to any material taxes or surrender any right to obtain a material tax refund, credit, offset or other reduction in tax liability; file any amended material tax return (other than to correct an identified error); request a ruling relating to material taxes; or change any material method of reporting income or deductions for tax purposes from those employed in the preparation of Company tax returns for the taxable year ending December 31, 2011;

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other than in the ordinary course of business consistent with past practice, modify, amend or terminate, or assign, waive, release or relinquish any material rights or claims under, or grant any material consents under any material contract; enter into any successor agreement to an expiring material contract that changes the terms of the expiring contract in a way that is materially adverse to the Company or any of its subsidiaries; enter into any new contract or agreement that would require a payment to or give rise to any rights to one or more counterparties in connection with the Merger; or enter into any new material contract;

•	enter into or renew or extend any agreements that can limit or restrict the Company and its subsidiaries from engaging or competing in any line of business or in any geographic area;

•	change any method of accounting or accounting principles or practices by the Company or any of its subsidiaries except as required by a change in GAAP or law;

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terminate, cancel, amend or modify any material insurance policies maintained by the Company covering the Company or any of its subsidiaries that is not replaced by a comparable amount of insurance coverage other than in the ordinary course of business consistent with past practice;

•	adopt a plan of liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

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abandon, dedicate to the public, convey title to or grant licenses under any material intellectual property or trade secrets of the Company or any of its subsidiaries other than in the ordinary course of business consistent with past practice;

•	accelerate or delay the payment of any material accounts payable or extend or make any agreement to extend, the payment terms of any accounts receivable;

•	revalue in any material respect any assets, other than in the ordinary course of business consistent with past practice or as may be consistent with GAAP;

•	permit any of its subsidiaries or affiliates or their directors, employees, independent contractors, representatives or agents to violate the Foreign Corrupt Practices Act of 1977, as amended;

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take any actions or omit to take any actions that would or would be reasonably likely to result in any of the conditions described in the “The Merger Agreement—Conditions to the Merger” section beginning on page 84 below not being satisfied or materially impair or delay the ability of the parties to the Merger to consummate the Merger; or

•	agree or commit to do anything described in the foregoing bullet points.

Other Covenants and Agreements

Indemnification; Directors’ and Officers’ Insurance

All rights to indemnification, advancement of expenses and exculpation now existing in favor of each individual who, as of the Effective Time, is a present or former director or officer of the Company or any of its subsidiaries, referred to as the “indemnified parties”, will, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect. Until the sixth anniversary of the Closing Date, the organizational documents of the surviving corporation and its subsidiaries will, with respect to matters occurring prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the indemnified persons than as in effect prior to execution of the Merger Agreement. All rights to indemnification or advancement of expenses now existing in favor of the indemnified persons in any indemnification agreement between such person and the Company or any of its subsidiaries, as the case may be, or under law shall survive the Merger and continue in full force and effect in accordance with the terms of such agreement or law.

Prior to the Effective Time, the Company shall purchase a fully-paid, non-cancellable “tail” policy under the Company’s existing directors’ and officers’ insurance policy that has an effective term of six years from the Effective Time, covers the indemnified persons for actions and omissions occurring prior to the Effective Time and contains terms with respect to coverage and amount no less favorable than those of the applicable policy in effect immediately prior to the execution of the Merger Agreement.

Access and information

During normal business hours throughout the period prior to the Effective Time, the Company will provide Parent and Parent’s financing sources access to the Company’s books, records, contracts, management reports and such other information as Parent shall reasonably request. All information obtained by Parent pursuant to the Merger Agreement shall continue to be governed by the confidentiality agreement entered into between the Company and Mr. Cole. Prior to the Effective Time, the Company shall provide to Parent and Parent’s financing sources financial statements of the Company and its subsidiaries for each month through the Effective Time, as prepared by management for internal use, and any update of quarterly projections.

Efforts to Consummate

Subject to the terms and conditions of the Merger Agreement, each of the parties to the Merger Agreement (and each of their respective subsidiaries) will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make the Merger effective as promptly as practicable, and to cooperate with each other for such purposes. The parties to the Merger Agreement will use their respective reasonable best efforts to resist, contest or defend any suit, claim, action or proceeding (including administrative or judicial actions and proceedings) challenging the Merger.

Financing

In the period between the execution of the Merger Agreement and the Closing Date, Parent and Merger Sub shall use their respective reasonable best efforts to obtain the financing on substantially the terms and conditions described in the Commitment Letters, and use reasonable best efforts to:

•	maintain in effect the Commitment Letters;

•	negotiate definitive agreements with respect to the debt financing so that such agreements are effective no later than the Closing;

•	satisfy prior to the Closing all conditions precedent applicable to Parent and Merger Sub in the Equity Commitment Letters;

•	consummate the financing in accordance with the Commitment Letters (or as otherwise acceptable to Parent) at or prior to Closing; and

•

enforce the rights of Parent and Merger Sub under the Commitment Letters, including by commencing a litigation proceeding against any breaching debt financing source in which Parent and Merger Sub will use their reasonable best efforts to compel such debt financing source to provide its portion of debt financing as required.

Prior to the Closing, Parent and Merger Sub shall not agree to, or permit, any amendment or modification of, or waiver under, the Commitment Letters without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed) if such proposed amendment, modification, supplement, restatement or replacement would reasonably be expected to have any of certain adverse impacts to the Company’s interests described in the Merger Agreement.

Other than as otherwise provided in the Merger Agreement, in the event that Parent or Merger Sub becomes aware that any material portion of the financing is reasonably likely not to be available at Closing under the Commitment Letters, Parent and Merger Sub will promptly notify the Company of such circumstances and will use their respective reasonable best efforts to obtain alternative financing from alternative financial institutions reasonably acceptable to the Company in an amount sufficient to consummate the transactions contemplated by the Merger Agreement upon conditions not materially less favorable to the Company’s interests than the existing Commitment Letters as promptly as practicable following the occurrence of such event (and in any event no later than the Closing). Parent shall furnish the Company with complete, correct and executed copies of any material definitive agreements with respect to the financing (including any alternative financing agreement) promptly upon their execution and shall keep the Company reasonably informed of the status of its efforts to arrange and consummate the financing.

In the period between the execution of the Merger Agreement and the Closing Date, upon the request of Parent and Merger Sub, the Company will and will cause its subsidiaries and its and their respective directors, employees and representatives, at Parent’s sole expense, to cooperate reasonably in connection with the arrangement and obtaining of the financing, including, among other things:

•	providing to Parent, Merger Sub and the financing sources from time to time all financial and other pertinent information regarding the Company and its industry;

•

participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with prospective lenders and sessions with rating agencies in connection with the debt financing;

•	furnishing financial statements reasonably required by the Commitment Letters;

•

assisting with the preparation and entering into as of the Effective Time of definitive agreements with respect to the debt financing or the amendment of any of the Company’s or its subsidiaries’ currency or interest hedging agreements, or other agreements, in each case reasonably requested in connection with the debt financing;

•

assisting with the preparation of materials for rating agency presentations, offering and syndication documents, business projections and similar marketing documents and other materials to be used in connection with the debt financing;

•	cooperating reasonably with the financing sources’ due diligence;

•	executing customary authorization and management representation letters;

•

reasonably cooperating in satisfying the conditions precedent set forth in the Commitment Letters or any definitive document relating to the financing, including permitting prospective lenders and investors to evaluate the Company’s and its subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and establishing bank and other accounts and security arrangements in connection with the foregoing;

•

issuing customary representation letters to auditors and using reasonable best efforts to obtain legal opinions, surveys, title insurance, accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company;

•

executing and delivering, as of the Effective Time, any guarantees, pledge and security documents, other definitive financing documents, or other certificates or documents contemplated by the Debt Commitment Letter and hedging agreements;

•

using reasonable best efforts to obtain such consents, approvals, authorizations and instruments which may reasonably be requested by Parent or Merger Sub to permit the consummation of the debt financing;

•	using reasonable best efforts to ensure that the financing sources benefit from the existing lending relationships of the Company and its subsidiaries;

•	using reasonable best efforts to permit any cash and marketable securities of the Company and its subsidiaries to be made available to Parent and Merger Sub at the Effective Time; and

•

as of the Effective Time, taking all corporate actions necessary to authorize the consummation of the financing and to permit the proceeds thereof to be made available to the surviving corporation immediately upon the Effective Time.

Parent will, if the Closing has not occurred, promptly upon request by the Company or promptly after termination of the Merger Agreement (other than a termination due to a breach by the Company or due to a Change in the Company Recommendation), reimburse the Company for all documented reasonable out-of-pocket expenses and costs incurred in connection with the performance by the Company or other persons obligated under the covenants described in this “The Merger Agreement—Other Covenants and Agreements—Financing” section.

No Solicitation

The Company will, and will direct each of its subsidiaries and each of its and their representatives to, immediately cease any discussions, negotiations, or communications with any party with respect to any Takeover Proposal (as such term is defined in the Merger Agreement, as described below in this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section). The Company shall not, nor shall it authorize or permit any of its subsidiaries or its and their representatives to (and shall use its reasonable best efforts to cause such persons not to), among other things, directly or indirectly:

•

initiate, induce, solicit, knowingly facilitate or encourage any inquiry or the making, submission or announcement of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal;

•

approve, adopt or recommend (or propose to do so) any Takeover Proposal or enter into any letter of intent, memorandum of understanding, agreement, arrangement or understanding relating to, or that could reasonably be expected to lead to, any Takeover Proposal;

•

enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement or breach its obligations thereunder, or propose or agree to do any of the foregoing;

•	fail to enforce, or grant any waiver under, any standstill or similar agreement with any person; or

•

engage in, continue or otherwise participate in any discussions or negotiations regarding, furnish to any person any information or data with respect to the Company in connection with or in response to, or otherwise cooperate with or take any other action to facilitate any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement.

However, prior to the receipt of the Shareholder Approval and Minority Approval, the Company may, in response to a bona fide written Takeover Proposal that did not result from a breach of the above paragraph, and subject to compliance with the provisions of the Merger Agreement described in subsequent paragraphs of this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section:

•	contact the party that submitted such Takeover Proposal to clarify the terms and conditions thereof;

•

furnish information or data with respect to the Company or any of its subsidiaries to the person making such Takeover Proposal and its representatives pursuant to a confidentiality agreement, provided that all such information provided has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such person and that the Special Committee determines in good faith that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement, as described below in this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section), and the Company notifies Parent within two business days of such determination; and

•	participate in discussions or negotiations with such person or its representatives regarding such Takeover Proposal.

Within two business days of the receipt by the Company of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, the Company will provide notice to Parent of such Takeover Proposal or inquiry, the identity of the person making such Takeover Proposal or inquiry, and the material terms and conditions of such Takeover Proposal or inquiry. The Company will keep Parent reasonably informed on a current basis of the status of any such Takeover Proposal, including any material changes to the terms and conditions thereof, and provide Parent, within two business days after the receipt thereof, with copies of all written communications and other written materials, and summaries of all other communications, sent or provided to or by the Company and its representatives in connection with any Takeover Proposal.

The Special Committee will promptly consider in good faith any alteration of the terms of the Merger Agreement or the Merger proposed by Parent in response to any Takeover Proposal.

At any time prior to the Shareholder Approval and Minority Approval having been obtained, but not after, the Special Committee may, in response to a Superior Proposal or an Intervening Event (as such term is defined in the Merger Agreement, as described below in this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section), effect a Change in the Company Recommendation, provided that the Special Committee determines in good faith that the failure to do so would constitute a breach of its fiduciary duties to the shareholders of the Company. In addition, the Special Committee can take any action required to comply with applicable law (including fiduciary duties), which would permit a Change in the Company

Recommendation if fiduciary duties so required. At least three business days prior to effecting a Change in the Company Recommendation, the Special Committee will provide written notice to Parent of its intention to make such Change in the Company Recommendation, and in doing so shall include the reasonable details regarding the cause for, and nature of, the Change in the Company Recommendation.

As described in this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section, nothing in the Merger Agreement will prohibit the Company, the Board of Directors or the Special Committee from complying with securities laws in respect of any Takeover Proposal, including making any disclosure to the shareholders of the Company. However, any public disclosure by the Company relating to a Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors expressly publicly reaffirms its approval or recommendation of the Merger Agreement and the Merger in such disclosure, or in the case of a “stop, look and listen” or similar communication, in a subsequent disclosure.

Other than as otherwise provided in the Merger Agreement, as described in this “The Merger Agreement—Other Covenants and Agreements—No Solicitation” section, neither the Board of Directors nor any committee thereof will, directly or indirectly, effect a Change in the Company Recommendation, take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication or approve any agreement, arrangement or understanding relating to, or that may reasonably be expected to lead to, any Takeover Proposal.

For purposes of this Proxy Statement:

•	A “Takeover Proposal” refers to any proposal or offer in respect of

•

a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution or similar transaction involving the Company or a significant subsidiary with a third party;

•

the Company’s acquisition of any third party in a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution or similar transaction in which the shareholders of the third party will own more than 20% of the Company’s outstanding capital stock immediately following such transaction;

•

any acquisition by any third party of 20% or more of any class of capital stock of the Company or of 20% or more of the consolidated assets of the Company and its subsidiaries, in a single transaction or a series of related transactions; or

•	any transaction which is similar in form, substance or purpose to any of the foregoing transactions, other than the transactions contemplated by the Merger Agreement;

•

An “Intervening Event” refers to a material event, change, development, effect, occurrence or state of facts that was not known or reasonably foreseeable to the Board of Directors or the Special Committee on the date of the Merger Agreement, and becomes known to the Board of Directors or the Special Committee before the Shareholder Approval and Minority Approval; provided, that in no event shall the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto constitute an Intervening Event; and

•

A “Superior Proposal” refers to any bona fide written proposal or offer made by a third party in respect of a business combination transaction involving, or any purchase or acquisition of, a majority of the voting power of the Company’s capital stock or a majority of the consolidated assets of the Company and its subsidiaries, which transaction or other purchase or acquisition contains terms and conditions that the Special Committee determines in good faith would result in a transaction that:

•	if consummated, would be more favorable to the Public Stockholders than the Merger and the transactions contemplated by the Merger Agreement; and

•	is reasonably capable of being consummated on the terms so proposed.

Shareholder Litigation

The Company will give Parent the opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors relating to the transactions contemplated by the Merger Agreement, whether commenced prior to or after the execution and delivery of the Merger Agreement. The Company will not settle or offer to settle any litigation commenced prior to or after the execution of the Merger Agreement against the Company or any of its directors or executive officers by any shareholder of the Company relating to the Merger Agreement, the Merger, any other transaction contemplated thereby or otherwise, without the prior written consent of Parent, which shall not be unreasonably withheld or delayed.

SEC Reports

During the period prior to the Effective Time, the Company shall continue to timely file or furnish all forms, reports, statements, schedules and other materials with the SEC required to be filed or furnished pursuant to federal securities laws.

Conditions to the Merger

The obligations of the Company, Parent and Merger Sub to effect the Merger are subject to the satisfaction or waiver, at or prior to the Closing Date, of the following mutual conditions:

•	the Shareholder Approval shall have been obtained;

•	the Minority Approval shall have been obtained; and

•

no court or U.S. governmental entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement.

The obligation of Parent and Merger Sub to effect the Merger is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•

each of the representations and warranties of the Company set forth in the Merger Agreement, in each case made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty speaks as of another date), except where the failure of any such representation or warranty to be true and correct as so made, individually or in the aggregate with all other such failures, has not had and could not reasonably be expected to have a material adverse effect, provided that the representations and warranties of the Company pertaining to corporate organization, capitalization, brokers and authority to enter into the Merger Agreement and the Ancillary Agreements to which the Company is a party shall be true and correct in all material respects (provided, further, that with respect to the representations and warranties concerning capitalization, any inaccuracy that would require the amount to be paid by Parent and Merger Sub to effect the Merger to increase by $1,000,000 or more shall be deemed material) and that the representations and warranties of the Company pertaining to absence of changes or events that would reasonably be expected to have a material adverse effect, rights agreements and anti-takeover provisions shall be true and correct in all respects;

•

the Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement at or prior to the Closing Date and Parent shall have received a certificate from the Company to such effect;

•

since the execution of the Merger Agreement, there shall not have been any, or a worsening of any, state of facts, event, change, effect, development, condition or occurrence that, individually or in the aggregate, has had or could reasonably be expected to have a material adverse effect; and

•

Parent shall have received a certification from the Company to the effect that the Company is not (and was not at any time during the five-year period ending on the Closing Date) a “United States real property holding corporation” within the meaning of the Internal Revenue Code.

The obligation of the Company to effect the Merger is subject to the satisfaction or waiver, at or prior to the Closing Date, of the following additional conditions:

•

each of the representations and warranties of Merger Sub and Parent set forth in the Merger Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be true and correct, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty speaks as of another date), except where the failure of any such representation and warranty to be true and correct as so made, individually or in the aggregate with all such failures, has not had and could not reasonably be expected to have a material adverse effect to Parent, provided that the representations and warranties of Parent with respect to organization, authority to enter into the Merger Agreement and Ancillary Agreements and the validity of the Ancillary Agreements shall be true and correct in all material respects, and the Company shall have received a certificate from Parent to such effect;

•

each of Merger Sub and Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under the Merger Agreement and the Ancillary Agreements at or prior to the Closing Date and the Company shall have received a certificate from Parent to such effect; and

•	each of the Ancillary Agreements shall have been executed and delivered by each party thereto (other than the Company) and shall be in full force and effect.

Termination

The Merger Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time, whether prior to or after receipt of the Shareholder Approval:

•	by mutual written consent of Parent and the Company (acting at the direction of the Special Committee);

•	by either Parent or the Company (with the prior approval of the Special Committee), if:

•

the Merger shall not have been consummated by the Termination Date, provided that the right to terminate the Merger Agreement as described here is not available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of the failure of the Merger to be consummated by such time;

•

a governmental entity of competent jurisdiction takes any action (which the party seeking to terminate the Merger Agreement shall have used its reasonable best efforts to resist, resolve, annul, quash or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the Merger and such action shall have become final and non-appealable, provided that the right to terminate the Merger Agreement as described here shall not be available to any party whose failure to perform any of its obligations under the Merger Agreement has been the primary cause of any such action; or

•	the Shareholder Approval and the Minority Approval shall not have been obtained at the Special Meeting or any adjournment or postponement thereof;

•	by Parent, if:

•

the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform is incapable of being cured by the Company prior to the Termination

Date or if capable of being cured, is not cured within 30 days following receipt by the Company of written notice from Parent, and which would result in a failure of any Parent and Merger Sub condition to effect the Merger, as described in the “The Merger Agreement—Conditions to the Merger” section above, provided that Parent’s right to terminate the Merger Agreement as described here shall not be available if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	a Change in the Company Recommendation shall have occurred;

•	by the Company (with the prior approval of the Special Committee), if:

•

Parent or Merger Sub shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, which breach or failure to perform is incapable of being cured by Parent or Merger Sub prior to the Termination Date or if capable of being cured, is not cured within 30 days following receipt by Parent of written notice from the Company, and which would result in a failure of any Company condition to effect the Merger, as described in the “The Merger Agreement—Conditions to the Merger” section above, provided that the Company’s right to terminate the Merger Agreement as described here shall not be available if the Company is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement; or

•	a Change in the Company Recommendation shall have occurred.

Fees and Expenses

Except as otherwise provided in the Merger Agreement as described in this “The Merger Agreement—Fees an Expenses” section, all fees and expenses incurred in connection with the Merger and the other transactions contemplated by the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Payment or Reimbursement of Fees and Expenses by the Company

The Company will reimburse Parent for Parent’s expenses if the Merger Agreement is terminated by Parent because the Company breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, as described under “The Merger Agreement—Termination” above. The Company will pay to Parent a fee of $3,000,000, referred to as the “Termination Fee”, if the Merger Agreement is terminated by either Parent or the Company because a Change in the Company Recommendation shall have occurred, as described under “The Merger Agreement—Termination” above. Parent’s right to receive such reimbursement of expenses or such Termination Fee, as applicable, shall be the sole and exclusive remedy in the event of a termination of the Merger Agreement as described, except in the event of a willful or intentional material breach of any provision of the Merger Agreement by the Company.

Payment or Reimbursement of Fees and Expenses by Parent

Parent will reimburse the Company for the Company’s expenses if the Merger Agreement is terminated by the Company because Parent or Merger Sub breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, as described under “The Merger Agreement—Termination” above. In addition to such reimbursement of expenses, if the Merger Agreement is terminated for the reasons described in the preceding sentence due to a failure by Parent and Merger Sub to effect the Merger solely as a result of an uncured Financing Failure (as such term is defined in the Merger Agreement, as described below in this “The Merger Agreement—Termination—Payment or Reimbursement of Fees and Expenses by Parent” section), Parent will pay to the Company a fee of $3,000,000, referred to as the “Financing Failure Termination Fee”. Furthermore, if the Financing Failure Termination Fee is not payable as provided in the preceding sentence and the Merger Agreement is terminated by the Company because Parent or Merger Sub breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement, as described under “The Merger Agreement—Termination” above due to an intentional breach or failure to perform by Parent or Merger Sub, then Parent shall, in addition to reimbursement of expenses, pay to the Company the excess of $15,000,000 over the cost of such reimbursement, referred to as the “Reverse Termination Fee”. The Company’s right to receive such reimbursement of expenses, such Financing Failure Termination Fee or such Reverse Termination Fee, as applicable, shall be the sole and exclusive remedy in the event of a termination of the Merger Agreement as described, except in the event of a willful or intentional material breach of any provision of the Merger Agreement by Parent or Merger Sub.

In addition, Parent will, if the Closing has not occurred, promptly upon request by the Company or promptly after termination of the Merger Agreement (other than a termination due to a Company breach or failure by the Company to perform in any material respect any of its representations, warranties, covenants or agreements contained in the Merger Agreement or due to a Change in the Company Recommendation, as described under “The Merger Agreement—Termination” above), reimburse the Company for all documented reasonable out-of-pocket expenses and costs incurred in connection with the performance by the Company of its obligations under the financing cooperation covenant in the Merger Agreement, as described in the “The Merger Agreement—Other Covenants and Agreements—Financing” section above.

“Financing Failure” is defined in the Merger Agreement as a refusal or other failure, for any reason, on the part of any debt financing source that has executed the Debt Commitment Letter or any definitive financing document relating to the debt financing, or on the part of any other debt financing source obligated or expected at any time to fund a material portion of the debt financing, to fund, when required pursuant to the terms and conditions of the Debt Commitment Letter, a material portion of such debt financing; provided, however, that any such refusal or other failure shall not be deemed to be a “Financing Failure” if such refusal or other failure results from an intentional breach or failure to perform by Parent or Merger Sub of its representations and warranties in the Merger Agreement with respect to the debt financing or of any covenants in the Merger Agreement with respect to the financing or a material breach by Parent, Intermediate Holdco, Merger Sub, any equity financing source or any of the Family Stockholders of any Ancillary Agreement or Commitment Letter.

Amendments and Waivers

The Merger Agreement may not be amended and no waiver, consent or approval by or on behalf of the Company (or Special Committee, if applicable) may be granted except pursuant to an instrument in writing signed by or on behalf of the Company (or Special Committee, if applicable) following approval of such action by the Special Committee and signed by Parent; provided, however, that following the Shareholder Approval, no amendment may be made to the Merger Agreement that by law requires further approval or authorization by the shareholders of the Company or Merger Sub without such further approval or authorization.

At any time prior to the Effective Time, whether before or after receipt of the Shareholder Approval and the Minority Approval:

•

the Special Committee on behalf of the Company may extend the time for the performance of any of the obligations of Merger Sub and Parent, waive any inaccuracies in the representations and warranties of Merger Sub or Parent, or waive compliance by Merger Sub or Parent with any of the covenants or with any conditions to the Company’s obligations (except for the Minority Approval, which condition may not be waived in any circumstance); and

•

Parent may extend the time for the performance of any of the obligations of the Company, waive any inaccuracies in the representations and warranties of the Company or waive compliance by the Company with any of the agreements or with any conditions to Merger Sub or Parent’s obligations (except for the Minority Approval, which condition may not be waived in any circumstance).

Equitable Remedies

The parties are entitled to an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of its terms in addition to any other remedies to which they are entitled at law or in equity, except that the Company will not be entitled to receive both equitable remedies and monetary damages, including the Financing Failure Termination Fee or the Reverse Termination Fee. Each of the Parties to the Merger Agreement has waived any defenses in any action for specific performance, including the defense that a remedy at law would be adequate. Except as otherwise provided in the Merger Agreement as described in this paragraph, the exercise by any party of a particular remedy shall not preclude the exercise of any other remedy.

The Company’s right to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s, the Family Stockholders’ and their affiliates’ obligations under the Ancillary Agreements, their obligations to cause the equity financing to be funded to fund the Merger and the obligations of the equity financing sources under the Equity Commitment Letters, is subject to the requirements that:

•

all of Parent’s and Merger Sub’s conditions to effect the Merger, as described in the “The Merger Agreement—Conditions to the Merger” section above (other than those conditions that by their terms are to be satisfied by actions taken at Closing) have been satisfied or waived;

•

the debt financing has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the equity financing is funded at the Closing and the terms of the Ancillary Agreements are complied with at the Closing; and

•	the Company has confirmed that if the equity financing and debt financing are funded, then it would take such actions that are within its control to cause the Closing to occur.

THE LIMITED GUARANTEE

The following is a summary of the material provisions of the Limited Guarantee, a copy of which is attached to this proxy statement as Annex C, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Limited Guarantee that is important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read carefully the Limited Guarantee in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Limited Guarantee and not by this summary or any other information contained in this proxy statement.

Simultaneously to the execution of the Merger Agreement, the Company and Mr. Cole entered into the Limited Guarantee, through which Mr. Cole (and his successors) has personally guaranteed the obligations of Parent and Merger Sub to reimburse the Company’s expenses, to pay the Financing Failure Termination Fee, to pay the Reverse Termination Fee and to pay damages in the event of any breach by Parent or Merger Sub of the Merger Agreement, in each case if, as and when such obligation becomes payable under the terms and conditions of the Merger Agreement. The Limited Guarantee will remain binding until the first to occur of: the Closing; the Merger Agreement terminating under circumstances in which none of the foregoing obligations of Parent or Merger Sub is payable; or, in the event the Company has not asserted any claim against Mr. Cole under the Limited Guarantee, the one-year anniversary of the Limited Guarantee (which will occur on June 6, 2013). If the Company does assert a claim against Mr. Cole under the Limited Guarantee prior to June 6, 2013, the Limited Guarantee will remain in effect until such claim is resolved.

AGREEMENTS INVOLVING COMMON STOCK;

TRANSACTIONS BETWEEN THE FAMILY STOCKHOLDERS AND THE COMPANY

Agreements Involving Common Stock

Voting Agreement

In connection with the execution of the Merger Agreement, on June 6, 2012, the Family Stockholders and the Kenneth Cole Foundation entered into an agreement with the Company, referred to as the “Voting Agreement”, pursuant to which each Family Stockholder and the Kenneth Cole Foundation agreed, subject to the terms and conditions set forth therein, to vote the Subject Shares (as defined therein) in favor of the Merger Agreement and the transactions contemplated thereby. The Voting Agreement will terminate upon the occurrence of certain events, including the termination of the Merger Agreement in accordance with its terms.

A copy of the Voting Agreement is attached to this proxy statement as Annex D and is incorporated by reference into this proxy statement. The summary of the Voting Agreement in the preceding paragraph does not purport to be complete and may not contain all of the information about the Voting Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Voting Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Voting Agreement and not by this summary or any other information contained in this proxy statement.

As of the record date, the Family Stockholders and the Kenneth Cole Foundation owned 100% of the Class B Common Stock outstanding and approximately 6.0% of the Class A Common Stock outstanding. Votes of the Family Stockholders and the Kenneth Cole Foundation (as well as their respective affiliates and associates) will be excluded for purposes of tabulating the vote with respect to the Minority Approval.

Rollover Agreement

In connection with the execution of the Merger Agreement, on June 6, 2012, the Family Stockholders entered into an agreement with Family LLC, referred to as the “Rollover Agreement”, pursuant to which each of the Family Stockholders agreed, subject to the terms and conditions set forth therein, to assign, transfer, convey and deliver all of the shares of Class A Common Stock and Class B Common Stock owned by such parties, referred to as the “Family Shares”, to Family LLC in exchange for equity interests in Family LLC, immediately prior to the Effective Time. The Rollover Agreement will terminate upon the occurrence of certain events, including the termination of the Merger Agreement in accordance with its terms.

A copy of the Rollover Agreement is attached to this proxy statement as Annex E and is incorporated by reference into this proxy statement. The summary of the Rollover Agreement in the preceding paragraph does not purport to be complete and may not contain all of the information about the Rollover Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Rollover Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Rollover Agreement and not by this summary or any other information contained in this proxy statement.

Exchange Agreement

In connection with the execution of the Merger Agreement, on June 6, 2012, Family LLC entered into an agreement with Parent and Intermediate Holdco, referred to as the “Exchange Agreement”, pursuant to which Family LLC agreed to contribute the Family Shares to Parent, in exchange for equity securities of Parent, which agreed to contribute, in turn, the Family Shares to Intermediate Holdco, in each case immediately prior to the Effective Time. The Exchange Agreement will terminate upon the occurrence of certain events, including the termination of the Merger Agreement in accordance with its terms.

A copy of the Exchange Agreement is attached to this proxy statement as Annex F and is incorporated by reference into this proxy statement. The summary of the Exchange Agreement in the preceding paragraph does not purport to be complete and may not contain all of the information about the Exchange Agreement that may be important to you and is qualified in its entirety by reference to the full text of such agreement. We encourage you to read the Exchange Agreement carefully and in its entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Exchange Agreement and not by this summary or any other information contained in this proxy statement.

Transactions between the Family Stockholders and the Company

Aircraft Arrangement

During 2011, the Company made payments of $574,000 to a third-party aviation company that hires and uses an aircraft partially owned by Emack LLC, a company that is wholly owned by Mr. Cole. The Company’s management believes that all transactions were made on terms and conditions similar to or more favorable than those available in the marketplace from unrelated parties.

PROVISIONS FOR PUBLIC STOCKHOLDERS

No provision has been made (i) to grant the Public Stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION CONCERNING THE COMPANY

Company Background

The Company designs, sources and markets a broad range of fashion footwear, handbags and apparel and, through license agreements, designs and markets apparel and accessories under its Kenneth Cole New York, Kenneth Cole Reaction, Unlisted and Le Tigre brand names, as well as footwear under the proprietary trademark Gentle Souls. In addition, the Company designs, develops and sources private label footwear and handbags for selected retailers. The Company’s products are targeted to appeal to modern fashion conscious consumers who seek accessible designer fashion that reflects a metropolitan lifestyle. These products include core basics that generally remain in demand from season to season and fashion products that are designed to establish or capitalize on market trends. The combination of core products and fashion styles provides freshness in assortments and maintains a fashion-forward image, while a multiple brand strategy helps diversify business risk. The Company markets its products to approximately 4,700 domestic department and specialty store locations, the Company’s full-priced retail stores, outlet stores, and its e-commerce website, as well as internationally through its licensee partners and international retailers. The Company’s principal offices are located at 603 West 50th Street, New York, NY 10019.

If the Merger Agreement is approved and adopted by the Company shareholders at the Special Meeting and the Merger is completed as contemplated, the Company will survive the Merger and will continue its operations as a private company and a wholly-owned subsidiary of Parent.

Directors and Executive Officers

The Board of Directors presently consists of six members. The below listed persons are the executive officers and directors of the Company as of the date of this proxy statement. Each executive officer will serve until a successor is elected by the Board of Directors or until the earlier of his or her resignation or removal. None of these persons has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), and none of these persons has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. All of the directors and executive officers of the Company are citizens of the United States and can be reached c/o:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Tel: (201) 864-8080

Kenneth D. Cole has served as the Company’s Chairman of the Board of Directors since its inception in 1982, and as Chief Creative Officer since May 2008 and was also President until February 2002 and Chief Executive Officer until May 2008. Prior to founding Kenneth Cole Productions, Inc., Mr. Cole was a founder and, from 1976 through 1982, a senior executive of El Greco, Inc., a shoe manufacturing and design company which manufactured Candies women’s shoes. Mr. Cole is the Chairman of the Board of Directors of the Foundation for AIDS Research. In addition, he is on the Board of Trustees of the Sundance Institute and the Council of Fashion Designers of America. The Company’s success is largely attributed to Mr. Cole’s creative vision, from footwear, fashion and accessory design, to his marketing and advertising prowess. He remains actively involved in driving the creative vision of the Company, including the design of all product categories and brands.

Paul Blum was appointed Chief Executive Officer on June 20, 2011. Mr. Blum brings over 25 years of experience in footwear, accessories, apparel, wholesaling and retailing to the position. He most recently held the position of CEO at luxury jewelry company David Yurman Inc. Under Paul’s leadership, the David Yurman business grew significantly and developed into an international luxury brand with strategic retail expansion into Asia and Europe. Also during his tenure, the company diversified its marketing investment with the launch of ground breaking digital and social media campaigns, and a highly successful e-commerce platform. Prior to that, Mr. Blum spent 15 years at Kenneth Cole, a time when the company saw some of its largest growth, as Executive Vice President before being promoted in 1994 to President and COO.

Michael J. Blitzer is a Principal of Portsmouth Partners, LLC, an advisory firm that provides operational and strategic services to private equity groups that focus on retail, wholesale and consumer industries since 2005. Previously, Mr. Blitzer served as the Vice Chairman of Phillips-Van Heusen Corporation from September 1997 until he retired in November 2002. Mr. Blitzer spent over 30 years at Phillips-Van Heusen Corporation and at Macy’s in various executive merchandising positions in Women’s and Menswear, Accessories and Footwear. Mr. Blitzer has also worked with a variety of companies in both apparel and accessories including Neiman Marcus Group and Liz Claiborne Inc. He has served as an Operating Partner with Goode Partners LLC, a New York based, private equity firm, specializing in consumer industries including retail, restaurants and entertainment. Mr. Blitzer has served on the boards of Kate Spade, LLC, Charlotte Russe Holdings, Inc. and LeSportsac Inc. and currently serves on the boards of Charming Shoppes, Inc., Intermix LLC, Modell’s Sporting Goods, and AllSaints Spitalfields.

Robert C. Grayson is the founder of The Grayson Company, a broad-based consulting practice for the consumer goods sector. From 1992 to 1996, Mr. Grayson served initially as an outside consultant to Tommy Hilfiger Corp., a wholesaler and retailer of men’s sportswear and boyswear, and later accepted titles of Chairman of Tommy Hilfiger Retail, Inc. and Vice Chairman of Tommy Hilfiger Corp. From 1970 to 1992, Mr. Grayson served in various capacities for Limited Inc., including President and CEO of Lerner New York from 1985 to 1992, and President and CEO of Limited Stores from 1982 to 1985. He has served as a director of Ann Taylor, Sunglass Hut and Tommy Hilfiger. He currently serves as a director of St. John Knits, Lillian August Inc. and U-Food.

Denis F. Kelly is a Managing Partner at Scura Paley and Company, a private investment banking firm. From 1993 to 2000, he was a Managing Director of Prudential Securities Inc. Previously, he served as the President of Denbrook Capital Corporation, a merchant banking firm, from 1991 to 1993. From 1980 to 1991, Mr. Kelly held various positions at Merrill Lynch, including Managing Director of Mergers & Acquisitions and Managing Director of Merchant Banking. Mr. Kelly began his investment banking career at Lehman Brothers in 1974. Mr. Kelly is also on the Board of MSC Industrial Direct Co., Inc., a director of Plymouth Financial Company, Inc., and Chairman of the Board of Directors of Ashburn Hill Corporation.

Philip R. Peller was employed by Arthur Andersen LLP for 39 years. Prior to his retirement from Arthur Andersen in 1999, he served as Managing Partner of Practice Protection and Partner Matters for Andersen Worldwide SC, the coordinating entity for the activities of Arthur Andersen and Andersen Consulting, from 1996 to 1999. Prior to that appointment, Mr. Peller served as the Managing Director - Quality, Risk Management and Professional Competence for the worldwide audit practice. Mr. Peller joined Arthur Andersen in 1960 and was promoted to Audit Partner in 1970. Mr. Peller is a Certified Public Accountant. Mr. Peller is currently a member of the Board of Directors and Chair of the Audit Committee of MSC Industrial Direct Co., Inc.

David P. Edelman, age 50, was appointed as the Chief Financial Officer in July 2004. He joined the Company in January 1995 and served as the Company’s Senior Vice President of Finance since April 2000.

Before joining the Company, Mr. Edelman was Chief Financial Officer of a women’s suit wholesaler, and he was employed for 10 years as a Certified Public Accountant with E&Y in various specialty groups including E&Y’s National Consulting Office and its Retail and Apparel Audit Group. Mr. Edelman serves on the Board of Directors of the American Apparel and Footwear Association.

Carol Massoni, age 47, joined the Company as President of Consumer Direct in February 2011. Ms. Massoni most recently served as Senior Vice President, Merchandising and Operations at Li & Fung USA with responsibility for footwear design, merchandising, pricing, sourcing and production. Prior to Li & Fung USA, Ms. Massoni worked at Nine West Group for nearly 13 years where she most recently served as President of Jones Retail Corporation. In that role, Ms. Massoni successfully operated nine different retail concepts as well as three web businesses. Ms. Massoni had responsibility for over 1,100 stores and was instrumental in building the retail business to over $800,000,000 in sales. Ms. Massoni began her career in the Macy’s Executive Training Program, which culminated in numerous roles at Macy’s in both merchandising and operations.

Prior Public Offerings

The Company has not made any public offerings of Common Stock or other Company securities in the past two years.

Historical Selected Financial Information

Set forth below is certain historical selected financial information relating to The Company. The historical selected financial data as of and for the years ended December 31, 2011, 2010, 2009, 2008 and 2007 have been derived from the Company’s historical audited consolidated financial statements. This information is only a summary and should be read in conjunction with our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 which is incorporated by reference into this proxy statement. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and the following summary is qualified in its entirety by references to such reports and all of the financial information and notes contained therein. For additional information, see “Where You Can Find Additional Information” beginning on page 103.

(Amounts are in thousands except for per share and dividend amounts.)

	2007	2008	2009	2010	2011
Income Statement Data:
Net sales	$466,405	$448,578	$370,955	$411,652	$432,606
Royalty revenue	44,315	43,759	39,445	45,676	46,338
Net revenues	510,720	492,337	410,400	457,328	478,944
Cost of goods sold	287,408	293,452	239,396	261,465	293,503
Gross profit (1)	223,312	198,885	171,004	195,863	185,441
Selling, general and administrative expenses (2)	206,987	206,163	181,463	186,498	173,163
Store closings, severance, impairment of intangible and long-lived assets	11,440	5,033	20,026	7,885	13,771
Operating (loss)/income	4,885	(12,311)	(30,485)	1,480	(1,493)
Interest and other (loss)/income, net	5,661	1,730	484	2,032	(113)
Impairment of investments	(295)	(7,840)	(1,038)	(532)	(405)
(Loss)/income before provision for/(benefit from) income taxes	10,251	(18,421)	(31,039)	2,980	(2,011)
Provision for/(benefit from) income taxes	3,168	(6,753)	(11,404)	896	904
Deferred tax valuation allowance	—	3,132	43,603	—	—
Net (loss)/income	$7,083	$(14,800)	$(63,238)	$2,084	$(2,915)
(Loss)/earnings per share:
Basic	$0.35	$(0.80)	$(3.52)	$0.11	$(0.16)
Diluted	$0.35	$(0.80	$(3.52)	$0.11	$(0.16)
Weighted-average shares outstanding:
Basic	20,057	18,423	17,983	18,169	18,211
Diluted	20,325	18,423	17,983	18,533	18,211
Cash dividends per share	$0.72	$0.36	$—	—	—

	2007	2008	2009	2010	2011
Balance Sheet Data:
Working capital	$139,677	$97,521	$88,611	$100,286	$92,302
Cash	90,653	64,704	68,505	83,395	58,043
Marketable securities	8,305	5,085	3,529	2,516	2,124
Inventory	48,989	44,521	30,125	37,658	42,249
Total assets	356,122	313,435	248,257	262,969	249,818
Total debt, including current maturities	—	—	—	—	—
Total shareholders’ equity	$241,990	$199,762	$143,292	$146,735	$143,866

Ratio of Earnings to Fixed Charges

The following table presents our ratio of earnings to fixed charges for the fiscal periods indicated.

Ratio of Earnings to Fixed Charges

($ in 000’s)

	2007	2008	2009	2010	2011
Earnings
Pretax Income / (Loss)	10,251	(18,421)	(31,039)	2,980	(2,011)
Fixed Charges	11,936	11,769	12,066	13,966	11,515
Amortization of capitalized interest	0	0	0	0	0
Distributed income of equity investee	0	0	0	0	0
Share of pre-tax losses of equity investee for which charges arising from guarantees are included in fixed charges	0	0	0	0	0

Subtotal	22,187	(6,652)	(18,973)	16,946	9,504
Less: Interest capitalized	0	0	0	0	0
Less: Preference security dividend requirements	0	0	0	0	0
Less: Noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges	0	0	0	0	0

Total Earnings	22,187	(6,652)	(18,973)	16,946	9,504
Fixed Charges
Interest charges	14	175	32	26	21
Amortization of debt issue costs	172	216	443	717	591
Interest portion of rental expense	11,750	11,378	11,591	13,223	10,903
Preferred stock dividend requirements	0	0	0	0	0

Total Fixed Charges	11,936	11,769	12,066	13,966	11,515
Ratio of earnings to fixed charges	1.86	— (1)	— (1)	1.21	0.83

(1)	The Company’s earnings were insufficient to cover its fixed charges by $18,421,000 and $31,039,000 for the years ended December 31, 2008 and 2009, respectively.

Book Value Per Share

Our net book value per share of Common Stock as of June 30, 2012 was approximately $7.76 (calculated based on 18,410,624 shares of Common Stock outstanding as of such date).

Market Price of the Company’s Class A Common Stock

The Company’s Class A Common Stock is listed and traded on the NYSE under the symbol “KCP”.

The following table sets forth during the periods indicated the high and low closing sales prices for the Class A Common Stock, as reported on the NYSE Composite Tape:

2012:	High ($)	Low ($)
First Quarter	16.10	11.09
Second Quarter	16.35	14.40
Third Quarter	15.16	14.90
(through August 23)

2011:	High ($)	Low ($)
First Quarter	14.00	12.04
Second Quarter	13.60	10.77
Third Quarter	13.58	10.45
Fourth Quarter	11.72	10.15

2010:	High ($)	Low ($)
First Quarter	13.78	9.70
Second Quarter	14.87	10.82
Third Quarter	16.73	11.47
Fourth Quarter	16.89	12.49

The closing sale price of our Class A Common Stock on February 23, 2012, which was the last trading day before Mr. Cole announced his proposal to acquire all outstanding shares of Class A Common Stock not owned by him, was $13.07 per share, compared to which the merger consideration represents a premium of approximately 17%.

The Board of Directors suspended the Company’s quarterly dividend on February 26, 2009. Therefore, there were no dividend payments during 2010 and 2011, and there have not been any dividend payments in 2012. The payment of any future dividends will be at the discretion of the Company’s Board of Directors and will depend, among other things, upon future earnings, operations, capital requirements, proposed tax legislation, the financial condition of the Company and general business conditions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 23, 2012 with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock, by (i) each director and nominee for director of the Company who owns shares of any class of the Company’s voting securities, (ii) the Company’s Named Executive Officers and (iii) all directors and executive officers of the Company, as a group. Beneficial ownership has been determined in accordance with applicable SEC rules, pursuant to which a person is deemed to be the beneficial owner of securities if such person has or shares voting or investment power with respect to such securities or has the right to acquire voting or investment power within 60 days. Except as otherwise indicated, (i) the address of the persons listed below is c/o Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019 and (ii) the persons listed below, to our knowledge, have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to the application of community property laws where applicable. The percentage of beneficial ownership for each table is based on 10,706,723 shares of Class A Common Stock and 7,890,497 shares of Class B Common Stock outstanding as of August 23, 2012.

	Class A Common Stock			Class B Common Stock
Name of Beneficial Owner	Number of Shares	Percent		Number of Shares	Percent
Kenneth D. Cole	9,598,576	51.6	%(1)	7,890,497	100%
Jill Granoff	226,282	1.2	%(2)
David P. Edelman	94,544	*	(3)
Paul Blum	50,630	*	(4)
Carol Massoni	3,228	*	(5)
Denis F. Kelly	70,160	*	(6)
Robert C. Grayson	58,444	*	(7)
Philip R. Peller	34,461	*	(8)
Michael J. Blitzer	18,444	*	(9)
All directors and executive officers as a group (12 persons)+	10,093,685	54.3%		7,890,497	100%

*	Less than 1.0%
+	Consists of the Board of Directors and all executive officers of the Company including Named Executive Officers and does not include Ms. Granoff as she is no longer with the Company.
(1)	Includes (a) 6,424,792 shares which Mr. Cole has the right to acquire within 60 days upon the conversion of 6,424,792 shares of Class B Common Stock, (b) 133,000 shares of Class A Common Stock held by the Kenneth Cole Foundation for which Mr. Cole has shared voting power and of which Mr. Cole may be deemed a beneficial owner as a result of the Voting Agreement entered into between Mr. Cole and the other Family Stockholders and the Kenneth Cole Foundation, (c) 187,500 shares of Class B Common Stock held by KMC Partners L.P. of which KMC Partners LLC is the general partner, of which Mr. Cole is the managing member, which can be converted into shares of Class A Common Stock, (d) 132,021 shares of Class B Common Stock held in the 2010 Kenneth D. Cole Grantor Retained Annuity Trust, which can be converted into shares of Class A Common Stock, (e) 204,852 shares of Class B Common Stock held in the July 2010 Kenneth D. Cole Grantor Retained Annuity Trust, which can be converted into shares of Class A Common Stock, (f) 470,666 shares of Class B Common Stock held in the 2009 Kenneth D. Cole Grantor Retained Annuity Trust, which can be converted into shares of Class A Common Stock, (g) 470,666 shares of Class B Common Stock held in the 2009 Kenneth D. Cole Family Grantor Retained Annuity Trust, which can be converted into shares of Class A Common Stock, (h) 150,000 shares of Class A Common Stock held by the Kenneth Cole 1994 Charitable Remainder Trust, of which Mr. Cole is the sole trustee, (i) 353,653 shares of Class A Common Stock held by Mr. Cole and (j) 1,071,426 shares of Class A Common Stock that Mr. Cole has the right to acquire within 60 days upon the exercise of options granted to him under the Company’s 2004 Stock Incentive Plan, as amended.
(2)	The number of shares held by Ms. Granoff is as of April 9, 2012.

(3)	Includes 75,000 stock options with the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(4)	Includes 25,000 stock options with the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(5)	Includes 2,500 stock options with the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(6)	Includes 30,000 stock options which Mr. Kelly has the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(7)	Includes 30,000 stock options which Mr. Grayson has the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(8)	Includes 20,000 stock options which Mr. Peller has the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.
(9)	Includes 5,000 stock options which Mr. Blitzer has the right to acquire within 60 days upon exercise under the Company’s 2004 Stock Incentive Plan, as amended.

Persons Owning More than 5% of Outstanding Class A Common Stock

The following table sets forth certain information as of August 23, 2012 with respect to the beneficial ownership of Class A Common Stock, with respect to any person who is known to the Company to be the beneficial owner of more than 5% of the Company’s issued and outstanding Class A Common Stock. The table excludes 5% beneficial ownership for directors and officers of the Company that are included in “Important Information Concerning the Company—Security Ownership of Certain Beneficial Owners and Management” beginning on page 97. All issued and outstanding shares of Class B Common Stock are owned beneficially by Mr. Cole and therefore are included in the section referenced in the preceding sentence. Each owner listed, to our knowledge, has sole voting power with respect to the shares beneficially owned by such person. All information is taken from or based upon filings made by such persons with the SEC or upon information provided by such persons to us.

	Class A Common Stock
Name of Beneficial Owner	Number of Shares	Percent
Sarbit Advisory Services, Inc.	980,278	9.2	%(1)
Wells Fargo & Company	958,786	9.0	%(2)
Dimensional Holdings, Inc.	806,135	7.5	%(3)
Signia Capital Management	776,950	7.3	%(4)
Renaissance Technologies LLC	721,800	6.7	%(5)

(1)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012. The address of Sarbit Advisory Services, Inc. is 100-1 Evergreen Place, Winnipeg, MB R3L 0E9.
(2)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on January 24, 2012. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94104. Such Schedule 13G indicates that the filer has sole voting power over only 835,252 of such shares.
(3)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on February 14, 2012. The address of Dimensional Holdings, Inc. is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746. Such Schedule 13G indicates that the filer has sole voting power over only 784,554 of such shares.
(4)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on January 20, 2012. The address of Signia Capital Management is 108 N Washington Street, Suite 305, Spokane, WA 99201. Such Schedule 13G indicates that the filer has sole voting power over only 156,556 of such shares.
(5)	As reported on the Schedule 13G filed with the Securities and Exchange Commission on February 13, 2012. The address of Renaissance Technologies LLC is 800 Third Ave, New York, NY 10022. Such Schedule 13G indicates that the filer has sole voting power over only 714,600 of such shares.

Ownership of Parent Following the Merger

Immediately after the Closing, the Family Stockholders, through their 100% ownership of Family LLC and, in turn Family LLC’s ownership interests in Parent, will own approximately 90.1% of the common equity interests of Parent. This percentage is calculated on an as-converted basis (assuming the conversion of Parent preferred stock into Parent common stock), and assuming the issuance of (i) $20,001,000 shares of Parent preferred stock to Marlin Equities pursuant to and in accordance with the Marlin Equity Commitment Letter and (ii) $15,000,000 shares of Parent common stock to Mr. Cole or Family LLC pursuant to and in accordance with the Family Equity Commitment Letter. Under the terms of the Family Equity Commitment Letter, Family LLC and Mr. Cole may assign or transfer a portion of their commitment to unaffiliated third parties, provided that no such assignment or transfer shall reduce their commitment or relieve Family LLC and Mr. Cole of their obligations under the Family Equity Commitment Letter. In addition, pursuant to the terms of the Marlin Equity Commitment Letter, Parent has the right to sell up to an additional $19,999,000 in preferred stock prior to the Closing.

Transactions in Common Stock

Other than the Rollover Agreement, as discussed in “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Rollover Agreement” beginning on page 89, the Exchange Agreement, as discussed in “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Exchange Agreement” beginning on page 89, and the Voting Agreement, as discussed in “Agreements Involving Common Stock; Transactions Between the Family Stockholders and the Company—Agreements Involving Common Stock—Voting Agreement” beginning on page 89, Mr. Cole, Parent, Merger Sub, and their respective affiliates have not made any transactions with respect to Common Stock during the past 60 days, except that on May 28, 2012, Mr. Cole was deemed to have disposed of 9,680 shares of Class A Common Stock that were withheld as payment of tax liability. On May 28, 2012, Christopher I. Nakatani, the Company’s President—Wholesale, was deemed to have disposed of 2,992 shares of Class A Common Stock that were withheld as payment of tax liability. No other officers or directors of the Company have engaged in transactions in Common Stock during the past 60 days.

In 2011, the Company periodically repurchased shares of Class A Common Stock. The Company has not repurchased any shares of Class A Common Stock in 2012. The table below lists the amount of the shares repurchased, the range of prices paid and the average purchase price for the three fiscal quarters in 2011 in which such repurchase transactions occurred.

2011:	Amount of Shares Repurchased	Range of Prices Paid ($)	Average Purchase Price ($)
Second Quarter	143,800	11.57-11.57	11.57
Third Quarter	102,500	10.47-11.81	11.78
Fourth Quarter	107,627	10.45-10.51	10.47

NO DISSENTERS’ RIGHTS

Section 910(a)(1)(A)(iii) of the NYBCL provides that the right to receive payment of the fair value of shares in connection with a merger is not available to a shareholder for any class or series of shares that, at the record date fixed to determine the shareholders entitled to receive notice of the meeting of shareholders to vote on such merger, were listed on a national securities exchange. As of August 23, 2012, the record date for the Special Meeting, shares of our Class A Common Stock were listed on the NYSE. Accordingly, no appraisal rights will be available to our shareholders in connection with the Merger.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one proxy statement will be delivered to two or more shareholders who share an address, unless the Company has received contrary instructions from one or more of the shareholders. The Company will deliver promptly upon written or oral request a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the proxy statement was delivered. Requests for additional copies of the proxy statement, and requests that in the future separate proxy statements be sent to shareholders who share an address, should be directed to Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019 Attn: Secretary or by calling (201) 864-8080. In addition, shareholders who share a single address but receive multiple copies of the proxy statement may request that in the future they receive a single copy by contacting the Company at the address and phone number set forth in the prior sentence.

ADVISORY VOTE REGARDING NON-BINDING MERGER-RELATED COMPENSATION PROPOSAL

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which we refer to as the Dodd-Frank Act, and pursuant to Section 14A of the Exchange Act, we are providing our shareholders with an opportunity to cast a non-binding advisory vote to approve the “golden parachute” compensation that certain executive officers of the Company will or may receive in connection with the Merger. Under the Dodd-Frank Act and for this purpose, “golden parachute” compensation is any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the Merger pursuant to arrangements entered into with the Company and as disclosed in this proxy statement. Accordingly, we are asking our shareholders to approve the following non-binding resolution at the Special Meeting:

“RESOLVED, that the shareholders of Kenneth Cole Productions, Inc. approve, on a non-binding advisory basis, the “golden parachute” compensation based on or otherwise related to the Merger that the Company’s named executive officers will or may receive in connection with the Merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section titled “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger—Interests of Named Executive Officers.”

Vote Required and Board Recommendation

The vote on this proposal is a vote separate and apart from the vote to approve the Merger. Accordingly, you may vote not to approve the Non-Binding Merger-Related Compensation Proposal and vote to approve the Merger and adopt the Merger Agreement and vice versa.

This resolution, commonly referred to as a “say-on-golden-parachute” resolution, requires the affirmative vote of holders of a majority of the aggregate voting power present at the Special Meeting in person or by proxy and entitled to vote thereon. For purposes of this proposal, (i) abstentions will be included in the calculation of the number of shares of Common Stock represented at the Special Meeting for purposes of determining whether a quorum has been achieved, and will have the same effect as a vote “AGAINST” the approval of the Non-Binding Merger-Related Compensation Proposal, (ii) broker non-votes will not be counted for purposes of determining whether a quorum is present at the Special Meeting, and will have no effect on the approval of the Non-Binding Merger-Related Compensation Proposal, and (iii) if you fail to submit a proxy or vote in person at the Special Meeting, the shares of Common Stock not voted will not be counted in respect of, and will not have an effect on, the Non-Binding Merger-Related Compensation Proposal.

Because the vote is advisory in nature only, it will not be binding on either the Company or the Parent regardless of whether the Merger is completed. Approval of the Non-Binding Merger-Related Compensation Proposal is not a condition to completion of the Merger, and failure to approve this advisory matter will have no effect on the vote to approve the Merger. Because the compensation to be paid in connection with the Merger is based on contractual arrangements with the named executive officers, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the contractual conditions applicable thereto, if the Merger is completed.

The Board recommends that you vote “FOR” the Non-Binding Merger-Related Compensation Proposal.

SUBMISSION OF SHAREHOLDER PROPOSALS

If the Merger is completed, we may not hold an annual meeting of shareholders in 2012. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of shareholders and we will hold a 2012 annual meeting of shareholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2012 annual meeting will be held. If the 2012 meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2012 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act and our Bylaws, as described below.

Any proposal that a shareholder wishes to include in proxy materials for our 2012 annual meeting of shareholders pursuant to SEC Rule 14a-8 must have been received a reasonable time before we print proxy materials and must be submitted in compliance with the rule. Proposals should be directed to Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019 Attn: Secretary.

Any proposal or nomination for director that a shareholder wishes to propose for consideration at the 2012 annual meeting of shareholders, but does not seek to include in our proxy statement under applicable SEC rules, must be submitted in accordance with our bylaws. Any such proposal must be an appropriate subject for shareholder action under applicable law and must otherwise comply with our bylaws.

Pursuant to SEC Rule 14a-4(c)(1), if our Secretary receives any shareholder proposal at the address listed above after a reasonable time before we print proxy materials that is intended to be presented at the 2012 annual meeting without inclusion in the proxy statement for the meeting, the proxies designated by the Board of Directors will have discretionary authority to vote on such proposal.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s Public Reference Section at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Section of the SEC. The Company’s public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

The Company will make available a copy of its public reports, without charge, upon written request to the Secretary, Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019. Each such request must set forth a good faith representation that, as of the record date, the person making the request was a beneficial owner of Common Stock entitled to vote at the Special Meeting. In order to ensure timely delivery of such documents prior to the Special Meeting, any such request should be made promptly to the Company. A copy of any exhibit may be obtained upon written request by a shareholder (for a fee limited to the Company’s reasonable expenses in furnishing such exhibit) to the Secretary, Kenneth Cole Productions, Inc., 603 West 50th Street, New York, NY 10019.

Because the Merger is a “going private” transaction, the Company, Mr. Cole and the Family Stockholders have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC. We urge you to read the entire Schedule 13E-3 carefully, including the exhibits, in connection with your consideration of the Merger.

The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. Information in documents that is deemed, in accordance with SEC rules, to be furnished and not filed shall not be deemed to be incorporated by reference into this proxy statement. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and prior to the date of the Special Meeting (except with respect to any reference in such document to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995):

•	Annual Report on Form 10-K for the Fiscal Year Ended December 31, 2011, filed on March 9, 2012, as amended on Form 10-K/A, filed on April 24, 2012;

•	Quarterly Report on Form 10-Q for the Fiscal Period Ended March 31, 2012, filed May 4, 2012.

•	Quarterly Report on Form 10-Q for the Fiscal Period Ended June 30, 2012, filed August 3, 2012.

•	Current Reports on Form 8-K, filed June 7, 2012, June 11, 2012, and July 5, 2012.

No persons have been authorized to give any information or to make any representations other than those contained in this proxy statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This proxy statement is dated August 24, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

Annex A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

KCP HOLDCO, INC.,

KCP MERGERCO, INC.

AND

KENNETH COLE PRODUCTIONS, INC.

DATED AS OF JUNE 6, 2012

A-i

A-ii

TABLE OF EXHIBITS

Exhibit A	Family Stockholders

Exhibit B	Form of Voting Agreement

Exhibit C	Form of Limited Guarantee

Exhibit D	Form of Certificate of Incorporation of the Surviving Corporation

Exhibit E	Form of By-laws of the Surviving Corporation

A-iii

INDEX OF DEFINED TERMS

Affiliate	A-46
Affiliate Company Award	A-4
Affiliate Stock Option	A-4
Agreement	A-1
Ancillary Agreements	A-46
Associate	A-46
Bankruptcy and Equity Exception	A-11
Board of Directors	A-1
BofA Merrill Lynch	A-23
Book-Entry Shares	A-3
Business	A-46
Business Combination Transaction	A-37
Business Day	A-47
Capitalization Date	A-10
Certificate	A-3
Change in the Company Recommendation	A-5
Class A Stock	A-1
Class B Stock	A-1
Closing	A-2
Closing Date	A-2
Code	A-8
Commitment Letters	A-25
Company	A-1
Company Awards	A-3
Company Benefit Plans	A-17
Company Board Recommendation	A-5
Company Contracts	A-21
Company Disclosure Letter	A-9
Company Financial Statements	A-47
Company Intellectual Property	A-17
Company Preferred Stock	A-10
Company Related Parties	A-41
Company Stock	A-1
Company Stockholder Approval	A-22
Company Stockholders Meeting	A-5
Confidentiality Agreement	A-47
Consents	A-47
Constituent Documents	A-47
Customers	A-15
Debt Commitment Letter	A-25
Debt Commitment Parties	A-25
Debt Financing	A-25
Debt Financing Group	A-45
Debt Financing Sources	A-25
Dissenting Shares	A-7
Effective Time	A-2
Environmental Law	A-47
Environmental Permit	A-47
Equity Commitment Letters	A-25
Equity Financing	A-25

Equity Financing Sources	A-25
ERISA	A-47
ERISA Affiliate	A-47
ESPP	A-4
Exchange Act	A-47
Exchange Agreement	A-1
Excluded Shares	A-47
Expenses	A-47
Family LLC	A-1
Family Stock	A-1
Family Stockholders	A-1
FCPA	A-14
Fee Property	A-16
Financing	A-25
Financing Covenants	A-48
Financing Failure	A-48
Financing Failure Termination Fee	A-41
Financing Sources	A-25
GAAP	A-13
Governmental Approvals	A-12
Governmental Entity	A-12
Grant Date	A-10
Guarantor	A-48
Hazardous Substances	A-48
Indebtedness	A-48
Indemnified Person	A-30
Insurance Policies	A-22
Intellectual Property	A-48
Intermediate Holdco	A-1
Intervening Event	A-37
IRS	A-48
Knowledge	A-49
Law	A-49
Leased Property	A-16
Licensees	A-15
Liens	A-49
Limited Guarantee	A-1
Material Adverse Effect	A-49
Merger	A-2
Merger Certificate	A-2
Merger Consideration	A-3
Merger Sub	A-1
Minority Approval	A-22
NYBCL	A-49
NYSE	A-49
Order	A-49
Parent	A-1
Parent Material Adverse Effect	A-24
Parent Related Parties	A-42
Parties	A-1

A-iv

Paying Agent	A-7
Paying Agent Agreement	A-7
Payment Fund	A-7
Permits	A-14
Permitted Lien	A-49
Person	A-50
Principal Stockholder	A-1
Proceeding	A-29
Proxy Statement	A-5
Public Stockholders	A-1
Real Property	A-16
Real Property Leases	A-16
Related Person	A-50
Release	A-50
Representatives	A-50
Reverse Termination Fee	A-42
Rollover Agreement	A-1
Sarbanes-Oxley Act	A-14
Schedule 13E-3	A-5
SEC	A-50
SEC Clearance	A-6
SEC Reports	A-12

Securities Act	A-11
Senior Officer	A-50
Software	A-50
Solvent	A-26
Special Committee	A-1
Stock Option	A-3
Subsidiary	A-50
Superior Proposal	A-37
Suppliers	A-16
Surviving Corporation	A-2
Takeover Proposal	A-37
Tax	A-50
Tax Return	A-50
Taxing Authority	A-50
Termination Date	A-40
Termination Fee	A-41
Third Party	A-51
Trade Secrets	A-51
Transfer Tax	A-51
Transmittal Documents	A-7
Voting Agreement	A-1
WARN Act	A-19

A-v

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of June 6, 2012, is entered into by and among KCP HOLDCO, INC., a Delaware corporation (“Parent”), KCP MERGERCO, INC., a New York corporation and wholly owned subsidiary of Parent (“Merger Sub”), and KENNETH COLE PRODUCTIONS, INC., a New York corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”). Certain capitalized terms used in this Agreement are used as defined in Section 8.11.

RECITALS

WHEREAS, as of the date hereof, the Persons listed on Exhibit A (the “Family Stockholders”) own in the aggregate 503,653 shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Stock”) and 7,890,497 shares of Class B Convertible Common Stock, par value $0.01 per share, of the Company (“Class B Stock”, and together with Class A Stock, “Company Stock”);

WHEREAS, concurrently with the execution and delivery of this Agreement, (i) the Family Stockholders, including Kenneth D. Cole (the “Principal Stockholder”), are entering into a rollover agreement with Cole Family Holdco, LLC, a Delaware limited liability company (“Family LLC”), dated as of the date of this Agreement (the “Rollover Agreement”), providing for the contribution immediately prior to the Effective Time of all of the shares of Company Stock owned by the Family Stockholders (the “Family Stock”) to Family LLC, in exchange for all of the membership interests of Family LLC and (ii) Family LLC is entering into an exchange agreement (the “Exchange Agreement”) with its wholly owned subsidiaries Parent and KCP Acquisitions, Inc. (“Intermediate Holdco”), which directly owns all of the capital stock of Merger Sub, dated as of the date of this Agreement, providing for the contribution immediately prior to the Effective Time of all of the shares of Family Stock to Parent and, immediately thereafter, to Intermediate Holdco;

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) (other than the Principal Stockholder, who abstained and recused himself from all discussions relating to the Merger), based on the unanimous recommendation of a special transaction committee thereof consisting solely of disinterested directors of the Company (the “Special Committee”), has determined that a business combination with Parent, on the terms and subject to the conditions set forth herein, is fair to, and in the best interests of, the Company and the holders of Company Stock other than the Family Stockholders and any Affiliate or Associate of the Family Stockholders (such holders, the “Public Stockholders”);

WHEREAS, the Board of Directors (other than the Principal Stockholder, who abstained and recused himself from all discussions relating to the Merger), based on the unanimous recommendation of the Special Committee, has (a) approved and adopted this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger and (b) recommended approval and adoption of this Agreement by the stockholders of the Company;

WHEREAS, concurrently with the execution and delivery of this Agreement, the Family Stockholders are entering into a voting agreement with the Company, substantially in the form of Exhibit B (the “Voting Agreement”), pursuant to which, among other things, they agree to vote the Family Stock in favor of the adoption of this Agreement; and

WHEREAS, concurrently with the execution and delivery of this Agreement, the Guarantor is executing a guarantee, substantially in the form of Exhibit C (the “Limited Guarantee”), pursuant to which the Guarantor has agreed, subject to the terms and conditions set forth therein, to guarantee any obligation or liability of Parent or Merger Sub hereunder to pay any of the Company’s damages, expenses and costs to the extent provided hereunder and, if applicable, pay the Financing Failure Termination Fee or the Reverse Termination Fee.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

ARTICLE I.

THE MERGER

Section 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the NYBCL, at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease (the “Merger”). The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”), and the separate corporate existence of the Company, with all its rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger.

Section 1.02. Closing. The closing of the transactions contemplated by Section 1.01 (the “Closing”) shall take place on the third Business Day after all of the conditions set forth in Article VI have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing) (the “Closing Date”), unless this Agreement has been theretofore terminated pursuant to its terms or unless another date is agreed to in writing by Parent and the Company. The Closing shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, at 10:00 a.m., New York City time, or at such other place and time as the Company and Parent shall agree in writing. At the Closing, the Company and Parent shall file a certificate of merger executed in accordance with, and in such form as is required by, the NYBCL (the “Merger Certificate”) with the Department of State of the State of New York in respect of the Merger, and the Merger shall become effective upon such filing or at such later time as is agreed to by the Company and Parent and specified in the Merger Certificate (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 1.03. Effects of the Merger. The Merger shall have the effects set forth in this Agreement and the NYBCL (including Section 906 thereof).

Section 1.04. Certificate of Incorporation and By-laws. The certificate of incorporation and the by-laws of the Company shall be amended in the Merger to read in their entirety in the form of Exhibit D (in the case of the certificate of incorporation) and Exhibit E (in the case of the by-laws), and, as so amended, shall be the certificate of incorporation and by-laws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the NYBCL.

Section 1.05. Directors. The directors of Merger Sub immediately prior to the Effective Time shall from and after the Effective Time be the initial directors of the Surviving Corporation, each to hold office, subject to the applicable provisions of the certificate of incorporation and by-laws of the Surviving Corporation, until their respective successors shall be duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or until their earlier death, resignation or removal, or as otherwise provided by Law.

Section 1.06. Officers. The officers of the Company immediately prior to the Effective Time shall from and after the Effective Time be the initial officers of the Surviving Corporation, subject to the applicable provisions of the by-laws of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and by-laws of the Surviving Corporation, or until their earlier death, resignation or removal, or otherwise as provided by Law.

Section 1.07. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties hereto or any holder of Company Stock, each share of Class A Stock issued and outstanding immediately prior to the Merger (other than Excluded Shares, Company Awards and any Dissenting Shares) shall be converted into the right to receive $15.25 in cash, without interest (the “Merger Consideration”). At the Effective Time, all shares of Class A Stock (other than Excluded Shares, Company Awards and any Dissenting Shares) shall cease to be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of (x) a certificate that immediately prior to the Effective Time represented such share of Company Stock (a “Certificate”) and (y) uncertificated shares represented by book-entry that immediately prior to the Effective Time represented such shares of Company Stock (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration for each share of Class A Stock represented by such Certificate or Book-Entry Share, to be paid in consideration therefor, without interest, upon surrender of such Certificate or Book-Entry Share in accordance with Section 2.02(b). At the Effective Time, all Excluded Shares shall cease to be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of (i) a Certificate that immediately prior to the Effective Time represented such shares, and (ii) Book-Entry Shares that immediately prior to the Effective Time represented such shares, shall cease to have any rights with respect thereto and no consideration shall be delivered in exchange therefor. At the Effective Time, each share of common stock of Merger Sub shall be converted into one share of newly issued common stock of the Surviving Corporation.

Section 1.08. Stock Options and Company Awards. The provisions of this Section 1.08 shall be applicable to each Stock Option and Company Award except (i) each Stock Option and Company Award held by the Principal Stockholder (which are subject to Section 1.09), or (ii) to the extent that Parent and the holder of a Stock Option and/or Company Award, as applicable, otherwise agree in writing prior to the Closing Date.

(a) Stock Options. Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 1.08(a)and without any payment therefor except as otherwise provided in this Section 1.08(a), of all outstanding options to purchase shares of Company Stock (each being, a “Stock Option”) outstanding at the Effective Time (whether or not then exercisable). As of the Effective Time, each Stock Option (whether vested or unvested) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to receive a payment, if any, in cash from the Company (less any applicable withholding taxes), promptly following the Effective Time, equal to (i) the amount, if any, by which the Merger Consideration exceeds the exercise price per share with respect to such Stock Options, multiplied by (ii) the total number of shares of Company Stock then issuable upon the exercise of such Stock Options (whether or not then vested or exercisable).

(b) Other Awards. Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 1.08(b) and without any payment therefor except as otherwise provided in this Section 1.08(b), of each award (the “Company Awards”) (including each share of restricted Company Stock, restricted stock unit, performance share and stock equivalent, but excluding Stock Options) outstanding immediately before the Effective Time. As of the Effective Time, each Company Award (other than a Company Award then held by a non-employee director) shall be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company (less any applicable withholding taxes), on the date upon which such Company Award otherwise becomes vested and no longer subject to a substantial risk of forfeiture, equal to (i) the Merger Consideration, multiplied by (ii) the total number of shares of Company Stock that would have been issuable upon such vesting date or for which restrictions would have lapsed upon such vesting date. For the avoidance of doubt, in the event that a Company Award (as amended pursuant to the previous two sentences) is forfeited prior to the date on which such Company Award becomes vested and no longer subject to a substantial risk of forfeiture, the holder thereof shall not be entitled to any payment in respect of such Company Award pursuant to this Section 1.08(b) or otherwise. As of the Effective Time, each Company Award then held by a non-employee director shall be amended to entitle each holder thereof, in settlement therefor, to receive a payment in cash from the Company, promptly following the Effective Time, equal to (i) the Merger Consideration, multiplied by (ii) the total number of shares of Company Stock underlying such Company Award.

Each Company Award, when amended pursuant to this Section 1.08(b), shall no longer represent the right to acquire Company Stock and shall represent the right to receive the cash consideration as set forth in this Section 1.08(b).

(c) Employee Stock Purchase Plan. As promptly as practicable after the date hereof, the Company’s Employee Stock Purchase Plan (the “ESPP”) shall be terminated. The rights of participants in the ESPP with respect to any offering period then underway under the ESPP shall be determined by ceasing payroll deductions with respect to the ESPP as of the first payroll period beginning on or after the date hereof and by making such other pro-rata adjustments as may be necessary to reflect the shortened offering period but otherwise treating such shortened offering period as a fully effective and completed offering period for all purposes under the ESPP.

(d) Required Action. At or prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall adopt any and all resolutions and take any and all other actions which are reasonably necessary to effectuate the provisions of Sections 1.08(a), (b) and (c). The Company shall take all commercially reasonable actions to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver any payments (other than as set forth in this Section 1.08 or Section 1.09 below), any shares of Company Stock or other capital stock of the Company or Parent to any Person pursuant to or in settlement of Stock Options or Company Awards.

Section 1.09. Stock Options and Company Awards Held by Principal Stockholder.

(a) Stock Options. Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the cancellation, on the terms and conditions set forth in this Section 1.09(a) and without any payment therefor except as otherwise provided in this Section 1.09(a), of all Stock Options held by the Principal Stockholder that are outstanding at the Effective Time (whether or not then exercisable) (each such Stock Option being, an “Affiliate Stock Option”). As of the Effective Time, each Affiliate Stock Option (whether vested or unvested) shall be cancelled (and to the extent formerly so exercisable shall no longer be exercisable) and shall entitle each holder thereof, in cancellation and settlement therefor, to receive a number of shares of Class A Stock, as of the Effective Time, determined by dividing (i) the product of (A) the amount, if any, by which the Merger Consideration exceeds the exercise price per share with respect to such Affiliate Stock Options, and (B) the total number of shares of Company Stock then issuable upon the exercise of such Affiliate Stock Options (whether or not then vested or exercisable), by (ii) the Merger Consideration; provided, that the obligations of the Principal Stockholder in respect of any withholding taxes due upon receipt of the shares of Class A Stock pursuant to this Section 1.09(a) shall be satisfied by reducing the number of shares of Class A Stock otherwise deliverable pursuant to this Section 1.09(a) by a number of shares of Class A Stock determined by dividing (i) the minimum statutory amount that the Company is required to withhold upon the delivery of shares of Class A Stock pursuant to this Section 1.09(a), by (ii) the Merger Consideration, and the Company shall remit all amounts that the Company is required to withhold upon the delivery of shares of Class A Stock pursuant to this Section 1.09(a) to the applicable taxing authorities in a timely manner. Any shares of Class A Stock delivered in respect of any Affiliate Stock Option in accordance with this Section 1.09(a) shall be deemed to be Excluded Shares and shall be cancelled at the Effective Time in accordance with Section 1.07.

(b) Other Awards. Prior to the Effective Time, the Company shall take all actions necessary to provide, effective as of the Effective Time, for the lapsing of any restrictions in respect of any Company Awards held by the Principal Stockholder that are outstanding immediately prior to the Effective Time whether or not then vested (each such Company Award, an “Affiliate Company Award”). As of the Effective Time, the obligations of the Principal Stockholder in respect of any withholding taxes due upon the lapsing of the restrictions on any Affiliate Company Awards pursuant to this Section 1.09(b) shall be satisfied by reducing the number of shares of Class A Stock otherwise deliverable upon the lapsing of such restrictions pursuant to this Section 1.09(b) by a number of shares determined by dividing (i) the minimum statutory amount that the Company is required to withhold upon the lapsing of the restrictions on any Affiliate Company Awards pursuant to this Section 1.09(b), by (ii) the Merger Consideration, and the Company shall remit all amounts that the Company is required to withhold upon the lapsing of any restrictions on Affiliate Company Awards pursuant to this Section 1.09(b) to the applicable taxing authorities in a timely manner. Any shares of Class A Stock delivered in respect of any Affiliate Company Award in accordance with this Section 1.09(b) shall be deemed to be Excluded Shares and shall be cancelled at the Effective Time in accordance with Section 1.07.

(c) Required Action. At or prior to the Effective Time, the Company, the Board of Directors and the compensation committee of the Board of Directors, as applicable, shall adopt any and all resolutions and take any and all actions which are necessary to effectuate the provisions of Section 1.09(a)and (b).

Section 1.10. Stockholders Meeting; Proxy Materials and Other SEC Filings.

(a) The Company, acting through or under direction of the Board of Directors, upon the recommendation of the Special Committee, shall (i) duly take all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable after SEC Clearance of the Proxy Statement by the SEC (the “Company Stockholders Meeting”), for the purpose of obtaining the Company Stockholder Approval and Minority Approval with respect to the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, and (ii) use reasonable best efforts to solicit the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company Stockholder Approval and Minority Approval; provided that, in the event of a Change in the Company Recommendation pursuant to Section 5.08(c) or Section 5.08(d), notwithstanding clause (ii) of this Section 1.10(a), (x) the Company may disclose the fact of such Change in the Company Recommendation in any solicitation made by the Company to its stockholders and (y) the Company shall not be required to solicit in favor of the Company Stockholder Approval or the Minority Approval. The Board of Directors shall recommend approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the stockholders of the Company as set forth in Section 3.21 (the “Company Board Recommendation”), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to Parent or any of its Affiliates such Company Board Recommendation or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such Company Board Recommendation, including approving or recommending or proposing to approve or recommend a Takeover Proposal with respect to the Company or failing to recommend the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger (collectively, a “Change in the Company Recommendation”); provided, however, that the Board of Directors or the Special Committee may make a Change in the Company Recommendation pursuant to and in accordance with Section 5.08(c) or Section 5.08(d) hereof.

(b) As promptly as practicable following the date of this Agreement, the Company, in cooperation with and subject to the approval of the Special Committee, shall prepare and file with the SEC a proxy statement on Schedule 14A relating to the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Company’s stockholders (as amended or supplemented, the “Proxy Statement”), and the Company and Parent shall prepare and file with the SEC a Schedule 13E-3 (as amended or supplemented, the “Schedule 13E-3”). As promptly as practicable following the date of this Agreement, Parent shall request from the Family Stockholders, Family LLC and Marlin Equities VII, LLC any information about such Persons that is required to be included in the Proxy Statement or the Schedule 13E-3. Each of the Company and Parent shall use its reasonable best efforts to cause the Proxy Statement and Schedule 13E-3 to be filed with the SEC not later than the date that is 15 Business Days after the date hereof. The Company shall use its reasonable best efforts to ensure that the Proxy Statement and the Schedule 13E-3 do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, other than with respect to statements made based on information supplied in writing by a party other than the Company or its Subsidiaries specifically for inclusion therein. Each of the Company and Parent shall use its reasonable best efforts to ensure that none of the information it supplies in writing specifically for inclusion in the Proxy Statement or Schedule

13E-3 contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Parties shall cooperate with each other in connection with the preparation of the foregoing documents. The Company shall use its reasonable best efforts to have the Proxy Statement, and the Company and Parent shall use their reasonable best efforts to have the Schedule 13E-3, cleared by the SEC as promptly as practicable.

(c) The Company shall cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable, but in no event more than five (5) Business Days, after the Proxy Statement is cleared by the SEC or the expiration of the review period therefor if there is or has been no review by the SEC (“SEC Clearance”). The Company shall retain a proxy solicitor on terms reasonably acceptable to Parent in connection with the solicitation of the Company Stockholder Approval and Minority Approval.

(d) The Company shall promptly notify in writing Parent of the receipt of any oral or written comments from the SEC relating to the Proxy Statement or the Schedule 13E-3. Parent shall promptly notify in writing the Company of the receipt of any oral or written comments by Parent from the SEC relating to the Schedule 13E-3. The Company shall cooperate with Parent with respect to, and provide Parent with a reasonable opportunity to review and comment on, drafts of the Proxy Statement (including each amendment or supplement thereto), and the Parties shall cooperate with respect to, and provide each other with a reasonable opportunity to review and comment on, the draft Schedule 13E-3 (including each amendment or supplement thereto) and all responses to requests for additional information by, and replies to comments of, the SEC, prior to filing such with or sending such to the SEC, and the Parties shall provide each other with copies of all such filings made and correspondence with the SEC.

(e) If at any time prior to the Effective Time, any information should be discovered by any Party that should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3 so that the Proxy Statement or the Schedule 13E-3, as the case may be, would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Party that discovers such information shall promptly notify in writing the other Parties and, to the extent required by applicable Law, an appropriate amendment or supplement describing such information shall be promptly filed by the appropriate Party with the SEC and disseminated by the Company to the stockholders of the Company.

(f) Parent and Merger Sub shall promptly as reasonably practicable provide in writing any information reasonably requested by any other Party with respect to Parent, Merger Sub or their respective Affiliates or Associates as may be deemed relevant by such Party for use in the Proxy Statement or for the purposes of complying with Schedule 13E-3 filing requirements and assisting such Party in fulfilling its related obligations under this Section 1.10.

Section 1.11. Further Assurances. After the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of any Party, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of any Party, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE II.

DISSENTING SHARES; PAYMENT FOR SHARES

Section 2.01. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Class A Stock outstanding immediately prior to the Effective Time and which are held by a stockholder (i) who shall have neither voted for adoption of this Agreement and the Merger nor consented thereto in writing and (ii) who shall be entitled to and shall have demanded properly in writing appraisal for such shares in accordance with Section 910 of the NYBCL (“Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration at the Effective Time unless and until the holder of such shares of Class A Stock fails to perfect, withdraws or otherwise loses such holder’s right to appraisal. If a holder of Dissenting Shares shall withdraw (in accordance with Section 910 of the NYBCL) the demand for such appraisal or shall become ineligible for such appraisal, then, as of the Effective Time or the occurrence of such event, whichever last occurs, such holder’s Dissenting Shares shall cease to be Dissenting Shares and shall be converted or deemed to have been converted, as the case may be, into the right to receive the Merger Consideration in the manner provided in Section 1.07. The Company shall give Parent (i) prompt notice of any written demands for appraisal, withdrawals (or attempted withdrawals) of demands for appraisal and any other instruments served pursuant to Section 910 of the NYBCL and received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

Section 2.02. Payment Fund.

(a) Payment Fund. Prior to the Effective Time, Parent and the Company shall enter into an agreement (the “Paying Agent Agreement”) with a bank or trust company selected by Parent and reasonably satisfactory to the Company to act as paying agent hereunder for the purpose of exchanging Certificates and Book-Entry Shares for the Merger Consideration (the “Paying Agent”). At or prior to the Effective Time, Parent shall deposit or cause to be deposited with the Paying Agent, in trust for the benefit of holders of shares of Class A Stock (other than Excluded Shares, Company Awards and any Dissenting Shares), an amount of cash representing the aggregate Merger Consideration payable pursuant to Section 1.07. Any cash deposited with the Paying Agent shall hereinafter be referred to as the “Payment Fund.”

(b) Payment Procedures. As soon as reasonably practicable after the Effective Time, the Surviving Corporation will instruct the Paying Agent to mail to each holder of record of shares of Class A Stock (other than Excluded Shares and Company Awards) (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and shall be in such form and have such other provisions as the Surviving Corporation may reasonably specify) and (ii) instructions for use in effecting the surrender of such Certificates or Book-Entry Shares in exchange for the Merger Consideration pursuant to Section 1.07. Upon surrender of such a Certificate or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by the Surviving Corporation, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions (collectively, the “Transmittal Documents”), the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each share of Class A Stock formerly represented by such Certificate or Book-Entry Share, without any interest thereon, less any required withholding of taxes, and the Certificate or Book-Entry Share so surrendered shall thereupon be canceled. In the event of a transfer of ownership of Class A Stock that is not registered in the transfer records of the Company, the Merger Consideration may be issued and paid in accordance with this Article II to the transferee of such shares if the Certificate evidencing such shares is presented to the Paying Agent and is properly endorsed or otherwise in proper form for transfer. In such event, the signature on the Certificate or any related stock power must be properly guaranteed and the Person requesting payment of the Merger Consideration must either pay any Transfer Tax or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate so surrendered or establish to the Surviving Corporation that such Tax has been paid or is not applicable. The Merger Consideration will be delivered by the Paying Agent as promptly as practicable following surrender of such a Certificate and the related Transmittal Documents. Cash payments may be made by check unless otherwise required by a depositary institution in connection with Book-Entry Shares. No interest will be payable on any Merger Consideration. Until surrendered in accordance with this Section 2.02, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to evidence only the right to receive, upon such surrender, the Merger Consideration for each share of Class A Stock (other than Excluded Shares, Company Awards and any Dissenting Shares) formerly represented by such Certificate or Book-Entry Share. The Payment Fund shall not be used for any purpose other than as set forth in this Article II. Any interest, dividends or other income earned on the investment of cash held in the Payment Fund shall be for the account of the Surviving Corporation. The Merger Consideration delivered upon surrender of the Certificates and the Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares represented by such Certificates or Book-Entry Shares.

(c) Termination of Payment Fund. Any portion of the Payment Fund (including the proceeds of any investments thereof) that remains undistributed to the Public Stockholders on the first anniversary of the Effective Time shall be delivered by the Paying Agent to the Surviving Corporation. Any Public Stockholders who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) as a general creditor thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates or Book-Entry Shares held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Entity (as defined below) shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.

(d) No Liability. None of the Company, the Surviving Corporation, Parent or the Paying Agent shall be liable to any Person for any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Investment of the Payment Fund. The Paying Agent shall invest any cash included in the Payment Fund, in accordance with the Paying Agent Agreement, as directed by Parent on a daily basis in (i) short-term direct obligations of the United States of America, (ii) short-term obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iii) short-term commercial paper rated the highest quality by either Moody’s Investors Service, Inc. or Standard and Poor’s Ratings Services or (iv) certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion; provided that any gain or loss thereon shall not affect the amounts payable to the stockholders of the Company pursuant to Article I or this Article II and the Surviving Corporation shall promptly replace or cause to be replaced any funds deposited with the Paying Agent lost through any investment made pursuant to this Section 2.02(e). Any interest and other income resulting from such investments shall promptly be paid to the Surviving Corporation.

(f) Withholding Rights. Each of the Surviving Corporation, Parent and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the United States Internal Revenue Code of 1986, as amended (the “Code”), and the rules and regulations promulgated thereunder, or under any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, the holder of such lost, stolen or destroyed Certificate shall execute an affidavit of that fact upon request. The holder of any such lost, stolen or destroyed Certificate shall also deliver a reasonable indemnity against any claim that may be made against Parent, the Surviving Corporation or the Paying Agent with respect to such Certificate alleged to have been lost, stolen or destroyed. The affidavit and any indemnity which may be required hereunder shall be delivered to the Paying Agent (or, after the first anniversary of the Effective Time, the Surviving Corporation), which shall be responsible for making payment for such lost, stolen or destroyed Certificates pursuant to the terms hereof.

Section 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Stock shall cease to have any rights with respect to such shares, except as provided in this Agreement or by applicable Law. Any Certificate or Book-Entry Share presented to the Paying Agent or the Surviving Corporation for any reason at or after the Effective Time shall be canceled and, in the case of any Certificates or Book-Entry Shares representing Class A Stock (other than Excluded Shares, Company Awards and any Dissenting Shares), exchanged for the Merger Consideration pursuant to the terms of this Article II.

Section 2.04. Adjustments to Prevent Dilution. In the event that prior to the Effective Time, solely as a result of a reclassification, combination, stock split (including a reverse stock split), stock dividend or stock distribution which in any such event is made on a pro rata basis to all holders of Company Stock, there is a change in the number of shares of Company Stock outstanding or issuable upon the conversion, exchange or exercise of securities or rights convertible or exchangeable or exercisable for shares of Company Stock, then the Merger Consideration shall be equitably adjusted to eliminate the effects of such event.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (x) disclosed in the SEC Reports (as defined below) filed with or furnished to the SEC on or after March 9, 2012 through the date that is two (2) Business Days prior to the date of this Agreement (excluding disclosure contained in the “risk factors” section or constituting “forward-looking statements,” in each case, to the extent such disclosure is cautionary, predictive or speculative in nature) or (y) disclosed to Parent and Merger Sub in a letter (the “Company Disclosure Letter”) delivered to them by the Company prior to the execution of this Agreement (with specific reference to the representations and warranties in this Article III to which the information in such letter relates, provided, that any disclosure set forth in any section of the Company Disclosure Letter shall be deemed set forth for purposes of any other section to which such disclosure is relevant, to the extent that it is reasonably apparent that such disclosure is relevant to such other section), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01. Corporate Organization. The Company and each of its Subsidiaries is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company and each of its Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such variances from the matters set forth in this sentence as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.01 of the Company Disclosure Letter sets forth the name of each Person that is not a Subsidiary of the Company but in which the Company holds an equity interest, and in each case its capitalization, ownership and state of jurisdiction of its organization.

Section 3.02. Capitalization.

(a) As of the date of this Agreement, the authorized capital stock of the Company consists of 40,000,000 shares of Class A Stock, 9,000,000 shares of Class B Stock, and 1,000,000 shares of Series A convertible preferred stock, par value $1.00 per share (the “Company Preferred Stock”). As of the close of business on June 5, 2012 (the “Capitalization Date”), (i) 10,464,627 shares of Class A Stock were issued and outstanding, (ii) 6,209,477 shares of Class A Stock were held in treasury by the Company, (iii) 7,890,497 shares of Class B Stock were issued and outstanding, and (iv) no shares of Class B Stock were held in treasury by the Company. As of the date of this Agreement, no shares of Company Preferred Stock were issued and outstanding. All issued and outstanding equity securities of the Company are duly authorized, validly issued, fully paid and nonassessable.

(b) Section 3.02(b) of the Company Disclosure Letter contains a schedule, as of the Capitalization Date, setting forth (as applicable) the number of, exercise or reference price, vesting date (or dates) and expiration date (or delivery date) of each outstanding equity award in respect of Company Stock. With respect to each Stock Option, (i) each grant of a Stock Option was duly authorized by all necessary corporate action, including, as applicable, approval by the Board of Directors, or a committee thereof, or a duly authorized delegate thereof, and any required approval by the stockholders of the Company by the necessary number of votes or written consents, and the award agreement governing such grant, if any, was duly executed and delivered by each party thereto within a reasonable time following the date on which such Stock Option was granted (the “Grant Date”), (ii) each such grant was made in accordance with the terms of the applicable plan pursuant to which the grant was effectuated, the Exchange Act and all other applicable Laws, including the rules of NYSE, (iii) the per share exercise price of each Stock Option was not less than the fair market value of a share of the applicable Company Stock on the applicable Grant Date, (iv) each such grant was properly accounted for in all material respects in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in accordance with the Exchange Act and all other applicable Laws, and (v) no modifications have been made to any such grants after the Grant Date.

(c) There are no preemptive or similar rights on the part of any holder of any class of securities of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company or any of its Subsidiaries on any matter submitted to stockholders or a separate class of holders of capital stock. As of the date of this Agreement, there are no options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units, commitments, contracts, arrangements or undertakings of any kind relating to issued or unissued capital stock or other securities of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party or by which any of them is bound (i) obligating the Company or any of its Subsidiaries to issue, deliver, sell or transfer or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity interests in, the Company or any of its Subsidiaries, any additional shares of capital stock of, or other equity interests in, or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity interest in, the Company or any of its Subsidiaries, (ii) obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking or (iii) that give any Person the right to receive any economic benefit or right similar to or derived from the economic benefits and rights accruing to holders of capital stock of, or other equity interests in, the Company or any of its Subsidiaries.

(d) Except for this Agreement and the Voting Agreement, there are no voting trusts, proxies or other agreements or understandings to which the Company is a party or is bound with respect to the voting, dividends or disposition of capital stock of the Company.

(e) Section 3.02(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, the name and jurisdiction of organization of each Subsidiary of the Company and sets forth a complete and accurate list of all outstanding securities of each Subsidiary and the registered and beneficial owner thereof. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company (except for directors’ qualifying shares or the like) are owned directly or indirectly, beneficially and of record, by the Company free and clear of all Liens, pledges, security interests and transfer restrictions, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, or other applicable securities Laws (including any restriction on the right to vote, sell or otherwise dispose of such shares of capital stock or other equity or voting interests). Each outstanding share of capital stock of each Subsidiary of the Company that is held, directly or indirectly, by the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and there are no subscriptions, options, warrants, rights, calls, contracts or other commitments, understandings, restrictions or arrangements relating to the issuance, acquisition, redemption, repurchase or sale of any shares of capital stock or other equity or voting interests of any Subsidiary of the Company, including any right of conversion or exchange under any outstanding security, instrument or agreement, any agreements granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or similar rights with respect to any securities of any Subsidiary. None of the Subsidiaries has any outstanding equity compensation plans or policies relating to the capital stock of, or other equity or voting interests in, any Subsidiary of the Company. Neither the Company nor any of its Subsidiaries has any obligation to make any payments based on the price or value of any securities of any Subsidiary of the Company or dividends paid thereon or revenues, earnings or financial performance or any similar attribute of any Subsidiary of the Company.

Section 3.03. Authority Relative to this Agreement and the Ancillary Agreements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and, subject to receipt of the Company Stockholder Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and each of the Ancillary Agreements to which it is a party and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby (other than the Company Stockholder Approval and the Minority Approval and the filing of the Certificate of Merger in accordance with the NYBCL). This Agreement and each Ancillary Agreement to which the Company is a party has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law) (together, the “Bankruptcy and Equity Exception”).

(b) The Special Committee, at a meeting duly called and held, has by unanimous vote of all its members approved and adopted this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger, and has determined that such transactions are fair to, and in the best interests of, the Public Stockholders. The Board of Directors, based on the unanimous recommendation of the Special Committee, has by unanimous vote of all of its members (other than the Principal Stockholder, who abstained and recused himself from all discussions relating to the Merger) (i) determined that this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger, are fair to and in the best interests of the Public Stockholders, (ii) approved and adopted this Agreement and the Ancillary Agreements and the transactions contemplated hereby and thereby, including the Merger, (iii) subject to the provisions of Section 5.08(c) and Section 5.08(d), resolved to recommend approval and adoption of this Agreement by the stockholders of the Company as set forth in Section 3.21 and directed that this Agreement and the Merger be submitted to the stockholders of the Company for their approval and adoption, and (iv) duly and validly approved and taken all corporate action required to be taken, under the Company’s Constituent Documents and pursuant to applicable Law, including the NYBCL, by the Board of Directors to authorize the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.

Section 3.04. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby and compliance by the Company with any of the terms or provisions hereof or thereof, will not (i) conflict with or violate the Constituent Documents of the Company or any of its Subsidiaries, (ii) assuming the Governmental Approvals referred to in clauses (i), (iii) and (iv) of Section 3.04(b) are obtained and the filing in clause (ii) of Section 3.04(b) is made, conflict with or violate any Law, judgment, writ or injunction of any Governmental Entity applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) or require a Consent under, result in the loss of a benefit under or give to others any right of termination, amendment, acceleration, payment or cancellation of or under any contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their properties or assets is bound or affected or (iv) result in the creation of any Lien on any properties or assets of the Company or any of its Subsidiaries, except in the case of clauses (ii), (iii) or (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(b) The execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby will not require any Consent of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a “Governmental Entity”), except for (i) the applicable requirements of the Exchange Act, (ii) the filing of appropriate merger and other documents as required by the NYBCL in connection with the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements, (iii) the filing with and SEC Clearance of the Proxy Statement and the Schedule 13E-3, (iv) the approvals from other regulatory agencies set forth in Section 3.04(b) of the Company Disclosure Letter (the matters referred to in clauses (i), (ii), (iii) and (iv) of this sentence, collectively, the “Governmental Approvals”), or (v) any other Consents, filings or notifications the failure of which to be obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 3.05. SEC Filings and Financial Statements.

(a) The Company has heretofore filed all forms, reports, statements, schedules and other materials with the SEC required to be filed pursuant to the Securities Act, Exchange Act or other federal securities laws since January 1, 2010 (the “SEC Reports”). As of their respective dates, or, if applicable, the dates such SEC Reports were amended or the information therein was revised or superseded in later-filed SEC Reports prior to the date hereof, the SEC Reports (including all financial statements included therein, exhibits and schedules thereto and documents incorporated by reference therein) complied in all material respects with all applicable requirements of the Securities Act or Exchange Act, as the case may be, and other federal securities laws as of the applicable date and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (including the related notes thereto) have been prepared from, and are in accordance with, the books and records of the Company and its Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and subject, in the case of unaudited interim financial statements, to normal year-end adjustments) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its Subsidiaries as at the dates thereof or for the periods presented therein. There has been no material change in the Company’s accounting methods or principles that would be required to be disclosed in the Company’s financial statements in accordance with GAAP or any applicable Law, except as described in the notes thereto. There has been no correspondence between the SEC and the Company since January 1, 2010, other than correspondence which is publicly available. To the Knowledge of the Company, there are no material unresolved comments received from the SEC staff with respect to the SEC Reports on or prior to the date hereof. To the Knowledge of the Company, none of the SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

(b) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract (including any contract or arrangement relating to any transaction or relationship between or among the Company or any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Securities Act), in each case where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or the Subsidiaries’ published financial statements or any SEC Reports.

(c) None of the Company’s Subsidiaries are separately subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 3.06. Absence of Certain Changes or Events. Since December 31, 2011 through the date of this Agreement, the Company and its Subsidiaries have conducted their business in all material respects only in the ordinary course consistent with past practice, and there has not been (i) any event, change or occurrence that, individually or in the aggregate has had, or would reasonably be expected to have, a Material Adverse Effect or (ii) any action taken by the Company or any of its Subsidiaries that, if such action was taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01(a), 5.01(f), 5.01(g), 5.01(i), 5.01(k), 5.01(l) or 5.01(n).

Section 3.07. Proxy Statement and Schedule 13E-3. None of the information contained or incorporated by reference in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of Company Stockholders Meeting, or at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Schedule 13E-3 to be filed with the SEC concurrently with each filing of the Proxy Statement will, at the time of such filing with the SEC, or at the time of filing with the SEC any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to statements made based on information supplied in writing by Parent or Merger Sub specifically for inclusion therein. The Proxy Statement will comply as to form in all material respects with all applicable Laws.

Section 3.08. Litigation. As of the date hereof, there is no suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, if adversely determined. As of the date hereof, there is no order, writ or injunction of any Governmental Entity or arbitrator outstanding against the Company or any of its Subsidiaries which is material to the Company and its Subsidiaries, taken as a whole.

Section 3.09. Compliance with Laws; Permits; Regulations.

(a) Each of the Company and its Subsidiaries has, since January 1, 2010, been in compliance in all material respects with all applicable Laws (including Section 404 of the Sarbanes-Oxley Act of 2002 (together with the rules and regulations promulgated under such Act, the “Sarbanes-Oxley Act”)) and, to the Knowledge of the Company, as of the date hereof, is not under investigation with respect to, and has not been threatened in writing to be charged with or given written notice of, any material violation of any Law, except where the failure to so comply with such Laws or the effect of such investigation would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) The Company and its Subsidiaries have (i) implemented disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation, to the Company’s outside auditors and the audit committee of the Board of Directors (A) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting. A summary of any of these disclosures made by management to the Company’s outside auditors and audit committee is set forth in Section 3.09(b) of the Company Disclosure Letter.

(c) As of the date hereof, neither the Company nor, to the Knowledge of the Company, any of its executive officers has received written notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of the certifications made by its executive officers under Section 302 or 906 of the Sarbanes-Oxley Act. To the Company’s Knowledge, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d) The Company has delivered to Parent copies of any written notifications it has received from its outside auditors as of the date hereof since January 1, 2009, of a (i) “significant deficiency” or (ii) “material weakness” in the Company’s internal controls. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” shall have the meanings assigned to them in the Statements of Auditing Standards No. 115, as in effect on the date hereof.

(e) The Company and each of its Subsidiaries hold all licenses, franchises, permits, certificates, approvals and authorizations from Governmental Entities necessary for the lawful conduct of their respective businesses (collectively, “Permits”), except where the failure to hold the same has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all Permits and no such Permit is the subject of any suit or pending proceeding seeking the revocation, suspension, non-renewal or material impairment of such Permit, except for such non-compliance or potential revocation, suspension, non-renewal or impairment, as has not had and would not reasonably be expected to have a Material Adverse Effect.

(f) To the Knowledge of the Company, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of any action, or any allegation of any action, or has taken any action, directly or indirectly, that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder the (“FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.

Section 3.10. Taxes.

(a) Each of the Company and each of its Subsidiaries has (i) duly and timely filed (taking into account extensions) with the appropriate Taxing Authorities all material Tax Returns required to be filed by it in respect of any Taxes, which Tax Returns were true, correct and complete in all material respects, (ii) duly and timely paid all Taxes shown as due and payable by it on such Tax Returns, (iii) established reserves in accordance with GAAP that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and each of its Subsidiaries through the end of the last period for which the Company and its Subsidiaries ordinarily record items on their respective books and (iv) complied in all material respects with all Laws applicable to the information reporting, payment and withholding of Taxes and has timely withheld and paid over to the respective proper Taxing Authorities all material Taxes required to be so withheld and paid over.

(b) There is no deficiency, claim, audit, suit, proceeding, request for information or investigation now pending, outstanding or threatened in writing against or with respect to the Company or any of its Subsidiaries in respect of any Taxes or Tax Returns, in each case, the resolution of which would reasonably be expected to result in a material liability or obligation to the Company or any Subsidiary of the Company and no requests for waivers of time to assess any such Taxes have been granted and are still in effect, or are pending. Neither the Company nor any of its Subsidiaries is liable for Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (i) a transferee or successor of such Person, (ii) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (iii) a party to a tax sharing, tax indemnity, tax allocation or similar agreement, whether express or implied, other than contracts or agreements entered into in the ordinary course of business or pursuant to the terms of commercial financing arrangements.

(c) There are no material Liens on any of the assets or properties of the Company or any of its Subsidiaries that arose in connection with any Tax (other than Liens for Taxes (i) not yet due and payable or (ii) being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the Company Financial Statements).

(d) There are no Tax rulings, requests for rulings, closing agreements or other similar agreements or rulings with respect to material Taxes (including any gain recognition agreements under Section 367 of the Code or any application for a change in accounting method under Section 481 of the Code) in effect or filed with any Taxing Authority relating to the Company or any of its Subsidiaries.

(e) Since January 1, 2008, no material claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or such Subsidiary is or may be subject to Tax in such jurisdiction.

(f) Neither the Company nor any of its Subsidiaries has entered into any transaction that is a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2). The transactions contemplated by this Agreement will not trigger any income or gain to the Company or any of its Subsidiaries for federal income tax purposes under Section 355(e) of the Code in respect of a distribution by the Company or any of its Subsidiaries occurring prior to the Closing.

Section 3.11. Customers and Suppliers; Loss of Business.

(a) For each of the fiscal years ended December 31, 2010 and December 31, 2011, Section 3.11(a) of the Company Disclosure Letter provides a breakdown that is accurate and complete in all material respects of (i) the revenues received from each of the ten wholesale customers that generated the most revenue in such fiscal year (“Customers”) and (ii) the royalties received from each of the ten licensees that paid the most royalties in such fiscal year (“Licensees”).

(b) For (i) the period from January 1, 2011 through December 31, 2011 and (ii) the period from January 1, 2012 through April 28, 2012, Section 3.11(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the ten largest suppliers or vendors (“Suppliers”) to the Company and its Subsidiaries, together with the volume of purchases made from such Suppliers during each such period. No Supplier is a sole source of supply of any material goods, materials or services used by the Company or any Subsidiary. As of the date hereof, none of the Suppliers has canceled or otherwise terminated, or to the Knowledge of the Company, threatened in writing to cancel or otherwise terminate its relationship with the Company or any Subsidiary, except to the extent that such cancellation or termination has not had and would not reasonably be expected to have a Material Adverse Effect.

(c) As of the date hereof, the Company has not received any written notice that the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger, will result in any material loss of business or reduction in volume with any of the Customers or Licensees. There exists no actual or, to the Knowledge of the Company, threatened in writing termination, cancellation or material limitation of, or any materially adverse modification or change in, the business relationship between the Company or any Subsidiary and any Customer or Licensee of the Company or any Subsidiary identified in Sections 3.11(a) and 3.11(b) of the Company Disclosure Letter.

Section 3.12. Real Estate; Assets.

(a) The Company has good, valid and marketable title to that certain parcel of real property known as 601 and 615 West 50th Street, New York, New York (the “Fee Property”), free and clean of all Liens except for Permitted Liens. The Fee Property is the only real property owned in fee by the Company or any of its Subsidiaries. The Company or one of its Subsidiaries has a good and valid leasehold interest in each parcel of real property leased, subleased, licensed or otherwise occupied by the Company or any of its Subsidiaries (the “Leased Property” and, together with the Fee Property, the “Real Property”), free and clear of all Liens except for Permitted Liens. The Company has made available to Parent and Merger Sub copies of any title insurance policies (together with copies of any documents of record listed as exceptions to title on such policies) currently insuring the Fee Property and copies of the most recent surveys of the same. None of the Fee Property is subject to any option, lease, license, sublease or other occupancy agreement granting to any Third Party any right to use, occupy or enjoy any material portion of the Fee Property or to obtain title to any portion of the Fee Property.

(b) As of the date hereof, to the Knowledge of the Company, no condemnation, requisition or taking by any public authority has been threatened in writing or contemplated, and the Company has not received any written notice of any such condemnation, requisition or taking by a Governmental Entity with respect to the Fee Property. To the Knowledge of the Company, there are no public improvements or re-zoning measures proposed or in progress that will result in special assessments against or otherwise adversely affect the Fee Property and as of the date hereof the Company has not received any written notice of any such proposed public improvements or re-zoning measures by any Governmental Entity.

(c) The Company has made available to Parent and Merger Sub true, complete and accurate copies of all material leases, subleases, licenses, or other occupancy agreements relating to each Leased Property, together with any amendments thereto (the “Real Property Leases”), that the Company has in its possession as of the date hereof. The Company or one of its Subsidiaries has the right to use and occupy the Leased Property for the full term of the Real Property Lease relating thereto, except for any failure to have such title or interest which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of the parties thereto and as of the date hereof there is no, nor has the Company or any of its Subsidiaries received written notice of any, default (or any condition or event, which, after notice or a lapse of time or both, would constitute a default thereunder) that would, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(d) The Real Property is adequate to permit the use thereof in the manner that it is currently utilized by the Company and its Subsidiaries, except as, individually or in the aggregate, has not had or would not reasonably be expected to have a Material Adverse Effect.

(e) The Company has provided all notices, to the extent required, under the terms of the Real Property Leases for (i) any transfer effected since January 1, 2010 of the leasehold interest of the applicable tenant under its Real Property Lease to the Company or any other Subsidiary, whether by assignment, merger, consolidation or otherwise, and/or (ii) any change effected since January 1, 2010 of the applicable tenant’s legal name, other than such failures to provide notices that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 3.13. Employee Benefit Plans and Related Matters; ERISA.

(a) Section 3.13(a) of the Company Disclosure Letter contains a correct and complete list of each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other employee compensation and benefits plans, policies, programs, arrangements or payroll practices, including multiemployer plans within the meaning of Section 3(37) of ERISA, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case sponsored, maintained, contributed or required to be contributed to by the Company or its Subsidiaries or under which the Company or any of its Subsidiaries or any joint venture of the Company or any of its Subsidiaries has any current or potential liability. All such plans, agreements, programs, policies, commitments and arrangements are collectively referred to as the “Company Benefit Plans”.

(b) The Company has provided or made available to Parent or its counsel with respect to each and every Company Benefit Plan a true and complete copy of all plan documents, if any, including related trust agreements, funding arrangements, and insurance contracts and all amendments thereto; and, to the extent applicable, (i) the most recent determination or opinion letter, if any, received by the Company or Subsidiary from the IRS regarding the tax-qualified status of such Company Benefit Plan; (ii) the most recent financial statements for such Company Benefit Plan, if any; (iii) the most recent actuarial valuation report, if any; (iv) the current summary plan description and any summaries of material modifications; (v) Form 5500 Annual Returns/Reports, including all schedules and attachments, including the certified audit opinions, for the most recent plan year; and (vi) the most recent written results of all compliance testing required pursuant to Sections 125, 401(a)(4), 401(k), 401(m), 410(b), 415, and 416 of the Code.

(c) No Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. No Company Benefit Plan is a “multiemployer plan” as defined in Section 3(37) of ERISA, and none of the Company, or any ERISA Affiliate has withdrawn at any time within the preceding six years from any multiemployer plan, or incurred any withdrawal liability which remains unsatisfied, and no events have occurred and no circumstances exist that could reasonably be expected to result in any such liability to the Company or any of its Subsidiaries. No event has occurred and no condition exists that would subject the Company or any of its Subsidiaries by reason of its affiliation with any ERISA Affiliate to any material (i) Tax, penalty or fine, (ii) Lien, or (iii) other liability imposed by ERISA, the Code or other applicable Laws.

(d) With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code, such plan, and its related trust, has received, has an application pending or remains within the remedial amendment period for obtaining, a determination letter (or opinion letters in the case of any prototype plans) from the IRS that it is so qualified (taking into account all applicable matters under the Economic Growth and Tax Relief Reconciliation Act of 2001, the Pension Funding Equity Act of 2005 and the Pension Protection Act of 2006) and that its trust is exempt from tax under Section 501(a) of the Code, and nothing has occurred with respect to the operation of any such plan which could cause the loss of such qualification or exemption or the imposition of any material liability, penalty or tax under ERISA or the Code. All amendments and actions required to bring the Company Benefit Plans into conformity in all material respects with all applicable provisions of ERISA, the Code and other applicable laws have been made or taken except to the extent that such amendments or actions are not required by law to be made or taken until a date after the Effective Time.

(e) There are no material pending or, to the Knowledge of the Company, threatened in writing actions, claims or lawsuits against or relating to the Company Benefit Plans, the assets of any of the trusts under such plans or the plan sponsor or the plan administrator, or against any fiduciary of the Company Benefit Plans with respect to the operation of such plans (other than routine benefits claims). No stock or other securities issued by the Company or any Subsidiary forms or has formed a material part of the assets of any Company Benefit Plan.

(f) Each Company Benefit Plan has been established and administered in all material respects in accordance with its terms, and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws. Each “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code) of the Company is in compliance in all material respects with Section 409A of the Code and the rules and regulations promulgated thereunder. All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the Company Benefit Plans to any funds or trusts established thereunder or in connection therewith have been made by the due date thereof and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued prior to the Closing Date. The Company has set aside in a “rabbi trust” sufficient assets to cover all liabilities and obligations that may arise pursuant to any Company Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), other than liabilities or obligations arising solely pursuant to an employment agreement or severance pay plan.

(g) None of the Company Benefit Plans provide retiree health or life insurance benefits except as may be required by Section 4980B of the Code and Section 601 of ERISA, any other applicable law or at the expense of the participant or the participant’s beneficiary. There has been no material violation of the “continuation coverage requirement” of “group health plans” as set forth in Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA with respect to any Company Benefit Plan to which such continuation coverage requirements apply.

(h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) (i) result in any payment becoming due, or increase the amount of any compensation or benefits due, to any current or former employee of the Company and its Subsidiaries or with respect to any Company Benefit Plan; (ii) increase any benefits otherwise payable under any Company Benefit Plan; (iii) result in the acceleration of the time of payment or vesting of any such compensation or benefits; or (iv) result in a non-exempt “prohibited transaction” within the meaning of Section 406 of ERISA or section 4975 of the Code.

(i) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in combination with another event) result in the payment of any amount that would, individually or in combination with any other such payment, not be deductible as a result of Section 280G of the Code.

(j) All Company Benefit Plans subject to the laws of any jurisdiction outside of the United States (i) have been maintained in accordance with all applicable requirements, (ii) if they are intended to qualify for special tax treatment, meet all requirements for such treatment, and (iii) if they are intended to be funded and/or book-reserved, are fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions.

(k) No amount has been paid by the Company or any of its ERISA Affiliates, and no amount is expected to be paid by the Company or any of its ERISA Affiliates, which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.

Section 3.14. Employees, Labor Matters.

(a) None of the Company or any of its Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to employees of the Company or any of its Subsidiaries and, to the Knowledge of the Company, there are not any activities or proceedings of any labor union to organize any such employees. (i) There is no unfair labor practice charge or complaint pending before any applicable governmental entity relating to the Company or any of its Subsidiaries or any employee thereof; (ii) there is no labor strike, material slowdown or material work stoppage or lockout pending or, to the Knowledge of the Company, threatened in writing against or affecting the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to its employees; (iii) there is no representation claim or petition pending before any applicable governmental entity, and to the Knowledge of the Company, no question concerning representation exists relating to the employees of the Company or any of its Subsidiaries; (iv) there are no charges with respect to or relating to the Company or any of its Subsidiaries pending before any applicable governmental entity responsible for the prevention of unlawful employment practices; and (v) as of the date hereof none of the Company or any of its Subsidiaries has received written notice from any governmental entity responsible for the enforcement of labor or employment Laws of an intention to conduct, and to the Knowledge of the Company, no such governmental agency intends to conduct, an investigation of the Company or any of its Subsidiaries and no such investigation is in progress.

(b) Each of the Company and its Subsidiaries has been in compliance in all material respects with all applicable Laws relating to employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers’ compensation, pay equity, classification of employees, and the collection and payment of withholding and/or social security Taxes. Each of the Company and its Subsidiaries has met in all material respects all requirements required by Law or regulation relating to the employment of foreign citizens, including all requirements of I-9, and to the Knowledge of the Company, none of the Company or any of its Subsidiaries currently employs, or has ever employed, any Person who was not permitted to work in the jurisdiction in which such Person was employed. Each of the Company and its Subsidiaries has complied in all material respects with all Laws that could require overtime to be paid to any current or former employee of the Company or any of its Subsidiaries, and no employee has ever brought or, to the Knowledge of the Company, threatened in writing to bring a claim for unpaid compensation or employee benefits, including overtime amounts. Each of the Company and its Subsidiaries is, and has been, in compliance with the Worker Adjustment Retraining Notification Act of 1988, as amended (“WARN Act”) and each similar state or local Law.

Section 3.15. Intellectual Property Rights.

(a) Section 3.15 of the Company Disclosure Letter sets forth a complete and correct list of all registered Intellectual Property owned, licensed or used by the Company or any of its Subsidiaries (the “Company Intellectual Property”). The Company or one of its Subsidiaries owns a complete and undivided interest in all material Company Intellectual Property free and clear of any Liens (other than Permitted Liens). The Company or one of its Subsidiaries has the right to use the material Company Intellectual Property in all material respects and will continue to have such right after Closing.

(b) The Company and its Subsidiaries are in compliance in all material respects with contractual obligations relating to the protection of such of the Company Intellectual Property as they use pursuant to license or other agreement.

(c) The conduct of the Business does not infringe or otherwise conflict with the rights of any Person in respect of any Intellectual Property, except for such infringements or conflicts that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. None of the Company Intellectual Property is being infringed or otherwise used or being made available for use by any Person without a license or permission from the Company except for such infringements or uses as would not, individually and in the aggregate, have or reasonably be expected to have a Material Adverse Effect. None of the Company Intellectual Property is subject to any outstanding order by or with any court, tribunal, arbitrator or other Governmental Entity.

Section 3.16. Contracts.

(a) As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or bound by:

(i) any agreement which the Company or any of its Subsidiaries was required to file as an exhibit under Item 601(b)(10) of Regulation S-K under the Exchange Act or to disclose on a Current Report on Form 8-K that has not been so filed or disclosed;

(ii) any agreement or arrangement that limits or otherwise restricts the Company or any of its Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Corporation or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(iii) any other agreement pursuant to which the Company or any of its Subsidiaries is required to pay or is scheduled to receive (assuming full performance pursuant to the terms thereof) $2,500,000 or more during the 12-month period following the date of this Agreement;

(iv) with respect to a joint venture, partnership, limited liability company or other similar agreement or arrangement, any agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture that is material to the business of the Company and its Subsidiaries, taken as a whole;

(v) any agreement or arrangement relating to Indebtedness and having an outstanding amount in excess of $1,000,000 individually or $2,500,000 in the aggregate;

(vi) any agreement or arrangement involving the acquisition from another Person or disposition to another Person, directly or indirectly (by merger, license or otherwise), of assets or capital stock or other equity interests of another Person (A) for aggregate consideration under such contract (or series of related contracts) in excess of $1,000,000 or (B) that contain representations, warranties, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually, would reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $1,000,000 (in the case of each of clause (A) and (B), other than acquisitions or dispositions of inventory in the ordinary course of business);

(vii) any contracts (or a series of related contracts) for the purchase of materials, supplies, goods, services, equipment or other assets providing for either (A) annual payments by the Company and its Subsidiaries of $2,000,000 or more or (B) aggregate payments by the Company and its Subsidiaries of $5,000,000 or more, in each case other than those that can be terminated by the Company or any of its Subsidiaries on less than 61 days’ notice without payment by the Company or any Subsidiary of any material penalty;

(viii) any contracts that are sales, distribution or other similar contracts providing for the sale by the Company or any Subsidiary of materials, supplies, goods, services, equipment or other assets that provide for either (a) annual payments to the Company and its Subsidiaries of $2,000,000 or more or (b) aggregate payments to the Company and its Subsidiaries of $5,000,000 or more, in each case other than those that can be terminated by the Company or any of its Subsidiaries on less than 61 days’ notice without payment by the Company or any Subsidiary of any material penalty;

(ix) any agreement or arrangement that would prohibit or materially delay or have a Material Adverse Effect on the Merger and the transactions contemplated hereby;

(x) any contract relating to any currency hedging;

(xi) any agreement or arrangement prohibiting the payment of dividends or distributions in respect of the capital stock of the Company or any of its wholly owned Subsidiaries, prohibiting the pledging of the capital stock of the Company or any wholly owned Subsidiary of the Company or prohibiting the issuance of any guaranty by the Company or any wholly owned Subsidiary of the Company;

(xii) any license agreements from which the Company and its Subsidiaries, taken as a whole, have received $2,500,000 or more during the 12-month period ending with the most recent month end preceding the date of this Agreement, pursuant to which the Company or any of its Subsidiaries licenses in Intellectual Property or licenses out Intellectual Property owned by the Company or its Subsidiaries;

(xiii) any written agreement that provides for the payment, increase or vesting of any benefits or compensation in connection with the Merger and the transactions contemplated hereby;

(xiv) any written agreement that provides compensation, severance or other benefits or rights to any individual (including to any officer, director, employee or consultant) who currently receives annual compensation from the Company and/or any of its Subsidiaries of more than $500,000 (other than a Company Benefit Plan); or

(xv) any written agreement accounting for aggregate revenue to the Company or any of its Subsidiaries of (A) more than $2,500,000 during the Company’s 2010 fiscal year or (B) more than $2,500,000 during the Company’s 2011 fiscal year.

(b) The agreements, commitments, arrangements, understandings and plans listed or required to be listed in Section 3.16(a) of the Company Disclosure Letter are referred to herein as the “Company Contracts”. Each Company Contract is a valid and binding agreement of the Company and/or one or more of its Subsidiaries, as the case may be, assuming the due authorization, execution and delivery by each other party thereto, subject to the Bankruptcy and Equity Exception, and is in full force and effect, and none of the Company or any of such Subsidiaries, or to the Knowledge of the Company, any other party thereto, is in default or breach in any respect under the terms thereof, except where such default or breach would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, no party to a Company Contract has provided any written notice of any intention to terminate, any such Company Contract and no event or circumstance has occurred, or will occur by reason of this Agreement or the consummation of any of the transactions contemplated hereby that would constitute any event of default thereunder (or an event which with notice or lapse of time or both would become a default) or would result in a termination thereof. As of the date hereof, the Company and, to the Knowledge of the Company, each other party to a Company Contract, has fully performed its obligations pursuant to each such Company Contract, except where such failure to perform would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.17. Environmental Laws and Regulations.

(a) Except as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect:

(i) The Company and each of its Subsidiaries has complied during the past three (3) years, and is now in compliance, in all material respects with all applicable Environmental Laws and now holds and is in compliance in all material respects with all Environmental Permits.

(ii) As of the date hereof, no written notice of violation, notification of liability, demand, request for information, citation, summons or order has been received by the Company or any of its Subsidiaries which remains unresolved, no pending complaint has been filed, no unpaid penalty or fine has been assessed, and no investigation, action, claim, suit or proceeding is pending or, to the Knowledge of the Company, threatened in writing by any Person involving the Company or any of its Subsidiaries relating to or arising out of any Environmental Law.

(iii) No Releases of Hazardous Substances have occurred at, on, above, under or from any properties currently owned, leased, operated or used by the Company or any of its Subsidiaries that has resulted in or would reasonably be expected to result in any material cost, liability, investigation or remediation obligation of the Company or any of its Subsidiaries under any Environmental Law.

(iv) Neither the Company nor any of its Subsidiaries, nor, to the Knowledge of the Company, any other Person, has caused or taken any action that would reasonably be expected to result in any material liability, investigation or remediation obligation of the Company or any of its Subsidiaries under any Environmental Law relating to (i) the environmental conditions at, on, above, under, or about any properties or assets currently owned, leased, operated or used by the Company or any of its Subsidiaries, or (ii) the present use, management, handling, transport, treatment, generation, storage, or Release of Hazardous Substances.

(b) This Section 3.17 and Section 3.04(b), 3.05 and 3.07 contain the sole representations and warranties of the Company with regard to Environmental Laws, Environmental Permits, Hazardous Substances and environmental conditions.

Section 3.18. Insurance Coverage. All insurance policies carried by or covering the Company or any of its Subsidiaries with respect to their businesses, operations, assets and properties (the “Insurance Policies”) are in full force and effect, and as of the date hereof no written notice of cancellation has been received by the Company or any of its Subsidiaries with respect to any material Insurance Policy which has not been cured by the payment of premiums that are due. All premiums due on the Insurance Policies have been paid in a timely manner and the Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Insurance Policies. The insurance coverage provided by the Insurance Policies (including as to deductibles and self-insured retentions) is reasonable and customary as compared to similarly situated companies engaged in similar businesses.

Section 3.19. Rights Agreement; Anti-Takeover Provisions.

(a) The Company is not party to a rights agreement, “poison pill” or similar agreement or plan that would have the effect of preventing the Merger and the other transactions contemplated by this Agreement and the Ancillary Agreements.

(b) Assuming the satisfaction of the conditions set forth in Section 6.01, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in the Company’s Constituent Documents is, or at the Effective Time will be, applicable to the Company or the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger.

Section 3.20. Absence of Undisclosed Liabilities. The Company and its Subsidiaries do not have any liabilities or obligations, known or unknown, contingent or otherwise, required to be reflected on or reserved against in a balance sheet in accordance with GAAP except (i) liabilities and obligations in the respective amounts reflected on or reserved against in the consolidated balance sheet of the Company and its Subsidiaries included in the Company Financial Statements, (ii) liabilities and obligations incurred in the ordinary course of business, consistent with past practice, since December 31, 2011, (iii) liabilities and obligations incurred pursuant to the performance of Company Contracts and (iv) liabilities and obligations that would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

Section 3.21. Stockholder Approval. This Agreement requires, as a condition to the Closing, (i) an affirmative vote of two-thirds of the aggregate voting power of the issued and outstanding shares of Company Stock approving the Merger and adopting this Agreement (the “Company Stockholder Approval”) and (ii) an affirmative vote of the majority of the issued and outstanding shares of Class A Stock not beneficially owned by the Family Stockholders or any Affiliate or Associate of the Family Stockholders approving the Merger and adopting this Agreement at a meeting called for such purpose (the “Minority Approval”). Such favorable votes satisfy the stockholder approval requirements of the NYBCL, the Company’s Constituent Documents and the rules and regulations of the NYSE in order for the Company to validly perform its obligations under this Agreement, and there is no other vote of, or actions required by, the stockholders of the Company required under the NYBCL, the Company’s Constituent Documents and the rules and regulations of the NYSE in order for the Company to validly perform its obligations under this Agreement.

Section 3.22. Opinion of Financial Advisor. The Special Committee has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) to the effect that, as of the date of such opinion, the Merger Consideration to be received in the Merger by holders of Class A Stock (other than Parent, Merger Sub and holders, including the Family Stockholders, who enter into the Rollover Agreement, Voting Agreement or other arrangements with Parent or its Affiliates or otherwise participate in the financing for the Merger, and their respective Affiliates and Associates) is fair, from a financial point of view, to such holders. A true, complete and signed copy thereof will be delivered to Parent solely for informational purposes, promptly following receipt thereof by the Special Committee.

Section 3.23. Brokers. No broker, finder or investment banker (other than BofA Merrill Lynch) is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of the Company. The Company has heretofore furnished to Parent a complete and correct copy of all agreements between the Company and BofA Merrill Lynch pursuant to which such firm would be entitled to any payment relating to any of the transactions contemplated hereby.

Section 3.24. Investment Company. None of the Company or any Subsidiary is, or at the Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent hereby represents and warrants to the Company as follows:

Section 4.01. Organization. Each of Parent and Intermediate Holdco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of New York.

Section 4.02. Authority Relative to this Agreement and the Ancillary Agreements. Each of Parent, Merger Sub and Intermediate Holdco has all corporate power and authority to execute and deliver, in the case of Parent and Merger Sub, this Agreement and, in each case, the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub and Intermediate Holdco of, in the case of Parent and Merger Sub, this Agreement and, in each case, the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by Parent, Merger Sub and Intermediate Holdco, as applicable, have been duly and validly authorized by its board of directors and, in the case of Merger Sub, sole stockholder, and no other corporate proceedings on the part of Parent, Merger Sub or Intermediate Holdco are necessary to authorize the execution, delivery and performance by each of Parent, Merger Sub and Intermediate Holdco of, in the case of Parent and Merger Sub, this Agreement and, in each case, the Ancillary Agreements to which it is a party or the consummation by Parent, Merger Sub and Intermediate Holdco of the transactions contemplated hereby and thereby (other than, with respect to the Merger, the filing of the Certificate of Merger). Each of Parent, Merger Sub and Intermediate Holdco has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party and, assuming the due authorization, execution and delivery by the other parties thereto, such agreements constitute valid and binding obligations of each of Parent, Merger Sub and Intermediate Holdco, as applicable, enforceable against each of them in accordance with their respective terms, subject, in each case, to the Bankruptcy and Equity Exception.

Section 4.03. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance by each of Parent, Merger Sub and Intermediate Holdco of, in the case of Parent and Merger Sub, this Agreement and, in each case, the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by Parent, Merger Sub and Intermediate Holdco, as applicable, and compliance by each of Parent, Merger Sub and Intermediate Holdco, as applicable with any of the terms or provisions hereof or thereof, as applicable, will not (i) conflict with or violate the Constituent Documents of Parent, Merger Sub or Intermediate Holdco, (ii) assuming the Governmental Approvals referred to in clauses (i), (iii) and (iv) of Section 3.05(b) are obtained and the filing in clause (ii) of Section 3.05(b) is made, conflict with or violate any Law, judgment, writ or injunction of any Governmental Entity applicable to Parent, Merger Sub or Intermediate Holdco or by which any of their properties or assets are bound or affected, or (iii) result in any breach of or constitute a default (or an event which, with notice, lapse of time or both, would become a default) under, result in the loss of a benefit under or give to others any right of termination, amendment, acceleration, payment or cancellation of, or result in the creation of a lien or other encumbrance on any property or contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent, Merger Sub or Intermediate Holdco is a party or by which Parent, Merger Sub or Intermediate Holdco or any of their properties or assets is bound or affected, except in the case of clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, or would not reasonably be expected to, individually or in the aggregate, prevent or materially delay the performance by each of Parent, Merger Sub or Intermediate Holdco of any of its obligations under this Agreement or the Ancillary Agreements to which it is a party or the consummation of any of the transactions contemplated hereby or thereby (a “Parent Material Adverse Effect”).

(b) The execution, delivery and performance by each of Parent, Merger Sub and Intermediate Holdco of this Agreement and the Ancillary Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby by Parent, Merger Sub and Intermediate Holdco, as applicable, will not require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity by Parent, Merger Sub or Intermediate Holdco, except for (i) the Governmental Approvals and (ii) any other Consents, filings or notifications the failure of which to be obtained or made would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect. No Consent is required to consummate the Merger or the other transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any foreign antitrust Law because the Principal Stockholder will retain sole control over the Surviving Corporation after the Merger for purposes of all such Laws.

Section 4.04. Proxy Statement and Schedule 13E-3. None of the information supplied or to be supplied in writing by Parent or Merger Sub specifically for inclusion in the Proxy Statement will at the time of the mailing of the Proxy Statement to the stockholders of the Company, at the time of the Company Stockholders Meeting, and at the time of any amendments thereof or supplements thereto, and none of the information supplied or to be supplied in writing by Parent or Merger Sub specifically for inclusion in the Schedule 13E-3 filed with the SEC concurrently with the filing of the Proxy Statement, will at the time of such filing with the SEC, and at the time of any amendments thereof or supplements thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Schedule 13E-3 will comply as to form in all material respects with all applicable Laws. No Person other than the Family Stockholders, Family LLC, Marlin Equities VII, LLC and the Company (or Affiliates or Associates of any such Person) is required to file the Schedule 13E-3, and no disclosure regarding any Person other than the Family Stockholders, Family LLC, Marlin Equities VII, LLC and the Company (or Affiliates or Associates of any such Person) is required to be included in the Schedule 13E-3.

Section 4.05. Brokers. No broker, finder or investment banker, other than Peter J. Solomon Company, L.P. and/or its affiliate Peter J. Solomon Securities Company, LLC, is entitled to any brokerage, finder’s or other fee or commission in connection with this Agreement or the Ancillary Agreements or the transactions contemplated hereby or thereby based upon arrangements made by or on behalf of Parent, Merger Sub or Intermediate Holdco.

Section 4.06. Ownership and Operations of Merger Sub, Parent and Family LLC; Affiliates. Parent owns all of the outstanding capital stock of Intermediate Holdco. Intermediate Holdco owns all of the outstanding capital stock of Merger Sub. As of the date hereof and as of immediately prior to consummation of the Equity Financing on the Closing Date, Family LLC owns all of the outstanding capital stock of Parent. As of the date hereof, the Principal Stockholder owns, and, as of the consummation of the transactions contemplated by the Rollover Agreement on the Closing Date, the Family Stockholders will own, all of the membership interests of Family LLC. Intermediate Holdco, Merger Sub, Parent and Family LLC were each formed solely for the purpose of engaging in the Merger and the transactions contemplated hereby and have each engaged in no other business activities other than those relating to the Merger and the transactions contemplated hereby. The Kenneth Cole Foundation is not an Affiliate or Associate of Parent, Merger Sub or any Family Stockholder.

Section 4.07. Financing. Parent has delivered to the Company, as of the date of this Agreement, true, complete and correct copies of (i) an executed commitment letter, dated as of the date hereof (the “Debt Commitment Letter”, provided that, for purposes of this Agreement, the Debt Commitment Letter shall also include, after the date hereof, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any executed commitment letter for such alternative financing), among Parent and Wells Fargo Bank, National Association, Wells Fargo Capital Finance, LLC, 1903 Onshore Funding, LLC and Special Value Continuation Partners, LP (collectively, the “Debt Commitment Parties”; the Debt Commitment Parties, together with, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any such alternative financial institutions, collectively, the “Debt Financing Sources”) pursuant to which the Debt Commitment Parties (or Debt Financing Sources, as applicable) have agreed, subject to the terms and conditions thereof, to provide or cause to be provided the debt amounts set forth therein (the “Debt Financing” which includes, to the extent alternative financing from alternative financial institutions is obtained in accordance with this Agreement, any such alternative financing), and (ii) executed equity commitment letters, dated as of the date hereof (the “Equity Commitment Letters”, and together with the Debt Commitment Letter, the “Commitment Letters”), pursuant to which Family LLC and Marlin Equities VII, LLC, respectively (the “Equity Financing Sources” and, together with the Debt Financing Sources, the “Financing Sources”) have committed, subject to the terms and conditions thereof, to invest up to the respective amounts set forth therein (the “Equity Financing”, and together with the Debt Financing, the “Financing”). The Commitment Letters are in full force and effect as of the date of this Agreement, and are legal, valid and binding obligations of Parent and the other parties thereto. As of the date hereof, no amendment or modification of the Commitment Letters has been or made and the respective commitments contained in the Commitment Letters have not been withdrawn, terminated or rescinded in any respect. As of the date hereof, there are no side letters or other agreements to which Parent or its Affiliates is a party relating to the funding of the Financing other than the Commitment Letters, the Rollover Agreement, the Exchange Agreement and any customary fee letters or engagement letters that do not impact the conditionality or amount of the Financing. Parent or Merger Sub has fully paid any and all commitment fees or other fees in connection with the Commitment Letters and/or the Financing that are due and payable on or prior to the date hereof (to the extent not otherwise waived by the applicable Financing Source). As of the date of this Agreement, assuming the accuracy in all material respects of the representations and warranties set forth in Article III, neither Parent nor Merger Sub has any reasonable basis to believe that it will be unable to satisfy on a timely basis any material term (to the extent such material term is to be performed or complied with prior to the Closing Date) or condition to close set forth in any of the Commitment Letters, in each case, in accordance with the terms therein, on or prior to the Closing Date. There are no conditions precedent related to the funding or investing, as applicable, of the full amount of the Financing other than as expressly set forth in or contemplated by the Commitment Letters. The Financing will provide Parent and Merger Sub with financing on the Closing Date sufficient to pay all cash amounts required to be paid by Parent and Merger Sub under this Agreement in connection with the Merger, together with any fees and expenses of or payable by Parent and Merger Sub with respect to the Merger and the Financing on the Closing Date.

Section 4.08. Limited Guarantee, Rollover Agreement and Exchange Agreement. Concurrently with the execution of this Agreement, Parent has delivered to the Company executed copies of the Limited Guarantee, the Rollover Agreement and the Exchange Agreement. The Limited Guarantee is in full force and effect and is the valid, binding and enforceable obligation of the Guarantor, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of the Guarantor under such Limited Guarantee. Each of the Rollover Agreement and the Exchange Agreement is in full force and effect and is the valid, binding and enforceable obligation of Parent and each other party thereto, and no event has occurred, which, with or without notice, lapse of time or both, would constitute a default on the part of any such party under the Rollover Agreement or the Exchange Agreement.

Section 4.09. Litigation. As of the date hereof, there is no suit, action, proceeding, claim, review or investigation (whether at law or in equity, before or by any Governmental Entity or before any arbitrator) pending or, to the Knowledge of each of Parent, Merger Sub or Intermediate Holdco, threatened in writing against Parent, Merger Sub or Intermediate Holdco, as applicable, which would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, if adversely determined. As of the date hereof, there is no order, writ or injunction of any Governmental Entity or arbitrator outstanding against Parent, Merger Sub or Intermediate Holdco, as applicable, which is material to Parent, Merger Sub or Intermediate Holdco, as applicable.

Section 4.10. Solvency. Assuming (a) satisfaction of the conditions to Parent and Merger Sub’s obligation to consummate the Merger, and after giving effect to the Financing (as some or all of such Financing may be amended or replaced in compliance with Section 5.07 hereof) and the payment of the aggregate Merger Consideration, (b) any repayment or refinancing of debt as may be contemplated in the Commitment Letters, (c) the accuracy in all material respects of the representations and warranties of the Company set forth in Article III hereof, (d) any estimates, projections or forecasts of the Company have been prepared in good faith based upon assumptions that were and continue to be reasonable, (e) payment of all amounts required to be paid in connection with the consummation of the Merger, and (f) payment of all related fees and expenses, each of Family LLC, Parent, Intermediate Holdco and the Surviving Corporation will be Solvent as of the Effective Time and immediately after the consummation of the Merger. For the purposes of this Agreement, the term “Solvent” when used with respect to any Person, means that, as of any date of determination (a) the amount of the “fair saleable value” of the assets of such Person will, as of such date, exceed (i) the value of all “liabilities of such Person, including contingent and other liabilities,” as of such date, as such quoted terms are generally determined in accordance with applicable Laws governing determinations of the insolvency of debtors, and (ii) the amount that will be required to pay the probable liabilities of such Person on its existing debts (including contingent and other liabilities) as such debts become absolute and mature, (b) such Person will not have, as of such date, an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged following such date, and (c) such Person will be able to pay its liabilities, including contingent and other liabilities, as they mature. For purposes of this definition, “not have an unreasonably small amount of capital for the operation of the businesses in which it is engaged or proposed to be engaged” and “able to pay its liabilities, including contingent and other liabilities, as they mature” means that such Person will be able to generate enough cash from operations, asset dispositions or refinancing, or a combination thereof, to meet its obligations as they become due.

Section 4.11. Certain Arrangements. As of the date of this Agreement, there are no contracts or other agreements, arrangements or understandings (whether oral or written) or commitments to enter into agreements, arrangements or understandings (whether oral or written) (i) between Parent, Merger Sub or any of the Family Stockholders or any of their respective Affiliates, on the one hand, and any member of the Company’s management or directors, on the other hand, as of the date hereof that relate in any way to the Company or the Merger or (ii) between Parent, Merger Sub or any of the Family Stockholders or any of their respective Affiliates, on the one hand, and any other Person, on the other hand, pursuant to which any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any stockholder of the Company agrees to vote to adopt this Agreement (other than the Voting Agreement) or the Merger or agrees to vote against any Superior Proposal.

Section 4.12. No Other Company Representations or Warranties. Except for the representations and warranties set forth in Article III, Parent and Merger Sub hereby acknowledge that neither the Company, nor any of its stockholders, directors, officers, employees, advisors, agents or Representatives, nor any other Person, has made or is making any other express or implied representation or warranty with respect to the Company or its business or operations, including with respect to any information provided or made available to Parent or Merger Sub. Neither the Company, nor any of its stockholders, directors, officers, employees, advisors, agents or representatives, will have or be subject to any liability or other obligation to Parent or Merger Sub resulting from the delivery, dissemination or any other distribution to Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or Representatives, or the use by Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or representatives of any information, documents, estimates, projections, forecasts or other forward-looking information, business plans or other material provided or made available to Parent, Merger Sub or their respective stockholders, directors, officers, employees, Affiliates or Representatives in anticipation or contemplation of the Merger.

Section 4.13. Non-Reliance on Company Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company by Parent and Merger Sub, Parent and Merger Sub have received and may continue to receive from the Company certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Company and its business and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, with which Parent and Merger Sub are familiar, that Parent and Merger Sub are taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that Parent and Merger Sub will have no claim against the Company, or any of its stockholders, directors, officers, employees, advisors, agents or Representatives, with respect thereto.

Section 4.14. No Third Party Transaction. Neither Parent nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Third Party concerning the possible sale of the Surviving Corporation or all or substantially all the assets of the Surviving Corporation to a Third Party after the Merger has been consummated.

ARTICLE V.

COVENANTS AND OTHER AGREEMENTS

Section 5.01. Conduct of Business of the Company. From the date of this Agreement until the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to its terms, unless Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned) and except as set forth in Section 5.01 of the Company Disclosure Letter, the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the ordinary course of business consistent with past practice and shall use its reasonable best efforts to preserve intact its business organization, assets and goodwill and current beneficial relationships with customers, suppliers and others having business dealings with it and to keep available the services of its current officers and key employees on terms and conditions substantially comparable to those currently in effect and maintain its current rights and franchises, in each case, consistent with past practice. In addition to and without limiting the generality of the foregoing, except as expressly set forth in Section 5.01 of the Company Disclosure Letter or as otherwise expressly provided for in this Agreement, from the date hereof until the earlier of (i) the Effective Time and (ii) the termination of this Agreement pursuant to its terms, without the prior written consent of Parent (which consent shall not be unreasonably withheld, delayed or conditioned), the Company shall not, and shall not permit any of its Subsidiaries to:

(a) adopt or propose any change in its certificate of incorporation or by-laws or other comparable organizational documents;

(b)(i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property) in respect of any of its capital stock (other than dividends or distributions declared, set aside, made or paid by any Subsidiary wholly owned by the Company or another Subsidiary to the Company or such other Subsidiary), (ii) split, combine or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests;

(c) issue, sell, grant, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for or convertible into such capital stock or similar security) other than (i) pursuant to the exercise of existing options in accordance with their present terms and (ii) pursuant to the existing written contracts or commitments set forth on Section 5.01(c) of the Company Disclosure Letter;

(d) merge or consolidate with any other Person or acquire an amount of assets or equity of any other Person (exclusive of goods purchased in the ordinary course of business consistent with past practice) in excess of $2,500,000;

(e) sell, lease, license, subject to a Lien, other than a Permitted Lien, encumber or otherwise surrender, relinquish or dispose of any assets, property or rights (including capital stock of a Subsidiary of the Company) except (i) pursuant to existing written contracts or commitments (the terms of which have been disclosed in writing to Parent prior to the date hereof), (ii) sales of inventory in the ordinary course of business consistent with past practice, (iii) a modification, amendment, or termination of any Real Property Lease in the ordinary course of business consistent with past practice or (iv) in an amount not in excess of $2,500,000 individually or in the aggregate;

(f)(i) make any loans, advances or capital contributions to, or investments in, any Person other than pursuant to any contract or other legal obligation existing at the date of this Agreement as set forth in Section 5.01(f) of the Company Disclosure Letter, (ii) create, incur, guarantee or assume any Indebtedness, issuances of debt securities, guarantees, loans or advances, other than any of the foregoing in existence as of the date of this Agreement and other than borrowings in the ordinary course of business consistent with past practices under credit facilities of the Company or any of its Subsidiaries in existence as of the date of this Agreement, (iii) enter into any swap or hedging transaction or other derivative agreements other than in the ordinary course of business or (iv) make or commit to make any capital expenditure other than in an amount not to exceed $1,000,000 individually or $2,500,000 in the aggregate;

(g)(i) increase the compensation or benefits payable or to become payable to the directors, officers, consultants or employees of the Company, or any of its Subsidiaries, (ii) establish, adopt, enter into or amend any plan, agreement, trust, fund, policy or arrangement that would be considered a Company Benefit Plan, except as contemplated by this Agreement or to the extent required by applicable Law, (iii) increase the benefits payable under any existing severance or termination pay policies or employment or other agreements, (iv) take any affirmative action to accelerate the vesting of any stock-based compensation, except as contemplated by this Agreement, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Company Benefit Plan or agreements or awards made thereunder), other than contributions (whether in stock or cash) made to Company Benefit Plans as required by the terms of such plans and consistent with past practice, (vi) take any action to fund or in any other way secure the payment of compensation or benefits under any Company Benefit Plan, (vii) make any material determinations not in the ordinary course of business consistent with past practice under any Company Benefit Plan, (viii) grant or promise any tax offset payment award under any Company Benefit Plan, (ix) hire or terminate the employment of any employee at the level of senior vice president or above, or (x) adopt or implement any stockholder rights plan, “poison pill” or similar arrangement or plan that is applicable to the Merger;

(h) other than in the ordinary course of business consistent with past practice, settle or compromise any action, suit, claim, litigation, proceeding, arbitration, investigation, audit or controversy (each, a “Proceeding”) or enter into any consent, decree, injunction or similar restraint or form of equitable relief in settlement of any material Proceeding other than such settlements and compromises that relate to Taxes (which are the subject of Section 5.01(i)) or that, individually or in the aggregate, are not material to the Business or the Company;

(i)(i) make or rescind any express or deemed material election relating to Taxes or consent to any extension of the limitations period applicable to any material Tax claim or assessment, (ii) settle or compromise any Proceeding relating to a material Tax claim, enter into a closing or similar agreement with any Taxing Authority relating to any material Taxes or surrender any right to obtain a material Tax refund, credit, offset or other reduction in Tax liability, (iii) file any amended material Tax Return (other than to correct an identified error), (iv) request a ruling relating to material Taxes or (v) change any material method of reporting income or deductions for Tax purposes from those employed in the preparation of its Tax Returns for the taxable year ending December 31, 2011;

(j) other than in the ordinary course of business consistent with past practice, (i) modify, amend or terminate, or assign, waive, release or relinquish any material rights or claims under, or grant any material consents under any Company Contract, (ii) enter into any successor agreement to an expiring Company Contract that changes the terms of the expiring Company Contract in a way that is materially adverse to the Company or any of the Subsidiaries, (iii) enter into any new contract or agreement that contains a change in control provision in favor of the other party or parties thereto or that would otherwise require a payment to or give rise to any rights to such other party or parties in connection with the transactions contemplated hereby, or (iv) modify, amend or enter into any new agreement that would have been considered a Company Contract if it were entered into at or prior to the date hereof or, once entered into, assign, waive, release or relinquish any material rights or claims thereunder, or grant any material consents thereunder;

(k) enter into or renew or extend any agreements or arrangements that limit or otherwise restrict the Company or any of its Affiliates or any successor thereto, or that could, after the Effective Time, limit or restrict the Surviving Corporation or any of its Affiliates or any successor thereto, from engaging or competing in any line of business or in any geographic area;

(l) change any method of accounting or accounting principles or practices by the Company or any of its Subsidiaries, except for any such change required by a change in GAAP or a change in applicable Law;

(m) other than in the ordinary course of business consistent with past practice, terminate, cancel, amend or modify any material insurance policies maintained by it covering the Company or any of its Subsidiaries or their respective properties which is not replaced by a comparable amount of insurance coverage;

(n) adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;

(o) abandon, dedicate to the public, convey title to or grant licenses under (other than in the ordinary course of business consistent with past practice) any material Intellectual Property or Trade Secrets of the Company or any of its Subsidiaries;

(p) accelerate or delay the payment of any material accounts payable or extend or make any agreement to extend, the payment terms of any accounts receivable;

(q) revalue in any material respect any of its assets, including writing down the value of inventory or writing down notes or accounts receivable, other than in the ordinary course of business consistent with past practice or as may be consistent with GAAP;

(r) permit any of its Subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to promise, authorize or make any payment to, or otherwise contribute any item of value to, directly or indirectly, any non-U.S. official, in each case, in violation of the FCPA;

(s) take any actions or omit to take any actions that would or would be reasonably likely to (i) result in any of the conditions to the consummation of the transactions contemplated by this Agreement set forth in Article VI not being satisfied or (ii) materially impair the ability of the Parties to consummate the transactions contemplated hereby in accordance with the terms hereof or materially delay such consummation; or

(t) agree or commit to do any of the foregoing.

Section 5.02. Notification of Certain Matters. The Company shall give prompt written notice to Parent, and Parent shall give prompt written notice to the Company, of the occurrence, or failure to occur, of any event which occurrence or failure to occur would be likely to cause (a) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (b) any material failure of the Company, on the one hand, or Merger Sub or Parent, on the other hand, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties or agreements of the Parties or the conditions to the performance by the Parties hereunder.

Section 5.03. Indemnification; Directors’ and Officers’ Insurance.

(a) Parent and the Company agree that all rights to indemnification, advancement of expenses and exculpation now existing in favor of each individual who, as of the Effective Time, is a present or former director or officer of the Company or any of its Subsidiaries (each, an “Indemnified Person”) as provided in the Constituent Documents of the Company or any of such Subsidiaries, in effect as of the date hereof, shall, with respect to matters occurring prior to the Effective Time, survive the Merger and continue in full force and effect after the Effective Time. Until the sixth anniversary of the Closing Date, the Constituent Documents of the Surviving Corporation and the Constituent Documents of its Subsidiaries shall, with respect to matters occurring prior to the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of the Indemnified Persons than are set forth in the Company’s Constituent Documents or in the Constituent Documents of the Surviving Corporation’s Subsidiaries in effect as of the date of execution of this Agreement, and such provisions shall not be amended, repealed or otherwise modified prior to the sixth anniversary of the Effective Time in any manner that would adversely affect the rights thereunder, as of the Effective Time, of any Indemnified Person, with respect to matters occurring prior to the Effective Time. Parent and the Company further agree that all rights to indemnification or advancement of expenses now existing in favor of Indemnified Persons in any indemnification agreement between such person and the Company or any of its Subsidiaries, as the case may be, or under Law shall survive the Merger and continue in full force and effect in accordance with the terms of such agreement or Law.

(b) Prior to the Effective Time, the Company shall purchase a fully-paid, non-cancellable “tail” policy under the Company’s existing directors’ and officers’ insurance policy, in a form reasonably acceptable to Company and Parent (a correct and complete copy of which will be provided or made available to Parent), which (i) has an effective term of six years from the Effective Time, (ii) covers the Indemnified Persons for actions and omissions of such Indemnified Persons (in their capacities as officers and directors) occurring prior to the Effective Time and (iii) contains terms with respect to coverage and amount no less favorable than those of the applicable policy in effect on the date hereof; provided that if such “tail” policy is not available on such terms, for a period of six years after the Effective Time, the Surviving Corporation shall obtain and maintain directors and officers liability insurance policies for the Indemnified Persons with respect to matters occurring prior to the Effective Time for a period of six years from the Effective Time on terms with respect to coverage and amount no less favorable than those of the applicable policy in effect on the date hereof and from insurance providers that have the same or better ratings from A.M. Best Company, Inc. (or its successor) as the insurance providers on the date hereof.

(c) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation (or their respective successors or assigns) assume the obligations of the Surviving Corporation (or their respective successors or assigns) as contemplated by this Section 5.03. The Surviving Corporation shall pay all reasonable expenses, including reasonable attorneys’ fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section 5.03. The provisions of this Section 5.03 shall survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Persons. Notwithstanding anything to the contrary, it is agreed that the rights of an Indemnified Person under this Section 5.03 shall be in addition to, and not a limitation of, any other rights such Indemnified Person may have under the Company’s Constituent Documents, any other indemnification arrangements, the NYBCL or otherwise, and nothing in this Section 5.03 shall have the effect of, or be construed as having the effect of, reducing the benefits to the Indemnified Persons under the Company’s Constituent Documents, any other indemnification arrangements, the NYBCL or otherwise with respect to matters occurring prior to the Effective Time.

Section 5.04. Access and Information. The Company shall afford to Parent and its representatives and the Financing Sources and their respective representatives such access during normal business hours throughout the period prior to the Effective Time to the Company’s books, records (including tax returns and work papers of the Company’s independent auditors), contracts, management reports and to such other information as Parent shall reasonably request. All information obtained by Parent pursuant to this Section 5.04 shall continue to be governed by the Confidentiality Agreement. Prior to the Effective Time, the Company shall provide to Parent and its representatives and the Financing Sources and their respective representatives, promptly when available, (i) financial statements of the Company and its Subsidiaries (including balance sheet, income statement and statement of cash flows) for each month through the Effective Time, as prepared by management for internal use and (ii) any update of quarterly projections.

Section 5.05. Publicity. Parent and the Special Committee have agreed upon the text of a press release to be issued with respect to this Agreement and the transactions contemplated hereby. None of the Parties shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger or the other transactions contemplated hereby without the prior written consent of the other Parties, except as may be required by Law or any listing agreement with a national securities exchange to which the Company is a party (provided that, in any such event, the Company shall provide Parent a reasonable opportunity to review and comment on such public announcement); provided, however, that upon prior consultation with the other Party, each of the Parties may make statements that are not inconsistent with previous press releases, public disclosures or public statements made by any of the Parties in compliance with this Section 5.05.

Section 5.06. Efforts to Consummate.

(a) Subject to the terms and conditions hereof, each of the Parties hereto agrees (and shall cause its respective Subsidiaries) to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and the Ancillary Agreements, and to cooperate with each other in connection with the foregoing, including using its reasonable best efforts to (i) obtain all necessary Consents from other parties to material agreements, leases and other contracts, including those set forth in Section 3.04 of the Company Disclosure Letter, (ii) prepare, execute and deliver such instruments and take or cause to be taken such actions as any other party shall reasonably request, (iii) obtain all necessary Consents from Governmental Entities as are required to be obtained under any applicable Law, (iv) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the Parties to consummate the transactions contemplated hereby and (v) effect any necessary registrations and filings and submissions of information requested or required by Governmental Entities, including those contemplated by or required in connection with the performance of the obligations contained in Section 1.10.

(b) The Parties shall use their respective reasonable best efforts to resist, contest or defend any suit, claim, action or proceeding (including administrative or judicial actions and proceedings) challenging the Merger or the completion of the transactions contemplated hereby. Subject to applicable Law and the instructions of any Governmental Entity, the Parties shall keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notices or other written communications received by such Party or any of their respective subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated hereby.

(c) In connection with and without limiting the generality of clause (v) of Section 5.06(a), each of the Parties hereto shall make or cause to be made, in consultation and cooperation with the others and as promptly as practicable after the date of this Agreement (but in any event, within ten (10) Business Days following the date of this Agreement), all necessary registrations, declarations, notices and filings relating to the Merger with any other Governmental Entities under any other antitrust, competition, trade regulation or similar Laws.

Section 5.07. Financing.

(a) Subject to the terms and conditions of this Agreement, in the period between the date hereof and the Closing Date, Parent and Merger Sub shall use their respective reasonable best efforts to obtain the Financing on substantially the terms and conditions described in the Commitment Letters, and use reasonable best efforts to: (i) maintain in effect the Commitment Letters, (ii) negotiate definitive agreements with respect to the Debt Financing in accordance with the terms and conditions contained in the Debt Commitment Letter (or on terms no less favorable to Parent or Merger Sub than the terms and conditions in the Debt Commitment Letter) so that such agreements are effective no later than the Closing, (iii) satisfy prior to the Closing all conditions precedent applicable to Parent and Merger Sub in the Commitment Letters that are within their control and that have not been waived by the Financing Sources, (iv) consummate the Financing in accordance with the terms described in the Commitment Letters (or otherwise acceptable to Parent) at or prior to Closing, and (v) enforce the rights of Parent and Merger Sub under the Commitment Letters and cause the Financing Sources to fund the Financing at or prior to Closing in accordance with the terms of the Commitment Letters, including by commencing a litigation proceeding against any breaching Debt Financing Source in which Parent and Merger Sub will use their reasonable best efforts to compel such breaching Debt Financing Source to provide its portion of such Debt Financing as required. Any and all fees and expenses in connection with the Commitment Letters and/or the Financing shall be paid by Parent or, if the Closing occurs, the Surviving Corporation.

(b) Without limiting the generality of Section 5.07(a), Parent and Merger Sub shall give the Company prompt written notice of (i) Parent or Merger Sub becoming aware of any material breach by any party to the Commitment Letters, (ii) the receipt of any written notice or other written communication from any Financing Source with respect to any termination or repudiation by any party to the Commitment Letters, (iii) Parent or Merger Sub becoming aware of any material dispute or disagreement between or among any parties to any Commitment Letters that would reasonably result in a material breach under the Commitment Letters, (iv) if for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on substantially the terms and conditions contemplated by the Commitment Letters and (v) any amendment, modification or replacement of the Commitment Letters with copies thereof. As soon as reasonably practicable, but in any event within three (3) days of the date the Company delivers to Parent and Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by the Company relating to the circumstances in the foregoing sentence.

(c) Prior to the Closing, Parent and Merger Sub shall not agree to, or permit, any amendment or modification of, or waiver under, the Commitment Letters without the prior written consent of the Company (such consent not to be unreasonably withheld or delayed) if such proposed amendment, modification, supplement, restatement or replacement (x) materially reduces the aggregate amount of the Debt Financing or the Equity Financing to be funded at Closing which has not otherwise been replaced by another binding financing source reasonably acceptable to the Company; provided, that the Company agrees that any increase in the amount of the Equity Financing by the Equity Financing Sources in at least the amount of any deficiency in the Debt Financing and a binding commitment on terms and conditions not materially less favorable to the Company’s interests than the existing Debt Commitment Letter from a reasonably acceptable alternative debt financing source in at least the amount of such deficiency, in each case, is acceptable, or (y) imposes new or additional conditions precedent to funding or otherwise expands, amends or modifies the then existing conditions precedent to funding to the Financing on the Closing, in each case in a manner that would reasonably be expected to (i) prevent, hinder or delay the Closing or (ii) adversely impact the ability of Parent and Merger Sub to enforce their rights against the other parties to the Commitment Letters or the ability of the Company to enforce its rights under the Equity Commitment Letters, in each of clauses (i) and (ii) in any material respect. Parent and Merger Sub shall not release or consent to the termination of the obligations of the Financing Sources under the Commitment Letters, except for assignments and replacements of an individual lender under the terms of or in connection with the syndication of the Debt Financing or as otherwise expressly contemplated by the Debt Commitment Letter, provided that such assignments or replacements would not prevent, delay or impair the availability of the Debt Financing under the Debt Commitment Letter or the consummation of the transactions contemplated by this Agreement.

(d) Other than as permitted in clauses (a)-(c) above, in the event that Parent or Merger Sub become aware that any material portion of the Financing is reasonably likely not to be available at Closing under the Commitment Letters, Parent and Merger Sub shall (i) promptly notify in writing the Company of such circumstances and the reasons therefor and (ii) use their respective reasonable best efforts to obtain alternative financing from alternative financial institutions reasonably acceptable to the Company in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable to the Company’s interests than the existing Commitment Letters as promptly as practicable following the occurrence of such event (and in any event no later than the Closing). Parent shall furnish the Company with complete, correct and executed copies of any material definitive agreements with respect to the Financing (including any alternative financing agreement) promptly upon their execution and shall keep the Company reasonably informed of the status of its efforts to arrange and consummate the Financing.

(e) In the period between the date hereof and the Closing Date, upon the request of Parent and Merger Sub, the Company shall and shall cause its Subsidiaries and its and their respective officers, directors, managers, employees, accountants, consultants, legal counsel, agents and other representatives, at Parent’s sole expense, to cooperate reasonably in connection with the arrangement and obtaining of the Financing, including (i) providing to Parent, Merger Sub and their Financing Sources from time to time all financial and other pertinent information regarding the Company and its industry reasonably requested by them (including information to be used in the preparation of one or more information packages regarding the business, operations, financial projections and prospects of the Company and its Subsidiaries customary for such Debt Financing or reasonably necessary for the syndication of the Debt Financing by the Debt Financing Sources), (ii) participating in a reasonable number of meetings, presentations, road shows, drafting sessions, due diligence sessions with prospective lenders and sessions with rating agencies in connection with the Debt Financing, including direct contact between senior management (with appropriate seniority and expertise) and representatives (including accountants) of the Company and its Subsidiaries, on the one hand, and the Debt Financing Sources, potential lenders and investors for the Debt Financing, on the other hand, (iii) furnishing all financial statements reasonably required by the Commitment Letters within the time periods specified therein, (iv) assisting with the preparation and entering into as of the Effective Time of definitive agreements with respect to the Debt Financing (including review as of any disclosure schedules related thereto for completeness and accuracy) or the amendment of any of the Company’s or its Subsidiaries’ currency or interest hedging agreements, or other agreements, in each case, on terms satisfactory to Parent and that are reasonably requested by Parent in connection with the Debt Financing (provided, however, that prior to the Effective Time the Company shall only be required to amend any such agreement if the Guarantor shall provide the Company with indemnification satisfactory to the Company for the effects of any such amendment), (v) assisting with the preparation of materials for rating agency presentations, offering and syndication documents (including public and private information memoranda and lender presentations), business projections and similar marketing documents required in connection with the Debt Financing (provided, that any such presentations and similar documents shall contain disclosure and pro forma financial statements reflecting the Surviving Corporation and/or its Subsidiaries as the obligor and Parent shall be solely responsible for the preparation of any such pro forma financial statements contained therein, provided, that, the Company shall use its reasonable best efforts to cause its independent auditors to provide its reasonable cooperation and assistance in connection with the preparation of such pro forma financials) and other materials to be used in connection with obtaining the Debt Financing and all documentation and other information required by the Debt Financing Sources for compliance with applicable “know your customer” and anti-money laundering rules and regulations, including U.S.A. Patriot Act of 2001, (vi) cooperating reasonably with the Financing Sources’ due diligence, (vii) executing customary authorization and management representation letters, (viii) reasonably cooperating in satisfying the conditions precedent set forth in the Commitment Letters or any definitive document relating to the Financing (to the extent the satisfaction of such condition requires the cooperation of, and is within the control of, the Company and its Subsidiaries), including but not limited to (A) permitting, subject to appropriate confidentiality arrangements, the prospective lenders and investors to evaluate the Company’s and its Subsidiaries’ current assets, cash management and accounting systems, policies and procedures relating thereto for the purposes of establishing collateral arrangements and (B) establishing bank and other accounts and security arrangements in connection with the foregoing, (ix) issuing customary representation letters to auditors and using reasonable best efforts to obtain legal opinions, surveys, title insurance, accountants’ comfort letters and consents to the use of accountants’ audit reports relating to the Company, (x) executing and delivering, as of the Effective Time, any guarantees, pledge and security documents, other definitive financing documents, or other certificates or documents contemplated by the Debt Commitment Letter and hedging agreements as may be reasonably requested by Parent or Merger Sub (including a customary certificate of the chief financial officer of the Company with respect to solvency matters and otherwise reasonably facilitating the pledging of collateral or provision of guarantees in connection with the Debt Financing), (xi) using reasonable best efforts to obtain such consents, approvals, authorizations and instruments which may reasonably be requested by Parent or Merger Sub to permit the consummation of the Debt Financing, including, but not limited to, collateral arrangements, including obtaining payoff letters, releases, terminations, landlord waivers and access agreements, waivers, consents, estoppels and approvals as may be required in connection therewith, (xii) using reasonable best efforts to ensure that the Financing Sources benefit from the existing lending relationships of the Company and its Subsidiaries, (xiii) using its reasonable best efforts to permit any cash and marketable securities of the Company and its Subsidiaries to be made available to Parent and Merger Sub at the Effective Time, and (xiv) as of the Effective Time, taking all corporate actions necessary to authorize the consummation of the Financing and to permit the proceeds thereof to be made available to the Surviving Corporation immediately upon the Effective Time; provided that, notwithstanding anything to the contrary contained in this Agreement (including this Section 5.07), nothing in this Agreement shall require any cooperation to the extent that it would require the Company or any of its Subsidiaries or representatives, as applicable, to waive or amend any terms of this Agreement or agree to pay any commitment or other fees or reimburse any expenses or incur any liability prior to the Effective Time. All non-public information or other confidential information provided pursuant to this Section 5.07 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and its Affiliates shall be permitted to disclose such information to potential syndicate members during syndication, subject to customary confidentiality undertakings by such potential syndicate members. The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing, provided that such logos are used in a manner that is not intended to harm or disparage the Company, its Subsidiaries or their marks and on such other customary terms and conditions as the Company may reasonably impose.

(f) Parent shall, if the Closing has not occurred, promptly upon request by the Company or promptly after termination of this Agreement (other than a termination pursuant to Section 7.01(c) or Section 7.01(d)(ii)), reimburse the Company for all documented reasonable out-of-pocket expenses and costs incurred in connection with the performance by the Company or other Persons obligated under this Section 5.07 of its obligations under this Section 5.07.

Section 5.08. No Solicitation.

(a) The Company shall not, nor shall it authorize or permit any of its Subsidiaries or any of its or their respective Representatives to (and shall use its reasonable best efforts to cause such Persons not to), directly or indirectly (i) initiate, induce, solicit, knowingly facilitate or encourage (including by way of furnishing non-public information) any inquiry or the making, submission or announcement of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal, (ii) approve, adopt or recommend, or propose to approve, adopt or recommend, any Takeover Proposal or enter into any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to, or that could reasonably be expected to lead to, any Takeover Proposal, (iii) enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement or breach its obligations hereunder, or propose or agree to do any of the foregoing, (iv) fail to enforce, or grant any waiver under, any standstill or similar agreement with any Person or (v) engage in, continue or otherwise participate in any discussions or negotiations regarding, furnish to any Person any information or data with respect to the Company in connection with or in response to, or otherwise cooperate with or take any other action to facilitate any proposal that (A) constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (B) requires the Company to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement. The Company shall, and shall direct each of its Subsidiaries and each agent or representative of any of the foregoing to, immediately cease any discussions, negotiations, or communications with any party with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the receipt of the Company Stockholder Approval and Minority Approval, the Company may, in response to a bona fide written Takeover Proposal that did not result from a breach of this Section 5.08(a), and subject to compliance with Section 5.08(c):

(A) the Company may contact the party that submitted such Takeover Proposal to clarify the terms and conditions thereof;

(B) furnish information or data with respect to the Company or any of its Subsidiaries to the Person making such Takeover Proposal and its Representatives pursuant to and in accordance with a confidentiality agreement containing terms and conditions no less restrictive than those contained in the Confidentiality Agreement, provided that (i) such confidentiality agreement shall not contain any provisions that would prevent the Company from complying with its obligation to provide the required disclosure to Parent pursuant to Section 5.08(b), and (ii) all such information provided to such Person has previously been provided to Parent or is provided to Parent prior to or concurrently with the time it is provided to such Person; and

(C) participate in discussions or negotiations with such Person or its Representatives regarding such Takeover Proposal;

provided, in the case of clause (B), that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel and financial advisor of nationally recognized reputation, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. The Company shall promptly notify Parent (within two Business Days) in writing of any such determination by the

Special Committee that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal. The Company shall promptly inform its Representatives of the obligations undertaken in this Section 5.08. Without limiting the foregoing, any violation of the restrictions set forth in this Section 5.08 by any Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 5.08 by the Company.

(b) As promptly as practicable after the receipt by the Company of any Takeover Proposal or any inquiry with respect to, or that could reasonably be expected to lead to, any Takeover Proposal, and in any case within two Business Days after the receipt thereof, the Company shall provide oral and written notice to Parent of (i) such Takeover Proposal or inquiry, (ii) the identity of the Person making any such Takeover Proposal or inquiry, and (iii) the material terms (including the price) and conditions of any such Takeover Proposal or inquiry (including any amendments or modifications thereto). The Company shall keep Parent reasonably informed on a current basis of the status of any such Takeover Proposal, including any material changes to the terms and conditions thereof, and promptly (but in any event within two Business Days after the receipt thereof) provide Parent with copies of all written or e-mail correspondence or other communications and other written materials, and summaries of all oral correspondence or other communications, sent or provided to or by the Company and its Representatives in connection with any Takeover Proposal. The Special Committee shall promptly consider in good faith (in consultation with its outside legal counsel and financial advisor of nationally recognized reputation) any proposed alteration of the terms of this Agreement or the Merger proposed by Parent in response to any Takeover Proposal. The Company shall not take any action to exempt any Person from the restrictions on “business combinations” contained in any applicable Laws or to otherwise cause such restrictions not to apply.

(c) Except as permitted by this Section 5.08(c) or Section 5.08(d), neither the Board of Directors nor any committee thereof (including the Special Committee) shall, directly or indirectly, (i) effect a Change in the Company Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (ii) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a temporary “stop, look and listen” communication by the Board of Directors pursuant to Rule 14d-9(f) of the Exchange Act or (iii) approve any letter of intent, memorandum of understanding, merger agreement or other agreement, arrangement or understanding relating to, or that may reasonably be expected to lead to, any Takeover Proposal. At any time prior to the Company Stockholder Approval and Minority Approval having been obtained, but not after, the Special Committee may, in response to a Superior Proposal or an Intervening Event, effect a Change in the Company Recommendation, provided that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside legal counsel, that the failure to do so would constitute a breach of its fiduciary duties to the stockholders of the Company under applicable Law; provided, further, that the Special Committee may not effect a Change in the Company Recommendation pursuant to this Section 5.08(c) unless the Special Committee shall have first provided prior written notice to Parent of its intention to make such Change in the Company Recommendation, at least three (3) Business Days in advance of taking such action, which notice shall include the reasonable details regarding the cause for, and nature of, the Change in the Company Recommendation.

(d) Nothing contained in this Section 5.08 shall prohibit the Company, the Board of Directors or the Special Committee from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act in respect of any Takeover Proposal or (ii) making any disclosure to the stockholders of the Company or taking any other action required to comply with applicable Law (including their fiduciary duties thereunder). Any public disclosure by the Company relating to a Takeover Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Change in the Company Recommendation unless the Board of Directors expressly publicly reaffirms its approval or recommendation of this Agreement and the Merger in such disclosure, or in the case of a “stop, look and listen” or similar communication, in a subsequent disclosure on or before the earlier of (i) the last day of the ten (10) business day period under Rule 14d-9(f) under the Exchange Act and (ii) two Business Days before the Company Stockholders Meeting.

(e) For purposes of this Agreement:

“Takeover Proposal” means any proposal or offer in respect of (i) a tender or exchange offer, merger, consolidation, business combination, share exchange, reorganization, recapitalization, liquidation, dissolution, or similar transaction involving the Company or any Subsidiary that would constitute a “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for the references to 10% therein) (any of the foregoing, a “Business Combination Transaction”) with any Third Party, (ii) the Company’s acquisition of any Third Party in a Business Combination Transaction in which the stockholders of the Third Party immediately prior to consummation of such Business Combination Transaction will own more than 20% of the Company’s outstanding capital stock immediately following such Business Combination Transaction, including the issuance by the Company of more than 20% of any class of its equity securities as consideration for assets or securities of a Third Party, (iii) any direct or indirect acquisition by any Third Party of 20% or more of any class of capital stock of the Company or of 20% or more of the consolidated assets of the Company and its Subsidiaries, in a single transaction or a series of related transactions or (iv) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, in each case other than the transactions contemplated by this Agreement.

“Intervening Event” means a material event, change, development, effect, occurrence or state of facts that was not known or reasonably foreseeable to the Board of Directors or the Special Committee on the date of this Agreement, and becomes known to the Board of Directors or the Special Committee before the Company Stockholder Approval and Minority Approval; provided, that in no event shall the receipt, existence of or terms of a Takeover Proposal or any inquiry relating thereto constitute an Intervening Event.

“Superior Proposal” means any bona fide written proposal or offer made by a Third Party in respect of a Business Combination Transaction involving, or any purchase or acquisition of, (i) a majority of the voting power of the Company’s capital stock or (ii) a majority of the consolidated assets of the Company and its Subsidiaries, which Business Combination Transaction or other purchase or acquisition contains terms and conditions that the Special Committee determines in good faith, by resolution duly adopted after consultation with its outside counsel and financial advisor of nationally recognized reputation, would result in a transaction that (A) if consummated, would be more favorable to the Public Stockholders than the Merger and the transactions contemplated by this Agreement, taking into account all of the terms and conditions of such proposal and of this Agreement (including any proposal by Parent to amend the terms of this Agreement and including in each case the risks, probabilities and timing of consummation), and (B) is reasonably capable of being consummated on the terms so proposed, taking into account all financial, regulatory, legal and other aspects of such proposal.

Section 5.09. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement, whether commenced prior to or after the execution and delivery of this Agreement. The Company agrees that it shall not settle or offer to settle any litigation commenced prior to or after the date hereof against the Company or any of its directors or executive officers by any stockholder of the Company relating to this Agreement, the Merger, any other transaction contemplated hereby or otherwise, without the prior written consent of Parent, which shall not be unreasonably withheld or delayed.

Section 5.10. Expenses. Except as expressly set forth in Section 7.03, all Expenses shall be paid by the party incurring such Expenses (it being understood and agreed that Expenses associated with the printing, filing and mailing of the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto, and the solicitation of stockholder approvals shall be borne by the Company), provided that, in the event the Closing occurs, any such Expenses incurred by Parent and its Affiliates shall be paid by the Surviving Corporation.

Section 5.11. Transfer Taxes. Subject to the provisions of Section 2.02(b), all Transfer Taxes, including any Transfer Taxes attributable to the transfer of the beneficial ownership of the Real Property, incurred in connection with the transactions contemplated by this Agreement and the Ancillary Agreements, including the Merger, shall be paid by either Parent or the Surviving Corporation and expressly shall not be a liability of any holder of Company Stock. The Company shall cooperate with Parent in preparing, executing and filing any Tax Returns with respect to such Transfer Taxes, including supplying in a timely manner a complete list of all of the Real Property and any information with respect to such Real Property that is reasonably necessary to complete such Tax Returns. The portion of the Merger Consideration allocable to the Real Property shall be determined by Parent in its reasonable discretion.

Section 5.12. Ancillary Agreements. At the Closing, the Parties shall duly execute and deliver to each other, or cause to be duly executed and delivered, those Ancillary Agreements not entered into concurrently herewith.

Section 5.13. Section 16 Matters. Prior to the Effective Time, the Company shall take all such steps as may be required to cause any dispositions of Company Stock (including derivative securities with respect to Company Stock) resulting from the Merger and the other transactions contemplated by this Agreement, by each individual who will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company immediately prior to the Effective Time to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 5.14. Governance Matters. The Company shall take all reasonable action to cause, effective at the Effective Time, if requested by Parent, the resignations of such directors of the Company and/or its Subsidiaries as Parent may request.

Section 5.15. SEC Reports. During the period prior to the Effective Time, the Company shall continue to timely file or furnish all forms, reports, statements, schedules and other materials with the SEC required to be filed or furnished pursuant to the Exchange Act or other federal securities Laws.

ARTICLE VI.

CONDITIONS

Section 6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of the Parties to consummate the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction or waiver (by mutual written consent of the Parties, except for the condition set forth in Section 6.01(b), which may not be waived in any circumstance) at or prior to the Closing of each of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) Minority Approval. The Minority Approval shall have been obtained.

(c) No Order. No court of competent jurisdiction or United States federal or state Governmental Entity shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement; provided, however, that the Parties shall use their reasonable best efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

Section 6.02. Conditions to Obligation of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the transactions contemplated by this Agreement, including the Merger, are subject to the satisfaction or waiver by Parent, on or prior to the Closing Date of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of the Company set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to materiality or Material Adverse Effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty speaks as of another date), except where the failure of any such representation or warranty to be true and correct as so made, individually or in the aggregate with all other such failures, has not had nor could reasonably be expected to have a Material Adverse Effect, provided that (i) the representations and warranties of the Company in Sections 3.01, 3.02, 3.03 and 3.23 shall be true and correct in all material respects and (ii) the representations and warranties of the Company in Sections 3.06(i) and 3.19 shall be true and correct in all respects. For purposes of clause (i) of this Section 6.02(a), if one or more inaccuracies in the representations and warranties set forth in Section 3.02(a) and (b) would cause the aggregate amount required to be paid by Parent or Merger Sub to effectuate the Merger and consummate the transactions contemplated hereby on the Closing Date, whether pursuant to Article I or otherwise, to increase by $1,000,000 or more, such inaccuracy or inaccuracies will be considered material.

(b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date and Parent shall have received a certificate signed on behalf of the Company by an executive officer of the Company to such effect.

(c) No Material Adverse Change. From the period beginning on the date of this Agreement, there shall not have been any state of facts, event, change, effect, development, condition or occurrence (or, with respect to facts, events, changes, effects, developments, conditions, or occurrences existing prior to the date hereof, any worsening thereof) that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

(d) Tax Certification. Parent shall have received a certification from the Company in the form prescribed by Treasury regulations under Section 1445 of the Code to the effect that the Company is not (and was not at any time during the five-year period ending on the Closing Date) a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

Section 6.03. Conditions to Obligations of the Company. The obligation of the Company to effect the transactions contemplated by this Agreement, including the Merger, is subject to the satisfaction or waiver by the Company on or prior to the Closing Date, of the following additional conditions:

(a) Representations and Warranties. Each of the representations and warranties of Merger Sub and Parent set forth in this Agreement, in each case, made as if none of such representations and warranties contained any qualifications or limitations as to materiality or material adverse effect, shall be true and correct, in each case, as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation and warranty speaks as of another date), except where the failure of any such representation and warranty to be true and correct as so made, individually or in the aggregate with all such failures, has not had nor could reasonably be expected to have a Parent Material Adverse Effect, provided that the representations and warranties of Parent in Sections 4.01, 4.02 and 4.08 shall be true and correct in all material respects. The Company shall have received a certificate signed on behalf of Parent and Merger Sub of an executive officer of Parent to such effect.

(b) Performance of Obligations of Merger Sub and Parent. Each of Merger Sub and Parent shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement and the Ancillary Agreements at or prior to the Closing Date and the Company shall have received a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent to such effect.

(c) Ancillary Agreements. Each of the Ancillary Agreements shall have been executed and delivered by each party thereto (other than the Company) and shall be in full force and effect.

Section 6.04. Frustration of Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such party’s failure to act in good faith or to use its reasonable best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.06.

ARTICLE VII.

TERMINATION, AMENDMENT AND WAIVER

Section 7.01. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Effective Time, whether prior to or after receipt of the Company Stockholder Approval:

(a) by mutual written consent of Parent and the Company (acting at the direction of the Special Committee);

(b) by either Parent or the Company (with the prior approval of the Special Committee), if:

(i) the Merger shall not have been consummated by December 3, 2012 (such date, the “Termination Date”); provided, that the right to terminate the Agreement pursuant to this Section 7.01(b)(i) shall not be available to any Party whose failure to perform any of its obligations under this Agreement (including the obligation to effect the Merger on the day specified in Section 1.02) has been the primary cause of the failure of the Merger to be consummated by such time;

(ii) any Governmental Entity of competent jurisdiction issues an order, judgment, decision, opinion, decree or ruling or takes any other action (which the Party seeking to terminate this Agreement shall have used its reasonable best efforts to resist, resolve, annul, quash or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the Merger and such order, judgment, decision, opinion, decree or ruling or other action shall have become final and non-appealable, provided, that the right to terminate the Agreement pursuant to this Section 7.01(b)(ii) shall not be available to any Party whose failure to perform any of its obligations under this Agreement has been the primary cause of any such order, decision, opinion, decree or other action; or

(iii) the Company Stockholder Approval and the Minority Approval shall not have been obtained at the Company Stockholders Meeting or any adjournment or postponement thereof;

(c) by Parent, if:

(i) the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by the Company prior to the Termination Date or if capable of being cured, shall not have been cured within 30 days following receipt by the Company of written notice of such breach or failure to perform from Parent, and (B) would result in a failure of any condition set forth in Sections 6.02(a) or (b), provided, that Parent’s right to terminate this Agreement pursuant to this Section 7.01(c)(i) shall not be available if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) a Change in the Company Recommendation shall have occurred;

(d) by the Company (with the prior approval of the Special Committee), if:

(i) Parent or Merger Sub shall have breached or failed to perform in any material respect any of their representations, warranties, covenants or agreements contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Parent or Merger Sub, as the case may be, prior to the Termination Date or if capable of being cured, shall not have been cured within 30 days following receipt by Parent of written notice of such breach or failure to perform from the Company and (B) would result in a failure of any condition set forth in Sections 6.03(a) or (b), provided, that the Company’s right to terminate this Agreement pursuant to this Section 7.01(d)(i) shall not be available if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

(ii) a Change in the Company Recommendation shall have occurred.

Section 7.02. Effect of Termination. In the event of the termination of this Agreement as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, and there shall be no liability on the part of any Party, except for the provisions of this Section 7.02, Section 7.03 and Article VIII, each of which shall remain in full force and effect; provided, however, that no Party shall be relieved or released from any liability or damages arising from a willful or intentional material breach of any provision of this Agreement.

Section 7.03. Fees and Expenses in the Event of Termination.

(a) Except as otherwise provided herein, all fees and expenses incurred in connection with the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

(b) The Company shall reimburse Parent for the Expenses of Parent if this Agreement is terminated pursuant to Section 7.01(c)(i). Any such reimbursement shall be paid by wire transfer of same day funds to an account designated by Parent within two (2) Business Days after demand therefor by Parent following the termination event giving rise to the reimbursement obligation. If this Agreement is terminated pursuant to Section 7.01(c)(ii) or Section 7.01(d)(ii), then the Company shall pay to Parent in cash, at the time specified in the next sentence, a nonrefundable fee in the amount of $3,000,000 (the “Termination Fee”). The Termination Fee shall be paid by the Company within two (2) Business Days after demand therefor by Parent following the termination event giving rise to the obligation of the Company to pay the Termination Fee. Notwithstanding anything to the contrary contained herein, and subject to the proviso set forth in Section 7.02, if this Agreement is terminated in one of the circumstances set forth in this Section 7.03(b), Parent’s right to receive the Expense reimbursement or payment of the Termination Fee, as applicable, from the Company shall be the sole and exclusive remedy of Parent, its Affiliates, the Equity Financing Sources, the Family Stockholders and their respective Affiliates against the Company or any of its former, current or future stockholders, directors, officers, employees, representatives, agents or Affiliates (collectively, the “Company Related Parties”) for, and Parent and Merger Sub shall be deemed to have waived all other remedies (including equitable remedies) with respect to, any loss suffered as a result of any failure of the Merger to be consummated or for any breach by the Company of its obligation to consummate the Merger or any representation, warranty, covenant or agreement set forth herein or for any breach by any Company Related Party of any representation, warranty, covenant or agreement set forth in any Ancillary Agreement, and upon payment of such amount none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Ancillary Agreements or any other document executed in connection with the transactions contemplated hereby or thereby.

(c) Parent shall reimburse the Company for the Expenses of the Company if this Agreement is terminated pursuant to Section 7.01(d)(i). Any such reimbursement shall be paid by wire transfer of same day funds to an account designated by the Company within two (2) Business Days after demand therefor by the Company following the termination event giving rise to the reimbursement obligation. In addition to reimbursement of Expenses as set forth in this Section 7.03(c), if this Agreement is terminated (i) pursuant to Section 7.01(d)(i) based on a failure by Parent and Merger Sub to effect the Merger solely as a result of an uncured Financing Failure, then Parent shall pay to the Company in cash, at the time specified in the next sentence, a nonrefundable fee in the amount of $3,000,000 (the “Financing Failure Termination Fee”) or (ii) pursuant to Section 7.01(d)(i) as a result of an intentional breach or failure to perform by Parent or Merger Sub and the Financing Failure Termination Fee is not payable pursuant to clause (i) of this sentence, then Parent shall pay to the Company in cash, at the time specified in the next sentence, a nonrefundable fee in the amount equal to the excess of (A) $15,000,000 over (B) any Expenses of the Company reimbursed by Parent under this Section 7.03(c) (such excess, the “Reverse Termination Fee”). The Financing Failure Termination Fee or the Reverse Termination Fee shall be paid by Parent within two (2) Business Days after demand therefor by the Company following the termination event giving rise to the obligation of the Parent to pay the Financing Failure Termination Fee or the Reverse Termination Fee. Notwithstanding anything to the contrary contained herein (including Section 7.02), if this Agreement is terminated in one of the circumstances set forth in this Section 7.03(c), the Company’s right to receive the Expense reimbursement and/or payment of any Financing Failure Termination Fee or Reverse Termination Fee, as applicable, from Parent (or the Guarantor pursuant to the Limited Guarantee in respect thereof) shall be the sole and exclusive remedy of the Company Related Parties against Parent, Merger Sub, the Guarantor, the parties to the Rollover Agreement and the Exchange Agreement, the Financing Sources or any of their respective former, current or future general or limited partners, stockholders, financing sources, managers, members, directors, officers, employees, representatives, agents or Affiliates (collectively, the “Parent Related Parties”) for, and the Company shall be deemed to have waived all other remedies (including equitable remedies) with respect to, any loss suffered as a result of any failure of the Merger to be consummated or for any breach by Parent or Merger Sub of its obligation to consummate the Merger (including the Financing) or any representation, warranty, covenant or agreement set forth herein or for any breach by any Parent Related Party of any representation, warranty, covenant or agreement set forth in any Ancillary Agreement, the Commitment Letters or any other document executed in connection with the Financing, and upon payment of such amount none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Ancillary Agreements, the Commitment Letters or any other document executed in connection with the Financing or the transactions contemplated hereby or thereby. For the avoidance of doubt, under no circumstances shall (A) the Company be entitled to monetary damages in excess of the amount of $15,000,000 (including the Expenses of the Company), (B) the Company be permitted or entitled to receive both a grant of an injunction, specific performance or other equitable relief pursuant to Section 8.08, pursuant to which the Closing occurs, and any money damages, including all or any portion of the Financing Failure Termination Fee or Reverse Termination Fee or (C) the Company be entitled to receive both the Financing Failure Termination Fee and the Reverse Termination Fee.

Section 7.04. Amendment; Company Action. This Agreement may not be amended and no waiver, consent or approval by or on behalf of the Company (or Special Committee, if applicable) may be granted except pursuant to an instrument in writing signed by or on behalf of the Company (or Special Committee, if applicable) following approval of such action by the Special Committee and signed by Parent; provided, however, that following the Company Stockholder Approval at the Company Stockholders Meeting, if applicable, no amendment may be made to this Agreement that by law requires further approval or authorization by the stockholders of the Company or Merger Sub without such further approval or authorization. From and after the date hereof, the Board of Directors shall act solely through the Special Committee with respect to any actions of the Company to be taken with respect to this Agreement, including any amendment, modification, or waiver of this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, Sections 5.07(e), 7.03(c), 8.03, 8.07 and 8.10 and this Section 7.04 may not be modified in a manner adverse to any Debt Financing Source without such Debt Financing Source’s prior written consent.

Section 7.05. Extension and Waiver. At any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval and the Minority Approval at the Company Stockholders Meeting, if applicable:

(a) the Special Committee on behalf of the Company may (i) extend the time for the performance of any of the obligations or other acts of Merger Sub and Parent, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by Merger Sub or Parent pursuant hereto or (iii) waive compliance by Merger Sub or Parent with any of the agreements or with any conditions to the Company’s obligations (except for the condition set forth in Section 6.01(b), which may not be waived in any circumstance).

(b) Parent may (i) extend the time for the performance of any of the obligations or other acts of the Company, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered by the Company pursuant hereto or (iii) waive compliance by the Company with any of the agreements or with any conditions to Merger Sub or Parent’s obligations (except for the condition set forth in Section 6.01(b), which may not be waived in any circumstance).

(c) Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party by a duly authorized officer.

ARTICLE VIII.

MISCELLANEOUS

Section 8.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or the termination of this Agreement pursuant to Section 7.01, as the case may be, except that the agreements set forth in Section 7.02, 7.03 and Article VIII shall survive termination and this Section 8.01 shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time. Upon any termination of this Agreement, the Limited Guarantee shall terminate to the extent provided therein.

Section 8.02. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses or at such addresses as shall be specified by the Parties by like notice:

(a)	If to Parent or Merger Sub:

c/o Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: 1-866-698-7042

Attention: Kenneth D. Cole

with	a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

(b)	If to the Company or the Special Committee:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: (212) 315-8279

Attention: Michael Colosi

with	a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 839-5599

Attention: Joseph W. Armbrust

Section 8.03. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 8.02 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by Law.

Section 8.04. Entire Agreement; Assignment. This Agreement (together with the Exhibits hereto and the Company Disclosure Letter), the Confidentiality Agreement and the Ancillary Agreements contain the entire agreement among the Parties with respect to the Merger and the other transactions contemplated hereby and thereby and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to these matters. Each Party has participated in the drafting of this Agreement, which each Party acknowledges is the result of extensive negotiations between the Parties. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other Parties, and any attempt to make any such assignment without such consent shall be null and void, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations under this Agreement to any wholly owned Subsidiary of Parent without the consent of the Company, but no such assignment shall relieve Parent of any of its obligations under this Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

Section 8.05. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 8.06. Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing”. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns. All representations and warranties set forth in this Agreement are contractual in nature only and subject to the sole and exclusive remedies set forth herein. No Person is asserting the truth of any representation and warranty set forth in this Agreement; rather the parties have agreed that if any representations and warranties of any party prove untrue, the other party shall have the specific, express rights and remedies herein specified as the exclusive remedy therefor, but that no other rights, remedies or causes of action (whether in law or in equity or whether in contract or in tort) are permitted to any party hereto as a result of the untruth of any such representation and warranty.

Section 8.07. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors, legal representatives and permitted assigns, and, except for the provisions of Section 5.03, 7.03(c), 7.04, 8.03, 8.08(b) and 8.10 hereof, which shall be enforceable by the beneficiaries contemplated thereby (including, to the extent applicable, by any Financing Source and any Parent Related Party), nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except for (a) the right of the Public Stockholders to receive the Merger Consideration under Section 1.07 following the Closing, (b) Sections 1.08 and 5.03 and (c) the right of the Company on behalf of its shareholders and option holders to pursue damages (including claims for damages based on loss of the economic benefits of the Merger to the Company’s shareholders and option holders) not to exceed $15,000,000 (including the Expenses of the Company) in the event of Parent’s or Merger Sub’s intentional breach of this Agreement (unless the Closing has occurred or the Company has received the Financing Failure Termination Fee or the Reverse Termination Fee in accordance with Section 7.03(c)), which right is hereby expressly acknowledged and agreed by Parent and Merger Sub. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that (i) the Company derives no contractual rights, whether as third party beneficiary or otherwise, under the Debt Commitment Letter or any financing documents related to the Debt Financing and shall not be entitled to enforce the Debt Commitment Letter or any document against any agent, arranger, bookrunner, lender, letter of credit issuer or other financing party that is a party to the Debt Commitment Letter or any financing documents related to the Debt Financing or its Affiliates (collectively, the “Debt Financing Group”), (ii) the Company waives and agrees not to pursue any claim (including any claim under contracts, any claim in tort and any claim for specific performance) it may have against any member of the Debt Financing Group with respect to the failure of the Debt Financing to close, (iii) no Financing Source (other than the Principal Stockholder pursuant to the terms and conditions of the Limited Guarantee) shall have any liability to pay any Financing Failure Termination Fee or Reverse Termination Fee or any other obligation of Parent or its Affiliates hereunder and (iv) the Debt Financing Sources shall have no obligation to provide any Debt Financing except in accordance with the terms and conditions of the Debt Commitment Letter or any definitive agreements with respect to the Debt Financing.

Section 8.08. Remedies.

(a) The Parties hereto agree that irreparable harm would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof in addition to any other remedies to which they are entitled at Law or in equity. Each of the Parties hereto hereby waives any defenses in any action for specific performance, including the defense that a remedy at Law would be adequate. Except as otherwise provided herein, all remedies available under this Agreement, at Law or otherwise, shall be deemed cumulative and not alternative or exclusive of other remedies. The exercise by any Party of a particular remedy shall not preclude the exercise of any other remedy.

(b) The Parties hereto further agree that (i) the current, former and prospective members of Parent and their respective Affiliates (other than Parent and Merger Sub) are not Parties to this Agreement, (ii) except to the extent expressly provided in the Ancillary Agreements and the Commitment Letters, the Company shall not have any right to cause any monies or other assets to be contributed to Parent or Merger Sub by any current, former or prospective holder of interests in Parent or any of their respective Affiliates, trustees or beneficiaries, and (iii) except to the extent expressly provided in the Ancillary Agreements and the Commitment Letters, the Company may not otherwise pursue any claim or seek any legal or equitable remedy in connection with this Agreement (including, for avoidance of doubt, monetary damages and specific performance) against any current, former or prospective holder of interests in Parent or any Affiliate, trustee or beneficiary thereof (other than Merger Sub). Notwithstanding the foregoing, it is explicitly agreed that the Company shall only have a right to seek an injunction, specific performance or other equitable remedies in connection with enforcing Parent’s, the Family Stockholders’ and their Affiliates’ obligations under the Ancillary Agreements, their obligations to cause the Equity Financing to be funded to fund the Merger and the obligations of the Equity Financing Sources under the Equity Commitment Letters, subject to the requirements that (i) all conditions in Sections 6.01 and 6.02 (other than those conditions that by their terms are to be satisfied by actions taken at Closing) have been satisfied or waived, (ii) the Debt Financing (including any alternative financing that has been obtained in accordance with, and satisfies the conditions of, Section 5.07) has been funded in accordance with the terms thereof or will be funded in accordance with the terms thereof at the Closing if the Equity Financing is funded at the Closing and the terms of the Ancillary Agreements are complied with at the Closing and (iii) the Company has confirmed that if the Equity Financing and Debt Financing are funded, then it would take such actions that are within its control to cause the Closing to occur.

Section 8.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

Section 8.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (INCLUDING BUT NOT LIMITED TO ANY DISPUTE ARISING OUT OF OR RELATING TO THE COMMITMENT LETTERS OR THE PERFORMANCE THEREOF). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.10.

Section 8.11. Definitions. As used in this Agreement:

“Affiliate” has the meaning set forth in Rule 12(b)-2 under the Exchange Act. As “Affiliates” is used in this Agreement, the Company and its Subsidiaries shall not be deemed to be Affiliates of the Principal Stockholder, any Family Stockholder, Parent, Merger Sub or Intermediate Holdco.

“Ancillary Agreements” means the Voting Agreement, the Rollover Agreement, the Exchange Agreement and the Limited Guarantee.

“Associate” has the meaning set forth in Section 912(a)(3) of the NYBCL.

“Business” means the business and operations of the Company and its Subsidiaries as currently conducted.

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Company Financial Statements” means the consolidated financial statements of the Company and its Subsidiaries included in the Company SEC Reports together, in the case of year-end statements, with reports thereon by the independent auditors of the Company, including in each case a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of changes in shareholders’ equity and a consolidated statement of cash flows, and accompanying notes.

“Confidentiality Agreement” means the Confidentiality Agreement, dated as of March 9, 2012, between Kenneth D. Cole, the Special Committee and the Company, and joined by Marlin Equities VII, LLC, in its capacity as a Financing Source to Kenneth D. Cole, by letter dated as of May 14, 2012.

“Consents” means consents, approvals, waivers, authorizations, permits, filings or notifications.

“Constituent Documents” means with respect to any entity, the certificate or articles of incorporation, the by-laws of such entity or any similar charter or other organizational documents of such entity.

“Environmental Law” means any foreign, federal, state or local law, treaty, statute, rule, regulation, order, ordinance, decree, injunction, judgment, governmental restriction or any other requirement of law (including common law) regulating or relating to the protection of human health, safety (as it relates to Releases of Hazardous Substances), natural resources or the environment, including laws relating to wetlands, pollution, contamination or the use, generation, management, handling, transport, treatment, disposal, storage, Release or threatened Release of Hazardous Substances.

“Environmental Permit” means any permit, license, authorization or consent required pursuant to applicable Environmental Laws.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that, together with the Company or any Subsidiary of the Company, would be deemed a “single employer” within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Shares” means shares of Company Stock held by the Family Stockholders, Family LLC, any Subsidiary of Family LLC (including Parent and Intermediate Holdco), the Company or any wholly owned Subsidiary of the Company or held in the Company’s treasury.

“Expenses” of a Person means all fees and expenses, including all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a Party hereto and its Affiliates), incurred by or on behalf of such Person in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the Ancillary Agreements and the Commitment Letters and the transactions contemplated hereby and thereby, including the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement and the Schedule 13E-3 and any amendments or supplements thereto, and the solicitation of stockholder approvals and all other matters related to the transactions contemplated hereby.

“Financing Covenants” means the covenants and obligations of Parent and Merger Sub in Section 5.07 hereof relating to the Debt Financing and all other covenants and obligations of Parent and Merger Sub herein that relate to the Debt Financing (including the covenants in Section 5.06 hereof as they relate to the Debt Financing), regardless of whether such covenants and obligations refer specifically to the Debt Financing.

“Financing Failure” means a refusal or other failure, for any reason, on the part of any Debt Financing Source that has executed a Debt Commitment Letter or any definitive financing document relating to the Debt Financing, or on the part of any other Debt Financing Source obligated or expected at any time to fund a material portion of the Debt Financing, to fund, when required pursuant to the terms and conditions of the Debt Commitment Letter, a material portion of such Debt Financing; provided, however, that any such refusal or other failure shall not be deemed to be a “Financing Failure” for purposes hereof if such refusal or other failure results from an intentional breach or failure to perform by Parent or Merger Sub of Section 4.07 with respect to the Debt Financing or of any of the Financing Covenants or a material breach by Parent, Intermediate Holdco, Merger Sub, any Equity Financing Source or any of the Family Stockholders of any Ancillary Agreement or Commitment Letter.

“Guarantor” means Kenneth D. Cole, as the Guarantor party to the Limited Guarantee.

“Hazardous Substances” means any substance that: (i) is or contains asbestos, urea formaldehyde insulation, polychlorinated biphenyls, petroleum, petroleum products or petroleum-derived substances or wastes, radon gas, microbial or microbiological contamination or related materials, (ii) requires investigation or remedial action pursuant to any Environmental Law, or is defined, listed or identified as a “hazardous waste,” “hazardous substance,” “toxic substance” or words of similar import thereunder, or (iii) is regulated under any Environmental Law.

“Indebtedness” means, with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, or with respect to deposits or advances of any kind, (ii) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (iii) all obligations of such Person upon which interest charges are customarily paid (other than trade payables incurred in the ordinary course of business consistent with past practices), (iv) all obligations of such Person under conditional sale or other title retention agreements relating to any property purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding obligations of such Person to creditors for raw materials, inventory, services and supplies incurred in the ordinary course of business consistent with past practices), (vi) all lease obligations of such Person capitalized on the books and records of such Person, (vii) all obligations of others secured by a Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (viii) all obligations of such Person under interest rate, currency or commodity derivatives or hedging transactions, (ix) all letters of credit or performance bonds issued for the account of such Person (excluding (a) letters of credit issued for the benefit of local franchising authorities, or suppliers to support accounts payable to suppliers incurred in the ordinary course of business consistent with past practices, (b) standby letters of credit relating to workers’ compensation insurance and surety bonds and (c) surety bonds and customs bonds) and (x) all guarantees and arrangements having the economic effect of a guarantee of such Person of any Indebtedness of any other Person.

“Intellectual Property” means all trademarks, service marks, trade names, trade dress, including all goodwill associated with the foregoing, domain names, copyrights, Software, Internet Web sites, mask works and other semiconductor chip rights, moral rights, and similar rights, and registrations and applications to register or renew the registration of any of the foregoing, patents and patent applications, Trade Secrets, and all other intellectual property rights.

“IRS” means the U.S. Internal Revenue Service.

“Knowledge” means (i) when used with respect to Parent or Merger Sub, the actual knowledge as of the date hereof of any fact, circumstance or condition of Kenneth D. Cole and (ii) when used with respect to the Company, the actual knowledge as of the date hereof of any fact, circumstance or condition of Paul Blum, Michael F. Colosi, Michael DeVirgilio, David P. Edelman, Carol Massoni and Chris Nakatani.

“Law” (and with the correlative meaning “Laws”) means rule, regulation, statutes, orders, ordinance, guideline, code, or other legally enforceable requirement, including but not limited to common law, state, local and federal laws or securities laws and laws of foreign jurisdictions.

“Liens” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, adverse claim, encumbrance, lien (statutory or other), other charge or security interest; or any preference, priority or other agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, or any capital lease having substantially the same economic effect as any of the foregoing).

“Material Adverse Effect” means any effect that is or would reasonably be expected to be materially adverse to the business, assets (including intangible assets), condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or would reasonably be expected to materially impair the Company’s ability to perform its obligations under this Agreement; provided, however, that none of the following shall be deemed to constitute or contribute to a Material Adverse Effect: (A) any adverse effect that results from general economic or market conditions (including changes in financial, securities or currency markets, changes in prevailing interest rates or exchange rates), (B) any adverse effect generally affecting the industry or industry sectors in which the Company or any of the Company’s Subsidiaries operates that does not disproportionately affect the Company or any of the Company’s Subsidiaries relative to the other participants in the industry or industry sectors in which the Company or any such Subsidiary operates, (C) changes, after the date of this Agreement, in Law or applicable accounting regulations (including GAAP) or principles or interpretations thereof, or political, legislative or business conditions in the countries in which the Company or any of its Subsidiaries operates, (D) acts of war (whether or not declared), the commencement, continuation or escalation of a war, acts of armed hostility, sabotage or terrorism or other international or national calamity (whether natural or man-made) or any material worsening of such conditions threatened or existing as of the date of this Agreement, (E) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters, (F) any change in the Company’s stock price or trading volume or in the Company’s credit rating or in any analyst’s recommendation with respect to the Company or any failure by the Company to meet internal or published projections, forecasts or estimates of revenue, earnings or other financial or operating metrics (but not any event, condition, fact, change, occurrence or effect underlying such change or failure that is not otherwise excepted), (G) the negotiation, announcement, execution, delivery, consummation or pendency hereof or of the transactions contemplated hereby or (H) actions taken or not taken by the Company at the written request of Parent.

“NYBCL” means the New York Business Corporation Law, as amended.

“NYSE” means The New York Stock Exchange.

“Order” means any charge, order, writ, injunction, judgment, decree, ruling, determination, directive, award or settlement, whether civil, criminal or administrative and whether formal or informal, applicable to the Company or any Subsidiary.

“Permitted Lien” means (i) any Lien for taxes, assessments and other governmental charges not yet due and payable, or, if due, not delinquent or being contested in good faith by appropriate proceedings, (ii) any Lien imposed or promulgated by Law or any Governmental Entity with respect to real property, including zoning, building, environmental or similar restrictions, (iii) any Lien that secures obligations reflected on the most recent audited balance sheet included in the Company Financial Statements or any Lien the existence of which is referred to in the notes to the most recent audited balance sheet included in the Company Financial Statements, (iv) easements, licenses, covenants, conditions, minor title defects, rights-of-way, mechanics’, carriers’, workmen’s or repairmen’s liens and other similar restrictions and encumbrances, including any other agreements, restrictions or encumbrances which would be shown on a current title report or survey or similar report or listing and any other matters of record, provided the same would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect, or (v) any such Lien the existence of which would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in the Exchange Act).

“Related Person” means any trade or business, whether or not incorporated, which, together with the Company, is or would have been at any date of determination occurring within the preceding six years, treated as a single employer under Section 414 of the Code.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersing, migrating, transporting, placing and the like, including the moving of any materials through, into or upon, any land, soil, surface water, groundwater or air, or otherwise entering into the indoor or outdoor environment.

“Representatives” of a Person means the officers, directors, employees, accountants, counsel, financial advisors, consultants, financing sources and other advisors or representatives of such Person.

“SEC” means the United States Securities and Exchange Commission.

“Senior Officer” means any “executive officer” of the Company, as that term is defined in Rule 3b-7 of the Exchange Act.

“Software” means any and all computer software, including application software, system software and firmware, including all source code and object code versions thereof, in any and all forms and media, and all related documentation.

“Subsidiary” when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interests in such partnership) or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Tax” (and with the correlative meaning “Taxes”) shall mean all federal, state, local or foreign net income, franchise, gross income, sales, use, ad valorem, property, gross receipts, license, capital stock, payroll, withholding, excise, severance, transfer, employment, alternative or add-on minimum, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, whether disputed or not.

“Tax Return” means all federal, state, local and foreign tax returns, estimates, information statements, schedules and reports relating to Taxes.

“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.

“Third Party” means any Person other than the Company, Parent, Merger Sub or any of their Affiliates.

“Trade Secrets” means all inventions (whether or not patentable), discoveries, processes, procedures, designs, formulae, trade secrets, know-how, Software, ideas, methods, research and development, data, databases, confidential information and other proprietary or non-public information and data.

“Transfer Tax” means any stock transfer, real estate transfer, documentary, stamp, recording or other similar Tax (including interest, penalties and additions to any such Tax).

[Signatures on the following page]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

As Parent:	KCP HOLDCO, INC.

	By:	/s/ Kenneth D. Cole
	Name:	Kenneth D. Cole
	Title:	President and Chief Executive Officer

As Merger Sub:	KCP MERGERCO, INC.

	By:	/s/ Kenneth D. Cole
	Name:	Kenneth D. Cole
	Title:	President and Chief Executive Officer

As the Company:	KENNETH COLE PRODUCTIONS, INC.

	By:	/s/ Paul Blum
	Name:	Paul Blum
	Title:	Chief Executive Officer

Exhibit A

Kenneth D. Cole

KMC Partners L.P.

Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10

KDC July 2010 GRAT u/a/d 7/12/10

KDC 2009 GRAT u/a/d 2/2/09

KDC 2009 Family GRAT u/a/d 2/2/09

Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94

Annex B

[LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

June 5, 2012

The Special Committee of the Board of Directors

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, New York 10019

The Special Committee:

We understand that Kenneth Cole Productions, Inc. (“KCP”) proposes to enter into an Agreement and Plan of Merger (the “Agreement”) among KCP, KCP Holdco, Inc. (“Parent”), an entity newly formed on behalf of Mr. Kenneth D. Cole, chairman, chief creative officer and principal shareholder of KCP, and KCP Mergerco, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into KCP (the “Merger”) and each outstanding share of Class A common stock, par value $0.01 per share, of KCP (“KCP Class A Common Stock”) will be converted into the right to receive $15.25 in cash (the “Consideration”). We further understand that Mr. Cole, certain of his family members and certain trusts or other entities founded or controlled by or for the benefit of Mr. Cole that hold shares of KCP Class A Common Stock or shares of Class B convertible common stock, par value $0.01 per share, of KCP (“KCP Class B Common Stock” and, such holders, the “Family Stockholders”) will enter into a rollover agreement with Cole Family Holdco, LLC, the holding company of Parent (“Family LLC”), providing for the contribution of shares of KCP Class A Common Stock and KCP Class B Common Stock to Family LLC immediately prior to the effective time of the Merger and will enter into a voting agreement with the Company. The terms and conditions of the Merger are more fully set forth in the Agreement.

The Special Committee of the Board of Directors of KCP (the “Special Committee”) has requested our opinion as to the fairness, from a financial point of view, to the holders of KCP Class A Common Stock (other than Parent, Merger Sub and holders, including the Family Stockholders, who enter into rollover agreements, voting agreements or other arrangements with Parent or its affiliates or otherwise participate in the financing for the Merger (collectively, “Excluded Holders”), and their respective affiliates and associates) of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to KCP;

(ii)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of KCP furnished to or discussed with us by the management of KCP, including certain financial forecasts relating to KCP prepared by the management of KCP and approved by the Special Committee (such forecasts, “KCP Forecasts”);

(iii)	discussed the past and current business, operations, financial condition and prospects of KCP with members of senior management of KCP, including, without limitation, such management’s plan to continue operating the business of KCP consistent witph the operating model reflected in the KCP Forecasts;

The Special Committee of the Board of Directors

Kenneth Cole Productions, Inc.

(iv)	reviewed the trading history for KCP Class A Common Stock and a comparison of that trading history with the trading histories of other companies we deemed relevant;

(v)	compared certain financial and stock market information of KCP with similar information of other companies we deemed relevant;

(vi)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

(vii)	considered the fact that KCP publicly announced receipt of an acquisition proposal from Mr. Cole and that Mr. Cole stated that, in his capacity as a shareholder of KCP, he was not interested in a disposition or sale of his interests in KCP or voting in favor of any alternative sale, merger or similar transaction involving KCP;

(viii)	reviewed an execution version, provided on June 5, 2012, of the Agreement; and

(ix)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of KCP that it is not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the KCP Forecasts, we have been advised by KCP, and have assumed, at the direction of the Special Committee, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of KCP as to the future financial performance of KCP. In addition, at the direction of the Special Committee, we have relied upon the assessments of the management of KCP that KCP will continue operating its business consistent with the operating model reflected in the KCP Forecasts and that there will be no developments with respect thereto that would be material to our analysis or opinion. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of KCP (other than certain appraisals and reports prepared by independent consultants to Mr. Cole relating to certain assets and liabilities of KCP), nor have we made any physical inspection of the properties or assets of KCP. We have not evaluated the solvency or fair value of KCP, Parent or any of their respective affiliates or other entities under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Special Committee, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on KCP or the Merger. We also have assumed, at the direction of the Special Committee, that the final executed Agreement will not differ in any material respect from the execution version of the Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects or implications of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger or any terms, aspects or implications of any rollover agreement, voting agreement or other arrangements,

The Special Committee of the Board of Directors

Kenneth Cole Productions, Inc.

agreements or understandings entered into in connection with the Merger or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of KCP Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any other class of securities (including, without limitation, the holders of KCP Class B Common Stock) or any creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration or otherwise. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to KCP or in which KCP might engage or as to the underlying business decision of KCP to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Special Committee in connection with the Merger and have received and will receive a fee for our services, portions of which were payable during the course of our engagement, a portion of which is payable upon the rendering of this opinion and the principal portion of which is contingent upon consummation of the Merger. In addition, KCP has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of KCP, Parent and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide, investment banking, commercial banking and other financial services to KCP and certain of its affiliates and have received or in the future may receive compensation for the rendering of these services, including (i) having acted or currently acting as joint lead arranger or co-syndication agent for, and/or as a lender under, certain credit facilities, loans, letters of credit and leasing facilities of KCP and certain of its affiliates and (ii) having provided or providing certain treasury and management services and products to KCP and certain of its affiliates.

It is understood that this letter is for the benefit and use of the Special Committee (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on KCP, Parent, its affiliates or the Merger. It should be

The Special Committee of the Board of Directors

Kenneth Cole Productions, Inc.

understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of KCP Class A Common Stock (other than Excluded Holders and their respective affiliates and associates) is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

Annex C

LIMITED GUARANTEE

Limited Guarantee, dated as of June 6, 2012 (this “Limited Guarantee”), by Kenneth D. Cole (the “Guarantor”) in favor of Kenneth Cole Productions, Inc., a New York corporation (the “Guaranteed Party”).

1. LIMITED GUARANTEE. To induce the Guaranteed Party to enter into the Agreement and Plan of Merger, dated as of the date hereof (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Merger Agreement”; capitalized terms used herein but not defined shall have the meanings given thereto in the Merger Agreement), by and among KCP Holdco, Inc., a Delaware corporation (“Parent”), KCP MergerCo, Inc., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub” and together with Parent, the “Buyers”), and the Guaranteed Party, pursuant to which Merger Sub will merge with and into the Guaranteed Party, with the Guaranteed Party continuing as the surviving corporation, the Guarantor, intending to be legally bound, hereby absolutely, unconditionally and irrevocably guarantees to the Guaranteed Party, the due and punctual payment of any obligation or liability payable by Buyers under the Merger Agreement to pay Parent’s and Merger Sub’s Expenses, to reimburse the Company’s Expenses, to pay the Financing Failure Termination Fee or the Reverse Termination Fee and to pay damages in the event of any breach by Buyers of the Merger Agreement, in each case if, as and when such obligation or liability becomes payable under the terms and subject to the conditions and limitations of the Merger Agreement (collectively, the “Guaranteed Obligation”).

2. NATURE OF LIMITED GUARANTEE. The Guaranteed Party shall not be obligated to file any claim relating to the Guaranteed Obligation in the event that Buyers become subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Guaranteed Party to so file shall not affect the Guarantor’s obligations hereunder. In the event that any payment to the Guaranteed Party in respect of the Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantor shall remain liable hereunder with respect to the Guaranteed Obligation as if such payment had not been made. This Limited Guarantee is an unconditional guarantee of payment and not of collectibility.

3. CHANGES IN OBLIGATIONS, CERTAIN WAIVERS. The Guarantor agrees that the Guaranteed Party may at any time and from time to time, without notice to or further consent of the Guarantor, extend the time of payment of the Guaranteed Obligation, and may also make any agreement with Buyers for the extension, renewal, payment, compromise, discharge or release thereof, in whole or in part, or for any modification of the terms thereof or of any agreement between the Guaranteed Party and Buyers without in any way impairing or affecting the Guarantor’s obligations under this Limited Guarantee. The Guarantor agrees that the obligations of the Guarantor hereunder shall not be released or discharged, in whole or in part, or otherwise affected by (a) the failure of the Guaranteed Party to assert any claim or demand or to enforce any right or remedy against Buyers; (b) any change in the time, place or manner of payment of the Guaranteed Obligation; (c) the addition, substitution or release of any Person primarily or secondarily liable for the Guaranteed Obligation; (d) any change in the existence, structure or ownership of Buyers or any other Person liable with respect to the Guaranteed Obligation; (e) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Buyers or any other Person liable with respect to the Guaranteed Obligation; (f) the existence of any claim, set-off or other right which the Guarantor may have at any time against Buyers or the Guaranteed Party or any of its Affiliates, whether in connection with the Guaranteed Obligation or otherwise; (g) the adequacy of any other means the Guaranteed Party may have of obtaining payment of the Guaranteed Obligation; or (h) any other act or omission which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a release or discharge of the Guarantor. To the fullest extent permitted by law, the Guarantor hereby expressly waives any and all rights or defenses arising by reason of any law which would otherwise require any election of remedies by the Guaranteed Party. The Guarantor waives promptness, diligence, notice of the acceptance of this Limited Guarantee and of the Guaranteed Obligation, presentment, demand for payment, notice of non-performance, default, dishonor and protest, notice of the incurrence of the Guaranteed Obligation and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of Buyers or any other Person primarily or secondarily liable with respect to the Guaranteed Obligation, and all suretyship defenses generally (other than defenses to the payment of the Guaranteed Obligation that are available to Buyers under the Merger Agreement or a breach by the Guaranteed Party of the Limited Guarantee). The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by the Merger Agreement and that the waivers set forth in this Limited Guarantee are knowingly made in contemplation of such benefits.

The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against Buyers or any other Person liable with respect to the Guaranteed Obligation that arise from the existence, payment, performance, or enforcement of the Guarantor’s obligations under or in respect of this Limited Guarantee or any other agreement in connection therewith, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Guaranteed Party against Buyers or such other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Buyers or such other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligation shall have been satisfied in full. If any amount shall be paid to the Guarantor in violation of the immediately preceding sentence at any time prior to the payment in full in cash of the Guaranteed Obligation and all other amounts payable under this Limited Guarantee, such amount shall be received and held in trust for the benefit of the Guaranteed Party, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Guaranteed Party in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligation, in accordance with the terms of the Merger Agreement, or to be held as collateral for the Guaranteed Obligation thereafter arising. Notwithstanding anything to the contrary contained in this Limited Guarantee, the Guaranteed Party hereby agrees that to the extent any of Buyers’ representations, warranties, covenants or agreements contained in the Merger Agreement are waived by the Guaranteed Party, then such waiver shall extend to the Guarantor.

4. NO WAIVER; CUMULATIVE RIGHTS. No failure on the part of the Guaranteed Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Guaranteed Party of any right, remedy or power hereunder or under the Merger Agreement or otherwise preclude any other or future exercise of any right, remedy or power hereunder. Each and every right, remedy and power hereby granted to the Guaranteed Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Guaranteed Party at any time or from time to time.

5. REPRESENTATIONS AND WARRANTIES. The Guarantor hereby represents and warrants that:

a. the Guarantor has the legal capacity to execute, deliver and perform this Limited Guarantee, the execution, delivery and performance of this Limited Guarantee by the Guarantor does not contravene any agreement or other document to which the Guarantor is a party or any law, regulation, rule, decree, order, judgment or contractual restriction binding on the Guarantor or the Guarantor’s assets and the execution, delivery and performance by the Guarantor hereof do not require any consent from any spouse of the Guarantor or any other person;

b. all consents, approvals, authorizations, permits of, filings with and notifications to, any governmental authority necessary for the due execution, delivery and performance of this Limited Guarantee by the Guarantor have been obtained or made and all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with, any governmental authority or regulatory body is required in connection with the execution, delivery or performance of this Limited Guarantee; and

c. this Limited Guarantee constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights generally, and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

6. NO ASSIGNMENT. Neither the Guarantor nor the Guaranteed Party may assign its rights, interests or obligations hereunder to any other Person (except in the case of an assignment by the Guaranteed Party by operation of Law) without the prior written consent of the Guaranteed Party (in the case of an assignment by the Guarantor) or the Guarantor (in the case of an assignment by the Guaranteed Party); provided, however, that the Guarantor may assign or delegate all or part of its rights, interests and obligations hereunder without the prior written consent of the Guaranteed Party to any Person to which the Guarantor has allocated all or a portion of its investment commitment to Parent under its Equity Commitment Letter; provided, further, that no such assignment or delegation shall relieve the Guarantor of its obligations hereunder as a primary obligor.

7. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile transmission with confirmation of receipt, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective Parties at the following addresses or at such addresses (or facsimile number) as shall be specified by the Parties by like notice:

a. If to Guarantor:

c/o Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: 1-866-698-7042

Attention: Kenneth D. Cole

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

b. If to the Guaranteed Party:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: (212) 315-8279

Attention: Michael Colosi

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 839-5599

Attention: Joseph W. Armbrust

8. CONTINUING GUARANTEE.

a. This Limited Guarantee cannot be unilaterally revoked or terminated by the Guarantor and shall remain in full force and effect and shall be binding on the Guarantor, its successors and assigns until the Guaranteed Obligation is satisfied in full. Notwithstanding the foregoing, this Limited Guarantee shall terminate and the Guarantor shall have no further obligations under this Limited Guarantee as of the earlier of (i) the Closing, (ii) any valid termination of the Merger Agreement in accordance with its terms under circumstances in which no Guaranteed Obligation becomes payable and (iii) the twelve (12) month anniversary of the date hereof (unless in the case of this clause (iii), the Guaranteed Party shall have asserted a claim against the Guarantor under and pursuant to this Limited Guarantee prior to such anniversary, in which case this Limited Guarantee shall terminate upon the final, non-appealable resolution of such action and the satisfaction by the Guarantor of any obligations finally determined or agreed to be owed by the Guarantor, consistent with the terms hereof).

b. Notwithstanding the foregoing, or anything express or implied in this Limited Guarantee or otherwise, in the event that the Guaranteed Party or any of its Subsidiaries, or any Person authorized by the Guaranteed Party or any of its Subsidiaries to claim by, through or for the benefit of the Guaranteed Party or any of its Subsidiaries, (i) asserts in any litigation or other proceeding that the provisions of Section 1 hereof or the provisions of this Section 8 or Section 9 hereof are illegal, invalid or unenforceable in whole or in part, (ii) asserts that the Guarantor is liable in respect of this Limited Guarantee in excess of or to a greater extent than the Guaranteed Obligation, or (iii) asserts any claim against any Non-Recourse Party (as defined in Section 9 hereof) under or in connection with this Limited Guarantee, the Commitment Letters, the Rollover Agreement, the Exchange Agreement or the Merger Agreement, or the transactions contemplated hereby or thereby, other than any Retained Claim against any Non-Recourse Party against which such Retained Claim may be asserted pursuant to the terms of Section 9 hereof, then: (i) the obligations of the Guarantor under or in connection with this Limited Guarantee shall terminate ab initio and be null and void; (ii) if the Guarantor has previously made any payments under or in connection with this Limited Guarantee, it shall be entitled to recover and retain such payments; and (iii) neither the Guarantor nor any other Non-Recourse Parties shall have any liability whatsoever (whether at law or in equity, whether sounding in contract, tort, statute or otherwise) to the Guaranteed Party or any other Person in any way under or in connection with this Limited Guarantee, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guarantee or the Merger Agreement (including, without limitation, the Commitment Letters, the Rollover Agreement and the Exchange Agreement), or the transactions contemplated hereby or thereby, other than Retained Claims.

9. NO RECOURSE. The Guaranteed Party acknowledges and agrees that the sole asset of Parent and Merger Sub (other than contract rights) is cash in a de minimis amount (less than $1,000) and that no additional funds are expected to be contributed to Parent or Merger Sub except to the extent provided in and subject to the terms and conditions of the Commitment Letters, the Rollover Agreement and the Exchange Agreement. By its acceptance of the benefits of this Limited Guarantee, the Guaranteed Party acknowledges and agrees that: (a) no Person other than the Guarantor (and the legal successors and assigns of its obligations hereunder) shall have any obligations under or in connection with this Limited Guarantee, (b) the Guarantor shall have no obligation under or in connection with this Limited Guarantee except as expressly provided by this Limited Guarantee, and (c) no personal liability shall attach to, and no recourse shall be had by the Guaranteed Party, any of its Affiliates or any Person purporting to claim by or through any of them or for the benefit of any of them under any theory of liability (including without limitation by attempting to pierce a corporate, limited liability company or partnership veil, by attempting to compel Parent or Merger Sub to enforce any rights that they may have against any Person, by attempting to enforce any assessment, or by attempting to enforce any purported right at law or in equity, whether sounding in contract, tort, statute or otherwise) against, any Non-Recourse Party (as hereinafter defined) in any way under or in connection with this Limited Guarantee, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guarantee or the Merger Agreement, or the transactions contemplated hereby or thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), except that the Guaranteed Party may assert claims: (i) under, and pursuant to the terms of, the Confidentiality Agreement, the Equity Commitment Letters, the Exchange Agreement and the Rollover Agreement; (ii) against the Guarantor (and its legal successor and assigns of their obligations hereunder) under, and pursuant to the terms of, this Limited Guarantee; and (iii) against Parent or Merger Sub in accordance with and pursuant to the terms of the Merger Agreement (the claims described in clauses (i) through (iii) collectively, the “Retained Claims”). As used herein, the term “Non-Recourse Parties” shall mean, collectively, Parent,

Merger Sub, the Guarantor, the Financing Sources (as defined in the Merger Agreement) and any of their respective former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees and any and all former, current or future equity holders, controlling persons, directors, officers, employees, agents, general or limited partners, managers, management companies, members, stockholders, Affiliates or assignees of any of the foregoing, and any and all former, current or future estates, heirs, executors, administrators, trustees, successors or assigns of any of the foregoing, and the providers of Debt Financing for the transactions contemplated by the Merger Agreement. The Guaranteed Party hereby covenants and agrees that it shall not, and it shall cause its Affiliates not to, institute any proceeding or bring any claim in any way under or in connection with this Limited Guarantee, the Merger Agreement, any other agreement or instrument delivered in connection with this Limited Guarantee or the Merger Agreement, or the transactions contemplated hereby or thereby (whether at law or in equity, whether sounding in contract, tort, statute or otherwise), against the Guarantor or any other Non-Recourse Parties, except for Retained Claims asserted by the Guaranteed Party against the Non-Recourse Party(ies) against which such Retained Claims may be asserted pursuant to this Section 9. Other than the Guaranteed Party, the Guarantors and the other Non-Recourse Parties, no Person shall have any rights or remedies under or in connection with this Limited Guarantee or the transactions contemplated hereby.

10. GOVERNING LAW. This Limited Guarantee shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Limited Guarantee or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such action except in such courts, (b) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (c) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (d) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the Parties to this Limited Guarantee irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7 of this Limited Guarantee; provided, however, that nothing in this Limited Guarantee shall affect the right of any Party to this Limited Guarantee to serve process in any other manner permitted by Law.

11. WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS LIMITED GUARANTEE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS LIMITED GUARANTEE AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS LIMITED GUARANTEE BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 11.

12. COUNTERPARTS. This Limited Guarantee may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

13. MISCELLANEOUS.

a. This Limited Guarantee constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among the Guarantor or any of its Affiliates (other than the Guaranteed Party), on the one hand, and the Guaranteed Party or any of its Affiliates (other than the Guarantor), on the other hand. No amendment, supplementation, modification or waiver of this Limited Guarantee or any provision hereof shall be enforceable unless approved by the Guaranteed Party (acting through the Special Committee, if such committee still exists) and the Guarantor in writing. The Guaranteed Party and its Affiliates (other than the Guarantor) are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guarantor in connection with this Limited Guarantee except as expressly set forth herein. The Guarantor and their Affiliates (other than the Guaranteed Party) are not relying upon any prior or contemporaneous statement, undertaking, understanding, agreement, representation or warranty, whether written or oral, made by or on behalf of the Guaranteed Party in connection with this Limited Guarantee except as expressly set forth herein.

b. Any term or provision of this Limited Guarantee that is invalid or unenforceable in any jurisdiction shall be, as to such jurisdiction, ineffective solely to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction; provided, however, that this Limited Guarantee may not be enforced without giving effect to the provisions of Sections 8 and 9 hereof. Each party hereto covenants and agrees that it shall not assert, and shall cause its respective Affiliates and representatives not to assert, that this Limited Guarantee or any part hereof is invalid, illegal or unenforceable in accordance with its terms.

c. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Limited Guarantee.

d. All parties acknowledge that each party and its counsel have reviewed this Limited Guarantee and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Limited Guarantee.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Limited Guarantee to be executed and delivered as of the date first written above.

/s/ Kenneth D. Cole
Kenneth D. Cole

IN WITNESS WHEREOF, the Guaranteed Party has caused this Limited Guarantee to be executed and delivered as of the date first written above.

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ Paul Blum
Name: Paul Blum
Title: Chief Executive Officer

Annex D

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of June 6, 2012, is entered into by and among Kenneth Cole Productions, Inc., a New York corporation (the “Company”), and each of the stockholders of the Company listed on Annex A hereto (each a “Stockholder” and collectively, the “Stockholders”).

WHEREAS, concurrent with the execution and delivery of this Agreement, KCP Holdco, Inc., a Delaware corporation (“Parent”), KCP MergerCo, Inc., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”; capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Merger Agreement), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Stockholder is the beneficial owner of, and has the sole or shared right to vote and dispose of, (i) that number of shares of Class A Common Stock, par value $0.01 per share, of the Company (such shares, the “Class A Stock”) and (ii) that number of shares of Class B Common Stock, par value $0.01 per share, of the Company (such shares, the “Class B Stock”, and together with the Class A Stock, the “Subject Shares”), set forth opposite such Stockholder’s name on Annex A hereto;

WHEREAS, as of the date hereof, Kenneth D. Cole (the “Principal Stockholder”) is the beneficial owner of, and has the sole or shared right to vote and dispose of, the Stock Options and Company Awards set forth on Annex B hereto (such Company Awards that have voting rights, together with the Subject Shares and any shares of Class A Stock that the Principal Stockholder may acquire after the date hereof upon the exercise of any Stock Option, Company Award or otherwise, collectively, the “Subject Securities”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, the Company has required that each of the Stockholders agree, and each of the Stockholders is willing to agree, to the matters set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the parties hereto agree as follows:

1. Voting of Securities.

1.1 Voting Agreement. From the date hereof, and until the termination of this Agreement pursuant to Section 7, each Stockholder hereby agrees to vote (or cause to be voted) all of its Subject Securities, at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments or postponement thereof, or pursuant to any consent in lieu of a meeting or otherwise, which such Stockholder has the right to so vote, in favor of the approval and adoption of the Merger Agreement, the transactions contemplated thereby (including, without limitation, the Merger) and any actions required in furtherance thereof.

1.2 Irrevocable Proxy. Solely with respect to the matters described in Section 1.1, each Stockholder constitutes and appoints the Company, its general counsel, each member of the Special Committee and such other persons as the Special Committee may designate, and in the case of the Kenneth Cole Foundation, the Principal Stockholder, and each of them, from and after the date hereof until the earlier to occur of the Effective Time and the termination of this Agreement pursuant to Section 7 (at which point such constitution and appointment shall automatically be revoked), as such Stockholder’s attorney, agent and proxy (each such constitution and appointment, an “Irrevocable Proxy”), with full power of substitution, for and in the name, place and stead of such Stockholder, to vote and otherwise act with respect to all of such Stockholder’s Subject Securities at any annual, special or other meeting of the stockholders of the Company, and at any adjournment or adjournments or postponement thereof, and in any action by written consent of the stockholders of the Company, on the matters and in the manner specified in Section 1.1. EACH SUCH PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, SHALL BE VALID AND BINDING ON ANY PERSON TO WHOM SUCH STOCKHOLDER MAY TRANSFER ANY OF ITS SUBJECT SECURITIES IN BREACH OF THIS AGREEMENT. Each Stockholder hereby revokes all other proxies and powers of attorney with respect to all of such Stockholder’s Subject Securities that may have heretofore been appointed or granted with respect to the matters covered by Section 1.1, and no subsequent proxy or power of attorney shall be given (and if given, shall not be effective) by such Stockholder with respect thereto on the matters covered by Section 1.1. All authority herein conferred or agreed to be conferred by any Stockholder shall survive the death or incapacity of such Stockholder and any obligation of any Stockholder under this Agreement shall be binding upon the heirs, personal representatives, successors and assigns of such Stockholder. It is agreed that the Company will not use the Irrevocable Proxy granted by any Stockholder unless such Stockholder fails to comply with Section 1.1 and that, to the extent the Company uses any such Irrevocable Proxy, it will only vote the Subject Securities subject to such Irrevocable Proxy with respect to the matters specified in, and in accordance with the provisions of, Section 1.1.

1.3 No Further Action. Notwithstanding the foregoing, nothing in this Agreement shall require a Stockholder to exercise any Stock Option or Company Award owned of record and/or beneficially owned by such Stockholder.

2. Representations and Warranties of Each Stockholder.

Each Stockholder, severally, as to itself, represents and warrants to the Company as follows:

2.1 Binding Agreement. Such Stockholder has the capacity or trust power, as applicable, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and (i) in the case of each Stockholder that is an individual, the execution and delivery of this Agreement does not require any consent from such Stockholder’s spouse or any other person, (ii) in the case of each Stockholder that is a trust, Robyn Transport is such Stockholder’s trustee and has the authority to execute and deliver this Agreement on behalf of such Stockholder (iii) in the case of KMC Partners L.P., such Stockholder is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware, and KMC Partners LLC is its general partner and has full power and authority to execute and deliver this Agreement on behalf of such Stockholder and (iv) in the case of the Kenneth Cole Foundation, such Stockholder is a private foundation duly formed and validly existing under the laws of the State of New York and Robyn S. Transport, as Special Fund Trustee of the Initial Special Fund of the Kenneth Cole Foundation, has full power and authority to execute and deliver this Agreement on behalf of such Stockholder. Such Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

2.2 No Conflict. Neither the execution and delivery of this Agreement, nor the consummation by such Stockholder of the transactions contemplated hereby, nor the performance of such Stockholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Stockholder’s Subject Securities, (b) require any consent, authorization or approval of any Person or (c) violate or conflict with any law, writ, injunction or decree applicable to such Stockholder or such Stockholder’s Subject Securities.

2.3 Ownership of Subject Securities.

(a) Such Stockholder is the sole legal and beneficial owner of the number of the Subject Shares set forth opposite such Stockholder’s name on Annex A hereto and, in the case of the Principal Stockholder, the Stock

Options and Company Awards set forth on Annex B hereto, free and clear of any security interests, liens, charges, encumbrances, equities, claims, options, spousal rights or limitations of whatever nature and free of any other limitation or restriction (including any voting agreement or other restriction on the right to vote, sell or otherwise dispose of such Subject Securities), other than pursuant to this Agreement, federal securities laws, Company trading policies and, in the case of the Stock Options and Company Awards, applicable grant agreements, except that (i) the other Stockholders may be deemed to beneficially own such Subject Securities under Rule 13d-3 of the Exchange Act and (ii) in the case of each Stockholder that is a trust or foundation, Robyn Transport, as such Stockholder’s trustee, may be deemed to beneficially own such Subject Securities under Rule 13d-3 of the Exchange Act.

(b) Such Stockholder has the sole power to vote (or cause to be voted), but excluding any Stock Options or Company Awards that have no voting rights, and to dispose of (or cause to be disposed of) the Subject Securities set forth opposite such Stockholder’s name on Annex A or Annex B hereto, as applicable, except that (i) in the case of KMC Partners L.P., the Principal Stockholder, in his capacity as the Managing Member of KMC Partners, LLC (the general partner of KMC Partners L.P.), has the power to vote (or cause to be voted) and to dispose of (or cause to be disposed of) such Subject Securities and (ii) in the case of each Stockholder that is a trust or foundation, Robyn Transport, as such Stockholder’s trustee, has the power to vote (or cause to be voted) and to dispose of (or cause to be disposed of) such Subject Securities.

3. Representations and Warranties of the Company.

The Company represents and warrants to the Stockholders as follows:

3.1 Binding Agreement. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby. The Company has duly and validly executed this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2 No Conflict. Neither the execution and delivery of this Agreement, the consummation by the Company of the transactions contemplated hereby, nor the compliance by the Company with any of the provisions hereof, will (a) conflict with or result in a breach of any provision of its certificate of incorporation or by-laws, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which it is a party, (c) require any consent, authorization or approval of any Person or (d) violate or conflict with any Law, writ, injunction or decree applicable to the Company.

4. Transfer and Other Restrictions.

Until the earlier of (i) the termination of this Agreement pursuant to Section 7 and (ii) the date the Stockholder Approval is obtained:

4.1 Certain Prohibited Transfers. Each Stockholder agrees not to, except as provided for in the Merger Agreement,

(a) sell, sell short, transfer (including by gift), pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of its Class B Shares (unless such Class B

Shares are first converted into Class A Shares) or any interest contained therein, other than pursuant to this Agreement and other than transfers (including by gift) of Class B Shares from a Stockholder to an Affiliate thereof who executes a joinder agreement agreeing to be bound by this Agreement as a Stockholder hereunder (a “Permitted Transfer”);

(b) with respect to any of its Subject Securities, grant any proxy or power of attorney or enter into any voting agreement or other arrangement relating to the matters covered by Section 1.1, other than this Agreement; or

(c) deposit any of its Subject Securities into a voting trust.

4.2 Additional Securities. Without limiting any provisions of the Merger Agreement, in the event of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock of the Company on, of or affecting any Stockholder’s Subject Securities, then the terms of this Agreement shall apply to the shares of capital stock or other such securities of the Company held by such Stockholder immediately following the effectiveness of such event.

5. Publication. Each Stockholder hereby permits the Company to publish and disclose such Stockholder’s identity and ownership of the Subject Shares, the nature of the such Stockholder’s commitments, arrangement and understandings pursuant to this Agreement and/or the text of this Agreement in (a) press releases relating to the Merger Agreement, (b) the Schedule 13E-3 and the Proxy Statement, (c) any document required to be filed with the U.S. Securities and Exchange Commission or other regulatory agencies or required to be mailed by the Company to its stockholders relating to the Merger Agreement and (d) any other disclosures or filings required under the Merger Agreement or applicable Law relating to the Merger Agreement.

6. Specific Enforcement. The parties hereto agree that irreparable harm would occur in the event any of the provisions of this Agreement were not to be performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms hereof in addition to any other remedies to which they are entitled at Law or in equity.

7. Termination. This Agreement shall terminate on the earliest to occur of (a) the termination of the Merger Agreement in accordance with its terms, (b) the date of a Change in the Company Recommendation, (c) a written agreement between the Company and any Stockholder to terminate this Agreement, provided that any such termination shall be effective only with respect to such Stockholder and (d) the Effective Time. The termination of this Agreement in accordance with this Section 7 shall not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

8. Survival. The representations, warranties and agreements of the parties contained in this Agreement shall not survive any termination of this Agreement, provided, however, that no such termination shall relieve any party hereto from any liability for any breach of this Agreement committed prior to such termination.

9. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the respective parties at the following addresses or at such addresses as shall be specified by the parties by like notice:

If to the Company:

Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: (212) 315-8279

Attention: Michael Colosi

with a copy to (which shall not constitute notice):

Sidley Austin LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 839-5599

Attention: Joseph W. Armbrust

If to any Stockholder, to the address of such Stockholder set forth opposite such Stockholder’s name on Annex A hereto, with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

10. Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

11. Amendment; Release. This Agreement may not be modified, amended, altered or supplemented except by a written agreement between the Company and any Stockholder, provided that any such modification, amendment, alteration or supplement shall be effective only with respect to such Stockholder.

12. Successors and Assigns. This Agreement shall not be assigned by operation of law or otherwise by any Stockholder without the prior written consent of the Company and each Stockholder except to an Affiliate in connection with a Permitted Transfer. This Agreement will be binding upon, inure to the benefit of and be enforceable by each party and such party’s respective heirs, beneficiaries, executors, representatives and permitted assigns.

13. Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (ii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 9 of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

15. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE SUCH WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS CONTAINED IN THIS SECTION 15.

16. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions of this Agreement in any other jurisdiction so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

17. Capacity. The Principal Stockholder is entering into this Agreement solely in his capacity as the record holder or beneficial owner of the Subject Securities and nothing herein shall limit or affect any actions taken by the Principal Stockholder or any of his Affiliates or Associates in the capacity of director or officer of the Company, and no such person who is or becomes during the term hereof a director or officer of the Company shall be deemed to make any agreement or understanding in this Agreement in such person’s capacity as a director or officer.

18. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

19. Headings. Headings are used for reference purposes only and do not affect the meaning or interpretation of this Agreement.

20. Effectiveness. The obligations of the Stockholders under this Agreement shall not be effective or binding upon the Stockholders until such time as the Merger Agreement is executed and delivered by the parties thereto.

[Signatures on the following page]

IN WITNESS WHEREOF, this Voting Agreement has been duly executed and delivered by a duly authorized officer of the Company and each Stockholder, on the day and year first written above.

KENNETH COLE PRODUCTIONS, INC.

By:	/s/ Paul Blum
	Name:	Paul Blum
	Title:	Chief Executive Officer

KMC PARTNERS L.P.
By:	KMC Partners LLC, its general partner

By:	/s/ Kenneth D. Cole
	Name:	Kenneth D. Cole
	Title:	Managing Member

By:	/s/ Kenneth D. Cole
Kenneth D. Cole

/s/ Robyn S. Transport
Robyn S. Transport, as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09 and Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94

[Signature Page to Voting Agreement]

KENNETH COLE FOUNDATION

By:	/s/ Robyn S. Transport
Robyn S. Transport, as Special Fund Trustee of the Initial Special Fund of the Kenneth Cole Foundation

[Signature Page to Voting Agreement]

Annex A

	Subject Shares
Name and Address of Stockholder	Class A Shares	Class B Shares
KMC Partners L.P. c/o Kenneth D. Cole Kenneth Cole Productions, Inc. 603 West 50th Street New York, NY 10019	0	187,500

Kenneth D. Cole c/o Kenneth Cole Productions, Inc. 603 West 50th Street New York, NY 10019	353,653	6,424,792

Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	132,021

KDC July 2010 GRAT u/a/d 7/12/10 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	204,852

KDC 2009 GRAT u/a/d 2/2/09 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	470,666

KDC 2009 Family GRAT u/a/d 2/2/09 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	470,666

Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	150,000	0

Kenneth Cole Foundation c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	133,000	0

Annex B

Principal Stockholder’s Stock Options and Company Awards

Stock Options

Grant Date	Grant Type	Exercise Price	Number of Shares of Class A Stock Underlying Option	Expiration Date
05/27/2010	Non Qualified Stock Option	$11.80	150,000	05/27/2020
03/11/2009	Non Qualified Stock Option	$5.36	196,426	03/11/2019
05/29/2008	Non Qualified Stock Option	$14.84	300,000	05/29/2018
08/02/2004	Non Qualified Stock Option	$32.09	250,000	08/02/2014
02/27/2003	Non Qualified Stock Option	$22.75	100,000	02/27/2013
02/06/2003	Non Qualified Stock Option	$23.85	150,000	02/06/2013

Restricted Shares

Grant Date	Grant Type	Number of Restricted Shares
01/05/2012	Restricted Shares	33,723

Performance Shares set forth on Attachment 3.02(b)(5) of the Company Disclosure Letter.

Annex E

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is made and entered into as of June 6, 2012, by and among Cole Family Holdco, LLC, a Delaware limited liability company (“Family LLC”), and the stockholders (“Family Stockholders”) of Kenneth Cole Productions, Inc. (the “Company”) listed on Annex A attached hereto.

WHEREAS, concurrent with the execution and delivery of this Agreement, KCP Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of Family LLC (“Parent”), KCP MergerCo, Inc., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and the Company are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, as of the date hereof, each Family Stockholder is the beneficial owner of, and has the sole or shared right to vote and dispose of, (i) that number of shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Stock”) and (ii) that number of shares of Class B Common Stock, par value $0.01 per share, of the Company (“Class B Stock” and together with Class A Stock, “Rollover Shares”), set forth opposite such Family Stockholder’s name on Annex A hereto; and

WHEREAS, subject to the conditions set forth herein, immediately prior to the Effective Time (as defined in the Merger Agreement), (i) each Family Stockholder desires to exchange that number of Rollover Shares set forth opposite such Family Stockholder’s name on Annex A hereto and (ii) Family LLC desires to issue to such Family Stockholder, in exchange for such Rollover Shares, membership units in Family LLC (“Family LLC Units”) as set forth opposite each Family Stockholder’s name on Annex A hereto.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, the parties hereto agree as follows:

1. Rollover.

(a) Immediately prior to the Effective Time, (i) each Family Stockholder will assign, transfer, convey and deliver such Family Stockholder’s Rollover Shares to Family LLC, and in exchange for such Rollover Shares, Family LLC shall issue and deliver to such Family Stockholder the number of Family LLC Units set forth opposite such Family Stockholder’s name on Annex A (collectively, the “Rollover”) and (ii) any and all Family LLC Units previously issued shall cease to be outstanding and shall automatically be cancelled and shall cease to exist. No Family Stockholder shall be required under any circumstance to contribute, or cause to be contributed, to Family LLC a number of Rollover Shares in excess of the number of Rollover Shares set forth opposite such Family Stockholder’s name on Annex A hereto.

(b) In the event that the Rollover is consummated but the Merger Agreement is terminated in accordance with its terms, then the Rollover will be void ab initio and deemed not to have occurred and each Family Stockholder will deliver to Family LLC the number of Family LLC Units received by such Family Stockholder pursuant to paragraph (a) of this Section 1 and Family LLC will deliver to each Family Stockholder the Rollover Shares previously delivered by such Family Stockholder to Family LLC.

2. Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Rollover Closing”) will take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, immediately prior to the Effective Time.

(b) At the Rollover Closing, each Family Stockholder will deliver to Family LLC stock certificates duly endorsed for transfer to Family LLC, or accompanied by stock powers duly endorsed in blank,

representing each such Family Stockholder’s Rollover Shares, and Family LLC will reflect on its books and records such Family Stockholder’s ownership of the number of Family LLC Units set forth opposite such Family Stockholder’s name on Annex A.

3. Representations and Warranties of the Investors. Each Family Stockholder represents and warrants, severally but not jointly, as follows:

(a) Binding Agreement. Such Family Stockholder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and (i) in the case of each Family Stockholder that is an individual, the execution and delivery of this Agreement does not require any consent from such Family Stockholder’s spouse or any other person, and (ii) in the case of each Family Stockholder that is a trust, Robyn Transport is such Family Stockholder’s trustee and has the authority to execute and deliver this Agreement on behalf of such Family Stockholder. Such Family Stockholder has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Family Stockholder, enforceable against such Family Stockholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) Ownership of Shares. Such Family Stockholder is the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, which meaning will apply for all purposes of this Agreement) of, and has the sole (or shared with one or more other Family Stockholders) power to vote and dispose of the number of Rollover Shares set forth opposite such Family Stockholder’s name in Annex A hereto free and clear of any security interests, liens, charges, encumbrances, equities, claims, options or limitations of whatever nature and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such Rollover Shares), except as may exist by reason of this Agreement or pursuant to applicable law. Except as provided for in this Agreement, there are no outstanding options or other rights to acquire from such Family Stockholder, or obligations of such Family Stockholder to sell or to dispose of, any of such Rollover Shares.

(c) No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of such Family Stockholder’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Family Stockholder is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to such Family Stockholder’s Rollover Shares, or (b) require any material consent, authorization or approval of any person, entity or governmental entity, or (c) violate or conflict with any writ, injunction or decree applicable to such Family Stockholder or such Family Stockholder’s Rollover Shares.

(d) Accredited Investor. Such Family Stockholder is an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(e) Investor’s Experience. Such Family Stockholder’s financial situation is such that the Family Stockholder can afford to bear the economic risk of holding the Family LLC Units to be received by such Family Stockholder, and such Family Stockholder can afford to suffer complete loss of its investment in such Family LLC Units. Such Family Stockholder’s knowledge and experience in financial and business matters are such that the Family Stockholder is capable of evaluating the merits and risks of the Family Stockholder’s investment in such Family LLC Units.

(f) Investment Intent. Such Family Stockholder is acquiring Family LLC Units solely for the Family Stockholder’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Family Stockholder agrees that the Family Stockholder will not, directly or indirectly, offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Family LLC Units (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of any of the Family LLC Units), except in compliance with (i) the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) applicable state and non-U.S. securities or “blue sky” laws and (iii) the provisions of this Agreement and any other agreement among the Family Stockholders.

4. Conditions Precedent. The obligations of each Family Stockholder to consummate the transactions contemplated hereby are subject to the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement being satisfied or waived by Parent (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction of such conditions), and such other conditions set forth in the Equity Commitment Letter, dated of even date herewith, among the Family Stockholders, Family LLC, Parent and the Company (the “Equity Commitment Letter”).

5. Certain Approvals. Each Family Stockholder hereby acknowledges that the Principal Stockholder, as the managing member of Family LLC, may take any and all actions on behalf of Family LLC in its sole discretion, including voting the shares of Parent held by Family LLC, before the Effective Time.

6. Operating Agreement. Simultaneous with the Effective Time, each Family Stockholder shall enter into the Amended and Restated Limited Liability Company Agreement of Parent, in such form to be agreed among the Family Stockholders prior to Closing.

7. Tax Matters.

The parties hereto (i) shall treat the Rollover as a tax-free partnership contribution under Section 721 of the Internal Revenue Code of 1986, as amended, for all federal, state and local income tax purposes, and (ii) will not take any position on any return that is inconsistent with such treatment.

8. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to any Family Stockholder at the address of such Family Stockholder set forth on Annex A (or at such other address as shall be specified by such Family Stockholder by like notice) and to Family LLC, at the following address or at such other address as shall be specified by Family LLC by like notice:

to:

Cole Family Holdco, LLC

c/o Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: 1-866-698-7042

Attention: Kenneth D. Cole

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

(b) Binding Effect; Benefits.

(i) This Agreement will be binding upon the successors, heirs, executors and administrators of the parties hereto. Except as set forth in Section 8(b)(ii) and other than as set forth in the Equity Commitment Letter, nothing in this Agreement, express or implied, is intended or will be construed to give any person other than the parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(ii) Notwithstanding anything to the contrary in this Agreement, each of the parties acknowledges and agrees that the Company is hereby made a third party beneficiary of this Agreement for the purposes of enforcing (including specific performance of) Parent’s rights to cause the Rollover to be consummated in accordance with the terms hereof, solely to the extent expressly provided and permitted by the terms and conditions of Section 8.08(b) of the Merger Agreement and the terms and conditions hereof.

(c) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties hereto and the Company and in accordance with the terms of the Equity Commitment Letter.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by any Family Stockholder without the prior written consent of Family LLC and the Company and in accordance with the terms of the Equity Commitment Letter; provided that, without the prior written consent of the Company, a Family Stockholder may assign its rights hereunder in connection with any Permitted Transfer (as defined in the Voting Agreement) under the terms of the Voting Agreement (a “Permitted Assignee”), provided that any Permitted Assignee shall, as a condition to any such assignment, execute a joinder agreement, in form and substance reasonably satisfactory to the Company, whereby the Permitted Assignee agrees to be bound by the provisions of this Agreement applicable to the Family Stockholders.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 8(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(f) Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner.

(h) Waiver. Any party to this Agreement may waive any condition to their obligations contained herein.

(i) Termination. This Agreement will terminate on the earlier of the termination of the Merger Agreement in accordance with its terms or the expiration or termination of the obligations of Family LLC and the Family Stockholders under the Equity Commitment Letter. Termination will not relieve any party from liability for any breach of its obligations hereunder committed prior to such termination.

(j) Further Assurances. Each party to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(k) Effectiveness. The obligations of the Family Stockholders under this Agreement shall not be effective or binding upon the Family Stockholders until such time as the Merger Agreement is executed and delivered by the parties thereto.

(l) Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COLE FAMILY HOLDCO, LLC

By:	/s/ Kenneth D. Cole
Name: Kenneth D. Cole Title: Manager

KMC PARTNERS L.P.
By:	KMC Partners LLC, its general partner

By:	/s/ Kenneth D. Cole
Name: Kenneth D. Cole Title: Managing Member

/s/ Kenneth D. Cole
Kenneth D. Cole

/s/ Robyn S. Transport

Robyn S. Transport, as Trustee of the Family Trust u/a/d 4/26/10, KDC July 2010 GRAT

u/a/d 7/12/10, KDC 2009 GRAT u/a/d 2/2/09, KDC 2009 Family GRAT u/a/d 2/2/09 and

Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94

[Signature Page to Rollover Agreement]

Annex A

Name and Address of Family Stockholder	Class A Rollover Shares	Class B Rollover Shares	Class A Family LLC Units	Class B Family LLC Units
KMC Partners L.P. c/o Kenneth D. Cole Kenneth Cole Productions, Inc. 603 West 50th Street New York, NY 10019	0	187,500	0	187.500

Kenneth D. Cole c/o Kenneth Cole Productions, Inc. 603 West 50th Street New York, NY 10019	353,653	6,424,792	353.653	6,424.792

Robyn Transport as Trustee of the Family Trust u/a/d 4/26/10 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	132,021	0	132.021

KDC July 2010 GRAT u/a/d 7/12/10 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	204,852	0	204.852

KDC 2009 GRAT u/a/d 2/2/09 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	470,666	0	470.666

KDC 2009 Family GRAT u/a/d 2/2/09 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	0	470,666	0	470.666

Kenneth Cole 1994 Charitable Remainder Trust u/a/d 12/19/94 c/o Robyn Transport TAG Associates, LLC 75 Rockefeller Plaza, 9th Floor New York, NY 10019	150,000	0	150.000	0

Annex F

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of June 6, 2012, by and among Cole Family Holdco, LLC, a Delaware limited liability company (“Family LLC”), KCP Holdco, Inc., a Delaware corporation and wholly-owned subsidiary of Family LLC (“Parent”), and KCP Acquisitions, Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Intermediate Holdco”, and together with Family LLC and Parent, the “Parties”).

WHEREAS, concurrent with the execution and delivery of this Agreement, Parent, KCP MergerCo, Inc., a New York corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Kenneth Cole Productions, Inc. (the “Company”) are entering into an Agreement and Plan of Merger (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, concurrent with the execution and delivery of this Agreement, Family LLC and the stockholders (“Family Stockholders”) of the Company parties thereto are entering into a Rollover Agreement (the “Rollover Agreement”), which provides, among other things, for the exchange of (i) (A) that number of shares of Class A Common Stock, par value $0.01 per share, of the Company (“Class A Stock”) and (B) that number of shares of Class B Common Stock, par value $0.01 per share, of the Company (“Class B Stock” and together with Class A Stock, “Rollover Shares”) described therein, for (ii) limited liability company interests in Family LLC;

WHEREAS, subject to the conditions set forth herein, immediately after the Rollover Closing (as defined in the Rollover Agreement), (i) Family LLC desires to contribute the Rollover Shares to Parent and (ii) Parent desires to issue to Family LLC, in exchange for the contribution of such Rollover Shares, shares of common stock, par value $0.01, of Parent (the “Parent Common Stock”), representing 100% of the outstanding capital stock of Parent; and

WHEREAS, subject to the conditions set forth herein, immediately after the Family LLC Contribution (as defined below), (i) Parent desires to contribute the Rollover Shares to Intermediate Holdco and (ii) Intermediate Holdco desires to issue to Parent, in exchange for such contribution of the Rollover Shares, shares of common stock, par value $0.01, of Intermediate Holdco (the “Intermediate Holdco Common Stock”) representing 100% of the outstanding capital stock of Intermediate Holdco.

NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties contained herein, the Parties hereto agree as follows:

1. Contributions.

(a) Immediately after the Rollover Closing and prior to the Effective Time, (i) Family LLC will contribute, assign, transfer, convey and deliver the Rollover Shares to Parent and, in exchange for the contribution of such Rollover Shares, Parent shall issue and deliver to Family LLC 100 shares of Parent Common Stock (the “Family LLC Contribution”) representing 100% of the outstanding capital stock of Parent and (ii) all Parent Common Stock previously issued shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

(b) Immediately after the Family LLC Contribution and prior to the Effective Time, (i) Parent will contribute, assign, transfer, convey and deliver the Rollover Shares to Intermediate Holdco and, in exchange for such contribution of the Rollover Shares, Intermediate Holdco shall issue and deliver to Parent 100 shares of Intermediate Holdco Common Stock (the “Parent Contribution” and, together with the Family LLC Contribution, the “Contributions”) representing 100% of the outstanding capital stock of Intermediate Holdco and (ii) all Intermediate Holdco Common Stock previously issued shall cease to be outstanding and shall automatically be cancelled and shall cease to exist.

(c) In the event that the Contributions are consummated but the Merger Agreement is terminated in accordance with its terms, then the Contributions will be void ab initio and deemed not to have occurred and each of Family LLC and Parent, respectively, will deliver to each of Parent and Intermediate Holdco, respectively, the number of shares of Parent Common Stock or Intermediate Holdco Common Stock received pursuant to paragraphs (a) or (b) of this Section 1 and each of Intermediate Holdco and Parent, respectively, will deliver to each of Parent and Family LLC, respectively, the Rollover Shares previously delivered by Parent and Family LLC, respectively, to Intermediate Holdco and Parent.

2. Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Contribution Closing”) will take place at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019, immediately prior to the Effective Time.

(b) At the Contribution Closing, each of Family LLC and Parent, respectively, will deliver to each of Parent and Intermediate Holdco, respectively, stock certificates duly endorsed for transfer to each of Parent and Intermediate Holdco, respectively, or accompanied by stock powers duly endorsed in blank, representing the Rollover Shares, and each of Parent and Intermediate Holdco will reflect on their books and records each of Family LLC’s and Parent’s ownership, respectively, of 100 of shares of Parent Common Stock or Intermediate Holdco Common Stock, respectively.

3. Representations and Warranties of the Parties. Each of the Parties hereto represents and warrants, severally but not jointly, as follows:

(a) Binding Agreement. Such Party has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Party has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the performance of such Party’s obligations hereunder will (a) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, or acceleration) under any contract, agreement, instrument, commitment, arrangement or understanding to which such Party is a party, or result in the creation of a security interest, lien, charge, encumbrance, equity or claim with respect to the Rollover Shares, or (b) require any material consent, authorization or approval of any person, entity or governmental entity, or (c) violate or conflict with any writ, injunction or decree applicable to such Party.

4. Conditions Precedent. The obligations of each Party to consummate the transactions contemplated hereby are subject to the conditions set forth in Sections 6.01 and 6.02 of the Merger Agreement being satisfied or waived by Parent (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the prior or substantially concurrent satisfaction of such conditions), and such other conditions set forth in the Equity Commitment Letter, dated of even date herewith, among the Family Stockholders, Family LLC, Parent and the Company (the “Equity Commitment Letter”).

5. Tax Matters.

The Parties hereto (i) shall treat each of the Contributions as a tax-free contribution under Section 351 of the Internal Revenue Code of 1986, as amended, for all federal, state and local income tax purposes, and (ii) will not take any position on any return that is inconsistent with such treatment.

6. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telecopy, overnight courier service or by registered or certified mail (postage prepaid, return receipt requested), to the attention of Family LLC, Parent or Intermediate Holdco, respectively, at the following address or at such other address as shall be specified by Family LLC, Parent or Intermediate Holdco by like notice:

c/o Kenneth Cole Productions, Inc.

603 West 50th Street

New York, NY 10019

Telecopier: 1-866-698-7042

Attention: Kenneth D. Cole

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Telecopier: (212) 728-9129

Attention: Adam M. Turteltaub

(b) Binding Effect; Benefits.

(i) This Agreement will be binding upon the successors, heirs, executors and administrators of the Parties hereto. Except as set forth in Section 6(b)(ii) and other than as set forth in the Equity Commitment Letter, nothing in this Agreement, express or implied, is intended or will be construed to give any person other than the Parties to this Agreement and their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(ii) Notwithstanding anything to the contrary in this Agreement, each of the Parties acknowledges and agrees that the Company is hereby made a third party beneficiary of this Agreement for the purposes of enforcing (including specific performance of) Parent’s rights to cause the Contributions to be consummated in accordance with the terms hereof, solely to the extent expressly provided and permitted by the terms and conditions of Section 8.08(b) of the Merger Agreement and the terms and conditions hereof.

(c) Amendments. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties hereto and the Company and in accordance with the terms of the Equity Commitment Letter.

(d) Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by any Party, without the prior written consent of the other Parties and the Company and in accordance with the terms of the Equity Commitment Letter.

(e) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that mandatory provisions of federal law apply. Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York and any appellate court thereof and the United States District Court for the Southern District of New York and any appellate court thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action except in such courts,

(ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so any objection which it may now or hereafter have to venue of any such action or proceeding in any such courts, and (iv) waives, to the fullest extent permitted by law, the defense of any inconvenient forum to the maintenance of such action or proceeding in any such courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Parties to this Agreement irrevocably consents to service of process in any such action or proceeding in the manner provided for notices in Section 7(a) of this Agreement; provided, however, that nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

(f) Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument.

(g) Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated herein are not affected in any manner materially adverse to any Party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner.

(h) Waiver. Any Party to this Agreement may waive any condition to their obligations contained herein.

(i) Termination. This Agreement will terminate on the earlier of the termination of the Merger Agreement in accordance with its terms or the expiration or termination of the obligations of Family LLC and the Family Stockholders under the Equity Commitment Letter. Termination will not relieve any Party from liability for any breach of its obligations hereunder committed prior to such termination.

(j) Further Assurances. Each Party to this Agreement shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

(k) Effectiveness. The obligations of the Parties under this Agreement shall not be effective or binding upon the Parties until such time as the Merger Agreement is executed and delivered by the parties thereto.

(l) Definitions. Capitalized terms not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

[Signatures on the following page]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

COLE FAMILY HOLDCO, LLC

By:	/s/ Kenneth D. Cole
Name: Kenneth D. Cole Title: Manager

KCP HOLDCO, INC.

By:	/s/ Kenneth D. Cole
Name: Kenneth D. Cole Title: President and Chief Executive Officer

KCP ACQUISITIONS, INC.

By:	/s/ Kenneth D. Cole
Name: Kenneth D. Cole Title: President and Chief Executive Officer

Annex G

Projected Monthly Cash Flow Statements—Supplemental to May 2012 Projections

(in 000’s)

	January 2012	February 2012	March 31, 2012	April 2012	May 2012	June 30, 2012
Cash flows from operating activities
Net income	$3,325	$(3,229)	$(1,447)	$6,325	$(4,049)	$(3,055)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	683	688	884	881	876	928
Provision for (Benefit) for deferred taxes	(164)	(82)	289	(25)	(25)	(25)
Stock based compensation	521	518	60	226	182	567
Changes in operating assets and liabilities:	(11,483)	(10,103)	9,855	2,841	(9,749)	6,056

Net cash provided by/(used) in operating activities	(7,118)	(12,208)	9,641	10,247	(12,764)	4,471
Cash flows from investing activities
Acquisition of property and equipment	(286)	(544)	(272)	(1,057)	(1,057)	(1,057)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(286)	(544)	(272)	(1,057)	(1,057)	(1,057)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Payments of capital lease obligations			(28)
Share surrendered for taxes	0	0	(48)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	112	612	1,532	0	0	225
Dividends paid to shareholders	0	2,000	(2,000)	0	0	0

Net cash used in financing activities	112	2,612	(544)	0	0	25
Effect of exchange rate changes on cash	35	13	(27)	0	0	0

Net decrease in cash	(7,257)	(10,127)	8,798	9,190	(13,822)	3,439
Cash, beginning of period	58,043	50,786	40,659	49,458	58,648	44,826

Cash, end of period	$50,786	$40,659	$49,458	$58,648	$44,826	$48,265

	July 2012	August 2012	September 2012	October 2012	November 2012	December 31, 2012
Cash flows from operating activities
Net income	$7,788	$(3,208)	$(1,796)	$10,235	$(358)	$40,916
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	903	908	923	931	941	941
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(41,025)
Stock based compensation	194	190	444	193	188	457
Changes in operating assets and liabilities:	8,959	(2,507)	(11,003)	(6,752)	(4,636)	27,200

Net cash provided by/(used) in operating activities	17,819	(4,642)	(11,458)	4,582	(3,891)	28,488
Cash flows from investing activities
Acquisition of property and equipment	(1,645)	(1,645)	(1,645)	(573)	(573)	(573)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(1,645)	(1,645)	(1,645)	(573)	(573)	(573)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Payments of capital lease obligations
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	16,174	(6,287)	(13,077)	4,009	(4,464)	27,940
Cash, beginning of period	48,265	64,439	58,153	45,075	49,085	44,621

Cash, end of period	$64,439	$58,153	$45,075	$49,085	$44,621	$72,561

Projected Monthly Cash Flow Statements—Supplemental to May 2012 Projections (cont’d)

(in 000’s)

	January 2013	February 2013	March 31, 2013	April 2013	May 2013	June 30, 2013
Cash flows from operating activities
Net income	$3,333	$(4,275)	$95	$7,184	$(3,699)	$(2,933)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	847	848	849	946	953	1,007
Provision for (Benefit) for deferred taxes	347	(25)	(25)	(25)	(25)	(25)
Stock based compensation	521	518	60	226	182	567
Changes in operating assets and liabilities:	(12,668)	3,211	(6,233)	3,255	(13,651)	19,639

Net cash provided by/(used) in operating activities	(7,620)	277	(5,254)	11,586	(16,239)	18,255
Cash flows from investing activities
Acquisition of property and equipment	(499)	(499)	(499)	(1,060)	(1,060)	(1,060)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(499)	(499)	(499)	(1,060)	(1,060)	(1,060)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(100)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	0	0	125	0	0	225
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	(8,118)	(221)	(5,728)	10,525	(17,299)	17,219
Cash, beginning of period	72,561	64,443	64,221	58,493	69,019	51,719

Cash, end of period	$64,443	$64,221	$58,493	$69,019	$51,719	$68,939

	July 2013	August 2013	September 2013	October 2013	November 2013	December 31, 2013
Cash flows from operating activities
Net income	$8,257	$(2,783)	$(449)	$9,244	$(378)	$4,225
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	998	994	1,011	1,031	1,020	1,020
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	194	190	444	193	188	457
Changes in operating assets and liabilities:	3,814	(11,134)	5,182	(22,434)	211	37,480

Net cash provided by/(used) in operating activities	13,239	(12,759)	6,162	(11,991)	1,016	43,157
Cash flows from investing activities
Acquisition of property and equipment	(830)	(830)	(830)	(658)	(658)	(658)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(830)	(830)	(830)	(658)	(658)	(658)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	12,409	(13,589)	5,357	(12,650)	358	42,523
Cash, beginning of period	68,939	81,347	67,758	73,115	60,466	60,823

Cash, end of period	$81,347	$67,758	$73,115	$60,466	$60,823	$103,347

Projected Monthly Cash Flow Statements—Supplemental to May 2012 Projections (cont’d)

(in 000’s)

	January 2014	February 2014	March 31, 2014	April 2014	May 2014	June 30, 2014
Cash flows from operating activities
Net income	$2,162	$(2,606)	$551	$5,000	$(2,047)	$(1,234)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	936	937	938	1,015	1,022	1,075
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	559	556	190	264	220	696
Changes in operating assets and liabilities:	(20,510)	3,229	(13,729)	8,739	(18,637)	16,803

Net cash provided by/(used) in operating activities	(16,878)	2,090	(12,075)	14,992	(19,467)	17,315
Cash flows from investing activities
Acquisition of property and equipment	(530)	(530)	(530)	(725)	(725)	(725)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(530)	(530)	(530)	(725)	(725)	(725)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(100)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	0	0	125	0	0	225
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	(17,408)	1,560	(12,580)	14,267	(20,192)	16,615
Cash, beginning of period	103,347	85,939	87,499	74,919	89,186	68,994

Cash, end of period	$85,939	$87,499	$74,919	$89,186	$68,994	$85,610

	July 2014	August 2014	September 2014	October 2014	November 2014	December 31, 2014
Cash flows from operating activities
Net income	$5,657	$(1,268)	$837	$6,282	$443	$4,839
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	913	909	937	956	945	946
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	232	228	573	231	226	586
Changes in operating assets and liabilities:	7,614	(12,478)	5,899	(12,929)	(8,014)	45,984

Net cash provided by/(used) in operating activities	14,392	(12,634)	8,220	(5,484)	(6,424)	52,331
Cash flows from investing activities
Acquisition of property and equipment	(725)	(725)	(725)	(708)	(708)	(708)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(725)	(725)	(725)	(708)	(708)	(708)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	13,667	(13,359)	7,520	(6,192)	(7,133)	51,647
Cash, beginning of period	85,610	99,276	85,917	93,438	87,246	80,113

Cash, end of period	$99,276	$85,917	$93,438	$87,246	$80,113	$131,760

Projected Monthly Cash Flow Statements—Supplemental to March 2012 Projections

(in 000’s)

	January 2012	February 2012	March 31, 2012	April 2012	May 2012	June 30, 2012
Cash flows from operating activities
Net income	$3,722	$(1,965)	$(1,842)	$6,663	$(4,103)	$(2,143)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	689	705	712	794	776	828
Provision for (Benefit) for deferred taxes	220	(25)	(25)	(25)	(25)	(25)
Stock based compensation	431	266	296	201	157	454
Changes in operating assets and liabilities:	(11,980)	(236)	814	12,920	(4,778)	5,828

Net cash provided by/(used) in operating activities	(6,918)	(1,255)	(46)	20,552	(7,972)	4,942
Cash flows from investing activities
Acquisition of property and equipment	(288)	(788)	(1,288)	(1,057)	(1,057)	(1,057)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(288)	(788)	(1,288)	(1,057)	(1,057)	(1,057)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(100)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	0	0	125	0	0	225
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	(7,206)	(2,043)	(1,309)	19,495	(9,029)	3,909
Cash, beginning of period	58,043	50,837	48,793	47,484	66,979	57,950

Cash, end of period	$50,837	$48,793	$47,484	$66,979	$57,950	$61,860

	July 2012	August 2012	September 2012	October 2012	November 2012	December 31, 2012
Cash flows from operating activities
Net income	$6,666	$(3,429)	$(217)	$10,783	$(1,024)	$42,091
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	641	644	823	831	841	841
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(41,025)
Stock based compensation	169	165	330	168	163	346
Changes in operating assets and liabilities:	9,447	(13,856)	(21,289)	(3,304)	9,462	23,630

Net cash provided by/(used) in operating activities	16,898	(16,501)	(20,377)	8,453	9,417	25,883
Cash flows from investing activities
Acquisition of property and equipment	(1,645)	(1,645)	(1,645)	(573)	(573)	(573)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(1,645)	(1,645)	(1,645)	(573)	(573)	(573)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	15,253	(18,146)	(21,997)	7,880	8,844	25,335
Cash, beginning of period	61,860	77,113	58,967	36,970	44,850	53,694

Cash, end of period	$77,113	$58,967	$36,970	$44,850	$53,694	$79,029

Projected Monthly Cash Flow Statements—Supplemental to March 2012 Projections (cont’d)

(in 000’s)

	January 2013	February 2013	March 31, 2013	April 2013	May 2013	June 30, 2013
Cash flows from operating activities
Net income	$4,453	$(2,946)	$(936)	$7,515	$(4,365)	$(2,916)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	763	777	785	794	853	907
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	431	266	296	201	157	454
Changes in operating assets and liabilities:	(12,899)	(4,708)	(2,820)	12,320	(5,085)	9,308

Net cash provided by/(used) in operating activities	(7,277)	(6,636)	(2,700)	20,804	(8,465)	7,728
Cash flows from investing activities
Acquisition of property and equipment	(499)	(499)	(499)	(927)	(927)	(927)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(499)	(499)	(499)	(927)	(927)	(927)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(100)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	0	0	125	0	0	225
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	(7,776)	(7,135)	(3,174)	19,877	(9,392)	6,826
Cash, beginning of period	79,029	71,254	64,119	60,945	80,822	71,431

Cash, end of period	$71,254	$64,119	$60,945	$80,822	$71,431	$78,257

	July 2013	August 2013	September 2013	October 2013	November 2013	December 31, 2013
Cash flows from operating activities
Net income	$7,867	$(2,590)	$1,275	$9,460	$(1,073)	$5,310

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	641	644	911	931	909	910
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	169	165	330	168	163	346
Changes in operating assets and liabilities:	4,518	(22,793)	(11,017)	(7,630)	15,379	24,671

Net cash provided by/(used) in operating activities	13,170	(24,599)	(8,526)	2,904	15,353	31,211
Cash flows from investing activities
Acquisition of property and equipment	(697)	(697)	(697)	(658)	(658)	(658)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(697)	(697)	(697)	(658)	(658)	(658)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	12,473	(25,296)	(9,197)	2,246	14,695	30,578
Cash, beginning of period	78,257	90,730	65,434	56,237	58,483	73,178

Cash, end of period	$90,730	$65,434	$56,237	$58,483	$73,178	$103,756

Projected Monthly Cash Flow Statements—Supplemental to March 2012 Projections (cont’d)

(in 000’s)

	January 2014	February 2014	March 31, 2014	April 2014	May 2014	June 30, 2014
Cash flows from operating activities
Net income	$2,859	$(1,651)	$(289)	$5,134	$(2,600)	$(1,342)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	842	856	864	794	922	975
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	469	304	425	239	195	584
Changes in operating assets and liabilities:	(12,477)	(8,598)	(5,984)	17,766	(5,274)	7,074

Net cash provided by/(used) in operating activities	(8,332)	(9,114)	(5,009)	23,907	(6,781)	7,266
Cash flows from investing activities
Acquisition of property and equipment	(530)	(530)	(530)	(858)	(858)	(858)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(530)	(530)	(530)	(858)	(858)	(858)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(100)	0	0	(200)
Proceeds from employee stock purchase plan/stock options	0	0	125	0	0	225
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	(8,862)	(9,644)	(5,514)	23,049	(7,640)	6,433
Cash, beginning of period	103,756	94,894	85,249	79,735	102,784	95,145

Cash, end of period	$94,894	$85,249	$79,735	$102,784	$95,145	$101,577

	July 2014	August 2014	September 2014	October 2014	November 2014	December 31, 2014
Cash flows from operating activities
Net income	$5,333	$(1,175)	$1,904	$6,394	$(242)	$5,456

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	641	644	837	856	835	835
Provision for (Benefit) for deferred taxes	(25)	(25)	(25)	(25)	(25)	(25)
Stock based compensation	207	203	460	206	201	476
Changes in operating assets and liabilities:	7,795	(29,316)	(9,094)	(1,493)	14,453	30,268

Net cash provided by/(used) in operating activities	13,952	(29,669)	(5,919)	5,939	15,223	37,010
Cash flows from investing activities
Acquisition of property and equipment	(592)	(592)	(592)	(708)	(708)	(708)
Purchase of Intangible assets
Sale of securities
Change in Marketable Securities	0	0	0	0	0	0

Net cash used in investing activities	(592)	(592)	(592)	(708)	(708)	(708)
Cash flows from financing activities
Acquisition of Treasury Shares	0	0	0	0	0	0
Share surrendered for taxes	0	0	(200)	0	0	(50)
Proceeds from employee stock purchase plan/stock options	0	0	225	0	0	75
Dividends paid to shareholders	0	0	0	0	0	0

Net cash used in financing activities	0	0	25	0	0	25
Effect of exchange rate changes on cash	0	0	0	0	0	0

Net decrease in cash	13,360	(30,261)	(6,485)	5,231	14,515	36,326
Cash, beginning of period	101,577	114,937	84,676	78,191	83,422	97,937

Cash, end of period	$114,937	$84,676	$78,191	$83,422	$97,937	$134,263

Please mark your votes as indicated in this example X Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 30933 Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. 3. Approval of the non-binding, advisory proposal regarding compensation that may become payable to the Company’s named executive officers in connection with the merger and referred to in the proxy statement as the “Non-Binding Merger-Related Compensation Proposal”. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof on behalf of the undersigned, provided the Company does not know, at a reasonable time before the Special Meeting, that such matters are to be presented at the meeting. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Kenneth Cole Productions, Inc. 1. Adoption of the Agreement and Plan of Merger, dated as of June 6, 2012, as the same may be amended from time to time, by and among KCP Holdco, Inc., KCP MergerCo, Inc., and Kenneth Cole Productions, Inc., as described in the proxy statement, and approval of the merger contemplated thereby. A Proposals — The Board of Directors recommends a vote “FOR” each of the following proposals. KENNETH COLE PRODUCTIONS, INC. IMPORTANT SPECIAL MEETING INFORMATION 2. Approval of the adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes to adopt the Agreement and Plan of Merger and approve the merger contemplated thereby. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Proxies submitted by the Internet or telephone must be received by 11:59 PM, Eastern Time, on September 23, 2012. INTERNET http://www.proxyvoting.com/kcp Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. OR FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD IN THE ENVELOPE PROVIDED AS SOON AS POSSIBLE. You can now access your Kenneth Cole Productions, Inc. account online. Access your Kenneth Cole Productions, Inc. account online via the Investor ServiceDirect™ (ISD). The transfer agent for Kenneth Cole Productions, Inc. now makes it easy andconvenient to get current information on your shareholder account. View account status View payment history for dividends View certificate history Make address changes View book-entry information Obtain a duplicate 1099 tax form Visit us on the web at http://www.cpushareownerservices.com/ For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time The Investor ServiceDirect™ Website Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at http://www.cpushareownerservices.com/ where step-by-step instructions will prompt you through enrollment. WO# 30933 KENNETH COLE PRODUCTIONS, INC. SPECIAL MEETING OF KENNETH COLE PRODUCTIONS, INC. September 24, 2012 The undersigned hereby appoints Paul Blum and Michael Colosi, and each of them, as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Kenneth Cole Productions, Inc. held of record by the undersigned on August 23, 2012 at the Special Meeting of Shareholders to be held at 400 Plaza Drive, 3rd Floor, Secaucus, NJ 07094, at 10:00 a.m. EST on September 24, 2012, or any adjournment or postponement thereof. This proxy authorizes each of the persons named above to vote at his discretion on any other matter that may properly come before the meeting or any postponement or adjournment thereof. If this card contains no specific voting instructions, my (our) shares will be voted in accordance with the recommendation of the Board of Directors. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF KENNETH COLE PRODUCTIONS, INC. PLEASE SIGN AND RETURN THIS PROXY IN THE ENCLOSED PRE-ADDRESSED ENVELOPE. THE GIVING OF A PROXYWILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE ADOPTION AND APPROVAL OF THE MERGER AGREEMENT AND THE PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER’S SPECIFICATIONS ON THE REVERSE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT OF MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE SPECIAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED. The undersigned hereby acknowledges receipt of the notice of special meeting of shareholders and proxy statement. Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on September 24, 2012: The proxy statement and proxy card are available at www.kennethcole.com